UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934
Check the appropriate box:
☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement
Integral Ad Science Holding Corp.
(Name of Registrant As Specified In Its Charter)
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PRELIMINARY INFORMATION STATEMENT — SUBJECT TO COMPLETION

Integral Ad Science Holding Corp.
12 East 49th Street, 20th Floor
New York, NY 10017
NOTICE OF WRITTEN CONSENT AND APPRAISAL RIGHTS
AND INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY
To our Stockholders:
This notice of written consent and appraisal rights and information statement is being furnished to the holders of common stock, par value $0.001 per share (the “Company Common Stock”), of Integral Ad Science Holding Corp., a Delaware corporation (“IAS”), in connection with the Agreement and Plan of Merger, dated as of September 24, 2025 (the “Merger Agreement”), by and among IAS, Igloo Group Parent, Inc., a Delaware corporation (“Parent”), and Igloo Group Acquisition Company, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Parent and Merger Sub are affiliates of investment funds managed by Novacap Management Inc. A summary of the Merger Agreement is provided in the accompanying information statement and a copy of the Merger Agreement is attached as Annex A to the accompanying information statement, and each are incorporated by reference into this notice. Pursuant to the Merger Agreement, Merger Sub will be merged with and into IAS (the “Merger”), with IAS surviving the Merger as a wholly owned subsidiary of Parent. Upon consummation of the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, each share of Company Common Stock issued and outstanding as of immediately prior to the effective time of the Merger (the “Effective Time”) will be automatically cancelled, extinguished and converted into the right to receive cash in an amount equal to $10.30, without interest thereon (the “Per Share Price”). However, the Per Share Price will not be paid in respect of (i) any shares of Company Common Stock held by IAS as treasury stock or held by any subsidiary of IAS or owned by Parent or any of its subsidiaries (including Merger Sub), in each case as of immediately prior to the Effective Time, which shares will automatically be cancelled and extinguished without any conversion thereof or consideration paid therefor, and (ii) those shares of Company Common Stock held by any person who has properly exercised appraisal rights of such shares of Company Common Stock under Delaware law and has not withdrawn his, her or its demand for appraisal or has not lost or waived such rights.
The board of directors of IAS has unanimously (i) determined that it is fair to and in the best interests of IAS and its stockholders, and declared it advisable, to enter into the Merger Agreement providing for the Merger, in accordance with the General Corporation Law of the State of Delaware (the “DGCL”); (ii) approved and declared advisable the Merger Agreement, the execution and delivery of the Merger Agreement by IAS, the performance by IAS of its covenants and other obligations thereunder, and the consummation of the Merger upon the terms and conditions set forth therein; (iii) resolved to recommend that IAS’s stockholders adopt the Merger Agreement and the Merger in accordance with the DGCL; and (iv) directed that the Merger Agreement be submitted to IAS’s stockholders for adoption.
The adoption of the Merger Agreement by IAS’s stockholders required the affirmative vote or written consent by holders of a majority of the voting power of the outstanding shares of Company Common Stock entitled to vote thereon.
On September 24, 2025, following the execution of the Merger Agreement, Vista Equity Partners Fund VI, L.P., Vista Equity Partners Fund VI-A, L.P., VEPF VI FAF, L.P. and Atlas Venture Fund VIII, L.P. (collectively, the “Consenting Stockholders”), which on September 24, 2025 held of record and beneficially owned 87,732,772 shares of Company Common Stock representing approximately 52.6% of the aggregate voting power of the then issued and outstanding shares of Company Common Stock, delivered a written consent approving and adopting in all respects the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger (the “Written Consent”). As a result, no further action by any stockholder of IAS is required under applicable law or the Merger Agreement (or otherwise) to adopt the Merger Agreement, and IAS will not be soliciting your vote for or consent to the adoption of the Merger Agreement and the approval of the transactions contemplated by the Merger Agreement and will not call a stockholders’ meeting for purposes of voting on the adoption of the Merger Agreement and the approval of the transactions contemplated by the Merger Agreement. Under Section 228(e) of the DGCL, where stockholder action is taken without a meeting and by less than unanimous written consent, prompt notice of the taking of such corporate action must be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the corporation as provided in subsection (c) of Section 228 of the DGCL. This notice and the accompanying information statement are being mailed to persons who were holders of record of the shares of Company Common Stock as of the close of business on the date the Written Consent was delivered and shall constitute notice to you from IAS of the Written Consent, as contemplated by Section 228(e) of the DGCL.
Under Section 262 of the DGCL, if the Merger is completed, subject to compliance with the requirements of Section 262 of the DGCL, holders of shares of Company Common Stock, other than the Consenting Stockholders, will have the right to seek an appraisal for, and be paid the “fair value” in cash of, their shares of Company Common Stock (as determined by the Delaware Court of Chancery), together with interest, if any, on the amount determined to be fair value, instead of receiving the Per Share Price pursuant to the Merger Agreement. To exercise your appraisal rights, you must submit a written demand for an appraisal to IAS no later than 20 days after the mailing of this information statement, which mailing date is     , and comply precisely with all of the procedures set forth in Section 262 of the DGCL, which are summarized in the accompanying information statement. A copy of Section 262, which details the applicable Delaware appraisal statute, may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. This notice and the accompanying information statement shall constitute notice to you from IAS of the availability of appraisal rights under Section 262 of the DGCL in connection with the Merger.
We urge you to read the entire information statement carefully. If the Merger is completed, you will receive instructions regarding payment for your shares of Company Common Stock.
BY ORDER OF THE BOARD OF DIRECTORS,

Lisa Utzschneider Chief Executive Officer	Yossi Almani Chief Legal Officer and Corporate Secretary

Neither the U.S. Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Merger, passed upon the merits or fairness of the Merger or passed upon the adequacy or accuracy of the disclosures in this notice or the accompanying information statement. Any representation to the contrary is a criminal offense.
This information statement is dated      and is first being mailed to stockholders on     .

i

ii

SUMMARY
This summary highlights selected information from this information statement and may not contain all of the information that is important to you. To fully understand the Merger, as defined and as described below, contemplated by the Agreement and Plan of Merger, dated as of September 24, 2025 (the “Merger Agreement”), by and among Integral Ad Science Holding Corp., a Delaware corporation (“IAS”), Igloo Group Parent, Inc., a Delaware corporation (“Parent”), and Igloo Group Acquisition Company, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and for a more complete description of the legal terms of the Merger, you should carefully read this entire information statement, including the annexes attached to this information statement and the documents referred to or incorporated by reference in this information statement. We have included page references in parentheses to direct you to the appropriate place in this information statement for a more complete description of the topics presented in this summary. In this information statement, the terms “IAS,” “Company,” “we,” “us” and “our” refer to Integral Ad Science Holding Corp. All references in this information statement to terms defined in the notice to which this information statement is attached have the meanings provided in that notice. This information statement is dated      and is first being mailed to our stockholders on      .
The Parties to the Merger Agreement (page 19)
IAS. IAS is a leading global media measurement and optimization platform. Its mission is to be the global benchmark for trust and transparency in digital media quality for the world’s leading brands, publishers, and platforms. With its cloud-based technology platform and the actionable insights it provides, IAS delivers independent measurement and optimization of digital advertising to over 2,000 advertising customers across all devices, channels, and formats, including desktop, mobile, connected TV (“CTV”), social, display, video and emerging media like audio and gaming. IAS’s Quality Impression® is a proprietary metric that helps ensure media quality standards. The viewability and invalid traffic filtration aspects of a Quality Impression are accredited by the Media Rating Council (“MRC”) across desktop and mobile platforms. Without an independent evaluation of digital advertising quality, brands and their agencies previously relied on a wide range of publishers and ad platforms to self-report and measure the effectiveness of campaigns without a global benchmark or holistic reporting platform to understand success. IAS is an independent, trusted partner for buyers and sellers of digital advertising to increase accountability, transparency, and effectiveness in the market. IAS helps advertisers optimize their ad spend and better measure consumer engagement with campaigns across platforms, while enabling publishers to improve their inventory yield and revenue. IAS’s principal executive offices are located at 12 East 49th Street, 20th Floor, New York, NY 10017, and its telephone number is (646) 278-4871. IAS’s website is www.integralads.com. The information provided on or accessible through IAS’s website is not incorporated by reference into and is not part of this information statement. Additional information about IAS is included in documents incorporated by reference into this information statement and IAS’s filings with the U.S. Securities and Exchange Commission (the “SEC”), copies of which may be obtained without charge by following the instructions in “Where You Can Find More Information” beginning on page 85.
IAS’s common stock, par value $0.001 per share (the “Company Common Stock”), is listed with, and trades on, the Nasdaq Global Select Market (the “Nasdaq”) under the ticker symbol “IAS.”
Parent. Parent is a Delaware corporation that was formed solely for the purpose of entering into the Merger Agreement, consummating the Merger and engaging in the transactions contemplated by the Merger Agreement, and has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement and arranging of the equity financing and debt financing in connection with the Merger. Parent is an affiliate of investment funds managed by Novacap Management Inc. (“Novacap”).
After the consummation of the Merger, IAS will be a wholly owned subsidiary of Parent. Parent’s principal executive offices are located at 3400, rue de l’Eclipse, Suite 700, Brossard, Québec, Canada, and its telephone number is +1 (450) 651-5000.
Merger Sub. Merger Sub is a Delaware corporation that was formed by Parent solely for the purpose of entering into the Merger Agreement, consummating the Merger and engaging in the transactions contemplated by the Merger Agreement. Merger Sub is a wholly owned subsidiary of Parent and has not carried on any business activity other than in connection with the transactions contemplated by the Merger Agreement. Upon consummation of the Merger, Merger Sub will cease to exist. Merger Sub’s principal executive offices are located at 3400, rue de l’Eclipse, Suite 700, Brossard, Québec, Canada, and its telephone number is +1 (450) 651-5000.

The Merger (page 20)
On September 24, 2025, IAS entered into the Merger Agreement with Parent and Merger Sub. Upon the terms and subject to the conditions provided in the Merger Agreement, and in accordance with Delaware law, at the effective time of the Merger (the “Effective Time”), Merger Sub will merge with and into IAS, with IAS continuing as the surviving corporation (the “Surviving Corporation”) and a wholly owned subsidiary of Parent (the “Merger”), and the separate corporate existence of Merger Sub will thereupon cease. Because the Per Share Price (as defined below) will be paid in cash, you will receive no equity interest in Parent in consideration for your shares of Company Common Stock, and after the Effective Time you will not own any shares of Company Common Stock.
The Merger Consideration (page 54)
Upon consummation of the Merger, each share of Company Common Stock that is issued and outstanding as of immediately prior to the Effective Time, other than (i) any shares of Company Common Stock held by IAS as treasury stock, or held by any subsidiary of IAS or owned by Parent or any of its subsidiaries (including Merger Sub), in each case as of immediately prior to the Effective Time (the “Owned Company Shares”), which shares will automatically be cancelled and extinguished without any conversion thereof or consideration paid therefor, and (ii) those shares of Company Common Stock held by any person who has properly exercised appraisal rights of such shares of Company Common Stock and has not withdrawn his, her or its demand for appraisal or has not lost or waived such rights in accordance with, and who has complied in all respects with, Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”) with respect to such shares of Company Common Stock (the “Dissenting Company Shares”), will be automatically cancelled, extinguished and converted into the right to receive cash in an amount equal to $10.30 per share, without interest thereon (the “Per Share Price”). Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into and become one share of common stock, par value $0.001, of the Surviving Corporation. Upon completion of the Merger, IAS stockholders will not own any equity in the Surviving Corporation.
We encourage you to carefully read the Merger Agreement, which is attached as Annex A to this information statement, as it is the legal document that governs the Merger and the other transactions contemplated by the Merger Agreement.
Treatment of IAS Equity Awards and IAS Employee Stock Purchase Plan in the Merger (page 56)
At the Effective Time, each outstanding option to purchase shares of Company Common Stock (each, a “Company Option”), other than Company Options that have an exercise price per share of Company Common Stock as of immediately prior to the Effective Time that is greater than or equal to the Per Share Price (the “Underwater Options”), will automatically be cancelled and converted into the right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product of (i) the total number of shares of Company Common Stock subject to such Company Options as of immediately prior to the Effective Time and (ii) the excess, if any, of the Per Share Price over the exercise price per share of Company Common Stock of such Company Option. At the Effective Time, each Underwater Option will be cancelled for no consideration.
At the Effective Time, each award of restricted stock units of the Company (each, a “Company RSU”) that is outstanding and vested as of immediately prior to the Effective Time, or that vests in accordance with its terms as a result of the consummation of the transactions contemplated by the Merger Agreement (the “Vested Company RSUs”) will be cancelled and converted into the right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product of (i) the Per Share Price and (ii) the total number of shares of Company Common Stock subject to such Vested Company RSU as of immediately prior to the Effective Time.
At the Effective Time, each Company RSU that is outstanding as of immediately prior to the Effective Time and that is not a Vested Company RSU (an “Unvested Company RSU”) will be cancelled and converted into a contingent right to receive an amount in cash (each, a “Converted Cash Award”) equal to the product of (i) the Per Share Price and (ii) the total number of shares of Company Common Stock subject to such Unvested Company RSU as of immediately prior to the Effective Time. Other than as set forth in the Merger Agreement, such Converted Cash Award will continue to have, and will be subject to, the same terms and conditions

(including vesting conditions) as applied to the corresponding Unvested Company RSUs immediately prior to the Effective Time, except for terms rendered inoperative by reason of the consummation of the transactions contemplated by the Merger Agreement and other administrative or ministerial changes determined by Parent.
With respect to all awards of market share units of the Company outstanding as of immediately prior to the Effective Time (collectively, the “Company MSUs”), 50% of such Company MSUs will, at the Effective Time, automatically be cancelled and converted into a Converted Cash Award equal to the product of (i) the Per Share Price and (ii) the total number of shares of Company Common Stock subject to such Company MSU as of immediately prior to the Effective Time (with the payout factor applicable to such Company MSUs determined based on the Per Share Price). Other than as set forth in the Merger Agreement, such Converted Cash Award will continue to have, and will be subject to, the same terms and conditions (including any service-based vesting conditions and double trigger vesting conditions, but excluding any performance-based vesting conditions) as applied to the corresponding Company MSUs immediately prior to the Effective Time, except for terms rendered inoperative by reason of the consummation of the transactions contemplated by the Merger Agreement and other administrative or ministerial changes determined by Parent.
At the Effective Time, the remaining portion of the Company MSUs outstanding as of immediately prior to the Effective Time will automatically be cancelled and converted into a restricted limited partnership unit award with respect to the common equity in an indirect parent entity of Parent that is the ultimate parent entity of Parent formed to effectuate the transactions contemplated by the Merger Agreement (the “Replacement Company MSU Award”), with the total number of units covered by such Replacement Company MSU Award to be equal to the quotient of (i) the product of (A) the Per Share Price and (B) the total number of shares of Company Common Stock subject to such Company MSU as of immediately prior to the Effective Time (with the payout factor applicable to such Company MSU determined based on the Per Share Price), and (ii) the fair market value of such unit as of the Effective Time (based on the same price per unit paid to acquire equity in such entity in connection with the transactions contemplated by the Merger Agreement). The Replacement Company MSU Award will, subject to the holder’s continued service with Parent, the Surviving Corporation or one of its subsidiaries or a direct or indirect parent entity of Parent through the applicable vesting dates, vest and be settled at the same time the Company MSUs for which such Replacement Company MSU Award was exchanged would have vested and been settled pursuant to its terms. All Replacement Company MSU Awards will otherwise have the same terms and conditions (including service-based vesting conditions and double trigger vesting conditions, but excluding any performance-based vesting conditions) as applied to the Company MSUs for which they were exchanged, except for terms rendered inoperative by reason of the consummation of the transactions contemplated by the Merger Agreement and other administrative or ministerial changes determined by Parent; however, upon settlement of any Replacement Company MSU Award, the holder thereof will be permitted, in lieu of paying any taxes required to be withheld from such holder, to require Parent, the surviving corporation, or one of its subsidiaries or a direct or indirect parent entity of Parent, as applicable, to withhold a number of units otherwise issuable upon settlement having a fair market value equal to such required applicable withholding taxes. For additional terms applicable to Replacement Company MSU Awards, including settlement mechanics upon certain terminations within six months following the Effective Time, see the section entitled “The Merger—Interests of Our Directors and Executive Officers in the Merger” beginning on page 44.
Following the date of the Merger Agreement, no new offering periods or purchase periods may be commenced under the Company’s 2021 Employee Stock Purchase Plan (the “Company ESPP”), and no employee may newly enroll in the Company ESPP or increase their contribution rates or purchase elections under the Company ESPP.
If the Effective Time occurs prior to the end of any outstanding offering period in existence under the Company ESPP as of the date of the Merger Agreement, all outstanding purchase rights under the Company ESPP will automatically be exercised in accordance with the terms of the Company ESPP no later than seven calendar days prior to the Effective Time, and the Company ESPP will terminate as of immediately prior to the Effective Time. Each share of Company Common Stock purchased under the Company ESPP will be cancelled at the Effective Time and converted into the right to receive the Per Share Price in the same manner as other IAS stockholders.
Interests of Our Directors and Executive Officers in the Merger (page 44)
You should be aware that IAS’s non-employee directors and executive officers have interests in the Merger that may be different from, or in addition to, the interests of IAS’s stockholders generally. The Board of

Directors of IAS (the “Company Board”) was aware of these interests and considered them, among other matters, in approving the Merger Agreement. These interests are described in the section entitled “The Merger—Interests of Our Directors and Executive Officers in the Merger” beginning on page 44.
Recommendation of the Company Board; Reasons for the Merger (page 32)
After consideration of various factors as discussed in the section entitled “The Merger—Recommendation of the Company Board; Reasons for the Merger” beginning on page 32, the Company Board unanimously:
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determined that it is fair to and in the best interests of IAS and its stockholders, and declared it advisable, to enter into the Merger Agreement providing for the Merger, in accordance with the DGCL;

•
approved and declared advisable the Merger Agreement, the execution and delivery of the Merger Agreement by IAS, the performance by IAS of its covenants and other obligations thereunder, and the consummation of the Merger upon the terms and conditions set forth therein;

•	resolved to recommend that IAS’s stockholders adopt the Merger Agreement and the Merger in accordance with the DGCL; and
•	directed that the Merger Agreement be submitted to IAS’s stockholders for adoption.
Required Stockholder Approval for the Merger (page 36)
Under the DGCL and IAS’s Certificate of Incorporation (the “Charter”), the adoption of the Merger Agreement by IAS’s stockholders required the affirmative vote or written consent of stockholders of IAS holding in the aggregate at least a majority of the voting power of the outstanding shares of Company Common Stock entitled to vote thereon. Holders of Company Common Stock are entitled to one vote for each share held of record on all matters on which stockholders are entitled to vote generally, including adoption of the Merger Agreement.
On September 24, 2025, following the execution of the Merger Agreement, Vista Equity Partners Fund VI, L.P., Vista Equity Partners Fund VI-A, L.P., VEPF VI FAF, L.P. and Atlas Venture Fund VIII, L.P. (collectively, the “Consenting Stockholders”), which on September 24, 2025 held of record and beneficially owned 87,732,772 shares of Company Common Stock representing approximately 52.6% of the aggregate voting power of the then issued and outstanding shares of Company Common Stock, delivered a written consent approving and adopting in all respects the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger (the “Written Consent”). As a result, no further action by any stockholder of IAS is required under applicable law or the Merger Agreement (or otherwise) to adopt the Merger Agreement, and IAS will not be soliciting your vote for or consent to the adoption of the Merger Agreement and the approval of the transactions contemplated by the Merger Agreement and will not call a stockholders’ meeting for purposes of voting on the adoption of the Merger Agreement and the approval of the transactions contemplated by the Merger Agreement. No action by the stockholders of Parent is required to complete the Merger and all requisite corporate action by and on behalf of Parent and Merger Sub required to complete the Merger has been taken.
When actions are taken by the written consent of less than all of the stockholders entitled to vote on a matter, Delaware law requires notice of the action be given to those stockholders as of the record date for the action by consent who did not consent in writing to the action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting and the record date for notice of such meeting was the record date for the action by written consent. This information statement and the notice attached hereto constitute notice to you from IAS of the Written Consent as required by Delaware law.
Opinion of Jefferies LLC (page 36 and Annex B)
IAS retained Jefferies LLC (“Jefferies”) as its financial advisor in connection with a possible sale, disposition or other business transaction involving IAS. In connection with this engagement, IAS requested that Jefferies evaluate the fairness, from a financial point of view, to the holders of shares of Company Common Stock of the Per Share Price to be received by such holders (other than Parent, Merger Sub and their respective affiliates) pursuant to the Merger Agreement. At a meeting of the Company Board held on September 23, 2025, Jefferies rendered its opinion to the Company Board to the effect that, as of that date and based on and subject to the various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken as described in its opinion, the Per Share Price to be received by the holders of shares of Company Common Stock pursuant to the Merger Agreement was fair, from a financial point of view, to such holders (other than Parent, Merger Sub and their respective affiliates).
The full text of Jefferies’ opinion, which describes the various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Jefferies, is attached as Annex B to this information statement and is incorporated herein by reference. IAS encourages you to read the opinion carefully and in its entirety.
Jefferies’ opinion was provided for the use and benefit of the Company Board (in its capacity as such) in its evaluation of the Per Share Price from a financial point of view and did not address any other aspect of the Merger or any other matter. Jefferies’ opinion did not address the relative merits of the Merger as compared to any alternative transaction or opportunity that might be available to IAS, nor did it address the underlying business decision by IAS to engage in the Merger or any term, aspect or implication of any other agreement (or amendment thereto or related arrangements) entered into in connection with, or contemplated by or resulting from, the Merger or otherwise. Jefferies’ opinion did not constitute a recommendation as to how or whether the Company Board or any holder of shares of Company Common Stock should vote on, consent to, or otherwise act with respect to, the Merger or any other matter.
The summary of Jefferies’ opinion contained in this information statement is qualified in its entirety by reference to the full text of Jefferies’ opinion, which is attached hereto as Annex B.
For more information, see the section entitled “The Merger—Opinion of Jefferies LLC.”
Financing (page 44)
Parent obtained equity and debt financing commitments for the transactions contemplated by the Merger Agreement, the aggregate proceeds of which will be sufficient for Parent to pay the aggregate Merger consideration and all related fees and expenses of IAS, Parent and Merger Sub (including in connection with the debt financing described below).
Certain investment funds affiliated with Novacap have committed, pursuant to the equity commitment letter, dated as of September 24, 2025 (the “Equity Commitment Letter”), to capitalize Parent, at or immediately prior to the closing of the Merger (the “Closing”), with an aggregate equity contribution in an amount of up to $857,800,000, on the terms and subject to the conditions set forth in the Equity Commitment Letter (the “Equity Financing”). Such funds have also provided limited guarantees in favor of IAS, pursuant to the limited guarantee, dated as of September 24, 2025 (the “Limited Guarantee”), to guarantee, subject to certain limitations set forth in the Limited Guarantee, the payment of such guarantor’s pro rata share of the obligation of Parent to pay the Parent Termination Fee, certain reimbursement obligations of Parent and Merger Sub and the reasonable out-of-pocket fees, costs and expenses incurred by IAS in connection with any suit contemplated by, and solely to the extent reimbursable under, the Merger Agreement and the Limited Guarantee.
Royal Bank of Canada, Bank of America, N.A., Barclays Bank PLC and such other lending institutions that become party to the Debt Commitment Letter (as defined below) (collectively and each with certain affiliates, the “Lenders”) have committed to provide debt financing (the “Debt Financing”) in connection with the Merger consisting of a term loan facility in an aggregate principal amount equal to $1,000,000,000 and a revolving credit facility in an aggregate principal amount equal to $150,000,000, in each case, on the terms and subject to the conditions set forth in a commitment letter, dated as of September 24, 2025 (as amended, amended and restated or otherwise modified, the “Debt Commitment Letter”). The obligations of the Lenders to provide the Debt Financing under the Debt Commitment Letter are subject to a number of conditions, including the receipt of executed loan documentation, accuracy of certain representations and warranties, consummation of the transactions contemplated by the Merger Agreement and certain equity contributions.

The Merger Agreement (page 54 and Annex A)
No Solicitation or Negotiation (page 64)
The Merger Agreement provides that IAS and its subsidiaries shall not, and shall not authorize or knowingly permit their respective representatives to, directly or indirectly, during the period beginning at the time of the execution of the Merger Agreement until the earlier to occur of the termination of the Merger Agreement pursuant to its terms or the Effective Time:
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solicit, initiate, propose or knowingly induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any proposal or offer that constitutes or is reasonably expected to lead to an Acquisition Proposal (as defined in the Merger Agreement);

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furnish to any person (other than Parent, Merger Sub or their designees) any nonpublic information relating to IAS or its subsidiaries or afford to any person access to the business, properties, assets, books, records or personnel of IAS or any of its subsidiaries with the intent to, or in a manner which could be reasonably expected to induce the making, submission or announcement of, or to knowingly encourage or knowingly facilitate an Acquisition Proposal;

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participate or engage in discussions or negotiations with any person (other than Parent, Merger Sub or any of their designees) with respect to an Acquisition Proposal in each case, other than solely informing such person of the existence of certain provisions contained in the Merger Agreement and contacting the person making the Acquisition Proposal in order to clarify the terms or conditions of the Acquisition Proposal in connection with determining whether the Acquisition Proposal constitutes a Superior Proposal (as defined in “The Merger Agreement—Superior Proposal and Change of Recommendation” beginning on page 73);

•	approve, endorse or recommend an Acquisition Proposal; or
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enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or any other agreement or contract relating to an Acquisition Proposal, other than certain acceptable confidentiality agreements.

Conditions to Consummation of the Merger (page 69)
The obligation of each party to consummate the Merger is subject to the satisfaction by each of the parties of the following conditions:
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the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock having been obtained (which was satisfied on September 24, 2025 pursuant to the delivery of the Written Consent);

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expiry or termination of the applicable waiting period pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), and the approval, clearance or expiration of any waiting periods pursuant to foreign direct investment laws and ex-U.S. antitrust laws applicable to the transactions contemplated by the Merger Agreement;

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no law, injunction or order (whether temporary, preliminary or permanent) by any governmental authority of competent jurisdiction prohibiting, enjoining or otherwise making illegal the consummation of the Merger or the other transactions contemplated by the Merger Agreement has been enacted, entered, or promulgated with continuing effect; and

•
the Information Statement shall have been mailed to IAS stockholders at least 20 days prior to the Closing date and the consummation of the Merger shall be permitted by Regulation 14C of the Exchange Act (including Rule 14c-2 promulgated under the Exchange Act).

As of the date of this information statement, the Written Consent has been obtained by IAS and delivered to Parent in accordance with the terms of the Merger Agreement.

The obligations of Parent and Merger Sub to consummate the Merger are further subject to satisfaction (or waiver by Parent where permissible pursuant to applicable law) of the following further conditions:
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the representations and warranties of IAS set forth in the Merger Agreement being true and correct on the Closing date in the manner described under “The Merger Agreement—Conditions to Consummation of the Merger” beginning on page 69;

•	IAS having performed and complied in all material respects with its covenants and obligations under the Merger Agreement required to be performed or complied with at or prior to the Closing;
•	no Company Material Adverse Effect (as defined in “The Merger Agreement—Representations and Warranties on page 57) has occurred since the date of the Merger Agreement; and
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the receipt by Parent and Merger Sub of a certificate of a duly authorized executive officer of IAS, certifying that each of the conditions specified in the preceding three bullets have been satisfied.

The obligation of IAS to consummate the Merger is further subject to satisfaction (or waiver by IAS where permissible by applicable law) at or prior to the Effective Time of the following conditions:
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the representations and warranties of Parent and Merger Sub set forth in the Merger Agreement being true and correct as of the Closing date in the manner described under “The Merger Agreement—Conditions to Consummation of the Merger” beginning on page 69;

•	Parent and Merger Sub having complied in all material respects with their covenants and obligations under the Merger Agreement required to be performed or complied with at or prior to the Closing; and
•	the receipt by IAS of a certificate of a duly authorized officer of Parent and Merger Sub, certifying that each of the conditions specified in the preceding two bullets have been satisfied.
Termination of the Merger Agreement (page 71)
The Merger Agreement may be terminated as follows:
•	at any time prior to the Effective Time (whether before or after receipt of the Written Consent) by mutual written agreement of Parent and IAS;
•
by either Parent or IAS, at any time prior to the Effective Time (whether before or after receipt of the Written Consent) if (i) any permanent injunction or other final and non-appealable judgment or order issued by any court or other governmental authority of competent jurisdiction preventing the consummation of the Merger is in effect that, in each case, prohibits, makes illegal or enjoins the consummation of the Merger and has become final and non-appealable; or (ii) any statute, rule or regulation has been enacted, entered or enforced that prohibits, makes illegal or enjoins the consummation of the Merger; provided that the right to terminate the Merger Agreement for this reason is not available to a party if such permanent injunction or other final and non-appealable judgment or order, or statute, rule or regulation was primarily due to the failure of such party to perform any of its obligations under the Merger Agreement or if such party shall have failed to comply with its obligations related to antitrust, merger control and foreign investment laws as set out in the Merger Agreement;

•
by either Parent or IAS if the Merger is not consummated on or before 11:59 p.m., New York City time, on March 24, 2026 (the “Termination Date”); provided that the right to terminate the Merger Agreement for this reason is not available to a party if the failure of the Merger to occur prior to the Termination Date was primarily due to the failure of such party to perform any of its obligations under the Merger Agreement;

•
by Parent, if IAS breaches any of its representations or warranties or fails to perform any of its covenants or obligations contained in the Merger Agreement, which breach or failure to perform would give rise to the failure of a condition precedent to the obligations of Parent and Merger Sub to consummate the Merger if the Closing were to then occur, except that if such breach is capable of being cured prior to the Termination Date, Parent will not be entitled to terminate the Merger Agreement prior to giving 45 days’ written notice to IAS of such breach stating Parent’s intention to terminate the Merger Agreement and the basis for such termination; provided that Parent will not have the right to terminate the Merger Agreement if such breach has been cured prior to termination or if it or Merger Sub is then in material breach of any representations, warranties, covenants or other agreements contained in the Merger Agreement, which breach would give rise to the failure of a condition precedent to IAS’s obligation to consummate the Merger;
•
by IAS, if Parent or Merger Sub breaches any of its respective representations or warranties or fails to perform any of its respective covenants or obligations contained in the Merger Agreement, which breach or failure to perform would give rise to the failure of a condition precedent to IAS’s obligation to consummate the Merger if the Closing were to then occur, except that if such breach is capable of being cured prior to the Termination Date, IAS will not be entitled to terminate the Merger Agreement prior to giving 45 days’ written notice to Parent of such breach stating IAS’s intention to terminate the Merger Agreement and the basis for such termination provided that IAS will not have the right to terminate the Merger Agreement if such breach has been cured prior to termination or if IAS is then in material breach of any representations, warranties, covenants or other agreements contained in the Merger Agreement, which breach would give rise to the failure of a condition precedent to the obligations of Parent and Merger Sub to consummate the Merger; or

•
by IAS (i) if all of the conditions to the obligations of Parent and Merger Sub to consummate the Merger are satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, so long as such conditions are at the time of termination capable of being satisfied), (ii) Parent has actually received the confirmation described below under (y) and (iii) Parent fails to consummate the transactions contemplated by the Merger Agreement by the date that is three business days after the later of (x) the date that Parent is required to consummate the Closing pursuant to the Merger Agreement and (y) the date on which Parent receives irrevocable confirmation from IAS in writing that all of the conditions to IAS’s obligation to consummate the Merger have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, so long as such conditions are at the time of termination capable of being satisfied) and that IAS is prepared to consummate the Closing.

The Merger Agreement also provided that (i) Parent could have terminated the Merger Agreement if the Written Consent was not delivered to Parent and IAS within 24 hours following the execution of the Merger Agreement; (ii) the Merger Agreement could have been terminated by Parent if at any time prior to IAS’s receipt of the Written Consent, the Company Board (or a committee thereof) had effected a Board Recommendation Change; provided, Parent would have had to terminate the Merger Agreement within 10 business days after being notified in writing of a Board Recommendation Change; and (iii) IAS could have terminated the Merger Agreement at any time prior to IAS’s receipt of the Written Consent, in order to substantially concurrently enter into an Alternative Acquisition Agreement (as defined in the Merger Agreement) providing for a Superior Proposal, provided that IAS paid to Parent the Company Termination Fee; however, these termination provisions expired following delivery of the Written Consent on September 24, 2025.
Termination Fees and Expenses
IAS will pay Parent (or its designee) a Company Termination Fee (as defined in “The Merger Agreement—Termination Fees and Expenses” beginning on page 72) of $52,500,000 under the following circumstances:
•
if (i) the Merger Agreement is terminated (A) because the Merger is not consummated on or before the Termination Date, (B) because the Company has failed to obtain the Written Consent within 24 hours following the execution of the Merger Agreement, or (C) pursuant to a breach or failure of IAS to perform any of its representations, warranties, covenants or other agreements resulting in a failure of IAS to satisfy certain of IAS’s conditions precedent to the Closing and such breach is incapable of being cured prior to the Termination Date; (ii) following the execution of the Merger Agreement and prior to such termination, an Acquisition Proposal for an Acquisition Transaction has been publicly announced or disclosed and not withdrawn or otherwise abandoned; and (iii) within 12 months following such termination of the Merger Agreement, either an Acquisition Transaction is consummated or IAS enters into a definitive agreement providing for the consummation of an Acquisition Transaction and such Acquisition Transaction is subsequently consummated; provided that for purposes of this clause (iii), all references to “20%” in the definition of “Acquisition Transaction” (as defined in “The Merger Agreement—No Solicitation or Negotiation” beginning on page 64) will be deemed to be references to “50%”;
•	if the Merger Agreement is terminated by Parent because the Company Board (or a committee thereof) has effected a Board Recommendation Change; or
•
if the Merger Agreement is terminated by IAS, at any time prior to IAS’s receipt of the Written Consent, in order to substantially concurrently enter into an Alternative Acquisition Agreement providing for a Superior Proposal.

Parent will pay IAS the Parent Termination Fee (as defined in “The Merger Agreement—Termination Fees and Expenses” beginning on page 72) of $100,000,000 in the event the Merger Agreement is terminated:
•
by IAS if Parent breaches any of its representations or warranties or fails to perform any of its covenants or obligations contained in the Merger Agreement which breach or failure to perform would result in a failure of a specified closing condition, and such breach is incapable of being cured prior to the Termination Date;

•
by IAS (i) if all of the conditions to the obligations of Parent and Merger Sub to consummate the Merger are satisfied or validly waived (other than those conditions that by their terms are to be satisfied, by actions taken at the Closing, so long as such conditions are at the time of termination capable of being satisfied, (ii) Parent has actually received the confirmation described below under (y) and (iii) Parent fails to consummate the transactions contemplated by the Merger Agreement by the date that is three business days after the later of (x) the date that Parent is required to consummate the Closing pursuant to the Merger Agreement and (y) the date on which Parent receives irrevocable confirmation in writing from IAS that all of the conditions to IAS’s obligation to consummate the Merger have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, so long as such conditions are at the time of termination capable of being satisfied) and that IAS is prepared to consummate the Closing; or

•
by IAS or Parent if the Merger is not consummated on or before the Termination Date; provided that at such time IAS has the right to terminate the Merger Agreement pursuant to the two bullet points described above.

A more detailed description of the termination fees is provided in the section entitled “The Merger Agreement—Termination Fees and Expenses” beginning on page 72.
Specific Performance (page 74)
IAS, Parent and Merger Sub have acknowledged and agreed that (i) irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the parties do not perform the provisions of the Merger Agreement; (ii) the parties will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement; and (iii) the right of specific enforcement is an integral part of the Merger and without that right, neither IAS nor Parent would have entered into the Merger Agreement. IAS's ability to seek specific performance is subject to additional terms and conditions which are described in the section entitled “The Merger Agreement—Specific Performance.”
Interests of Our Directors and Executive Officers in the Merger (page 44)
You should be aware that IAS’s non-employee directors and executive officers have interests in the Merger that may be different from, or in addition to, the interests of IAS’s stockholders generally. The Company Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement. These interests are described in the section entitled “The Merger—Interests of Our Directors and Executive Officers in the Merger” beginning on page 44.

Support Agreement (page 51 and Annex C)
In connection with entering into the Merger Agreement, on September 24, 2025, Parent and IAS entered into a support agreement (the “Support Agreement”) with Vista Equity Partners Management, LLC (“Vista”) and certain investment funds affiliated with Vista. Under the Support Agreement, the stockholders party thereto have agreed, among other things, to vote or execute consents with respect to all of their shares of Company Common Stock in favor of the Merger and the other transactions contemplated by the Merger Agreement, subject to certain terms and conditions contained therein. Vista and the other parties to the Support Agreement executed consents with respect to all of their shares of Company Common Stock in favor of the Merger and the other transactions contemplated by the Merger Agreement by delivering the Written Consent.
Material United States Federal Income Tax Consequences of the Merger (page 49)
The exchange of Company Common Stock for cash pursuant to the Merger will be a taxable transaction for United States federal income tax purposes. Therefore, a United States Holder (as defined in the section entitled “The Merger—Material United States Federal Income Tax Consequences of the Merger” beginning on page 49) receiving cash in the Merger generally will recognize a capital gain or loss for United States federal income tax purposes in an amount equal to the difference between (x) the amount of cash the United States Holder received in the Merger (determined before deduction of any applicable withholding taxes) and (y) such United States Holder’s adjusted tax basis in the surrendered shares of Company Common Stock.
A Non-United States Holder (as defined in the section entitled “The Merger—Material United States Federal Income Tax Consequences of the Merger”) is generally not expected to be subject to United States federal income tax on any gain resulting from the exchange of Company Common Stock pursuant to the Merger, unless such holder has certain connections to the United States. However, the Merger could be a taxable transaction to such holder under non-United States tax laws applicable to such holder.
Holders of Company Common Stock should read the section entitled “The Merger—Material United States Federal Income Tax Consequences of the Merger” beginning on page 49 for a more detailed description of the United States federal income tax consequences of the Merger. Tax matters can be complicated, and the tax consequences of the Merger to you will depend on your particular situation. Holders of Company Common Stock are urged to consult their tax advisors about the United States federal, state, local and non-United States tax consequences to them of the Merger.
Regulatory Approvals (page 52)
Under the HSR Act, and related rules, certain transactions, including the Merger, may not be completed until notifications have been given and information furnished to the Antitrust Division of the United States Department of Justice (“Antitrust Division”) and the Federal Trade Commission (“FTC”) and all statutory waiting period requirements have been satisfied or early termination has been granted by the applicable agencies. On October 24, 2025, both IAS and Parent filed their respective notification and report forms under the HSR Act.
Under other applicable foreign antitrust laws and foreign investment laws, certain transactions, including the Merger, may not be completed until any requisite consent, non-action or expiration of any applicable waiting period is obtained.
As of the date of this information statement, the parties have not received all of the consents (including non-action or expiration of any applicable waiting period) in respect of antitrust laws and foreign investment laws required by the Merger Agreement.
Procedures for Receiving Merger Consideration (page 55)
Promptly after the Effective Time (and in any event within three business days), Parent and the Surviving Corporation will cause the payment agent (as further discussed in the section entitled “The Merger Agreement—Procedures for Receiving Merger Consideration” beginning on page 55) to send, to each holder of record as of immediately prior to the Effective Time of one or more certificates that immediately prior to the Effective Time represented issued and outstanding shares of Company Common Stock (the “Certificates”) (if any) a letter of transmittal (which will specify that the delivery will be effected, and risk of loss and title will pass, only upon proper delivery of the Certificates to the payment agent) and instructions for effecting the surrender of the Certificates in exchange for the Per Share Price. With respect to holders of uncertificated shares of Company Common Stock (other than Owned Company Shares and Dissenting Company Shares, as applicable) (the “Uncertificated Shares”), upon the payment agent’s receipt of an “agent’s message” (or such other evidence as the payment agent may reasonably request), the holder of such Uncertificated Shares will be entitled to receive the Per Share Price.
Appraisal Rights (page 76)
Pursuant to Section 262 of the DGCL, holders of shares of Company Common Stock (other than the Consenting Stockholders) have the right to demand an appraisal of, and be paid the “fair value” of, their shares of Company Common Stock (as determined by the Delaware Court of Chancery), together with interest, if any, on the amount determined to be the fair value, instead of receiving the Per Share Price if the Merger is completed, but only if they strictly comply with the procedures and requirements set forth under Section 262 of the DGCL. The judicially determined fair value under Section 262 could be greater than, equal to or less than the $10.30 per share that IAS stockholders are entitled to receive in the Merger. In order to exercise your appraisal rights, you must submit a written demand for an appraisal of your shares no later than 20 days after the date of mailing of this notice and the accompanying information statement, which mailing date is     , and precisely comply with all of the procedures set forth under Section 262 of the DGCL. In addition, even if you comply with such procedures in seeking to exercise your appraisal rights in connection with the Merger, the Delaware Court of Chancery will dismiss any such appraisal proceedings as to all holders and beneficial owners of such shares who are otherwise entitled to appraisal rights unless (i) the total number of shares of Company Common Stock entitled to appraisal exceeds 1% of the outstanding shares of Company Common Stock, or (ii) the value of the consideration provided in the Merger for such total number of shares of Company Common Stock exceeds $1 million.
For a more complete discussion of these procedures, see the section entitled “Appraisal Rights” beginning on page 76 and the provisions of Delaware law that grant appraisal rights and govern such procedures, which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. We urge you to read these provisions carefully and in their entirety. Moreover, due to the complexity of the procedures for exercising the right to demand appraisal, stockholders who are considering exercising such rights are encouraged to seek the advice of legal counsel. Failure to comply strictly with all of the requirements of Section 262 of the DGCL may result in loss of the right of appraisal.
Transaction Litigation (page 49)
As of the filing of this information statement, IAS is not aware of any complaints filed or litigation pending related to the Merger. Lawsuits arising out of the Merger may be filed in the future. In addition, the Company may receive stockholder demand letters pursuant to DGCL Section 220 relating to the events leading to the execution of the Merger Agreement and could receive other stockholder demand letters relating to books and records requests or the disclosure in this information statement. No assurances can be made as to the outcome of such lawsuits, demands or other actions, if any.
Market Information and Dividends (page 75)
Shares of Company Common Stock are listed on the Nasdaq under the trading symbol “IAS.” As of October 15, 2025, 167,854,529 shares of Company Common Stock were issued and outstanding, held by 12 stockholders of record. Since the date of IAS’s initial public offering, IAS has not paid dividends on outstanding Company Common Stock. The terms of the Merger Agreement do not allow IAS to declare or pay a dividend on outstanding Company Common Stock between September 24, 2025, and the earlier of the consummation of the Merger or the termination of the Merger Agreement.

QUESTIONS AND ANSWERS ABOUT THE MERGER
The following questions and answers are intended to briefly address commonly asked questions as they pertain to the Merger Agreement and the Merger. These questions and answers may not address all questions that may be important to you as an IAS stockholder. Please refer to the “Summary” beginning on page 1 and the more detailed information contained elsewhere in this information statement, the annexes to this information statement and the documents referred to or incorporated by reference in this information statement, each of which you should read carefully. You may obtain additional information, which is incorporated by reference in this information statement, without charge by following the instructions in the section entitled “Where You Can Find More Information” beginning on page 85.
Q:	What is the proposed transaction and what effects will it have on IAS?
A:
The proposed transaction is the acquisition of IAS by Parent pursuant to the Merger Agreement. Once the closing conditions under the Merger Agreement have been satisfied or waived (where permissible under applicable law) and subject to the other terms and conditions in the Merger Agreement, Merger Sub will merge with and into IAS. IAS will be the Surviving Corporation of the Merger and a wholly owned subsidiary of Parent, at which time IAS will cease to be a standalone publicly traded company.

Q:	What will I receive in the Merger?
A:
Upon completion of the Merger and subject to the terms and conditions in the Merger Agreement, and, if applicable, subject to your compliance with the letter of transmittal delivered to you by the payment agent after the Closing, as further described in the section entitled “The Merger Agreement—Procedures for Receiving Merger Consideration” beginning on page 55, you will receive the Per Share Price, which is $10.30 in cash, without interest thereon and less any applicable withholding taxes, for each share of Company Common Stock that you own, unless you properly exercise, and do not withdraw, waive or fail to perfect, appraisal rights under Section 262 of the DGCL. For example, if you own 100 shares of Company Common Stock, you will receive $1,030.00 in cash in exchange for your shares of Company Common Stock, without interest thereon and less any applicable withholding taxes. Upon completion of the Merger, you will not own any equity in the Surviving Corporation.

Q:	What happens to Company Options, Company RSUs and Company MSUs if the Merger is completed?
A:
At the Effective Time, each Company Option, other than Underwater Options, will automatically be cancelled and converted into the right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product of (i) the total number of shares of Company Common Stock subject to such Company Options as of immediately prior to the Effective Time and (ii) the excess, if any, of the Per Share Price over the exercise price per share of Company Common Stock of such Company Option. At the Effective Time, each Underwater Option will be cancelled for no consideration.

At the Effective Time, each Vested Company RSU will be cancelled and converted into the right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product of (i) the Per Share Price and (ii) the total number of shares of Company Common Stock subject to such Vested Company RSU as of immediately prior to the Effective Time.
At the Effective Time, each Unvested Company RSU will be cancelled and converted into a Converted Cash Award with respect to an amount equal to the product of (i) the Per Share Price and (ii) the total number of shares of Company Common Stock subject to such Unvested Company RSU as of immediately prior to the Effective Time. Other than as set forth in the Merger Agreement, such Converted Cash Award will continue to have, and will be subject to, the same terms and conditions (including vesting conditions) as applied to the corresponding Unvested Company RSUs immediately prior to the Effective Time, except for terms rendered inoperative by reason of the consummation of the transactions contemplated by the Merger Agreement and other administrative or ministerial changes determined by Parent.
At the Effective Time, 50% of each Company MSU will automatically be cancelled and converted into a Converted Cash Award with respect to an amount equal to the product of (i) the Per Share Price and (ii) the total number of shares of Company Common Stock subject to such Company MSU as of immediately prior to the Effective Time (with the payout factor applicable to such Company MSUs determined based on the Per Share Price). Other than as set forth in the Merger Agreement, such Converted Cash Award will continue to have, and will be subject to, the same terms and conditions (including any service-based vesting conditions and double trigger vesting conditions, but excluding any performance-based vesting conditions) as applied to the corresponding Company MSUs immediately prior to the Effective Time, except for terms rendered inoperative by reason of the consummation of the transactions contemplated by the Merger Agreement and other administrative or ministerial changes determined by Parent.
At the Effective Time, the remaining portion of the Company MSUs outstanding as of immediately prior to the Effective Time will automatically be cancelled and converted into a Replacement Company MSU Award, with the total number of units covered by such Replacement Company MSU Award to be equal to the quotient of (i) the product of (A) the Per Share Price and (B) the total number of shares of Company Common Stock subject to such Company MSU as of immediately prior to the Effective Time (with the payout factor applicable to such Company MSU determined based on the Per Share Price), and (ii) the fair market value of such unit as of the Effective Time (based on the same price per unit paid to acquire equity in such entity in connection with the transactions contemplated by the Merger Agreement). The Replacement Company MSU Award will, subject to the holder’s continued service with Parent, the Surviving Corporation or one of its subsidiaries or a direct or indirect parent entity of Parent through the applicable vesting dates, vest and be settled at the same time the Company MSUs for which such Replacement Company MSU Award was exchanged would have vested and been settled pursuant to its terms. All Replacement Company MSU Awards will otherwise have the same terms and conditions (including service-based vesting conditions and double trigger vesting conditions, but excluding any performance-based vesting conditions) as applied to the Company MSUs for which they were exchanged, except for terms rendered inoperative by reason of the consummation of the transactions contemplated by the Merger Agreement and other administrative or ministerial changes determined by Parent; provided, however, that upon settlement of any Replacement Company MSU Award, the holder thereof will be permitted, in lieu of paying any taxes required to be withheld from such holder, to require Parent, the surviving corporation, or one of its subsidiaries or a direct or indirect parent entity of Parent, as applicable, to withhold a number of units otherwise issuable upon settlement having a fair market value equal to such required applicable withholding taxes.
Q:	What happens to the IAS Employee Stock Purchase Plan if the Merger is completed?
A:
Following the date of the Merger Agreement, no new offering periods or purchase periods may be commenced under the Company ESPP, and no employee may newly enroll in the Company ESPP or increase their contribution rates or purchase elections under the Company ESPP.

If the Effective Time occurs prior to the end of any outstanding offering period in existence under the Company ESPP as of the date of the Merger Agreement, all outstanding purchase rights under the Company ESPP will automatically be exercised in accordance with the terms of the Company ESPP no later than seven calendar days prior to the Effective Time, and the Company ESPP will terminate as of immediately prior to the Effective Time. Each share of Company Common Stock purchased under the Company ESPP will be cancelled at the Effective Time and converted into the right to receive the Per Share Price in the same manner as other IAS stockholders.
Q:	Do any officers or directors of IAS have interests in the Merger that may differ from or be in addition to my interests as a stockholder?
A:
You should be aware that IAS’s directors and executive officers have interests in the Merger that may be different from, or in addition to, the interests of IAS’s stockholders generally. The Company Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement. These interests are described in the section entitled “The Merger—Interests of Our Directors and Executive Officers in the Merger” beginning on page 44.

Q:	When do you expect the Merger to be completed?
A:
We are working to complete the Merger as quickly as possible. We currently expect to complete the Merger promptly after all of the conditions to the Merger have been satisfied or waived (to the extent permissible under applicable law) and subject to the other terms and conditions in the Merger Agreement; however, according to the terms of the Merger Agreement, the consummation of the Merger will not occur prior to

November 23, 2025, unless waived by Parent. Completion of the Merger is currently expected to occur in the last quarter of 2025, although IAS cannot assure completion by any particular date, if at all.
Q:	What happens if the Merger is not completed?
A:
If the Merger is not completed for any reason, stockholders will not receive any payment for their shares of Company Common Stock in connection with the Merger. Instead, IAS will remain a publicly traded company, and shares of Company Common Stock will continue to be traded on the Nasdaq.

Q:	Why am I not being asked to vote on the Merger?
A:
Applicable Delaware law and IAS’s Charter require the adoption of the Merger Agreement by the holders in the aggregate of a majority of the voting power of the outstanding shares of Company Common Stock entitled to vote thereon. IAS’s Charter permits any action which is required or permitted to be taken by IAS’s stockholders to be taken without a meeting if a written consent setting forth the action so taken is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of the Company Common Stock entitled to vote thereon were present and voted. The requisite stockholder approval was obtained on September 24, 2025, following the execution of the Merger Agreement, when the Written Consent was delivered by the Consenting Stockholders, which owned of record and beneficially shares of Company Common Stock constituting approximately 52.6% of the aggregate voting power of the issued and outstanding shares of Company Common Stock on that date. Therefore, your vote is not required and is not being sought. We are not asking you for a proxy, and you are requested not to send us a proxy.

Q:	Why did I receive this information statement?
A:
Applicable laws and securities regulations require us to provide you with notice of the Written Consent that was delivered by the Consenting Stockholders, as well as other information regarding the Merger, even though your vote or consent is neither required nor requested to adopt or authorize the Merger Agreement or complete the Merger. This information statement also constitutes notice to you of (i) the Written Consent as required by Section 228(e) of the DGCL and (ii) the availability of appraisal rights in connection with the Merger under Section 262 of the DGCL, which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.

Q:	Did the Company Board approve and recommend the Merger Agreement?
A:
Yes. After careful consideration, the Company Board unanimously (i) determined that it is fair to, and in the best interests of IAS and its stockholders, and declared it advisable, to enter into the Merger Agreement providing for the Merger, in accordance with the DGCL; (ii) approved and declared advisable the Merger Agreement, the execution and delivery of the Merger Agreement by IAS, the performance by IAS of its covenants and other obligations thereunder, and the consummation of the Merger upon the terms and conditions set forth therein; (iii) resolved to recommend that IAS’s stockholders adopt the Merger Agreement and the Merger in accordance with the DGCL; and (iv) directed that the Merger Agreement be submitted to IAS’s stockholders for adoption. For a discussion of the factors that the Company Board considered in determining to approve and recommend the Merger Agreement, please see the section entitled “The Merger—Recommendation of the Company Board; Reasons for the Merger” beginning on page 32.

Q:	What happens if I sell my shares before completion of the Merger?
A:
If you transfer your shares of Company Common Stock before consummation of the Merger, you will have transferred the right to receive the Per Share Price and lose your appraisal rights. In order to receive the Per Share Price or exercise appraisal rights, you must hold your shares through the Effective Time and, in the case of any effort to exercise appraisal rights, otherwise comply with all other requirements of Section 262 of the DGCL.

Q:	How do I surrender my Uncertificated Shares of Company Common Stock held by IAS’s transfer agent, Equiniti Trust Company, LLC?
A:
Upon the payment agent’s receipt of an “agent’s message” (or such other evidence as the payment agent may reasonably request), the holder of such Uncertificated Shares will be entitled to receive the Per Share Price in exchange for each share of Company Common Stock represented by such Uncertificated Share and such surrendered Uncertificated Share will be cancelled.

Q:	What happens to my shares of Company Common Stock held by my broker?
A:
Your broker generally will handle cashing out all shares of Company Common Stock that you hold in your brokerage account after the Closing has occurred. You should direct any specific questions on this to your broker.

Q:	Is the Merger subject to the fulfillment of certain conditions?
A:
Yes. Before the Merger can be completed, IAS, Parent and Merger Sub must fulfill or, if permissible under applicable law, waive several closing conditions. If these conditions are not satisfied or waived, the Merger will not be completed. See the section entitled “The Merger Agreement—Conditions to Consummation of the Merger” beginning on page 69.

Q:	Am I entitled to exercise appraisal rights instead of receiving the Per Share Price for my shares?
A:
Yes. Under Section 262 of the DGCL, stockholders who did not provide a consent to the adoption of the Merger Agreement (that is, stockholders other than the Consenting Stockholders) are entitled to exercise appraisal rights in connection with the Merger with respect to their shares of Company Common Stock if they meet certain conditions and comply with the applicable statutory procedures for demanding and perfecting appraisal rights and do not subsequently validly withdraw or lose such rights. See the section entitled “Appraisal Rights” beginning on page 76.

Q:	What happens if a third party makes an offer to acquire IAS before the Merger is completed?
A:
Under the terms of the Merger Agreement, until the Effective Time, IAS agreed not to (i) solicit or engage in discussions or negotiations regarding any Acquisition Proposal and (ii) recommend any Acquisition Proposal. See the section entitled “The Merger Agreement—No Solicitation or Negotiation” beginning on page 64.

Q:	Will I owe taxes as a result of the Merger?
A:
The exchange of Company Common Stock for cash pursuant to the Merger will be a taxable transaction for United States federal income tax purposes. Therefore, a United States Holder receiving cash in the Merger generally will recognize capital gain or loss for United States federal income tax purposes in an amount equal to the difference between (x) the amount of cash the United States Holder received in the Merger (determined before deduction of any applicable withholding taxes) and (y) such United States Holder’s adjusted tax basis in the surrendered shares of Company Common Stock.

A Non-United States Holder is generally not expected to be subject to United States federal income tax on any gain resulting from the exchange of Company Common Stock pursuant to the Merger, unless such holder has certain connections to the United States. However, the Merger could be a taxable transaction to such holder under non-United States tax laws applicable to such holder.
Holders of Company Common Stock should read the section entitled “The Merger—Material United States Federal Income Tax Consequences of the Merger” beginning on page 49 for a more detailed description of the United States federal income tax consequences of the Merger. Tax matters can be complicated, and the tax consequences of the Merger to you will depend on your particular situation. Holders of Company Common Stock are urged to consult their tax advisors about the United States federal, state, local and non-United States tax consequences to them of the Merger.
Q:	Where can I find more information about IAS?
A:
We file periodic reports, proxy statements and other information with the SEC. This information is available on the website maintained by the SEC at www.sec.gov. For a more detailed description of the available information, please refer to the section entitled “Where You Can Find More Information” beginning on page 85.

Q:	What is “householding”?
A:
The SEC’s rules permit us and intermediaries such as brokers to satisfy delivery requirements for information statements with respect to two or more stockholders sharing the same address by delivering a single information statement addressed to those stockholders, unless we received contrary instructions from the impacted stockholder. We agree to deliver promptly, upon written or oral request, a separate copy of this information statement, as requested, to any stockholder at an address to which a single copy of this information statement was delivered. If you prefer to receive separate copies of the information statement, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. A number of brokerage firms have instituted householding. They will have their own procedures for stockholders who wish to receive individual copies of this information statement.
Q:	Who can help answer my other questions?
A:
If you have more questions about the Merger, please contact our Investor Relations department at ir@integralads.com. If your broker holds your shares, you should call your broker for additional information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This information statement, and the documents to which we refer you in this information statement, contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation, statements regarding forecasts and projections as described in “The Merger—Certain Company Financial Forecasts” beginning on page 42, which are subject to the “safe harbor” created by those sections. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. All statements other than statements of historical fact, including statements regarding our current expectations relating to the Merger and the transactions contemplated by the Merger Agreement, our future results of operations and financial position, our business strategy and plans, our objectives for future operations, and any statements of a general economic or industry specific nature, are forward-looking statements. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Words such as “approximately,” “anticipate,” “estimate,” “expect,” “future,” “project,” “plan,” “intend,” “assume,” “contemplate,” “believe,” “may,” “will,” “should,” “continue,” “could,” “can have,” “likely,” “outlook,” “potential,” “targets,” “seek,” “will,” “contemplates,” or the negative or plural of these words and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe, based on information currently available to our management, may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, related to our operations, financial results, financial condition, business, prospects, growth strategy, and liquidity. Accordingly, there are, or will be, important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to:
•	the risk that the Merger may not be completed in a timely manner or at all, which may adversely affect our business and the price of the Company Common Stock;
•
the timing to consummate the Merger, or the occurrence of any event, change, or other circumstances that could give rise to the termination of the Merger Agreement, including circumstances requiring a party to pay the other party a termination fee pursuant to the Merger Agreement;

•	the failure to satisfy the conditions to the consummation of the Merger, and the other transactions contemplated thereby;
•	the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement;
•	the risk that a governmental or regulatory approval that may be required for the Merger is not obtained or is obtained subject to conditions that are not anticipated;
•	the effect of the announcement or pendency of the Merger on our business relationships, operating results and business generally;
•	certain restrictions during the pendency of the Merger that may impact our ability to pursue certain business opportunities or strategic transactions;
•	risks that the Merger disrupts current plans and operations;
•	risks related to diverting management’s attention from our ongoing business operations;
•
the outcome of any legal proceedings that may be instituted against the parties to the Merger Agreement or their respective directors, managers or officers, including the effects of any outcomes related thereto;

•
our ability to retain, hire and integrate skilled personnel, including our senior management team, and maintain relationships with key business partners and customers, and others with whom we do business, in light of the proposed transaction;

•	unfavorable reaction to the Merger by customers, competitors, suppliers and employees;
•	unexpected costs, charges or expenses resulting from the Merger;

•	the impact of adverse general and industry-specific economic and market conditions;
•	risks related to our financial position and results of operations;
•	risks that the benefits of the Merger are not realized when and as expected;
•	the impact of inflation and global conflicts, including ongoing trade disputes between the United States and other countries; and
•
other factors described under the heading “Risk Factors” in IAS’s Annual Report on Form 10-K for the year ended December 31, 2024, IAS’s subsequent Quarterly Reports on Form 10-Q, and in other reports and filings made or to be made by IAS with the SEC. See the section entitled “Where You Can Find More Information” beginning on page 85.

Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this information statement may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.
You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations and assumptions reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We undertake no obligation to publicly update any forward-looking statement after the date of this report, whether as a result of new information, future developments or otherwise, or to conform these statements to actual results or revised expectations, except as may be required by applicable law.

THE PARTIES TO THE MERGER AGREEMENT
IAS
Integral Ad Science Holding Corp.
12 East 49th Street
20th Floor
New York, NY 10017
Phone: (646) 278-4871
IAS is a leading global media measurement and optimization platform. Its mission is to be the global benchmark for trust and transparency in digital media quality for the world’s leading brands, publishers, and platforms. With our cloud-based technology platform and the actionable insights it provides, we deliver independent measurement and optimization of digital advertising to over 2,000 advertising customers across all devices, channels, and formats, including desktop, mobile, CTV, social, display, video and emerging media like audio and gaming. IAS’s Quality Impression® is a proprietary metric that helps ensure media quality standards. The viewability and invalid traffic filtration aspects of a Quality Impression are accredited by the MRC across desktop and mobile platforms. Without an independent evaluation of digital advertising quality, brands and their agencies previously relied on a wide range of publishers and ad platforms to self-report and measure the effectiveness of campaigns without a global benchmark or holistic reporting platform to understand success. IAS is an independent, trusted partner for buyers and sellers of digital advertising to increase accountability, transparency, and effectiveness in the market. IAS helps advertisers optimize their ad spend and better measure consumer engagement with campaigns across platforms, while enabling publishers to improve their inventory yield and revenue. IAS’s principal executive offices are located at 12 East 49th Street, 20th Floor, New York, NY 10017 and its telephone number is (646) 278-4871. IAS’s website is www.integralads.com. The information provided on or accessible through our website is not incorporated by reference into and is not part of this information statement. Additional information about IAS is included in documents incorporated by reference into this information statement and our filings with the SEC, copies of which may be obtained without charge by following the instructions in the section entitled “Where You Can Find More Information” beginning on page 85.
The Company Common Stock is listed with, and trades on, the Nasdaq under the symbol “IAS.”
Parent
Igloo Group Parent, Inc.
3400, rue de l’Eclipse, Suite 700
Brossard, Québec, Canada
Phone: +1 (450) 651-5000
Parent is a Delaware corporation that was formed solely for the purpose of entering into the Merger Agreement, consummating the Merger and engaging in the transactions contemplated by the Merger Agreement, and has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement and arranging of the equity financing and debt financing in connection with the Merger. Parent is an affiliate of investment funds managed by Novacap.
After the consummation of the Merger, IAS will be a wholly owned subsidiary of Parent. Parent’s principal executive offices are located at 3400, rue de l’Eclipse, Suite 700, Brossard, Québec, Canada, and its telephone number is +1 (450) 651-5000.
Merger Sub
Igloo Group Acquisition Company, Inc.
3400, rue de l’Eclipse, Suite 700
Brossard, Québec, Canada
Phone: +1 (450) 651-5000
Merger Sub is a Delaware corporation that was formed by Parent solely for the purpose of entering into the Merger Agreement, consummating the Merger and engaging in the transactions contemplated by the Merger Agreement. Merger Sub is a wholly owned subsidiary of Parent and has not carried on any business activity other than in connection with the transactions contemplated by the Merger Agreement. Upon consummation of the Merger, Merger Sub will cease to exist. Merger Sub’s principal executive offices are located at 3400, rue de l’Eclipse, Suite 700, Brossard, Québec, Canada, and its telephone number is +1 (450) 651-5000.

THE MERGER
Background of the Merger
The following chronology summarizes the key meetings and events that led to the signing of the Merger Agreement. The following chronology does not purport to catalogue every conversation among the Company Board, the Transaction Committee or the representatives of IAS and other parties.
As part of IAS’s ongoing consideration and evaluation of its long-term strategic goals and plans, the Company Board and IAS management periodically review, consider and assess the operations and financial performance of IAS, as well as overall industry conditions. These reviews include, among other matters, the consideration of potential opportunities for business combinations, acquisitions and other financial and strategic alternatives, including in response to indications of interest received from third parties, in each case, with a view towards enhancing stockholder value.
In the summer of 2024, the Company Board, based on the expertise and industry knowledge of each of Jefferies, Goldman Sachs (“Goldman”) and Morgan Stanley (“MS”), determined to invite representatives of each to present to the Company Board regarding its capabilities to assist the Company Board with evaluating and assessing potential strategic transactions available to IAS (including status quo trading, a potential sale or divestiture, and ECM-related products).
On July 23, 2024, the Company Board held separate meetings with representatives of Goldman and representatives of MS where each of Goldman and MS presented its views regarding the public market, IAS’s organic growth plan and potential strategic alternatives and impacts.
On August 8, 2024, the Company Board held a meeting with representatives of Jefferies where representatives of Jefferies similarly presented its views regarding the public market, IAS’s organic growth plan and potential strategic alternatives and impacts.
In August 2024, at the request of the Company Board, representatives of Jefferies reviewed with the Company Board a preliminary financial analysis of IAS based on Wall Street analyst estimates for IAS.
On September 22, 2024, the Company Board held a special meeting via videoconference with representatives of Jefferies and Kirkland & Ellis LLP (“Kirkland”), IAS’s regular outside legal advisor, in attendance, in order to discuss, among other topics, the strategic position of IAS and state of the advertising technology (“AdTech”) industry as well as the feasibility and advisability of a potential strategic review process with respect to a sale of IAS. Representatives of Jefferies and the Company Board discussed, among other things, challenges facing the AdTech industry generally and IAS specifically, including (among others) increased competition and macro-economic challenges that have resulted in reductions in customers’ brand marketing budgets, and also discussed IAS’s performance volatility and the receipt of unsolicited inbound interest from potential acquirors. At the request of the Company Board, representatives of Jefferies reviewed with the Company Board a preliminary list of financial sponsors and strategic companies that would potentially be interested in evaluating a transaction with IAS, and identified eight financial sponsors among that list as those most likely to be interested in a strategic transaction involving IAS and with the financial capacity and ability to complete such a transaction (collectively, those eight financial sponsors, the “Initial Outreach Sponsors”). The list of Initial Outreach Sponsors was compiled by representatives of Jefferies based on its expertise and industry knowledge, considering various factors that, among other things, reflected the parties’ knowledge of (and historical interest in) IAS and the broader industry sector in which it operates, their historical acquisition activity profile, their perceived approach to valuation, and risk tolerance and perceived equity capacity (including fund size). Following the presentation by representatives of Jefferies, representatives of Jefferies departed the meeting, at which time the Company Board discussed next steps, including whether to engage Jefferies as IAS’s financial advisor to conduct a broader review of potential strategic alternatives, and further considered the parties identified by representatives of Jefferies for potential outreach. Following discussion, the Company Board determined to engage Jefferies as IAS’s financial advisor in light of, among other things, Jefferies’ experience with transactions of this kind, historical knowledge of the AdTech industry generally and IAS specifically, its knowledge of certain potentially interested strategic and financial sponsor counterparties, and its views on a potential strategic review process as presented to the Company Board at the meeting, and to begin outreach as part of a strategic review process. The Company Board determined that representatives of Jefferies should begin reaching out to the Initial Outreach Sponsors and that representatives of Jefferies should also work to identify potential strategic companies for outreach. Also at this meeting, representatives of Kirkland reviewed with the

Company Board its fiduciary duties and certain process considerations in connection with the strategic review process and any potential resulting transactions. Representatives of Kirkland advised the Company Board that, if the Company Board determined to move forward with potentially interested counterparties, members of IAS’s management who became involved in the process should be instructed not to engage in discussions with any potential counterparty (or its representatives), with respect to employment, compensation or equity rollover matters unless authorized by the Company Board. Following the meeting, based on discussions with the Company Board, Mr. Rod Aliabadi, member of the Company Board, informed a representative of Jefferies that the Company Board determined to engage Jefferies, subject to entry into an acceptable engagement letter and conflicts disclosure, and instructed representatives of Jefferies to engage in preliminary discussions with the Initial Outreach Sponsors to determine their interest in a potential strategic transaction with IAS in connection with a broader review of potential strategic alternatives.
On September 29, 2024, the Company Board held a special meeting via videoconference, with members of IAS’s senior management, representatives of Jefferies and representatives of Kirkland present. During such meeting, among other topics, representatives of Jefferies provided an update with respect to the strategic review process, including that representatives of Jefferies had engaged in preliminary outreach to 26 potential counterparties, including 12 strategic companies who Jefferies and IAS had identified as potential strategic companies for outreach following the Company Board's instruction at the September 22, 2024 meeting, and 14 financial sponsors (the “2024 Outreach Parties”), 3 of whom had determined not to pursue an acquisition of IAS, citing that they had insufficient internal bandwidth to pursue, or lack of interest in pursuing, a potential transaction with IAS. Members of IAS management presented to the Company Board management’s long-range projections (the “September 2024 Forecasts” as discussed in further detail in the section of this information statement entitled “The Merger—Certain Company Financial Forecasts” beginning on page 42). The Company Board discussed the various assumptions contained in the September 2024 Forecasts and, following discussion, the Company Board authorized sharing of the September 2024 Forecasts with potential transaction counterparties in connection with the strategic review process whom had executed acceptable confidentiality agreements.
Over a period of several days starting on September 22, 2024, representatives of Jefferies, in accordance with the Company Board’s instructions at the September 22, 2024 meeting of the Company Board, commenced outreach to, and as applicable, negotiated confidentiality agreements through mid-October 2024 with, the 2024 Outreach Parties. 14 of these parties, consisting of 10 financial sponsors (“Party A,” “Party B,” “Party C,” “Party D,” “Party E,” “Party F,” “Party G,” “Party H,” “Party I” and “Party L,” respectively) and 4 strategic companies (“Party J,” “Party K,” “Party M” and “Party N,” respectively), executed separate confidentiality agreements with IAS. Each of the confidentiality agreements entered into by IAS with these potential counterparties included among other terms, a customary standstill provision that prohibited these parties (for an agreed upon period) from, among other things, offering to acquire IAS without the prior consent of the Company Board, except that certain of such potential counterparties could make confidential acquisition proposals directly to the Company Board at any time and the standstill would fall away after IAS entered into a definitive agreement with a third party providing for a change of control transaction of IAS. 12 of the 2024 Outreach Parties did not execute confidentiality agreements with IAS and did not attend a management presentation. Representatives of the parties that did not execute confidentiality agreements conveyed various reasons to representatives of Jefferies for determining not to pursue an acquisition of IAS, including, among other reasons, that a strategic transaction with IAS did not fit current strategic priorities, that IAS’s business was not a core priority for such party and concerns regarding pro forma revenue growth.
On October 5, 2024, prior to sharing any financial projections with potential bidders, IAS management sent an email update to the Company Board making some additional refinements to the September 2024 Forecasts, which refinements were made to (i) address an increase in the anticipated churn among key customers, (ii) incorporate revenue from certain new products offered by IAS and (iii) incorporate recently implemented price increases, all of which were immaterial (the “October 2024 Forecasts” as discussed in further detail in the section of this information statement entitled “The Merger—Certain Company Financial Forecasts” beginning on page 42).
On October 14, 2024, at the instruction of the Company Board following the September 22, 2024 meeting, representatives of Jefferies sent a process letter to the preliminary list of financial sponsors and strategic parties, requesting that these parties submit an indicative non-binding proposal by October 22, 2024. The process letter requested, among other things, that each party provide their proposed purchase price, material assumptions underlying the purchase price, intended transaction structure, expected sources and uses of funding (including that potential counterparties who were willing to provide a full equity backstop would be viewed favorably in the process), due diligence timeline, post-transaction plans and a description of any internal review or approval processes.
Between October 7, 2024 and October 17, 2024, representatives of Party A, Party B, Party C, Party D, Party E, Party F, Party G, Party H, Party I, Party J, Party K, Party M and Party N each attended separate management presentations (“Management Presentations”) held by representatives of IAS.
On October 11, 2024, Party C verbally expressed to representatives of Jefferies that they were potentially interested in a transaction with IAS at a “market” premium to IAS’s then-current stock price, but given financing constraints, would need to partner with an equity co-investor to finance the transaction.
Between October 15, 2024 and October 21, 2024, representatives of Party A, Party B, Party C, Party F, Party G and Party L attended separate meetings held by members of IAS senior management and representatives of Jefferies to discuss, among other things, the projections model provided to such potential counterparties (each such discussion, a “Financial Discussion”).
Following a Financial Discussion held on October 21, 2024, Party L informed representatives of Jefferies that they were no longer interested in a potential transaction with IAS, citing concerns with IAS’s growth outlook as well as downward pricing pressure.
On October 22, 2024, Party B submitted a non-binding, all-cash indication of interest to the Company Board to acquire 100% of the Company Common Stock of IAS for $12.00 per share, which noted that Party B would need to conduct further due diligence and would finance the transaction through a combination of debt and equity.
On October 22, 2024, Party F verbally expressed to representatives of Jefferies that while they remained potentially interested in a transaction with IAS, they would not be willing to pay a premium to IAS’s then-current stock price.
On October 25, 2024, representatives of Jefferies delivered a relationship disclosure letter to the Company Board, which letter addressed Jefferies’ relationships with each of Party B, Party C and Party F.
Also on October 25, 2024, the Company Board held a special meeting via videoconference with members of IAS’s senior management, representatives of Jefferies and representatives of Kirkland present. During such meeting, among other topics, representatives of Jefferies provided an update with respect to the ongoing discussions with potential financial sponsor and strategic company counterparties, including with respect to the status of the potential counterparties’ respective due diligence reviews and their preliminary assessments of IAS. Since the September 29, 2024 Company Board meeting, 23 potential counterparties, consisting of 21 of the 2024 Outreach Parties and two additional potential counterparties whom representatives of Jefferies had reached out to since the September 22, 2024 meeting of the Company Board, determined not to proceed with a potential transaction with IAS, citing a variety of factors, including the highly competitive advertising sales market, pricing pressure from competition and other macroeconomic factors, concerns about the future growth outlook and its dependence on continuous product innovation, volatility in IAS’s recent performance and IAS’s vulnerability to pricing risks associated with revenue sharing agreements with demand-side platforms (“DSPs”). As a result, the only parties contacted by representatives of Jefferies that continued to have interest in a potential strategic transaction with IAS were Party B, Party C, Party F, Party K and Party M. Representatives of Jefferies informed the Company Board that of these parties, Party B was the only party to submit a written proposal to acquire IAS, although Party C and Party F had verbally expressed interest in a potential transaction involving IAS. The Company Board discussed with representatives of Jefferies Party B’s non-binding indication of interest and the likelihood of Party B increasing its proposed purchase price from $12.00 per share of Company Common Stock. Representatives of Jefferies also reviewed with the Company Board an updated preliminary financial analysis of IAS based on the October 2024 Forecasts, and discussed the ability of certain 2024 Outreach Parties to secure financing sources or pay a premium to IAS’s then-current stock price, and their likelihood of entering into a transaction with IAS. Representatives of Jefferies also summarized the status of discussions with potential strategic companies, noting that Party K was still evaluating whether or not to proceed with a potential transaction with IAS and engagement by Party M had been limited. Following this discussion, representatives of Jefferies left the meeting and the Company Board entered an executive session. Kirkland disclosed its existing relationships with each of Party B, Party C and Party F, and Jefferies’ relationship disclosure memo (which identified its relationships with those parties) was provided to the Company Board ahead of the meeting. The Company Board concluded that none of the relationships disclosed would affect Jefferies’ ability to serve as IAS’ financial advisor or Kirkland’s ability to serve as IAS’s legal counsel. Following this discussion, members of IAS management other than those who are directors left the meeting and the Company Board determined that IAS and its advisors should continue to engage with potential counterparties, including Party B. The Company Board then discussed the terms of the potential engagement of Jefferies, including the transaction fees payable to Jefferies, and expressed support for Jefferies’ engagement.
Later on October 25, 2024, it was reported by Bloomberg that IAS was exploring a potential sale after receiving takeover interest.
By October 25, 2024, 13 potentially interested counterparties that had executed confidentiality agreements to date had been granted access to due diligence information regarding IAS in a virtual data room, including the October 2024 Forecasts. The virtual data room was updated with additional due diligence information throughout the strategic review process. Each potential counterparty that subsequently entered into a confidentiality agreement with IAS following the October 25, 2024 Company Board meeting was granted access to the data room on the same day the party entered into a confidentiality agreement.
Also on October 25, 2024, IAS executed an engagement letter with Jefferies as its financial advisor.
Following the release of the Bloomberg article, two additional potential counterparties reached out to representatives of Jefferies on October 29, 2024 and November 1, 2024, respectively, regarding a potential transaction with IAS, both of which are financial sponsors (“Party O” and “Party P”).
On October 31, 2024, representatives of Party K attended a Financial Discussion held by representatives of IAS senior management and representatives of Jefferies.
On November 1, 2024 and November 5, 2024, IAS executed confidentiality agreements with Party O and Party P.
Between November 5 and November 6, 2024, representatives of Party B and Party K separately attended “Product Deep Dive” discussions held by IAS and representatives of Jefferies.
Also on November 6, 2024, various media sources reported that Party B was engaging in discussions related to a strategic transaction involving IAS.
On November 7, 2024, representatives of Party P attended a Management Presentation held by representatives of IAS.
On November 8, 2024, following a number of diligence sessions focused on sales and go-to-market strategies, Party B informed representatives of Jefferies that it was no longer interested in a potential transaction with IAS due to slowing growth, the highly competitive nature of the industry and resulting pricing headwinds and low cash conversion relative to IAS’s earnings before interest, taxes, depreciation and amortization (“EBITDA”).
On November 20, 2024, IAS executed a confidentiality agreement with a potential counterparty that is a financial sponsor (“Party Q”).
On November 21, 2024, representatives of Party Q attended a Management Presentation held by representatives of IAS.
On November 22, 2024, representatives of Party P attended a Financial Discussion held by representatives of IAS senior management and representatives of Jefferies.
On December 27, 2024, IAS executed a confidentiality agreement with a potential counterparty that is a financial sponsor (“Party R”).
By late December 2024, all potentially interested counterparties that had executed confidentiality agreements over the few months following the October 25, 2024 Company Board meeting had been granted access to due diligence information regarding IAS in a virtual data room, including the October 2024 Forecasts.

On January 17, 2025, the Company Board held a special meeting via videoconference with representatives of Jefferies, members of IAS senior management and representatives of Kirkland to provide an update on the 2024 strategic review process (the “2024 Process”) as well as to discuss whether to conduct outreach to additional potential counterparties to a strategic transaction involving IAS. Representatives of Jefferies reviewed with the Company Board a list of (i) 36 recommended potential financial sponsor counterparties, of which four were financial sponsors that participated in and withdrew from the 2024 Process and (ii) 26 strategic companies, of which 13 participated in the 2024 Process. Representatives of Jefferies also reviewed with the Company Board an overview of each of the 36 recommended potential sponsor counterparties, including their historical acquisition activity profile, their perceived approach to investment and perceived equity capacity (including fund size).
On January 22, 2025, representatives of Jefferies met with members of IAS’s senior management to discuss the status of discussions with each of the 26 potential strategic company counterparties.
Over a period of several weeks starting on January 22, 2025, representatives of Jefferies, in accordance with the Company Board’s instructions at the January 17, 2025 meeting of the Company Board, commenced outreach to the potentially interested counterparties identified at the meeting, made up of a combination of financial sponsors (including Novacap) and strategic companies (the “2025 Outreach Parties”). 14 of the new potentially interested counterparties, consisting of 13 financial sponsors (including Novacap) and 1 strategic company, entered into customary confidentiality agreements, each on substantially similar terms, including, among other terms, a customary standstill provision that prohibited these parties (for an agreed upon period) from, among other things, offering to acquire IAS without the prior consent of the Company Board, except that certain of such potential counterparties could make confidential acquisition proposals directly to the Company Board at any time and the standstill would fall away after IAS entered into a definitive agreement with a third party providing for a change of control transaction of IAS. 44 of the 2025 Outreach Parties did not execute confidentiality agreements with IAS and did not participate in the 2025 strategic review process (the “2025 Process”) following the initial outreach call with representatives of Jefferies and 2 of the 2025 Outreach Parties had executed a customary confidentiality agreement with IAS during the 2024 Process.
On January 24, 2025, representatives of Jefferies reached out to Party L to reengage Party L in the 2025 Process.
On January 29, 2025, representatives of Jefferies shared a preliminary version of IAS’s 2025 Annual Operating Plan, including 3-year projections and revenue forecasts (the “February 2025 Forecasts” as discussed in further detail in the section of this information statement entitled “The Merger—Certain Company Financial Forecasts” beginning on page 42) with the Company Board for review.
On February 4, 2025, the Company Board held a special meeting via videoconference with representatives of Jefferies, members of IAS senior management and representatives of Kirkland to discuss the February 2025 Forecasts.
Between February 3, 2025 and February 25, 2025, IAS executed separate confidentiality agreements with ten potential counterparties that are financial sponsors (“Party S,” “Party T,” “Party U,” “Party V,” “Party W,” “Party X,” “Party Y,” “Party Z,” Novacap, and “Party AA,” respectively) and two potential counterparties that are strategic companies (“Party BB” and “Party CC,” respectively). Between February 3, 2025 and February 28, 2025, representatives of Party R, Novacap, Party S, Party T, Party V, Party W, Party X, Party Y, Party Z, Party AA and Party BB, attended separate Management Presentations held by representatives of IAS. “Party DD,” a potential counterparty who is a strategic company, attended a joint management presentation with Party Y.
Over a period of several days starting on February 17, 2025, the February 2025 Forecasts were shared with potential counterparties.
On February 21, 2025, representatives of Party L attended a Financial Discussion held by representatives of IAS senior management and representatives of Jefferies.
Between February 24, 2025 and February 28, 2025, representatives of Party X and Party R attended separate Financial Discussions held by representatives of IAS senior management and representatives of Jefferies, and representatives of Party R attended a product demonstration held by IAS and representatives of Jefferies.

On March 3, 2025, representatives of Party Z attended a Management Presentation held by representatives of IAS and representatives of Party L attended a product demonstration held by IAS and representatives of Jefferies.
On March 4, 2025, representatives of Jefferies met with members of IAS senior management to provide an update regarding discussions with Party K.
Between March 5, 2025 and March 7, 2025, representatives of Party AA and representatives of Party BB attended separate Financial Discussions and product demonstrations held by IAS and representatives of Jefferies, and representatives of Party K and Party U attended separate Management Presentations held by representatives of IAS.
On March 10, 2025, representatives of Party R attended a follow-up financial due diligence discussion held by IAS and representatives of Jefferies.
On March 13, 2025, representatives of Party L submitted a non-binding written indicative term sheet for a $400 million convertible debt investment in IAS, the proceeds of which would be used to repurchase IAS shares in the open market (the “Party L Proposal”). The Party L Proposal was based on a $9.58 per share price at close of market on March 12, 2025 and noted that, among other things, the notes would be converted at a 25% premium to the 20-day volume weighted average price prior to announcement, subject to customary anti-dilution adjustment. The convertible debt investment contemplated granting Party L two seats on the Company Board, subject to certain limitations. The Party L Proposal was subject to further diligence to support the February 2025 Forecasts.
Also on March 13, 2025, representatives of Party R submitted a non-binding written indication of interest to acquire all of the outstanding shares of IAS in cash for an amount ranging from $10.50-$11.50 per share, representing a 16%-27% premium to the closing share price of $9.06 as of March 13, 2025 (the “Party R Proposal”). The Party R Proposal noted that they would have fully committed debt and equity financing in place at the time of signing a transaction and contemplated being in a position to sign definitive transaction documents within 30 days, subject to completion of due diligence.
On March 16, 2025, the Company Board held a special meeting via videoconference, with members of IAS’s senior management, representatives of Jefferies and representatives of Kirkland present. During such meeting, among other topics, representatives of Jefferies provided an update with respect to the ongoing discussions with potential financial sponsor and strategic company counterparties, including with respect to the status of the potential counterparties’ respective due diligence reviews and their preliminary assessments of IAS. Since the January 17, 2025 Company Board meeting, 44 of the 2025 Outreach Parties determined not to proceed with a potential transaction with IAS after the outreach call by representatives of Jefferies, six of the 2025 Outreach Parties attended a Management Presentation and subsequently determined not to proceed with a potential transaction, and two of the 2025 Outreach Parties attended additional meetings and conducted additional diligence, but ultimately determined not to proceed with a potential transaction. Some of the reasons expressed by various potential counterparties for not proceeding with a potential transaction included challenging market dynamics in the AdTech industry, the highly competitive nature of the AdTech industry, slowing growth and unfavorable pricing trends, the future growth outlook being highly dependent on new product innovation and IAS’s vulnerability to pricing risks associated with revenue sharing agreements with DSPs. As a result, Party K, Party L, Party Q, Party R and one additional potential counterparty who is a financial sponsor (“Party EE”) were the only 2025 Outreach Parties that remained potentially interested in a transaction with IAS, as of the March 16, 2024 Company Board meeting. Representatives of Jefferies reviewed with the Company Board a summary of the Party L Proposal and the Party R Proposal, including the material terms and conditions of each proposal. The Company Board authorized representatives of Jefferies to provide confidentiality agreements to a limited number of debt financing sources with respect to potentially providing acquisition financing in order to obtain a better view on the amount a financial sponsor could pay in a going private transaction of IAS, and further discussed the Party L Proposal and Party R Proposal. Following this discussion, the Company Board determined that IAS and its advisors should continue to engage with the potential counterparties, including Party L and Party R, although the Company Board noted that the Company Board was not interested in a convertible note investment from Party L, but would continue to engage with them with respect to other potential transactions, and directed representatives of Jefferies to communicate the same to Party L.

By March 16, 2025, all 2025 Outreach Parties that had executed confidentiality agreements to date had been granted access to due diligence information regarding IAS in a virtual data room, including the February 2025 Forecasts. The virtual data room was updated with additional due diligence information throughout the 2025 Process.
On March 17, 2025, members of IAS’s senior management held a meeting with representatives of Jefferies and discussed next steps and potential timelines with respect to Party K, including potential marketing attribution use cases.
Over a period of several days starting on March 19, 2025, IAS executed confidentiality agreements with nine potential debt financing sources. Between March 25, 2025 and April 4, 2025, representatives of Jefferies held due diligence sessions with four such potential debt financing sources to discuss, among other topics, IAS’s potential leverage profile in a going private transaction.
At the direction of the Company Board, on March 20, 2025, representatives of Jefferies reached out to Party B to reengage Party B in the 2025 Process however, Party B declined to participate in the 2025 Process.
On March 25, 2025, representatives of Party R attended a due diligence session with representatives of IAS and Jefferies.
On March 26, 2025, representatives of Party Q attended a Management Presentation held by representatives of IAS.
On March 28, 2025, representatives of Party K and Party R attended separate follow-up diligence sessions held by IAS and representatives of Jefferies.
On April 2, 2025, representatives of Party L attended another meeting with representatives of Jefferies to discuss the feasibility and availability of debt financing.
On April 3, 2025, representatives of Party R attended a discussion regarding pricing trends, CTV and Publica held by IAS and representatives of Jefferies.
On July 1, 2025, representatives of Party X attended another Management Presentation held by representatives of IAS and received access to the customer cube.
On July 22, 2025, representatives of Party R attended a management discussion held by representatives of IAS.
On July 8, 2025, representatives of Novacap held a telephonic conference with representatives of IAS senior management to discuss pricing trends and IAS’s relationship with Oracle.
On July 17, 2025, representatives of Novacap held a telephonic conference with representatives of Jefferies and with representatives of IAS to discuss IAS’s financial condition
On July 23, 2025, Novacap submitted a written non-binding indication of interest to acquire all of the shares of Company Common Stock of IAS for $9.30 per share in cash (the “Novacap July 23 Proposal”), which required the execution of a 45-day exclusivity period within which it would complete its due diligence and negotiate a transaction (with a 30-day initial period and 15-day extension subject to meeting certain conditions) and delivery of lock-up and support agreements from Vista and other key stockholders.
On July 29, 2025, representatives of Party R informed representatives of Jefferies that they had determined not to proceed with a transaction with IAS due to AdTech market dynamics, pricing pressure, competition in the market and IAS’s vulnerability to pricing risks associated with revenue sharing agreements with DSPs.
On July 30, 2025, the Company Board held a special meeting by videoconference with, among others, representatives of Kirkland, Jefferies and members of IAS’s management in attendance. Representatives of Jefferies provided a recap and update on the strategic review process to date, noting that since September 2024, representatives of Jefferies contacted a total of 77 potentially interested counterparties, of which 24 (including 20 financial sponsors and four strategic companies) held discussions with IAS management. Of those 24 potential counterparties, four financial sponsors (i.e., Novacap, Party R, Party L and Party B) submitted non-binding written indications of interest. Representatives of Jefferies also updated the Company Board that Party L and Party R had recently declined to pursue a transaction following submission of its indication of interest such that Novacap was the only remaining potential counterparty interested in proceeding with a potential transaction at this time. Representatives of Jefferies then reviewed with the Company Board a summary of the Novacap

July 23 Proposal noting that, among other things, the Novacap July 23 Proposal represented a 15% premium to IAS’s 30-day volume weighted average price per share as of the date prior to the Novacap July 23 Proposal, Novacap would require third party debt financing for the transaction, Novacap had proposed a 45-day exclusivity period within which it would complete its due diligence and negotiate a transaction (with a 30-day initial period and 15-day extension subject to meeting certain conditions), and the Novacap July 23 Proposal contemplated equity rollover by members of management (in an unspecified amount). The Company Board engaged in discussion regarding the strategic review process and potential next steps, including in light of IAS’s recent performance and industry trends. The Company Board considered the fact that, 11 months prior to the announcement of the Merger Agreement, it was publicly reported by Bloomberg that IAS was working with Jefferies in exploring a potential sale after receiving takeover interest, followed shortly thereafter with various media sources reporting that a third party was engaged in discussions to acquire IAS which provided any third party not otherwise contacted by IAS or its representatives wishing to engage in discussions with IAS an opportunity to put forward a compelling proposal. After further discussion, the Company Board instructed representatives of Jefferies to inform Novacap that the Novacap July 23 Proposal was inadequate and that it would need to improve its price in order for the Company Board to engage further with Novacap. The Company Board also authorized representatives of Jefferies to reach out to certain other bidders that had previously participated in the strategic review process to gauge if they would have a renewed interest in exploring a transaction with IAS. The Company Board also instructed IAS management to review, in light of the passage of time, the long-term plan previously prepared by management and reviewed by the Company Board in connection with the strategic review process so that the Company Board could consider any updates to such plan in connection with evaluating any revised proposal from Novacap.
Following the July 30, 2025 Company Board meeting, representatives of Jefferies had a call with representatives of Novacap during which they informed Novacap, per the Company Board’s instructions, that the Novacap July 23 Proposal was inadequate and explained that Novacap would need to increase its price before the Company Board would be willing to engage further.
On July 31, 2025, representatives of Jefferies reached out to Party B again to reengage Party B in the 2025 Process, however, Party B declined to participate in the 2025 Process.
On August 11, 2025, Novacap submitted a revised, non-binding all-cash written indication of interest to acquire all of the shares of Company Common Stock of IAS for $9.80 per share (the “Novacap August 11 Proposal”).
On August 14, 2025, the Company Board held a special meeting by videoconference with, among others, representatives of Kirkland, Jefferies and members of IAS’s management in attendance. Representatives of Jefferies reviewed with the Company Board a summary of the Novacap August 11 Proposal, noting that the price of $9.80 per share of Company Common Stock represented an 18% premium to the 30-day volume weighted average price per share of Company Common Stock as of August 11, 2025, but otherwise, the terms of the Novacap August 11 Proposal were the same as the Novacap July 23 Proposal. The Company Board and representatives of Jefferies discussed Novacap’s ability to increase the proposed purchase price further based on Novacap’s ability to obtain debt financing and concluded that Novacap would need to engage with potential debt sources to obtain a more definitive view on its ability to obtain debt financing for the transaction in an amount that would enable Novacap to increase its proposed purchase price. Next, the Company Board discussed management’s latest updates to IAS’s long-range financial projections as previously requested by the Company Board reflecting IAS’s latest financial results and trends, highlighting certain assumptions underlying the different scenarios including, among other things, with respect to the assumed growth rate of IAS’s business as well as certain tailwinds and headwinds to the business associated with artificial intelligence, changes to the macroeconomic environment, execution risk associated with IAS achieving its plan and the assumed growth rates underlying the scenarios provided by management, initiatives regarding new product innovation and developments, and trends in the AdTech industry generally and IAS’s ability to navigate such trends. After discussion, the Company Board approved the updated projections (the “August 2025 Projections” as discussed in further detail in the section of this information statement entitled “The Merger—Certain Company Financial Forecasts” beginning on page 42) for use by the Company Board to compare the standalone business of IAS to any proposals received from counterparties and for use by representatives of Jefferies in connection with its analysis of any potential transaction with Novacap.
On August 17, 2025, the Company Board held a special meeting by videoconference with, among others, representatives of Kirkland, representatives of Jefferies and members of IAS’s management in attendance.

Representatives of Jefferies reviewed with the Company Board an updated preliminary financial analysis of the Novacap August 11 Proposal. The Company Board and representatives of Jefferies then discussed IAS’s financial performance generally, including factors that may be suppressing IAS’s stock price, including low cash conversion relative to EBITDA, which was previously cited by Party B during its evaluation of a potential transaction as a challenge facing IAS. Representatives of Jefferies then reviewed with the Company Board an illustrative sponsor take-private analysis and assessment of Novacap’s ability to pay and raise financing for the potential transaction. The Company Board and representatives of Jefferies discussed that allowing Novacap to engage with potential debt-financing sources may lead to an improved proposal. The Company Board instructed representatives of Jefferies to inform Novacap that the Company Board would be willing to move forward with Novacap at a purchase price of $11.00 per share and that Novacap should provide its best revised offer. In addition, the Company Board resolved to form an ad-hoc transaction committee (the “Transaction Committee”) for convenience and efficiency and not to address any potential conflicts of interest, and to appoint Rod Aliabadi, Brooke Nakatsukasa, Jill Putman and Lisa Utzschneider, all of whom had significant experience with mergers and acquisition transactions, to the Transaction Committee. The Company Board authorized the Transaction Committee to assist and oversee management with respect to negotiating a possible transaction with Novacap; provided that any potential transaction involving IAS would need to be approved by the full Company Board.
Following the August 17, 2025 Company Board meeting, as instructed by the Company Board, representatives of Jefferies had a discussion with representatives of Novacap where they communicated that Novacap would need to further increase its offer price.
On August 19, 2025, representatives of Jefferies delivered an updated relationship disclosure letter to the Company Board, which letter addressed Jefferies’ relationships with each of Vista and Novacap.
On August 20, 2025, Novacap, submitted a revised, non-binding all-cash written proposal of $10.15 per share (the “Novacap August 20 Proposal”).
On August 21, 2025, the Transaction Committee held a special meeting by videoconference with representatives of Kirkland, representatives of Jefferies and members of IAS management in attendance. Representatives of Jefferies provided an overview of the Novacap August 20 Proposal, which restated the request to enter into a 45-day period of exclusivity (with a 30-day initial period and 15-day extension subject to meeting certain conditions) and included a new requirement that the transaction be structured as a written consent deal in lieu of a shareholder meeting (with written consents to be provided by Vista Equity Partners and Atlas Venture Fund (“Atlas”)). Representatives of Kirkland discussed the legal and fiduciary considerations associated with granting exclusivity and with agreeing to structure a transaction as a written consent deal, including how it could impact the ability of a competing bidder to submit a topping bid. The Transaction Committee instructed representatives of Jefferies to reach out to a select group of parties that were previously involved in the IAS strategic review process to gauge their interest in a transaction before entering into exclusivity with Novacap. The Transaction Committee discussed various tactics for obtaining a higher offer price from Novacap, and determined to recommend to the Company Board that they inform Novacap that IAS would be willing to grant a shorter initial exclusivity period of 15 days during which they could engage with debt financing sources and conduct more comprehensive due diligence, and would expect Novacap to increase its offer before extending the exclusivity period and negotiating transaction documents.
Later in the day on August 21, 2025, the Transaction Committee sent an update email to the Company Board informing them of this recommendation. Following feedback from all other Company Board members that they were aligned with this approach, representatives of Jefferies were instructed to communicate the same to Novacap, which representatives of Jefferies did on August 21, 2025.
On August 22, 2025, following further discussions with representatives of Jefferies, Novacap verbally communicated to representatives of Jefferies that it would increase its non-binding offer price to $10.25 per share of Company Common Stock, provided that IAS grant a longer exclusivity period and move forward with negotiating transaction documents on the other terms previously discussed.
On August 22, 2025, the Company Board held a special meeting by videoconference with, among others, representatives of Kirkland, representatives of Jefferies and members of IAS management in attendance. Representatives of Jefferies reviewed with the Company Board the $10.25 per share price verbally offered by Novacap, noting that the price of $10.25 per share of Company Common Stock represented a 20% premium to the 30-day volume weighted average price per share of Company Common Stock as of August 29, 2025. The

Company Board discussed various tactics for obtaining a higher offer price from Novacap, and determined to instruct representatives of Jefferies to inform Novacap that $10.25 per share of Company Common Stock is not a price at which the Company Board would be willing to transact, but if Novacap agreed to offer $10.30 per share of Company Common Stock, the Company Board would be willing to transact at such price and would (i) agree to approve the transaction via written consent of the stockholders (rather than via stockholder meeting) and (ii) grant a longer overall exclusivity period (with an initial exclusivity period of 15 days and subsequent extensions of the exclusivity period (x) by an additional 7 days if Novacap reconfirmed the offer price of $10.30 per share of Company Common Stock after the expiration of the initial 15-day exclusivity period and (y) by an additional 8 days if Novacap delivers substantially negotiated debt financing commitment letters in an amount sufficient to fund the entirety of the debt financing by the 21st day of the exclusivity period). In determining whether to grant exclusivity to Novacap, the Company Board also took into account, among other things, the facts that (a) the publication of the Bloomberg article on October 24, 2024 combined with the strategic review process that had been conducted by IAS since September 2024 had served as a thorough public market check and (b) there was likely a limit to Novacap’s willingness to continue to engage on the potential transaction without exclusivity or finalizing definitive documentation imminently.
Later on August 22, 2025, representatives of Jefferies communicated the IAS counterproposal of $10.30 per share of Company Common Stock as well as the Company Board’s agreement to approval of the transaction by written consent and the Company Board’s proposal on exclusivity to Novacap.
On the morning of August 24, 2025, Novacap verbally communicated to representatives of Jefferies that they would increase their offer price to $10.30 per share of Company Common Stock, noting this was their best and final price.
On August 25, 2025, IAS executed an exclusivity agreement with an initial exclusivity period of 15 days (with a 7-day extension if Novacap confirms prior to the end of the initial period that it intends to continue negotiating the transaction at a price no lower than $10.30 per share of Company Common Stock and a further 8-day extension if Novacap delivers substantially negotiated debt financing commitment letters in an amount sufficient to fund the entirety of the debt financing by the 21st day of the exclusivity period) and Novacap began the Phase II due diligence process.
Beginning on August 25, 2025 and continuing until signing, Novacap and representatives of Jefferies met twice a week to discuss the due diligence process. These meetings included technology, financial, customer, legal, tax (including foreign taxes) and IT diligence sessions. On September 3 and September 4, representatives of Novacap attended in-person due diligence meetings with IAS and representatives of Jefferies. Also on September 3, 2025, Novacap attended a dinner with representatives of IAS and a representative of Jefferies.
On September 7, 2025, the Company Board held a special meeting by videoconference with, among others, representatives of Kirkland, representatives of Jefferies and members of IAS’s management in attendance. Representatives of Kirkland reviewed with the Company Board certain key terms of the initial draft of the merger agreement (the “Draft Merger Agreement”) proposed to be shared with Novacap. The Draft Merger Agreement, among other things, (i) contained customary representations, warranties and covenants for a transaction involving a financial sponsor buyer, (ii) provided for customary termination rights of IAS, including to enter into an acquisition agreement for a superior proposal prior to receipt of the requisite shareholder approval of the transaction (subject to compliance with the terms of the agreement and the payment of a termination fee), and (iii) included “hell or high water” obligations with respect to achieving required regulatory approvals. The Draft Merger Agreement contemplated that the Consenting Stockholders, who together held the requisite percentage of voting securities of IAS to approve a change of control transaction in accordance with the DGCL and IAS’s organizational documents, would deliver a written consent approving the potential transaction after signing of the Merger Agreement. Following such discussion, the Company Board approved the distribution of the Draft Merger Agreement to Novacap.
On September 9, 2025, the Draft Merger Agreement was distributed to Novacap. Also on September 9, 2025, Willkie Farr and Gallagher (“Willkie”), Novacap’s legal counsel, sent Kirkland a letter which reaffirmed Novacap’s offer price of $10.30 per share of Company Common Stock and extended exclusivity to September 22, 2025.
On September 15, 2025, representatives of Kirkland met with representatives of IAS to discuss key issues in the Merger Agreement shared by Willkie on September 12, 2025, including, among other things, (i) delivery of a support agreement by each of the Consenting Stockholders, (ii) the inside and outside dates for the transaction, (iii) regulatory efforts required to be employed by Novacap as well as the quantum of any reverse termination fee, (iv) treatment of IAS’s equity awards and (v) scope of interim operating covenants and representations and warranties. Also on September 15, 2025, representatives of Willkie sent to representatives of Kirkland initial drafts of the Equity Commitment Letter and Limited Guarantee to be executed by Novacap in connection with the proposed transaction. Representatives of Kirkland promptly shared the drafts of the Equity Commitment Letter and the Limited Guarantee with IAS and Vista.
Between September 16, 2025 and the signing of the Merger Agreement on September 24, 2025, under the direction and supervision of the Company Board and representatives of Kirkland, Ms. Utzschneider had several discussions with representatives of Novacap with respect to the treatment of IAS’s outstanding equity awards, including IAS’s outstanding and unvested Company RSUs, Company MSUs and Company Options. Ms. Utzschneider promptly updated the Company Board following these discussions. During this time, representatives of Kirkland and representatives of Willkie also held several teleconferences with respect to the treatment of IAS’s outstanding equity awards, including IAS’s outstanding and unvested Company RSUs, Company MSUs and Company Options.
Also on September 17, 2025, following instruction from the Company Board, representatives of Kirkland had a telephonic meeting with representatives of Atlas to discuss the current terms of the proposed transaction as well as the various transaction documents in connection with Atlas’ review and consideration in connection with their potential approval of a possible transaction with Novacap.
On September 18, 2025, representatives of Willkie sent to representatives of Kirkland the initial draft of the Support Agreement to be executed by Vista and certain of its affiliated funds in connection with the proposed transaction. Representatives of Kirkland promptly shared the draft of the Support Agreement with IAS and Vista. On September 18, 2025, representatives of Kirkland sent the initial draft of the IAS confidential disclosure letter to representatives of Willkie.
On September 19, 2025, the Transaction Committee held a special meeting by videoconference with, among others, representatives of Kirkland, representatives of Jefferies and members of IAS’s management in attendance. Representatives of Kirkland updated the Transaction Committee on the latest discussions with Novacap, including that Novacap had reconfirmed their $10.30 offer and that representatives of Kirkland and Willkie continued to exchange drafts of the key transaction documents. Representatives of Kirkland discussed with the Transaction Committee the key remaining points, including treatment of the equity awards and covenants regarding employee benefit matters applicable to IAS employees generally and also reminded the Transaction Committee that the draft Merger Agreement contemplated that the Consenting Stockholders would deliver a written consent approving the Merger after signing of the Merger Agreement. The Transaction Committee also discussed the various regulatory approvals required in connection with the Merger and expected closing timeline.
Also on September 19, 2025, (i) representatives of Kirkland sent the draft Merger Agreement to representatives of Atlas and incorporated Atlas’s feedback into the Draft Merger Agreement and (ii) representatives of Jefferies shared an updated relationship disclosure letter with the Company Board, which letter addressed Jefferies’ relationships with each of Vista and Novacap.
On September 21, 2025, the Company Board held a special meeting with members of IAS’s management and representatives of Jefferies and Kirkland present. Representatives of Jefferies reviewed with the Company Board Jefferies’ updated preliminary financial analyses of Novacap’s offer of $10.30 per share in cash (which were based on the August 2025 Projections, as more fully described in the section of this information statement titled “The Merger—Certain Company Financial Forecasts” starting on page 42). Members of the Company Board discussed with representatives of Jefferies the latest status of Novacap’s diligence and the parties’ expectation to announce the transaction pre-market September 24, 2025, as well as the communications rollout package. At the meeting, the Company Board reviewed Jefferies’ updated relationship disclosure letter, which was circulated to the Company Board immediately following the September 19 meeting, and again determined that there were no conflicts that would affect the ability of Jefferies to fulfill its responsibilities as financial advisor to IAS. Representatives of Kirkland provided relationship disclosures to the Company Board. Following such disclosure, the Company Board again concurred that there were no relationships that would affect the ability of Kirkland to fulfill its responsibilities as legal advisor to IAS. Representatives of Kirkland reviewed again with the Company Board its fiduciary duties under Delaware law in connection with the potential transaction.

During a break in the Company Board meeting, the Compensation Committee of the Company Board (the “Compensation Committee”) held a meeting to review the treatment of certain outstanding equity awards of IAS, including the conversion of certain Unvested Company RSUs into cash replacement awards and treatment of the Company MSUs, with 50% converting into cash replacement awards and the remaining 50% converted into restricted limited partnership unit awards of an affiliate of Novacap that would directly or indirectly own all of the equity of IAS post-transaction. At this meeting, the members of the Compensation Committee also discussed with representatives of Kirkland certain employee-related covenants impacting employees post-closing of the transaction as well as transaction related bonuses and employee retention bonuses.
Following the meeting of the Compensation Committee, the Company Board reconvened and resumed the Company Board meeting. Representatives of Kirkland then summarized the current terms of the draft Merger Agreement and open points, including with respect to (i) the efforts Novacap was required to take to obtain regulatory approvals, including the negotiation of a “clear skies provision,” (ii) the amount of the respective termination fees payable by IAS and Novacap in certain circumstances, (iii) the proposed inside and outside dates, (iv) treatment of certain equity awards and certain employee benefits following signing and (v) negotiation and finalization of the Support Agreement with Vista.
On September 22, 2025, representatives of Willkie sent to representatives of Kirkland a draft of the Debt Commitment Letter that contemplated debt financing consisting of a term loan facility in an aggregate principal amount equal to $1 billion and a revolving credit facility in an aggregate principal amount equal to $150 million. Representatives of Kirkland promptly shared the draft of the Debt Commitment Letter with IAS and Vista.
On September 22, 2025, representatives of Kirkland sent the draft Written Consent to representatives of Atlas. Additionally, between September 19, 2025 and September 23, 2025, representatives of Kirkland and representatives of Willkie exchanged drafts of the Merger Agreement and the IAS confidential disclosure letter, the Support Agreement, the Debt Commitment Letter, the Equity Commitment Letter, the Limited Guarantee, the Written Consent and other transaction documents. During this time, representatives of Kirkland, on behalf of IAS, and representatives of Willkie, on behalf of Novacap, had several discussions with respect to, among other things, the remaining open items in the Merger Agreement and other transaction documents.
On September 23, 2025, the Company Board held a special meeting with members of IAS’s management and representatives of Jefferies and Kirkland present. Representatives of Kirkland provided the Company Board with an update on the final terms of the draft Merger Agreement following negotiations conducted with Willkie since the September 21, 2025 Company Board meeting, including with respect to the proposed treatment of equity awards and employee-related covenants. Representatives of Jefferies reviewed with the Company Board Jefferies’ financial analyses with respect to IAS and delivered its opinion (which Jefferies subsequently confirmed in writing) that, as of September 23, 2025, and based on and subject to the various assumptions made, procedures followed, matters considered and limitations and qualifications on the scope of review undertaken as described in its opinion, the Per Share Price to be received by the holders of shares of Company Common Stock pursuant to the proposed Merger Agreement was fair, from a financial point of view, to such holders (other than Parent, Merger Sub and their respective affiliates). Jefferies’ opinion is more fully described in the section of this information statement entitled “The Merger—Opinion of Jefferies LLC.” Following finalization and agreement on all transaction terms and the unanimous recommendation of the Compensation Committee with respect to the treatment of the equity awards and employee-related covenants contemplated by the Merger Agreement and following prior discussion and consideration of the Merger Agreement and the other transactions contemplated by the Merger Agreement (including the factors described in the section of this information statement entitled “Recommendation of the Company Board; Reasons for the Merger” beginning on page 32), the members of the Company Board (i) determined that it is fair to, and in the best interests of, IAS and its stockholders, and declared it advisable, for IAS to enter into the Merger Agreement providing for the Merger in accordance with the DGCL upon the terms and subject to the conditions set forth therein, (ii) approved the execution and delivery of the Merger Agreement by IAS, the performance by IAS of its covenants and other obligations thereunder, and the consummation of the Merger and the other transactions contemplated by the Merger Agreement upon the terms and subject to the conditions set forth therein, (iii) directed that the adoption of the Merger Agreement by written consent be submitted for consideration by IAS’s stockholders in accordance with the Merger Agreement, and (iv) resolved to recommend that IAS’s stockholders approve and adopt the Merger Agreement by written consent in accordance with the DGCL. Further, the members of the Company Board approved the other documents and instruments and other agreements as contemplated by the Merger Agreement, including the Equity Commitment Letter, Limited Guarantee, Support Agreement, Debt Commitment Letter, IAS confidential disclosure letter and Written Consent.
On September 24, 2025, IAS and Novacap executed the Merger Agreement and delivered the Equity Commitment Letter and the Limited Guarantee and an executed Support Agreement for Vista. IAS delivered the final IAS confidential disclosure letter. Novacap also delivered an executed Debt Commitment Letter. Following the execution of the Merger Agreement and other transaction documents, the Consenting Stockholders delivered the Written Consent. After execution of the Merger Agreement and the other transaction documents and the delivery by the Consenting Stockholders of the written consent approving the transaction, IAS and Novacap issued a joint press release announcing the entry into the Merger Agreement before the opening of the U.S. stock exchange on September 24, 2025.
Recommendation of the Company Board; Reasons for the Merger
After consideration of various factors as discussed in the section entitled “The Merger—Recommendation of the Company Board; Reasons for the Merger” beginning on page 32, the Company Board unanimously (i) determined that it is fair to, and in the best interests of, IAS and its stockholders, and declared it advisable, to enter into the Merger Agreement providing for the Merger, in accordance with the DGCL; (ii) approved and declared advisable the Merger Agreement, the execution and delivery of the Merger Agreement by IAS, the performance by IAS of its covenants and other obligations thereunder, and the consummation of the Merger upon the terms and conditions set forth therein; (iii) resolved to recommend that IAS stockholders adopt the Merger Agreement and the Merger in accordance with the DGCL; and (iv) directed that the Merger Agreement be submitted to IAS’s stockholders for adoption.
In the course of the Company Board making such determinations, the Company Board and the Transaction Committee consulted with management of IAS, as well as IAS’s legal and financial advisors, and considered the following potentially positive factors, which are not intended to be exhaustive and are not presented in any relative order of importance:
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Merger consideration: The Company Board considered the $10.30 per share in cash to be paid as Merger consideration in relation to (i) the Company Board’s assessment of the current and future intrinsic value of IAS as a standalone entity, (ii) the multiple of enterprise value to EBITDA implied by such price (including in relation to IAS’s current and historic multiples and the multiples implied by the deal value in selected precedent transactions) and (iii) the current and historical market prices of shares of Company Common Stock.

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Strategic alternatives: The Company Board considered the likelihood and potential benefits of other potential strategic or other business combination transactions (including with alternative acquirors) and continuing as a standalone company.

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The Company Board considered the potential benefits, risks and uncertainties associated with possible strategic alternatives to the Merger (including the possibility of remaining a standalone publicly traded company), including the likelihood of accomplishing such alternatives, taking into account the Company Board’s belief that there were likely no other potential purchasers or other parties that would be reasonably likely to engage in a transaction in the near term at a price greater than the price being offered by Novacap.

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The Company Board considered that IAS, beginning in September 2024, discussed possible interest in a potential strategic transaction with 79 total potential counterparties (comprised of a mixture of strategic and financial counterparties that the Company Board, with the assistance of representatives of Jefferies, determined would be most likely to have an interest in acquiring, and be able to pay a competitive price for, IAS), that IAS entered into confidentiality agreements with 31 of those potential counterparties, which resulted in 4 initial indications of interest, and the fact all of the parties that submitted initial indications of interest (other than Novacap) determined they were not interested in pursuing a strategic transaction with IAS.

•	The Company Board considered the fact that, 11 months prior to the announcement of the Merger Agreement, it was publicly reported by Bloomberg that IAS was working with Jefferies in exploring a potential sale after receiving takeover interest, followed shortly thereafter with various media sources reporting that a third party was engaged in discussions to acquire IAS, which provided any third party not otherwise contacted by IAS or its representatives wishing to engage in discussions with IAS an opportunity to put forward a compelling proposal.
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The Company Board conducted extensive deliberations over a period spanning approximately 12 months with respect to a strategic review process involving IAS, which included (among other things) an evaluation of various potential strategic alternatives for IAS.

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The Company Board also considered that, if IAS did not enter into the Merger Agreement with Novacap, there could be a considerable period of time before the trading price of the Company Common Stock would reach and sustain the per share Merger consideration of $10.30.

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While the Company Board remained supportive of IAS’s strategic plan and optimistic about its prospects on a standalone basis, the Company Board considered IAS’s future prospects if IAS was to remain an independent public company, including the competitive landscape in the advertising technology industry, the business, financial and execution risks and IAS’s relationships with customers, providers and suppliers and the potential impact of those factors on the trading price of Company Common Stock (which cannot be quantified numerically) and also considered the fact that the full realization of the IAS Forecasts (as defined in the section entitled “—Opinion of Jefferies LLC”) was subject to significant execution risk.

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Based on the value, risk allocation, timing and other terms and conditions negotiated with IAS, the Company Board ultimately determined that the acquisition by Novacap is more favorable to IAS’s stockholders than any other strategic alternative reasonably available to IAS, including continuing as an independent public company.

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Negotiations with Novacap: The Company Board considered the course of discussions and negotiations between IAS and Novacap, improvements to the terms of Novacap’s acquisition proposal in connection with those negotiations, including those ultimately resulting in Novacap’s final price of $10.30 in cash per share of Company Common Stock, and the Company Board’s belief that IAS obtained the highest price and most favorable terms to which Novacap was willing to agree, and that further negotiations would create a risk of causing Novacap to abandon the transaction altogether.

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Premium to trading price: The Company Board considered that the Merger consideration of $10.30 per share to be received by IAS stockholders in the Merger represents a significant premium over the market prices at which shares of Company Common Stock traded prior to the announcement of the execution of the Merger Agreement, including the fact that the Merger consideration of $10.30 represented a premium of approximately 22% over the closing price of shares of Company Common Stock on September 23, 2025, the last trading day prior to announcement of the execution of the Merger Agreement.

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Cash consideration; Certainty of value: The Company Board considered the fact that the Merger consideration is all cash, which provides certainty and immediate liquidity and value to IAS stockholders, enabling IAS stockholders to realize the value that has been created at IAS while eliminating long-term business and execution risk.

•
Novacap’s reputation: The Company Board considered the business reputation, experience and capabilities of Novacap and its investment team, and Novacap’s strong track record of completing acquisitions.

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Impact of intensifying competition in the ad-tech industry: The Company Board considered the intensifying competition that IAS faces from both established players and emerging ad verification technologies, coupled with the need for significant ongoing investment in AI-driven measurement, privacy compliance, and global scalability and the impact that these dynamics create on IAS’s margins and operational complexity. The Company Board also considered the potential benefits of partnering with Novacap, including the ability to operate with greater agility and long-term focus as a private company, enabling IAS to navigate these challenges more effectively.

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Financial analysis and fairness opinion: The Company Board considered the financial analysis of the Per Share Price reviewed by representatives of Jefferies with the Company Board, as well as the opinion of Jefferies rendered to the Company Board on September 23, 2025, to the effect that, as of that date and based on and subject to the various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken as described in its opinion, the Per Share Price to be received by the holders of shares of Company Common Stock pursuant to the Merger Agreement was fair, from a financial point of view, to such holders (other than Parent, Merger Sub and their respective affiliates), as more fully described below in the section entitled “The Merger—Opinion of Jefferies LLC” and which full text of the written opinion is attached as Annex B to this information statement and is incorporated by reference in this information statement in its entirety.

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Merger Agreement: The Company Board considered, in consultation with its outside legal counsel, the terms of the Merger Agreement, which were the product of arm’s-length negotiations and contained terms and conditions that were, in the Company Board’s view, advisable and favorable to IAS and its stockholders, including:

•	the representations, warranties and covenants of the parties, the conditions to the parties’ obligations to complete the Merger and their ability to terminate the Merger Agreement;
•	the limited number and nature of the conditions to Novacap’s obligation to consummate the Merger;
•	the fact that the definition of “Company Material Adverse Effect” has a number of customary exceptions and is generally a very high standard applied by courts;
•	the fact that IAS has sufficient operating flexibility to conduct its business in the ordinary course between execution of the Merger Agreement and consummation of the Merger; and
•
the requirement that the parties use their respective reasonable best efforts to complete the transactions contemplated by the Merger Agreement subject to certain specified limitations, including to obtain all necessary governmental approvals as promptly as reasonably practicable.

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Likelihood of consummation: The Company Board considered the likelihood that the Merger would be completed, in light of, among other things, the conditions to the Merger, the absence of a financing condition, the covenants by the parties to use their respective reasonable best efforts to obtain all necessary governmental approvals and the likelihood of obtaining required regulatory approvals for a transaction with Novacap prior to the Termination Date (as defined in “The Merger Agreement—Termination of the Merger Agreement” beginning on page 71).

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Financing: The Company Board considered Parent’s and Merger Sub’s representations and covenants contained in the Merger Agreement relating to the delivery by Parent of a debt commitment letter and an equity commitment letter from certain investment funds advised by Novacap (and the terms and conditions thereof) and that the Merger is not subject to a financing condition. Further, the Company Board considered that under specified circumstances, the Merger Agreement permits IAS to seek specific performance against Parent and Merger Sub with respect to the financing commitments, including under IAS’s third-party beneficiary rights pursuant to the equity commitment letter provided by certain investment funds advised by Novacap.

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Consenting Stockholders: The Company Board considered the fact that it had the support of the Consenting Stockholders, which as of September 24, 2025, controlled approximately 52.6% of the aggregate voting power of the then issued and outstanding shares of Company Common Stock, and which will be receiving the same form and amount of Merger consideration per share for their respective shares of Company Common Stock as all other IAS stockholders under the Merger Agreement.

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Support Agreement: The fact that Vista and certain investment funds affiliated with Vista (the “Vista Holders”), holders of approximately 40.0% of the Company Common Stock in the aggregate, agreed to enter into a voting and support agreement to, among other things, vote or execute consents with respect to all of their shares in favor of the Merger. The Vista Holders will be receiving the same form and amount of Merger consideration per share for their respective shares of Company Common Stock as all other IAS stockholders under the Merger Agreement.
•
Appraisal rights: The Company Board considered the fact that appraisal rights are available to IAS stockholders who properly exercise their statutory rights under Section 262 of the DGCL (see the section entitled “Appraisal Rights” beginning on page 76).

The Company Board and the Transaction Committee also considered and balanced against the potentially positive factors a number of potentially negative factors concerning the Merger, including the following factors:
•
Participation in future gains: The Company Board considered the fact that following the completion of the Merger, IAS will no longer exist as a standalone public company and that IAS’s existing stockholders will not be able to participate in any future earnings or growth of IAS, or in any future appreciation in value of shares of Company Common Stock.

•
Risks associated with announcement of the Merger: The Company Board considered the possibility of disruption to IAS’s business that could result from the announcement of the Merger on IAS’s operations, stock price, business ventures, employees, customers, suppliers and other business partners and the resulting distraction of management’s attention from day-to-day operations of the business and its ability to attract and retain key employees during the pendency of the Merger.

•
Risks associated with a failure to consummate the Merger: The Company Board considered the fact that, while the Merger is expected to be completed, there are no assurances that all conditions to the parties’ obligations to complete the Merger will be satisfied or waived, and as a result, it is possible that the Merger may not be completed, as described in the section entitled “The Merger Agreement—Conditions to Consummation of the Merger” beginning on page 69. The Company Board noted the fact that, if the Merger is not completed, (i) IAS will have incurred significant risk, transaction expenses and opportunity costs, including the possibility of disruption to its operations, diversion of management and employee attention and a potentially negative effect on its business and client relationships, (ii) depending on the circumstances that caused the Merger not to be completed, it is likely that the trading price of Company Common Stock will decline, potentially significantly and (iii) the market’s perception of IAS’s prospects could be adversely affected.

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Restrictions on the operation of IAS’s business: The Company Board considered the fact that, although IAS will continue to exercise control over its operations prior to the Closing, the Merger Agreement prohibits IAS from taking a number of actions relating to the conduct of its business prior to the Closing without the prior written consent of Parent, which may delay or prevent IAS from undertaking business opportunities that may arise during the pendency of the Merger, whether or not the Merger is completed.

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Limitation on competing bids: The Company Board considered the fact that given the expectation that the Written Consent would be delivered immediately following the execution of the Merger Agreement, there was effectively no path for a third party to submit an Acquisition Proposal following announcement of the Merger Agreement.

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Termination Fee / Written Consent: The Company Board considered the fact that the Merger Agreement included a provision permitting Parent to terminate the Merger Agreement if the Consenting Stockholders failed to execute and deliver the Written Consent within 24 hours following the execution of the Merger Agreement, and the obligation, in certain circumstances, for IAS to pay Novacap $52,500,000 upon the termination of the Merger Agreement.

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Tax treatment: The Company Board considered the fact that any gains arising from the receipt of the Merger Consideration would generally be taxable to IAS stockholders for United States federal income tax purposes.

•	Stockholder litigation: The Company Board considered the risk of litigation arising from stockholders in respect of the Merger Agreement or transactions contemplated by the Merger Agreement.

During its consideration of the transaction with Novacap, the Company Board and Transaction Committee were also aware of and considered that IAS’s directors and executive officers may have interests in the Merger that differ from, or are in addition to, the interests of IAS stockholders generally, as described in the section entitled “The Merger—Interests of Our Directors and Executive Officers in the Merger” beginning on page 44.
After taking into account all of the factors set forth above, as well as others, the Company Board determined that the potentially positive factors outweighed the potentially negative factors. The foregoing discussion of the factors considered by the Company Board is not intended to be exhaustive, but summarizes the material information and factors considered by the Company Board in its consideration of the Merger. The Company Board reached the decision to recommend and approve the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, in light of the factors described above and other factors the Company Board felt were appropriate. In view of the variety of factors and the quality and amount of information considered, the Company Board did not find it practicable to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and individual members of the Company Board may have given different weights to different factors. The Company Board conducted an overall analysis of the factors described above, including thorough discussions with, and questioning of, senior management of IAS, Jefferies as financial advisor, and Kirkland as legal advisor, and considered the factors overall to be favorable to, and to support, its determinations. This explanation of the reasoning of the Company Board and certain information presented in this section is forward-looking in nature and should be read in light of the factors set forth in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 17.
Required Stockholder Approval for the Merger
Under the DGCL and IAS’s Charter, the adoption of the Merger Agreement by our stockholders required the affirmative vote or written consent of stockholders of IAS holding in the aggregate at least a majority of the voting power of the outstanding shares of Company Common Stock entitled to vote thereon. Holders of Company Common Stock are entitled to one vote for each share held of record on all matters on which stockholders are entitled to vote generally, including adoption of the Merger Agreement.
On September 24, 2025, immediately following the execution of the Merger Agreement, the Consenting Stockholders, which on September 24, 2025 beneficially owned 87,732,772 shares of Company Common Stock representing approximately 52.6% of the aggregate voting power of the then issued and outstanding shares of Company Common Stock, delivered the Written Consent to IAS, a copy of which was provided to Parent in accordance with the terms of the Merger Agreement. As a result, no further action by any stockholder of IAS is required under applicable law or the Merger Agreement (or otherwise) to adopt the Merger Agreement, and IAS will not be soliciting your vote for or consent to the adoption of the Merger Agreement and the approval of the transactions contemplated by the Merger Agreement and will not call a stockholders’ meeting for purposes of voting on the adoption of the Merger Agreement and the approval of the transactions contemplated by the Merger Agreement. No action by the stockholders of Parent is required to complete the Merger and all requisite corporate action by and on behalf of Merger Sub required to complete the Merger has been taken.
When actions are taken by the written consent of less than all of the stockholders entitled to vote on a matter, Delaware law requires notice of the action be given to those stockholders who did not consent in writing to the action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that consents signed by a sufficient number of holders to take the action were delivered to the corporation in accordance with Section 228 of the DGCL. This information statement and the notice attached hereto constitute notice to you from IAS of the Written Consent as required by Delaware law.
Opinion of Jefferies LLC
IAS retained Jefferies as its financial advisor in connection with a possible sale, disposition or other business transaction involving IAS. In connection with this engagement, IAS requested that Jefferies evaluate the fairness, from a financial point of view, to the holders of shares of Company Common Stock of the Per Share Price to be received by such holders (other than Parent, Merger Sub and their respective affiliates) pursuant to the Merger Agreement. At a meeting of the Company Board held on September 23, 2025, Jefferies rendered its opinion to the Company Board to the effect that, as of that date and based on and subject to the various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken as described in its opinion, the Per Share Price to be received by the holders of shares of Company Common Stock pursuant to the Merger Agreement was fair, from a financial point of view, to such holders (other than Parent, Merger Sub and their respective affiliates).
The full text of Jefferies’ opinion, which describes the various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Jefferies, is attached as Annex B to this information statement and is incorporated herein by reference. IAS encourages you to read the opinion carefully and in its entirety.
Jefferies’ opinion was provided for the use and benefit of the Company Board (in its capacity as such) in its evaluation of the Per Share Price from a financial point of view and did not address any other aspect of the Merger or any other matter. Jefferies’ opinion did not address the relative merits of the Merger as compared to any alternative transaction or opportunity that might be available to IAS, nor did it address the underlying business decision by IAS to engage in the Merger or any term, aspect or implication of any other agreement (or amendment thereto or related arrangements) entered into in connection with, or contemplated by or resulting from, the Merger or otherwise. Jefferies’ opinion did not constitute a recommendation as to how or whether the Company Board or any holder of shares of Company Common Stock should vote on, consent to, or otherwise act with respect to, the Merger or any other matter. The following summary is qualified in its entirety by reference to the full text of Jefferies’ opinion.
In arriving at its opinion, Jefferies, among other things:
•	reviewed a draft dated September 23, 2025 of the Merger Agreement;
•	reviewed certain publicly available financial and other information about IAS;
•
reviewed certain information furnished to Jefferies and approved for Jefferies’ use by IAS’s management, including financial forecasts and analyses, relating to the business, operations and prospects of IAS (the “IAS Forecasts”);

•	held discussions with members of senior management of IAS concerning the matters described in the second and third bullets above;
•	reviewed the share trading price history and valuation multiples for the Company Common Stock and compared them with those of certain publicly traded companies that Jefferies deemed relevant;
•	compared the proposed financial terms of the Merger with the financial terms of certain other transactions that Jefferies deemed relevant; and
•	conducted such other financial studies, analyses and investigations as Jefferies deemed appropriate.
In Jefferies’ review and analysis and in rendering its opinion, Jefferies assumed and relied upon, but did not assume any responsibility to independently investigate or verify, the accuracy and completeness of all financial and other information that was supplied or otherwise made available to Jefferies by IAS or that was publicly available to Jefferies (including, without limitation, the information described above), or that was otherwise reviewed by Jefferies. Jefferies relied on assurances of the management of IAS that it was not aware of any facts or circumstances that would make any of the foregoing information incomplete, inaccurate or misleading. In its review, Jefferies did not obtain any independent evaluation or appraisal of any of the assets or liabilities (contingent, accrued, derivative, off-balance sheet or otherwise), nor did Jefferies conduct a physical inspection of any of the properties or facilities of, IAS, and Jefferies was not furnished with and assumed no responsibility to obtain, any such evaluations, appraisals or physical inspections. Jefferies did not evaluate the solvency or fair value of IAS, Parent or any other entity under any laws relating to bankruptcy, insolvency or similar matters.
With respect to the financial forecasts provided to and reviewed by Jefferies, Jefferies noted that projecting future results of any company is inherently subject to uncertainty. However, Jefferies was advised, and Jefferies assumed, that such financial forecasts were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of IAS as to the future financial performance of IAS and the other matters covered thereby. Jefferies expressed no opinion as to IAS’s financial forecasts or the assumptions on which they were based.

Jefferies’ opinion was based on economic, monetary, regulatory, market and other conditions existing and which could be evaluated as of the date thereof. Jefferies expressly disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting Jefferies’ opinion of which Jefferies becomes aware after the date thereof.
Jefferies made no independent investigation of, and Jefferies expressed no view or opinion as to, any legal, regulatory, accounting or tax matters affecting or relating to IAS, and Jefferies assumed the correctness in all respects material to its analyses and opinion of all legal, regulatory, accounting and tax advice given to IAS and its Board of Directors, including, without limitation, with respect to changes in, or the impact of, accounting standards or tax and other laws, regulations and governmental and legislative policies affecting IAS or the Merger and legal, regulatory, accounting and tax consequences of the terms of, and transactions contemplated by, the Merger Agreement and related documents to IAS and its stockholders. In addition, in preparing its opinion, Jefferies did not take into account any tax consequences of the transaction to any holder of Company Common Stock. Jefferies assumed that the Merger would be consummated in accordance with the terms of the Merger Agreement without waiver, modification or amendment of any term, condition or agreement and in compliance with all applicable laws, documents and other requirements and that the final form of the Merger Agreement would be substantially similar to the last draft reviewed by Jefferies. Jefferies also assumed that in the course of obtaining the necessary governmental, regulatory or third-party approvals, consents, waivers and releases for the Merger or otherwise, including with respect to any divestitures or other requirements, no delay, limitation, restriction or condition would be imposed or occur that would have an adverse effect on IAS, Parent or the contemplated benefits of the Merger or that otherwise would be material in any respect to Jefferies’ analyses or opinion.
Jefferies’ opinion did not address the relative merits of the transactions contemplated by the Merger Agreement as compared to any alternative transaction or opportunity that might be available to IAS, nor did it address the underlying business decision by IAS to engage in the Merger or the terms of the Merger Agreement or the documents referred to therein, including the form or structure of the Merger or any term, aspect or implication of any other agreements, arrangements or understandings entered into in connection with, or contemplated by or resulting from the Merger or otherwise. Jefferies’ opinion did not constitute a recommendation as to how or whether any holder of shares of Company Common Stock should vote on, consent to, or otherwise act with respect to, the Merger or any matter related thereto. Jefferies was not asked to address, and its opinion did not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of IAS or any other party, other than the holders of shares of Company Common Stock. Jefferies expressed no view or opinion as to the price at which shares of Company Common Stock would trade or otherwise be transferrable at any time. Furthermore, Jefferies did not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation or other consideration payable to or to be received by any of IAS’s officers, directors or employees, or any class of such persons, in connection with the Merger relative to the Per Share Price to be received by holders of shares of Company Common Stock or otherwise. Jefferies’ opinion was authorized by the Fairness Committee of Jefferies LLC.
In connection with rendering its opinion to the Company Board, Jefferies performed certain financial and comparative analyses, including those described below. The following summary is not a complete description of all analyses performed and factors considered by Jefferies in connection with its opinion. The preparation of a financial opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. With respect to the selected public companies and selected transactions analyses summarized below, no company used as a comparison was identical or directly comparable to IAS. These analyses necessarily involved complex considerations and judgments concerning financing characteristics and other factors that could affect the public trading or other values of the companies concerned.
Jefferies believes that its analyses and the summary below must be considered as a whole and in context and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying Jefferies’ analyses and opinion. Jefferies did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis for purposes of its opinion, but rather arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole.
The estimates of the future performance of IAS in or underlying Jefferies’ analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than those estimates. In performing its analyses, Jefferies considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of IAS. Estimates of the financial value of companies or businesses do not purport to be appraisals or necessarily reflect the prices at which companies, businesses or securities actually may be sold or acquired. Accordingly, the estimates used in, and the implied reference ranges resulting from, any particular analysis described below are inherently subject to substantial uncertainty and should not be taken as Jefferies’ view of the actual value of IAS or its businesses or securities.
The terms of the Merger were determined through negotiations between IAS, on one hand, and Parent and Merger Sub, on the other hand, and the decision by IAS to enter into the Merger Agreement was solely that of the Company Board. Jefferies’ opinion and financial analyses were only one of many factors considered by the Company Board in its evaluation of the Per Share Price and should not be viewed as determinative of the views of the Company Board or IAS management with respect to the Merger or the Per Share Price payable in the Merger.
Financial Analyses
The summary of the financial analyses described in this section is a summary of the material financial analyses reviewed with the Company Board and performed by Jefferies in connection with its analyses and opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand Jefferies’ financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Jefferies’ financial analyses. The order in which the financial analyses summarized below appear does not necessarily reflect the relative importance or weight given to such analyses. The following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before September 22, 2025, and is not necessarily indicative of current or future market conditions.
Selected Public Companies Analysis
Jefferies reviewed publicly available financial, stock market and operating information of IAS and the following seven selected publicly traded companies in the advertising technology industry that have financial and operating characteristics that Jefferies, in its professional judgment, considered generally relevant for purposes of its analysis, which are collectively referred to as the “selected companies”:
•	Criteo S.A.
•	DoubleVerify Holdings, Inc.
•	LiveRamp Holdings, Inc.
•	Magnite, Inc.
•	PubMatic, Inc.
•	Taboola.com Ltd.
•	Viant Technology Inc.
Jefferies reviewed, among other information and to the extent publicly available, enterprise values (“EVs”) of the selected companies, calculated as fully diluted equity values based on closing stock prices on September 22, 2025, plus total debt, capital leases, preferred equity and non-controlling interests, minus cash and cash equivalents, as a multiple of each company’s estimated earnings before interest, taxes, depreciation and amortization, as applicable (“Adjusted EBITDA”), for the calendar years 2025 and 2026, which Jefferies refers to as CY 2025E and CY 2026E, respectively. Financial data of the selected companies were based on publicly available research analysts’ estimates, public filings and other publicly available information.
The financial data reviewed included the following:
Selected Public Companies Analysis

Financial Metric	Low	Median	High
EV / CY 2025E Adjusted EBITDA	2.9x	8.1x	17.5x
EV / CY 2026E Adjusted EBITDA	2.9x	7.2x	15.4x

Jefferies applied a selected range of enterprise value to estimated Adjusted EBITDA multiples of 7.0x to 10.0x and 6.0x to 8.0x to corresponding data of IAS based on the IAS Forecasts for estimated Adjusted EBITDA for CY 2025E and CY 2026E, respectively, unburdened by stock-based compensation expense and unburdened by capitalized software, to determine ranges of implied enterprise values for IAS. Jefferies then subtracted IAS’s estimated net debt, preferred equity and minority interest as of September 30, 2025 to calculate a range of implied equity values, and divided the result by the number of fully diluted shares of Company Common Stock outstanding, each as provided by IAS management, to calculate a range of implied per share equity values for IAS. This analysis indicated the reference ranges of implied per share equity values set forth in the table below, in each case as compared to the Per Share Price of $10.30 per share.
Selected Public Companies Analysis

Financial Metric	Selected Multiple Range	Implied Per Share Equity Value Reference Range
EV / CY 2025E Adjusted EBITDA	7.0x – 10.0x	$8.83 – $12.31
EV / CY 2026E Adjusted EBITDA	6.0x – 8.0x	$9.16 – $11.98

No company utilized in the selected public companies analysis is identical to IAS. In evaluating the selected public companies, Jefferies made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond IAS’s and Jefferies’ control.
Selected Transactions Analysis
Jefferies reviewed publicly available financial, stock market and operating information of IAS and company filings, definitive proxy statements, press releases and Wall Street research relating to the following eight historical M&A transactions, announced since September 2017, involving companies in the advertising technology industry that have financial and operating characteristics that Jefferies, in its professional judgment, considered generally relevant for purposes of its analysis, which are collectively referred to as the “selected transactions”:
Selected Transactions Analysis

Announcement Date	Target	Acquiror
November 21, 2024	Innovid Corp.	MediaOcean
October 8, 2024	LiveIntent	Zeta Global Holdings Corp.
August 1, 2024	Teads	Outbrain Inc.
June 18, 2024	Jun Group	Verve Group
April 1, 2024	AdTheorent Holding Company, Inc.	Cadent, LLC
March 29, 2022	Nielsen Holdings plc	Evergreen Coast Capital Corporation
November 1, 2020	Nielsen Holdings plc (Global Connect Business)	Advent International
September 4, 2017	YuMe, Inc.	RhythmOne plc

The financial data reviewed included the following:
Selected Transactions Analysis

Financial Metric	25th Percentile	Median	75th Percentile
EV / LTM Adjusted EBITDA	6.3x	9.2x	14.9x

Jefferies applied a selected range of enterprise value to the last twelve months (“LTM”) Adjusted EBITDA multiples derived from the selected transactions analysis of 7.5x to 11.5x to the estimated LTM Adjusted EBITDA of IAS for the twelve months ended September 30, 2025 to determine a range of implied enterprise values for IAS. Jefferies then subtracted IAS’s estimated net debt, preferred equity and minority interest as of September 30, 2025 to calculate a range of implied equity values, and divided the result by the number of fully diluted shares of Company Common Stock outstanding, each as provided by IAS management, to calculate a range of implied per share equity values. This analysis indicated the reference ranges of implied per share equity values set forth in the table below, in each case as compared to the Per Share Price of $10.30 per share.
Selected Transactions Analysis

Financial Metric	Selected Multiple Range	Implied Per Share Equity Value Reference Range
EV / LTM Adjusted EBITDA	7.5x – 11.5x	$9.11 – $13.59

No transaction utilized as a comparison in the selected transactions analysis is identical to the Merger. In evaluating the Merger, Jefferies made numerous judgments and assumptions with regard to industry performance, general business, economic, market, and financial conditions and other matters, many of which are beyond the control of IAS and Jefferies.
Discounted Cash Flow Analysis
Jefferies performed a discounted cash flow analysis of IAS by calculating the estimated present value of the stand-alone unlevered free cashflows that IAS was forecasted to generate during the fourth quarter of calendar year 2025 and the calendar years ending December 31, 2026, through December 31, 2029, based on the IAS Forecasts (and burdened by stock-based compensation expense). The terminal values of IAS were calculated by applying a selected range of perpetuity growth rates of 5.5% to 6.5% to IAS’s estimated terminal year unlevered free cashflows, based on the IAS Forecasts and per management guidance. The present values of the unlevered free cash flows and terminal values of IAS were then calculated using a selected discount rate range of 11.2% to 12.2%, based on an estimate of IAS’s weighted average cost of capital, to determine a range of implied enterprise values for IAS. Jefferies then subtracted IAS’s estimated net debt, preferred equity and minority interest as of September 30, 2025, to calculate a range of implied equity values, and divided the result by the number of fully diluted shares of Company Common Stock outstanding, each as provided by IAS management, to calculate a range of implied per share equity values for IAS. This analysis indicated a reference range of implied per share equity values of $7.81 to $10.64 per share, as compared to the Per Share Price of $10.30 per share.
Miscellaneous
IAS has agreed to pay Jefferies for its financial advisory services in connection with the Merger an aggregate fee of approximately $22.5 million, $3.0 million of which became payable upon the delivery of Jefferies’ opinion and the balance of which is payable contingent upon the Closing. In addition, IAS agreed to reimburse Jefferies for expenses, including fees and expenses of counsel, incurred in connection with Jefferies’ engagement and to indemnify Jefferies and related parties against liabilities, including liabilities under federal securities laws, arising out of or in connection with the services rendered and to be rendered by Jefferies under its engagement.
As the Company Board was aware, during the two-year period prior to the date of Jefferies’ opinion, Jefferies and its affiliates have not provided investment banking services to IAS (other than in connection with Jefferies’ current engagement) for which Jefferies and its affiliates have received compensation. During the two-year period prior to the date of Jefferies’ opinion, Jefferies and its affiliates have provided financial advisory and financing services to Novacap and Vista and/or certain of their respective affiliates and portfolio companies, for which Jefferies and its affiliates have received aggregate compensation of approximately $2.0 million and $19.1 million, respectively. Jefferies and its affiliates may provide financial advisory and/or financing services to IAS, Novacap, Vista and/or their respective affiliates and portfolio companies in the future, for which services Jefferies and its affiliates would expect to receive compensation. In the ordinary course of Jefferies’ business, Jefferies and its affiliates may trade or hold securities or financial instruments (including loans and other obligations) of IAS, Novacap, Vista and/or their respective affiliates and portfolio companies for Jefferies’ own account and for the accounts of Jefferies’ customers and, accordingly, may at any time hold long or short positions in those securities.
Jefferies was selected as IAS’s financial advisor in connection with the Merger because, among other things, Jefferies is an internationally recognized investment banking firm with substantial experience in mergers and acquisition transactions and based on its familiarity with IAS’s business and industry. Jefferies is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities and private placements.
Certain Company Financial Forecasts
IAS does not generally publish its business plans and strategies or make external disclosures of its anticipated financial position or results of operations given, among other things, the inherent difficulty of predicting financial performance for future periods and the likelihood that the underlying assumptions and estimates may not be realized, other than for providing, from time to time, estimates of certain expected financial results and operational metrics in its regular annual and quarterly earnings press releases and other investor materials. Projections as to future performance, revenues, earnings or other results, particularly for extended time periods further in the future, are inherently uncertain and unpredictable, including due to the subjectivity of the underlying assumptions and estimates. As a result, IAS does not endorse projections or other unaudited prospective financial information as a reliable indication of future results.
In connection with its consideration of its stand-alone prospects and potential strategic transactions available to IAS and the process leading up to the evaluation of the Merger, IAS’s management developed, among other things, certain forward-looking forecasts with respect to fiscal years 2024 through 2027 which were prepared by IAS management and reviewed and approved for use by the Company Board on September 29, 2024, which were further refined by IAS management and shared with the Company Board on October 5, 2024 (the “2024 Forecasts”) (as described in the section entitled “—Background of the Merger” beginning on page 20) in connection with the Company Board’s evaluation of the strategic review process, and, subsequently provided to representatives of Jefferies. Subsequently, at the direction of the Company Board, due to the passage of time and changes in market conditions and related performance and outlook, IAS’s management provided the Company Board and representatives of Jefferies with updated financial forecasts with respect to fiscal years 2025 through 2027 which were reviewed and approved by the Company Board on February 10, 2025 (the “February 2025 Forecasts”) in connection with the Company Board’s evaluation of its stand-alone prospects and the strategic review process as well as for use by representatives of Jefferies in connection with its financial analyses. In August 2025, IAS’s management provided the Company Board and representatives of Jefferies with updated financial forecasts with respect to fiscal years 2025 through 2029 which were reviewed and approved by the Company Board on August 14, 2025 (the “August 2025 Forecasts” and together with the 2024 Forecasts and the February 2025 Forecasts, the “Forecasts”) in connection with the Company Board’s evaluation of the proposed Merger as well as for use by representatives of Jefferies in connection with its financial analyses and opinion (as described in the section entitled “Opinion of Jefferies LLC”).
The Forecasts included in this information statement have been prepared by IAS’s management and are subjective in many respects. The financial forecasts reflect numerous assumptions including IAS’s continued standalone operation and other relevant factors relating to IAS’s strategic plan and were not prepared with a view to public disclosure and are included in this information statement only because such information was made available to the Company Board and to representatives of Jefferies, as described herein. The Forecasts were not prepared with a view to compliance with generally accepted accounting principles as applied in the United States, which we refer to herein as “GAAP,” the published guidelines of the SEC regarding projections and forward-looking statements or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Furthermore, the Forecasts do not take into account any circumstances or events occurring after the date they were prepared, including the Merger. The Forecasts are not fact and should not be relied upon as being necessarily indicative of future results, and readers of this information statement are cautioned not to place undue reliance on this information. Although this summary of the Forecasts is presented with numerical specificity, the Forecasts reflect numerous variables, assumptions and estimates as to future events made by IAS’s management that IAS’s management believed were reasonable at the time the Forecasts were prepared, taking into account the relevant information available to management at the time. Because the Forecasts cover multiple years, by their nature, they become subject to greater uncertainty with each successive year. The Forecasts reflect numerous estimates and assumptions with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to IAS’s business, all of which are difficult to predict and inherently uncertain, and many of which are beyond IAS’s control. The Forecasts also reflect assumptions as to certain business strategies or plans that are subject to change. As a result, the Forecasts may not be realized and actual results may be significantly higher or lower than projected. The Forecasts are subjective in many respects and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments.
As such, the financial forecasts constitute forward-looking information and are subject to risks and uncertainties, including the various risks set forth in IAS’s Annual Report on Form 10-K for the year ended December 31, 2024, IAS’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, and the other reports filed by IAS with the SEC, as well as the section entitled “Cautionary Statement Regarding Forward-Looking Statements” elsewhere in this information statement.
The Forecasts included in this document have been prepared by, and are the responsibility of, IAS's management. PricewaterhouseCoopers LLP has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying Forecasts and, accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers LLP report incorporated by reference relates to IAS's previously issued financial statements. It does not extend to the Forecasts and should not be read to do so.
The inclusion of this information should not be regarded as an indication that the Company Board, IAS management, Jefferies, their respective representatives and affiliates or any other recipient of this information considered, or now considers, the Forecasts to be predictive of actual future results and should not be relied on as such. Results may differ materially (and will differ materially if the Merger is completed) from the Forecasts.
Except to the extent required by applicable federal securities laws, IAS does not intend, and expressly disclaims any responsibility, to update or otherwise revise the financial forecasts to reflect circumstances existing after the date when management prepared the financial forecasts or to reflect the occurrence of future events or changes in general economic or industry conditions, even in the event that any of the assumptions underlying the financial forecasts are shown to be in error.
The Forecasts described below are included herein because they were made available to representatives of Jefferies by IAS, and were approved by the Company Board and IAS management for representatives of Jefferies’ use in connection with Jefferies’ financial analyses and opinion, as described in the sections entitled “—Opinion of Jefferies LLC” and “—Background of the Merger,” and were made available to the Company Board in connection with its consideration of the Merger and other strategic alternatives available to IAS and, with respect to the 2024 Forecasts and the February 2025 Forecasts, were provided to certain participants in the strategic review process who remained as participants in the strategic review process at the time each of the respective Forecasts were prepared, including Parent, who received the February 2025 Forecasts, for purposes of its due diligence review of IAS, as described in the section entitled “—Background of the Merger.”
The following table summarizes the 2024 Forecasts:

(Amounts in millions)	2024E	2025E	2026E	2027E
Total Revenue	$526	$627	$732	$847
Gross Profit	$417	$485	$566	$658
Adjusted EBITDA(1)	$187	$223	$276	$335

(1)
Adjusted EBITDA is a non-GAAP financial measure. Adjusted EBITDA is defined as income before depreciation and amortization, stock-based compensation, interest (income) expense, income taxes, acquisition, restructuring and integration costs, foreign exchange (gain) loss, net, asset impairments, and other one-time, non-recurring costs.

The following table summarizes the February 2025 Forecasts:

(Amounts in millions)	2024E	2025E	2026E	2027E
Total Revenue	$530	$610	$713	$842
Gross Profit	$422	$480	$560	$661
Adjusted EBITDA(1)	$191	$217	$263	$322

(1)
Adjusted EBITDA is a non-GAAP financial measure. Adjusted EBITDA is defined as income before depreciation and amortization, stock-based compensation, interest (income) expense, income taxes, acquisition, restructuring and integration costs, foreign exchange (gain) loss, net, asset impairments, and other one-time, non-recurring costs.

The following table summarizes the August 2025 Forecasts:

(Amounts in millions)	2025E	2026E	2027E	2028E	2029E
Total Revenue	$610	$713	$842	$930	$1,009
Gross Profit	$480	$560	$661	$730	$792
Adjusted EBITDA(1)	$217	$263	$322	$340	$358

(1)
Adjusted EBITDA is a non-GAAP financial measure. Adjusted EBITDA is defined as income before depreciation and amortization, stock-based compensation, interest (income) expense, income taxes, acquisition, restructuring and integration costs, foreign exchange (gain) loss, net, asset impairments, and other one-time, non-recurring costs.

Certain of the measures included in the Forecasts, including Adjusted EBITDA, are “non-GAAP financial measures,” which are financial performance measures that are not calculated in accordance with GAAP. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by IAS may not be comparable to similarly titled measures used by other companies. The SEC rules which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure do not apply to non-GAAP financial measures included in disclosures relating to a proposed business combination such as the Merger if the disclosure is included in a document such as this information statement. IAS has not prepared, and the Company Board has not considered, a reconciliation of these non-GAAP financial measures to applicable GAAP financial measures.
Financing
Parent obtained equity and debt financing commitments for the transactions contemplated by the Merger Agreement, the aggregate proceeds of which will be sufficient for Parent to pay the aggregate Merger consideration and all related fees and expenses of IAS, Parent and Merger Sub (including in connection with the debt financing described below).
Certain investment funds affiliated with Novacap have committed, pursuant to the Equity Commitment Letter, to capitalize Parent, at or immediately prior to the Closing, with an aggregate equity contribution in an amount of up to $857,800,000, on the terms and subject to the conditions set forth in the Equity Commitment Letter. Such funds have also provided limited guarantees in favor of IAS, pursuant to the Limited Guarantee, to guarantee, subject to certain limitations set forth in the Limited Guarantee, the payment of such guarantor’s pro rata share of the obligation of Parent to pay the Parent Termination Fee, certain reimbursement obligations of Parent and Merger Sub and the reasonable out-of-pocket fees, costs and expenses incurred by IAS in connection with any suit contemplated by, and solely to the extent reimbursable under, the Merger Agreement and the Limited Guarantee.
The Lenders have committed to provide the Debt Financing in connection with the Merger consisting of a term loan facility in an aggregate principal amount equal to $1,000,000,000 and a revolving credit facility in an aggregate principal amount equal to $150,000,000, in each case, on the terms and subject to the conditions set forth in the Debt Commitment Letter. The obligations of the Lenders to provide the Debt Financing under the Debt Commitment Letter are subject to a number of conditions, including the receipt of executed loan documentation, accuracy of certain representations and warranties, consummation of the transactions contemplated by the Merger Agreement and certain equity contributions.
Parent and Merger Sub acknowledged and agreed that its obligation to consummate the transactions contemplated by the Merger Agreement on the terms and subject to the conditions set forth therein are not conditioned upon the availability or consummation of the Debt Financing (as defined in the section entitled “The Merger Agreement—Financing Cooperation” beginning on page 66) or any other debt financing, the availability of any alternate debt financing, the availability of any equity financing or receipt of the proceeds therefrom.
Interests of Our Directors and Executive Officers in the Merger
You should be aware that IAS’s non-employee directors and executive officers have interests in the Merger that may be different from, or in addition to, the interests of IAS’s stockholders generally. The Company Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement. These interests are described below. For purposes of the discussion below, IAS’s executive officers and named executive officers are Lisa Utzschneider (Chief Executive Officer) and Alpana Wegner (Chief Financial Officer).

Certain Assumptions
Except as otherwise specifically noted, for purposes of quantifying the potential payments and benefits described in this section, the following assumptions were used:
•	the relevant price per share of Company Common Stock is $10.30, which is the Per Share Price;
•
the Effective Time as referenced in this section occurs on October 23, 2025, which is the assumed date of the Effective Time solely for purposes of the disclosure in this section (the “Assumed Closing Date”); and

•
the service of each executive officer of IAS was terminated in a severance-qualifying termination on the Assumed Closing date and immediately following the Effective Time, and each executive officer will have complied with all requirements necessary to receive any severance benefits.

The amounts indicated below are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including the assumptions described above, and do not reflect or attempt to forecast certain compensation actions that may occur prior to the Effective Time. As a result of the foregoing assumptions, which may or may not actually occur or be accurate on the relevant date, the actual amounts to be received by the executive officers and directors of IAS may materially differ from the amounts set forth below.
Treatment of IAS Equity Awards
At the Effective Time, each Company Option, other than an Underwater Option, will automatically be cancelled and converted into the right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product of (i) the total number of shares of Company Common Stock subject to such Company Options as of immediately prior to the Effective Time and (ii) the excess, if any, of the Per Share Price over the exercise price per share of Company Common Stock of such Company Option. At the Effective Time, each Underwater Option will be cancelled for no consideration.
At the Effective Time, each Vested Company RSU will be cancelled and converted into the right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product of (i) the Per Share Price and (ii) the total number of shares of Company Common Stock subject to such Vested Company RSU as of immediately prior to the Effective Time.
At the Effective Time, each Unvested Company RSU will be cancelled and converted into a Converted Cash Award with respect to an amount equal to the product of (i) the Per Share Price and (ii) the total number of shares of Company Common Stock subject to such Unvested Company RSU as of immediately prior to the Effective Time. Other than as set forth in the Merger Agreement, such Converted Cash Award will continue to have, and will be subject to, the same terms and conditions (including vesting conditions) as applied to the corresponding Unvested Company RSUs immediately prior to the Effective Time, except for terms rendered inoperative by reason of the consummation of the transactions contemplated by the Merger Agreement and other administrative or ministerial changes determined by Parent.
At the Effective Time, 50% of each Company MSU will automatically be cancelled and converted into a Converted Cash Award with respect to an amount equal to the product of (i) the Per Share Price and (ii) the total number of shares of Company Common Stock subject to such Company MSU as of immediately prior to the Effective Time (with the payout factor applicable to such Company MSUs determined based on the Per Share Price). Other than as set forth in the Merger Agreement, such Converted Cash Award will continue to have, and will be subject to, the same terms and conditions (including any service-based vesting conditions and double trigger vesting conditions, but excluding any performance-based vesting conditions) as applied to the corresponding Company MSUs immediately prior to the Effective Time, except for terms rendered inoperative by reason of the consummation of the transactions contemplated by the Merger Agreement and other administrative or ministerial changes determined by Parent.
At the Effective Time, the remaining portion of the Company MSUs outstanding as of immediately prior to the Effective Time will automatically be cancelled and converted into a Replacement Company MSU Award, with the total number of units covered by such Replacement Company MSU Award to be equal to the quotient of (i) the product of (A) the Per Share Price and (B) the total number of shares of Company Common Stock subject to such Company MSU as of immediately prior to the Effective Time (with the payout factor applicable to such Company MSU determined based on the Per Share Price), and (ii) the fair market value of such unit as of the

Effective Time (based on the same price per unit paid to acquire equity in such entity in connection with the transactions contemplated by the Merger Agreement). The Replacement Company MSU Award will, subject to the holder’s continued service with Parent, the Surviving Corporation or one of its subsidiaries or a direct or indirect parent entity of Parent through the applicable vesting dates, vest and be settled at the same time the Company MSUs for which such Replacement Company MSU Award was exchanged would have vested and been settled pursuant to its terms. All Replacement Company MSU Awards will otherwise have the same terms and conditions (including service-based vesting conditions and double trigger vesting conditions, but excluding any performance-based vesting conditions) as applied to the Company MSUs for which they were exchanged, except for terms rendered inoperative by reason of the consummation of the transactions contemplated by the Merger Agreement and other administrative or ministerial changes determined by Parent; however, upon settlement of any Replacement Company MSU Award, the holder thereof will be permitted, in lieu of paying any taxes required to be withheld from such holder, to require Parent, the surviving corporation, or one of its subsidiaries or a direct or indirect parent entity of Parent, as applicable, to withhold a number of units otherwise issuable upon settlement having a fair market value equal to such required applicable withholding taxes. In addition, if a Replacement Company MSU Award is settled in connection with a termination of the award holder’s employment or service by the Surviving Corporation or its affiliates without “cause” or with “good reason” (as defined in the Replacement Company MSU Award agreement), in each case, occurring within six months following the Effective Time, then the award holder will be permitted to require the ultimate parent entity of Parent to settle the Replacement Company MSU Award in cash in place of restricted limited partnership units. Notwithstanding the foregoing, in no event will “good reason” for these purposes include or be deemed to occur upon any change of duties, responsibilities or other terms and conditions of employment that automatically occurs because IAS no longer has a class of equity securities that is publicly traded and listed on a securities exchange.
For an estimate of the amounts that would be payable to each of IAS’s named executive officers with respect to their outstanding unvested equity awards, see the section entitled “—Quantification of Potential Payments and Benefits to IAS’s Named Executive Officers in Connection with the Merger” below. The estimated aggregate value of the Unvested Company RSUs held by all non-employee directors of the Company that are outstanding on the Assumed Closing Date is $726,644.
IAS Executive Severance Plan
Prior to the Effective Time, IAS will establish an executive severance plan (the “Executive Severance Plan”) consistent with the executive severance program framework previously approved by the Compensation Committee of the Company Board, which will apply to each of IAS’s executive officers. Under the Executive Severance Plan, in the event the executive officer undergoes a termination of employment without “cause” or a resignation with “good reason” (each, to be defined in the Executive Severance Plan), in either case, within six months following the Effective Time (a “CIC Termination”), then the executive officer will be entitled to receive the following:
•
a cash payment equal to 12 months of the executive officer’s then-current base salary plus target bonus amount (or, in the case of Ms. Utzschneider, a cash payment equal to 18 months of her then-current base salary plus 1.5 times her target bonus amount);

•	a prorated annual bonus for the year of termination; and
•
reimbursement of the employer’s portion of the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) premiums, at the same cost applicable to active IAS employees, for the duration of the applicable severance period.

The severance payments and benefits will be conditioned upon the executive officer’s execution and non-revocation of a general release of claims in favor of Parent, IAS and its subsidiaries, and their respective affiliates within 60 days of such termination.
Under the Executive Severance Plan, if an executive officer’s employment is terminated by the Company without “cause” or by the executive officer for “good reason” after the six-month anniversary of the Effective Time, the executive officer will remain eligible to receive a prorated annual bonus and reimbursement of the employer’s portion of COBRA premiums for the applicable severance period. However, in such case, the cash severance payments will be reduced to an amount equal to 12 months of the executive officer’s then-current base salary (or, in the case of Ms. Utzschneider, 18 months of her then-current base salary).

For an estimate of the amounts that would be payable to each of IAS’s named executive officers pursuant to the Executive Severance Plan upon a qualifying termination of employment, see the section entitled “—Quantification of Potential Payments and Benefits to IAS’s Named Executive Officers in Connection With the Merger” below.
Retention Bonuses
Pursuant to the terms of the Merger Agreement, IAS may establish a cash-based retention bonus program designed to incentivize and reward continued efforts to consummate the Merger. Retention bonuses granted under the program will vest and become payable as follows: (i) 33.34% upon the Effective Time, (ii) 33.33% on the six-month anniversary of the Effective Time, and (iii) 33.33% on the 12-month anniversary of the Effective Time, in each case, subject to the recipient’s continued employment through the applicable vesting date.
With respect to Ms. Utzschneider, if her employment is terminated on or following the Effective Time (a) by IAS without “cause,” (b) due to her death or “disability,” or (c) by her for “good reason” (each as generally defined in her employment agreement), any unpaid portion of her retention award will vest and become payable, subject to her execution and non-revocation of a general release of claims in favor of Parent, IAS, and their respective subsidiaries and affiliates within 60 days following such termination.
For the amounts payable to each of IAS’s named executive officers under the retention bonus program, see “—Quantification of Potential Payments and Benefits to IAS’s Named Executive Officers in Connection With the Merger” below.
Fiscal Year 2025 Annual Bonuses
Pursuant to the terms of the Merger Agreement, notwithstanding the terms of the Executive Severance Plan, if an executive officer incurs a CIC Termination during IAS’s 2025 fiscal year, the prorated annual bonus will be determined based on the greater of (i) actual performance through December 31, 2025 (as determined by the Company Board (or a committee thereof) in its sole discretion) and (ii) target performance.
Section 280G Mitigation
IAS may engage an expert to perform calculations regarding Sections 280G and 4999 of the United States Internal Revenue Code of 1986, as amended (the “Code”), and, subject to Parent’s approval (such approval not to be unreasonably withheld, conditioned, or delayed), implement strategies to mitigate any adverse tax consequences under Section 280G or 4999 of the Code that could arise in connection with the transactions contemplated by the Merger Agreement. However, IAS may not provide any gross-up or otherwise indemnify any individual for taxes incurred under Section 280G of the Code.
Arrangements With Parent
As of the date of this information statement, none of our executive officers has entered into any agreement, with Parent or any of its affiliates regarding the potential terms of their individual employment arrangements or the right to purchase or participate in the equity of Parent or one or more of its affiliates following the consummation of the Merger. Prior to or following the Closing, however, certain executive officers may have discussions, or may enter into agreements with, Parent or its affiliates regarding employment with, or the right to purchase or participate in the equity of, Parent or one or more of its affiliates.
Indemnification; Directors’ and Officers’ Insurance
Pursuant to the terms of the Merger Agreement, directors and officers of IAS will be entitled to certain ongoing indemnification and insurance coverage, including under directors’ and officers’ liability insurance policies. For more information, see the section entitled “The Merger Agreement—Indemnification and Insurance” beginning on page 66.
Quantification of Potential Payments and Benefits to IAS’s Named Executive Officers in Connection With the Merger
This section sets forth the information required by Item 402(t) of Regulation S-K under the Securities Act regarding the compensation of each of IAS’s named executive officers that is based on or otherwise relates to the Merger. This compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules, and in this section we use such term to describe the Merger-related compensation payable to IAS’s named executive officers.

The table below sets forth, for purposes of this golden parachute compensation disclosure, the potential amount of payments and benefits (on a pre-tax basis) that each of IAS’s named executive officers would receive, assuming (i) the Closing occurs on the Assumed Closing Date, (ii) each of the named executive officers experiences a CIC Termination on such date, (iii) the named executive officers’ respective base salaries and target annual bonuses remain unchanged from those that were in effect as of the date of this filing, (iv) Company Options, Company RSUs and Company MSUs held by the named executive officers that are outstanding as of the date hereof do not otherwise vest prior to the completion of the Merger, except with respect to regularly scheduled vesting dates occurring prior to the Assumed Closing Date, (v) for purposes of determining the value of Company Options, Company RSUs and Company MSUs, the value of a share of Company Common Stock is equal to the Per Share Price, (vi) no named executive officer receives any additional equity grants prior to completion of the Merger, and (vii) each named executive officer has properly executed any required releases and complied with all requirements necessary to receive the payments and benefits described below. The actual amounts to be received by any of the individuals below may materially differ from the amounts set forth below.
The payments described in the table below would be made pursuant to the arrangements described in this section.

Named Executive Officer	Cash(1)	Equity(2)	Perquisites / Benefits(3)	Total
Lisa Utzschneider (Chief Executive Officer)	$6,322,449	$22,635,275	$45,545	$29,003,269
Alpana Wegner (Chief Financial Officer)	$1,784,932	$1,352,593	$27,998	$3,165,523

(1)
Amounts shown reflect (a) the cash retention bonus to be received by the named executive officer, as described above in the section entitled “—Retention Bonuses,” and (b) the cash severance payments provided under the Executive Severance Plan as described above in the section entitled “—IAS Executive Severance Plan.” The retention bonus amounts included in this column include both “single-trigger” and “double-trigger” components: a portion is payable upon the Effective Time, and, for Ms. Utzschneider only, the remainder becomes payable upon a CIC Termination following the Effective Time. For Ms. Wegner, upon a termination of employment for any or no reason, following the Effective Time, the unpaid portion of the retention bonus will be forfeited. The cash severance amounts included in this column are considered to be “double-trigger” payments, which means that both a change in control of IAS, such as the Merger, and a CIC Termination must occur.

Named Executive Officer	Single-Trigger Retention Bonus	Double-Trigger Retention Bonus	Total Retention Bonus
Lisa Utzschneider	$1,333,600	$2,666,400	$4,000,000
Alpana Wegner	$200,000	$—	$600,000

Named Executive Officer	Base Salary Severance	Target Annual Bonus Severance	Pro Rata Annual Bonus Severance	Total Cash Severance
Lisa Utzschneider	$862,500	$948,750	$511,199	$2,322,499
Alpana Wegner	$500,000	$500,000	$184,932	$1,184,932

(2)
Amounts shown represent the aggregate potential value each named executive officer could receive in connection with the accelerated vesting and settlement of Company Options and Company MSUs (with the payout factor applicable to such Company MSU determined based on the Per Share Price) and, for Ms. Wegner only, the accelerated vesting of 25% of the 525,279 Company RSUs granted to her on July 1, 2025, subject to her continued service through the Effective Time. The amounts attributable to Company MSUs constitute “double-trigger” benefits, requiring both a change in control of IAS (such as the Merger) and a CIC Termination. The accelerated vesting of Company Options and Ms. Wegner’s Company RSUs is a “single-trigger” benefit that occurs automatically upon consummation of the Merger.

Named Executive Officer	Company Options (Single Trigger)	Company RSUs (Single Trigger)	Company MSUs (Converted Cash Awards) (Double Trigger)	Company MSUs (Replacement Company MSU Awards) (Double Trigger)	Total
Lisa Utzschneider	$6,330,389	$—	$8,152,443	$8,152,443	$22,635,275
Alpana Wegner	$—	$1,352,593	$—	$—	$1,352,593

(3)
Amounts shown reflect payment by IAS of COBRA premiums for a period up to the applicable severance period. The amounts included in this column are “double-trigger,” which means that both a change in control of IAS, such as the Merger, and a CIC Termination must occur.

Delisting and Deregistration of Company Common Stock
If the Merger is completed, the Company Common Stock will be delisted from the Nasdaq and deregistered under the Exchange Act, and IAS will no longer file periodic reports with the SEC on account of the Company Common Stock.
Transaction Litigation
As of the filing of this information statement, IAS is not aware of any complaints filed or litigation pending related to the Merger. Lawsuits arising out of the Merger may be filed in the future. In addition, the Company may receive stockholder demand letters pursuant to DGCL Section 220 relating to the events leading to the execution of the Merger Agreement and could receive other stockholder demand letters relating to books and records requests or the disclosure in this information statement. No assurances can be made as to the outcome of such lawsuits, demands or other actions, if any.
Material United States Federal Income Tax Consequences of the Merger
The following is a general discussion of certain material United States federal income tax consequences of the Merger that may be relevant to holders of Company Common Stock who exchange their shares of Company Common Stock for cash pursuant to the Merger. This discussion is based on the Code, applicable United States Treasury Regulations issued thereunder, judicial authority and administrative rulings and pronouncements, each as in effect as of the date hereof and all of which are subject to change or differing interpretations, possibly with retroactive effect. Any such change, which may or may not be retroactive, could alter the tax consequences described herein. This discussion applies only to holders whose shares of Company Common Stock are held as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment), and does not address the tax consequences that may be relevant to holders of Company Common Stock that are subject to special tax rules, such as insurance companies, United States expatriates, controlled foreign corporations, passive foreign investment companies, holders subject to the alternative minimum tax, tax-exempt organizations, tax-qualified retirement plans or other tax-deferred accounts, broker-dealers, banks, financial institutions, regulated investment companies, real estate investment trusts, cooperatives, traders in securities that elect to apply the mark to market method of accounting, United States Holders whose functional currency is not the United States dollar, pass-through entities for United States federal income tax purposes and holders who hold Company Common Stock through such pass-through entities, holders who hold Company Common Stock as part of a hedge, straddle or conversion or other integrated transaction, holders deemed to sell Company Common Stock under the constructive sale provisions of the Code, holders required to accelerate the recognition of any item of gross income as a result of such income being recognized on an applicable financial statement, holders who exercise appraisal rights, or holders who acquired Company Common Stock pursuant to the exercise of employee stock options or otherwise as compensation. This summary does not address (i) any aspect of state, local or non-United States taxation, and does not address any aspects of United States federal taxation other than United States federal income taxation, (ii) any tax consequences to holders of any interests in IAS other than Company Common Stock, including Company Options, Company RSUs or Company MSUs, (iii) any tax consequences of any other transaction occurring in connection with the Merger or (iv) the Medicare tax on net investment income. This discussion is not binding on the Internal Revenue Service (“IRS”) or the courts and, therefore, the conclusions set forth in this discussion could be subject to challenge, which challenge could be sustained. No ruling has been or will be sought from the IRS with respect to the Merger.
For purposes of this information statement, a “United States Holder” means a beneficial owner of Company Common Stock that is (as determined for United States federal income tax purposes):
•	a citizen or individual resident of the United States;
•
a corporation (or other entity or arrangement treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to United States federal income tax regardless of its source; or
•
a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (ii) the trust has a valid election in effect under applicable United States Treasury Regulations to be treated as a United States person.

The term “Non-United States Holder” refers to any beneficial owner of Company Common Stock, other than a partnership or other entity or arrangement treated as a partnership for United States federal income tax purposes, that is not a United States Holder.
If a partnership or other entity or arrangement treated as a partnership for United States federal income tax purposes is a holder of Company Common Stock, the United States federal income tax treatment of a partner in that partnership will generally depend upon the status of the partner and the activities of the partner and the partnership. Partners of a partnership that is a holder of Company Common Stock should consult their tax advisors as to the particular United States federal income tax consequences of the Merger to them.
The United States federal income tax consequences set forth below are included for general informational purposes only and are based upon current law as of the date hereof. Because individual circumstances may differ, each holder of Company Common Stock should consult such holder’s tax advisor to determine the applicability of the rules discussed below to such holder and the particular tax effects of the Merger to such holder, including the application and effect of United States federal, state, local and non-United States tax laws.
United States Holders. The receipt of cash pursuant to the Merger by a United States Holder in exchange for shares of Company Common Stock will be a taxable transaction for United States federal income tax purposes (and also may be a taxable transaction under applicable state, local, non-United States and other income tax laws). In general, for United States federal income tax purposes, a United States Holder who receives cash pursuant to the Merger in exchange for shares of Company Common Stock will recognize gain or loss in an amount equal to the difference between (x) the amount of cash the United States Holder receives (determined before deduction of any applicable withholding taxes) and (y) such United States Holder’s adjusted tax basis in the surrendered shares of Company Common Stock. A United States Holder’s adjusted tax basis (which generally will equal the price the United States Holder paid for such shares, and if applicable, will have been reduced by return of capital distributions). Gain or loss will be calculated separately for each block of Company Common Stock (generally shares acquired by a holder at the same cost in a single transaction) converted in the Merger. Such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the Company Common Stock has been held by a United States Holder for more than one year as of the Effective Time. Long-term capital gains of non-corporate United States Holders may be eligible for reduced rates of taxation. The deductibility of capital losses is limited.
Non-United States Holders. Subject to the discussion below regarding backup withholding, a Non-United States Holder that receives cash pursuant to the Merger in exchange for shares of Company Common Stock generally is not expected to be subject to United States federal income tax on any gain realized on such exchange, unless (i) such holder is an individual who is present in the United States for 183 or more days during the taxable year of the Merger and certain other conditions are met, (ii) the gain is effectively connected with the conduct of a trade or business in the United States by the Non-United States Holder (and, in the case of certain income tax treaties, is attributable to a permanent establishment or fixed base of the Non-United States Holder within the United States) or (iii) such holder owned, directly or under certain constructive ownership rules of the Code, more than 5% of Company Common Stock at any time during the five-year period preceding the Merger, and IAS is or has been a “United States real property holding corporation” for United States federal income tax purposes at any time during the shorter of the five-year period preceding the Merger or the period that the Non-United States Holder held Company Common Stock. IAS believes it is not and has not been a “United States real property holding corporation” for United States federal income tax purposes at any time during the five-year period preceding the Merger.
If you are a Non-United States Holder who is an individual and has been present in the United States for 183 or more days during the taxable year of the Merger and certain other conditions are satisfied, you will be subject to United States federal withholding taxes, currently at a 30% rate (or such lower rate as may be specified in an applicable income tax treaty), on any gain realized, which generally may be offset by certain United States source capital losses.
If you are a Non-United States Holder and your gain is effectively connected with the conduct of a United States trade or business by you (and, in the case of certain income tax treaties, is attributable to a permanent establishment or fixed base of the Non-United States Holder within the United States), you will be subject to United States federal income tax on any gain realized on a net basis in the same manner as a

United States Holder. Non-United States Holders that are corporations may also be subject to an additional “branch profits tax” on such effectively connected income, currently at a 30% rate (or such lower rate as may be specified in an applicable income tax treaty), subject to certain adjustments.
Information Reporting and Backup Withholding. Cash consideration received by a United States Holder or a Non-United States Holder in the Merger may be subject to information reporting and backup withholding. To avoid backup withholding, a United States Holder that does not otherwise establish an exemption should complete and return to the applicable paying agent an IRS Form W-9, certifying that such United States Holder is a United States person, that the taxpayer identification number provided is correct and that such United States Holder is not subject to backup withholding. A Non-United States Holder generally may establish an exemption from backup withholding by certifying its status as a non-United States person under penalties of perjury on an IRS Form W-8BEN or other applicable IRS Form W-8. Backup withholding is not an additional tax. Amounts so withheld can be credited against such holder’s federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.
United States Holders and Non-United States Holders should consult their tax advisors regarding the application of United States federal income tax laws and non-United States tax laws, including information reporting and backup withholding, to their particular situations.
Additional Withholding Requirements Under the Foreign Account Tax Compliance Act. Sections 1471 through 1474 of the Code, and the United States Treasury Regulations and administrative guidance issued thereunder (collectively, “FATCA”), generally impose a United States federal withholding tax, currently at a 30% rate on certain payments made to a “foreign financial institution” (as specially defined under these rules) unless such institution enters into an agreement with the United States government to withhold on certain payments and to collect and provide to the United States tax authorities substantial information regarding certain United States account holders of such institution (which include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with United States owners) or an exemption applies. FATCA also generally imposes a United States federal withholding tax, currently at a 30% rate on certain payments made to a non-financial foreign entity unless such entity provides the withholding agent a certification identifying certain direct and indirect United States owners of the entity or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Under certain circumstances, a Non-United States Holder might be eligible for refunds or credits of such taxes.
The United States Treasury Department has released proposed regulations which, if finalized in their present form, would eliminate the FATCA withholding applicable to the gross proceeds of a sale or other disposition of Company Common Stock. In its preamble to such proposed regulations, the United States Treasury Department stated that taxpayers may generally rely on the proposed regulations until final regulations are issued.
Holders of Company Common Stock should consult with their tax advisors regarding the possible implications of FATCA on the disposition of Company Common Stock pursuant to the Merger.
THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF UNITED STATES FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO PARTICULAR HOLDERS OF COMPANY COMMON STOCK. HOLDERS OF COMPANY COMMON STOCK ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE RECEIPT OF CASH FOR THEIR SHARES OF COMPANY COMMON STOCK PURSUANT TO THE MERGER UNDER ANY UNITED STATES FEDERAL, STATE, LOCAL, NON-UNITED STATES OR OTHER TAX LAWS, OR UNDER ANY APPLICABLE INCOME TAX TREATY.
Support Agreement
Concurrently with the execution and delivery of the Merger Agreement, Parent and IAS entered into the Support Agreement with Vista and certain investment funds affiliated with Vista. Under the Support Agreement, the stockholders party thereto have agreed, among other things, to vote or execute consents with respect to all of their shares of Company Common Stock in favor of the Merger and the other transactions contemplated by the Merger Agreement, subject to certain terms and conditions contained therein. Vista and the other parties to the Support Agreement executed consents with respect to all of their shares of Company Common Stock in favor of the Merger and the other transactions contemplated by the Merger Agreement by delivering the Written Consent.

Pursuant to the Support Agreement, the parties thereto also agreed to terminate certain agreements between Vista and its affiliates, on the one hand, and IAS, on the other hand, and to modify certain surviving provisions contained therein.
The foregoing description of the Support Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Support Agreement, a copy of which is attached as Annex C to this proxy statement and which is incorporated by reference in this proxy statement in its entirety.
Regulatory Approvals
Under the Merger Agreement, each of Parent and IAS has agreed to (i) cooperate and coordinate (and cause its respective affiliates to cooperate and coordinate) with the other in the making of specified regulatory filings; (ii) supply the other (or cause the other to be supplied) with any information that may be reasonably required in order to make such filings; (iii) supply (or cause to be supplied) any additional information that may be reasonably required or requested by the FTC, the Department of Justice or the governmental authorities of any other applicable jurisdiction in which any such filing is made; and (iv) subject to certain limitations, use reasonable best efforts to take (and to cause their affiliates to take) all actions reasonably necessary, proper or advisable to (1) cause the expiration or termination of the applicable waiting periods pursuant to the HSR Act and any other antitrust laws applicable to the Merger Agreement or the Merger; and (2) obtain all clearances, consents, approvals, waivers, actions, non-actions and other authorizations pursuant to any antitrust laws and foreign investment laws applicable to the Merger Agreement or the Merger, in each case as promptly as reasonably practicable.
Subject to certain limitations, if and to the extent necessary to obtain clearances, consents, approvals, waivers, actions, waiting period expirations or terminations, non-actions or other authorizations pursuant to the HSR Act, any other antitrust laws or any foreign investment laws applicable to the Merger and to avoid or eliminate each and every impediment under the HSR Act, any other antitrust laws or any foreign investment laws applicable to the Merger, as promptly as reasonably practicable, each of Parent and Merger Sub have agreed to use their respective reasonable best efforts to avoid or eliminate each and every impediment and to obtain all clearances, consents, approvals, waivers, actions, waiting period expirations or terminations, non-actions or other authorizations under the HSR Act, any other antitrust laws or any foreign investment laws, including offering, committing to, and effectuating (i) the sale, divestiture, transfer, license disposition, or hold separate (through the establishment of a trust or otherwise), of any and all of the capital stock or other equity or voting interest, assets (whether tangible or intangible), rights, properties, products or businesses of Parent, Merger Sub, IAS or any of its subsidiaries; (ii) the termination, modification, or assignment of existing relationships, joint ventures, contracts, or obligations of Parent, Merger Sub, IAS or any of its subsidiaries; (iii) the modification of any course of conduct regarding future operations of Parent, Merger Sub, IAS or any of its subsidiaries; and (iv) any other restrictions on the activities of Parent, Merger Sub, IAS or any of its subsidiaries, including the freedom of action of Parent, Merger Sub, IAS or any of its subsidiaries with respect to, or their ability to retain, one or more of their respective operations, divisions, businesses, product lines, customers, assets or rights or interests, or their freedom of action with respect to the assets, properties, or businesses to be acquired pursuant to the Merger Agreement; in each case, so as to allow the consummation of the Merger as soon as reasonably practicable and, in any event, prior to the Termination Date; provided that Parent, Merger Sub, IAS or any of its subsidiaries shall not be required to take any action if (x) it would reasonably be expected to have a material adverse effect on the business, results of operations or financial condition of IAS and its subsidiaries, taken as a whole or (y) otherwise involve any assets, properties, operations or businesses other than those of Parent, Merger Sub, IAS or its subsidiaries.
Under the HSR Act and related rules, certain transactions, including the Merger, may not be completed until notifications have been given and information furnished to the Antitrust Division and the FTC and all statutory waiting period requirements have been satisfied by the applicable agencies. On October 24, 2025, both IAS and Parent filed their respective notification and report forms under the HSR Act, which triggered the start of the HSR Act waiting period. The waiting period under the HSR Act will expire at 11:59 p.m. EST on November 24, 2025.
At any time before or after the Effective Time, the Antitrust Division or the FTC could take action under the antitrust laws, including seeking to prevent the Merger, to rescind the Merger or to conditionally approve the Merger upon the divestiture of assets of IAS or Parent or subject to regulatory conditions or other remedies. In addition, United States state attorneys general could take action under the antitrust laws as they deem necessary or desirable in the public interest, including, without limitation, seeking to enjoin the completion of the Merger or permitting completion subject to regulatory conditions. Private parties may also seek to take legal action under the antitrust laws under some circumstances. There can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.
The consummation of the Merger is also conditioned upon the clearance or approval by the antitrust authorities in certain specified jurisdictions and relevant authorities under certain specified foreign investment laws. The Merger cannot be completed until IAS and Parent obtain clearance to consummate the Merger or the applicable waiting periods have expired or been terminated in such jurisdictions.
There can be no assurances that all of the required regulatory approvals will be obtained and, if obtained, there can be no assurances as to the timing of any approvals, Parent’s or IAS’s ability to obtain the approvals on satisfactory terms or the absence of any litigation challenging such approvals.

THE MERGER AGREEMENT
This section describes the material terms and conditions of the Merger Agreement. The description in this section and elsewhere in this information statement is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A and is incorporated by reference into this information statement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. We encourage you to read the Merger Agreement carefully and in its entirety. This section is not intended to provide you with factual information about IAS. Such information can be found elsewhere in this information statement and in the public filings IAS makes with the SEC, which may be obtained by following the instructions set forth in the section entitled “Where You Can Find More Information,” beginning on page 85.
Explanatory Note Regarding the Merger Agreement
The Merger Agreement has been included to provide you with information regarding its terms. It is not intended to provide any other factual information about IAS, Parent, Merger Sub or any of their respective subsidiaries or affiliates. The representations, warranties, and covenants contained in the Merger Agreement were made by the parties thereto only for the purposes of that agreement and as of specific dates; were made solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement (such disclosures include information that has been included in IAS’s public disclosures, as well as additional nonpublic information); may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to you. You should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of IAS, Parent, Merger Sub or any of their respective subsidiaries or affiliates. Additionally, the representations, warranties, covenants, conditions and other terms of the Merger Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in IAS’s public disclosures.
Structure of the Merger
Upon the terms and subject to the conditions of the Merger Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub will be merged with and into IAS, whereupon the separate corporate existence of Merger Sub will cease, and IAS will continue as the Surviving Corporation and a wholly owned subsidiary of Parent.
Consummation and Effectiveness of the Merger
The Merger will become effective at such time as the certificate of merger has been duly filed with the Secretary of State of the State of Delaware, or at such other time as Parent, Merger Sub and IAS agree in writing and specify in the certificate of merger. The Closing will take place at 9:00 a.m., New York City time, on a date to be agreed upon by Parent, Merger Sub and IAS that is no later than the third business day after the satisfaction or waiver (to the extent permitted by the Merger Agreement) of the last to be satisfied or waived of the conditions set forth in the Merger Agreement (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted by the Merger Agreement) of such conditions at the Closing). Notwithstanding the foregoing, Parent, Merger Sub and IAS have agreed that, unless otherwise agreed to in writing by Parent, the Closing shall not take place prior to November 23, 2025.
Consideration to Be Received in the Merger
Subject to the terms and conditions of the Merger Agreement, at the Effective Time, (i) each share of common stock of Merger Sub that is issued and outstanding immediately prior to the Effective Time will automatically be cancelled and converted into and become one share of common stock of the Surviving Corporation; (ii) each share of Company Common Stock that is issued and outstanding as of immediately prior to the Effective Time (other than Owned Company Shares or Dissenting Company Shares) will be automatically cancelled, extinguished and converted into the right to receive the Per Share Price, without interest thereon; and (iii) each share of the Owned Company Shares will automatically be cancelled and extinguished without any conversion thereof or consideration paid therefor.
Procedures for Receiving Merger Consideration
Prior to the Closing, Parent will select a nationally recognized bank or trust company reasonably acceptable to IAS to act as the payment agent for the payment of the aggregate consideration to which holders of shares of Company Common Stock are entitled pursuant to the Merger Agreement, and at or prior to the Closing, Parent will deposit or cause to be deposited with the payment agent an amount in cash necessary to pay for the shares of Company Common Stock (other than Owned Company Shares or Dissenting Company Shares) converted into the right to receive the payment of the aggregate consideration to which holders of shares of Company Common Stock are entitled pursuant to the Merger Agreement. Parent may elect, at least two business days prior to the Closing date (with written notice to IAS), for IAS to deposit with the payment agent a portion of the available cash balances of IAS and its subsidiaries to satisfy all or of a portion of Parent’s obligation to make available to the payment agent cash sufficient to pay the aggregate closing consideration.
Promptly (and in any event no later than three business days) after the Effective Time, Parent and the Surviving Corporation will cause the payment agent to send to each holder of record as of immediately prior to the Effective Time of one or more Certificates (if any) (i) a letter of transmittal in customary form (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the payment agent) and (ii) instructions for effecting the surrender of the Certificates in exchange for the Per Share Price payable with respect to the shares of Company Common Stock formerly represented by the Certificates. Upon surrender of Certificates for cancellation to the payment agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates will be entitled to receive in exchange therefor an amount in cash equal to the product obtained by multiplying (x) the aggregate number of shares of Company Common Stock represented by such Certificates by (y) the Per Share Price, and the Certificates so surrendered will be cancelled. With respect to record holders of Uncertificated Shares, upon the payment agent’s receipt of an “agent’s message” (or such other evidence as the payment agent may reasonably request), the holder of such Uncertificated Shares will be entitled to receive in exchange an amount in cash equal to the product obtained by multiplying (1) the aggregate number of shares of Company Common Stock represented by such holder’s transferred Uncertificated Shares by (2) the Per Share Price, and the transferred Uncertificated Shares will be cancelled. No dividends or other distributions with respect to capital stock of the Surviving Corporation with a date on or after the Effective Time will be paid to the holder of any unsurrendered Certificates or Uncertificated Shares.
At or prior to the Closing, Parent will deposit (or cause to be deposited) with IAS, by wire transfer of immediately available funds, the aggregate consideration owed to all holders of Company Options and Vested Company RSUs in respect of such Company Options and Vested Company RSUs, as applicable (the “Vested Equity Award Consideration”); provided that Parent may elect, at least two business days prior to the Closing date (with written notice to IAS), for IAS to deposit with the payment agent a portion of the available cash balances of IAS and its subsidiaries to satisfy all or a portion of Parent’s obligation to make available to the payment agent cash sufficient to pay the Vested Equity Award Consideration. As promptly as reasonably practicable, but in any event in no less than seven business days after the Closing date, the Vested Equity Award Holders (as defined in the Merger Agreement) will be paid by IAS or the Surviving Corporation, through its payroll system or payroll provider, all amounts required to be paid to such holders in respect of Company Options and Vested Company RSUs that are cancelled and converted into a cash payment, less any required withholdings.
Each of the Surviving Corporation, IAS, Parent and the payment agent will be entitled to deduct and withhold from any cash amounts otherwise payable pursuant to the Merger Agreement to any holder or former holder of shares of Company Common Stock, Company Options, Company RSUs and Company MSUs, such amounts as may be required to be deducted and withheld under applicable law with respect to taxes. Any amounts so deducted or withheld and paid over to the appropriate governmental authority and will be treated for all purposes as having been paid to the person in respect of which such deduction or withholding was made.

Treatment of IAS Equity Awards and IAS ESPP in the Merger
At the Effective Time, each Company Option, other than an Underwater Option, will automatically be cancelled and converted into the right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product of (i) the total number of shares of Company Common Stock subject to such Company Options as of immediately prior to the Effective Time and (ii) the excess, if any, of the Per Share Price over the exercise price per share of Company Common Stock of such Company Option. At the Effective Time, each Underwater Option will be cancelled for no consideration.
At the Effective Time, each Vested Company RSU will be cancelled and converted into the right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product of (i) the Per Share Price and (ii) the total number of shares of Company Common Stock subject to such Vested Company RSU as of immediately prior to the Effective Time.
At the Effective Time, each Unvested Company RSU will be cancelled and converted into a Converted Cash Award with respect to an amount equal to the product of (i) the Per Share Price and (ii) the total number of shares of Company Common Stock subject to such Unvested Company RSU as of immediately prior to the Effective Time. Other than as set forth in the Merger Agreement, Converted Cash Award will continue to have, and will be subject to, the same terms and conditions (including vesting conditions) as applied to the corresponding Unvested Company RSU immediately prior to the Effective Time, except for terms rendered inoperative by reason of the consummation of the transactions contemplated by the Merger Agreement and other administrative or ministerial changes determined by Parent.
At the Effective Time, 50% of each Company MSU will automatically be cancelled and converted into a Converted Cash Award with respect to an amount equal to the product of (i) the Per Share Price and (ii) the total number of shares of Company Common Stock subject to such Company MSU as of immediately prior to the Effective Time (with the payout factor applicable to such Company MSU determined based on the Per Share Price). Other than as set forth in the Merger Agreement, Converted Cash Award will continue to have, and will be subject to, the same terms and conditions (including any service-based vesting conditions and double trigger vesting conditions, but excluding any performance-based vesting conditions) as applied to the corresponding Company MSU immediately prior to the Effective Time, except for terms rendered inoperative by reason of the consummation of the transactions contemplated by the Merger Agreement and other administrative or ministerial changes determined by Parent.
At the Effective Time, the remaining portion of the Company MSUs outstanding as of immediately prior to the Effective Time will automatically be cancelled and converted into a Replacement Company MSU Award, with the total number of units covered by such Replacement Company MSU Award to be equal to the quotient of (i) the product of (A) the Per Share Price and (B) the total number of shares of Company Common Stock subject to such Company MSU as of immediately prior to the Effective Time (with the payout factor applicable to such Company MSU determined based on the Per Share Price), and (ii) the fair market value of such unit as of the Effective Time (based on the same price per unit paid to acquire equity in such entity in connection with the transactions contemplated by the Merger Agreement). The Replacement Company MSU Award will, subject to the holder’s continued service with Parent, the Surviving Corporation or one of its subsidiaries or a direct or indirect parent entity of Parent through the applicable vesting dates, vest and be settled at the same time the Company MSUs for which such Replacement Company MSU Award was exchanged would have vested and been settled pursuant to its terms. All Replacement Company MSU Awards will otherwise have the same terms and conditions (including service-based vesting conditions and double trigger vesting conditions, but excluding any performance-based vesting conditions) as applied to the Company MSUs for which they were exchanged, except for terms rendered inoperative by reason of the consummation of the transactions contemplated by the Merger Agreement and other administrative or ministerial changes determined by Parent; however, upon settlement of any Replacement Company MSU Award, the holder thereof will be permitted, in lieu of paying any taxes required to be withheld from such holder, to require Parent, the surviving corporation, or one of its subsidiaries or a direct or indirect parent entity of Parent, as applicable, to withhold a number of units otherwise issuable upon settlement having a fair market value equal to such required applicable withholding taxes. For additional terms applicable to Replacement Company MSU Awards, including settlement mechanics upon certain terminations within six months following the Effective Time, see the section entitled “The Merger—Interests of Our Directors and Executive Officers in the Merger” beginning on page 44.

Following the date of the Merger Agreement, no new offering periods or purchase periods may be commenced under the Company ESPP, and no employee may newly enroll in the Company ESPP or increase their contribution rates or purchase elections under the Company ESPP. If the Effective Time occurs prior to the end of any outstanding offering period in existence under the Company ESPP as of the date of the Merger Agreement, all outstanding purchase rights under the Company ESPP will automatically be exercised in accordance with the terms of the Company ESPP no later than seven calendar days prior to the Effective Time, and the Company ESPP will terminate as of immediately prior to the Effective Time. Each share of Company Common Stock purchased under the Company ESPP will be cancelled at the Effective Time and converted into the right to receive the Per Share Price in the same manner as other IAS stockholders.
Dissenting Shares
If and to the extent required by the DGCL, any share of Company Common Stock that is issued and outstanding immediately prior to the Effective Time (other than the Owned Company Shares) and that is held by a holder of such share of Company Common Stock who has not voted in favor of the adoption of the Merger Agreement and who has properly exercised appraisal rights with respect thereto in accordance with, and who has complied with, Section 262 of the DGCL with respect to such Company Common Stock (collectively, the “Dissenting Company Shares”) will not be converted into the right to receive the Per Share Price, but instead holders of such Dissenting Company Shares will be entitled to receive payment of the fair value of such Dissenting Company Shares in accordance with the provisions of Section 262 unless and until such holder fails to perfect or effectively withdraws or loses its rights to appraisal and payment under the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses the right to appraisal under Section 262, or a court of competent jurisdiction determines that such holder is not entitled to the relief provided by Section 262, then the right of such holder to receive those rights under and to be paid such consideration as is determined pursuant to Section 262, will cease and such Dissenting Company Shares will thereupon be treated as if they had been converted into, at the Effective Time, the right to receive the Per Share Price, and the Surviving Corporation shall remain liable for payment of the Per Share Price for such Dissenting Company Shares in accordance with the Merger Agreement. IAS will provide prompt notice to Parent of any demands received by IAS for appraisal of any shares of Company Common Stock, and Parent will have the opportunity to participate in all negotiations and proceedings with respect to such demands. Except with the prior written consent of Parent, IAS will not make any payment with respect to, or settle or offer to settle, or otherwise negotiate any such demands. Parent will not, except with the prior written consent of IAS, require IAS to make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.
Effects of the Merger; Certificate of Incorporation; Bylaws; Directors and Officers
The Merger Agreement provides that, from and after the Effective Time, all (i) of the property, rights, privileges, powers and franchises of IAS and Merger Sub will vest in the Surviving Corporation; and (ii) debts, liabilities and duties of IAS and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation. If the Merger is consummated, IAS will cease to be a publicly traded company. If the Merger is consummated, you will not own any shares of capital stock of the Surviving Corporation.
At the Effective Time, (i) IAS’s Charter, as in effect immediately prior to the Effective Time, will be amended and restated in its entirety to be read as set forth in the applicable exhibit attached to the Merger Agreement and, as so amended and restated, will be the certificate of incorporation of the Surviving Corporation and (ii) the bylaws of Merger Sub as in effect immediately prior to the Effective Time will become the bylaws of the Surviving Corporation.
In addition, from and after the Effective Time until successors are duly elected or appointed and qualified in accordance with applicable law, (i) the board of directors of Merger Sub at the Effective Time will be the board of directors of the Surviving Corporation and (ii) the officers of IAS at the Effective Time will be the officers of the Surviving Corporation.
Representations and Warranties
IAS, Parent and Merger Sub made representations and warranties in the Merger Agreement regarding themselves and, as applicable, their respective subsidiaries that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement (including “knowledge” and materiality qualifications and qualifications referring to dollar thresholds) and are further modified and limited by a confidential disclosure letter delivered by IAS to Parent. The representations and warranties made by IAS are also subject to, and qualified by, certain information in our filings made with the SEC at least one business day before the date of the Merger Agreement.
IAS’s representations and warranties to Parent and Merger Sub in the Merger Agreement relate to, among other things:
•	the organization and good standing of IAS;
•
the corporate power and authority to enter into and to perform its obligations under the Merger Agreement and to complete the transactions contemplated thereby, and the enforceability and due execution and delivery of the Merger Agreement;

•	absence of conflicts with the parties’ governing documents, applicable laws and contracts;
•	approval by the Company Board and receipt of a fairness opinion from Jefferies;
•	the Written Consent;
•	non-contravention;
•	required regulatory filings and authorizations, consents or approvals of governmental authorities;
•	the capitalization of IAS;
•	ownership of IAS’s subsidiaries;
•	IAS’s SEC filings;
•	the financial statements of IAS and IAS’s internal system of disclosure controls and procedures concerning financial reporting;
•	the absence of certain undisclosed liabilities;
•	the absence of certain changes, events and developments since June 30, 2025;
•	certain material contracts of IAS and its subsidiaries;
•	certain customers, partners and suppliers of IAS and its subsidiaries;
•	real property owned or leased by IAS and its subsidiaries;
•	compliance with environmental laws by IAS and its subsidiaries and other environmental matters;
•	ownership of or rights with respect to the intellectual property of IAS and its subsidiaries;
•	data privacy matters;
•	the payment of taxes, the filing of tax returns and other tax matters related to IAS and its subsidiaries;
•	compensation and benefits plans, agreements and arrangements with or concerning employees of IAS and its subsidiaries;
•	compliance with laws related to labor by IAS and its subsidiaries;
•	compliance with applicable laws by IAS and its subsidiaries;
•	certain legal proceedings of IAS and its subsidiaries;
•	certain matters related to the insurance policies and arrangements of IAS and its subsidiaries;
•	compliance with anti-corruption laws by IAS and its subsidiaries;
•	IAS not being a “TID U.S. business”;
•	neither IAS nor any of its subsidiaries being a “covered foreign person”;
•	other than Jefferies, brokers of IAS and its subsidiaries;
•	affiliated party transactions of IAS and its subsidiaries; and
•	the acknowledgment that there are no further representations and warranties made by or on behalf of IAS, other than in the Merger Agreement or in any certificate delivered in connection therewith.

In addition, the Merger Agreement contains representations and warranties of Parent and Merger Sub relating to, among other things:
•	the organization and good standing of each of Parent and Merger Sub;
•
the corporate power and authority of each of Parent and Merger Sub to enter into and to perform its obligations under the Merger Agreement and to complete the transactions contemplated thereby, and the enforceability and due execution and delivery of the Merger Agreement;

•
the absence of certain breaches, violations, defaults or consent requirements under certain contracts, organizational documents and laws, in each case arising out of the execution and delivery of the Merger Agreement and the performance and consummation of the transactions contemplated thereby;

•	required regulatory filings and authorizations, consents or approvals of governmental authorities;
•	the absence of legal proceedings or orders of each of Parent and Merger Sub;
•	the absence of ownership of Company Common Stock;
•	the absence of brokers of Parent, Merger Sub, and their affiliates;
•	the absence of operations of each of Parent and Merger Sub other than as contemplated by the Merger Agreement;
•	the lack of requirement for a vote or approval of the stockholders of Parent in connection with the transactions contemplated by the Merger Agreement;
•	the delivery of the Limited Guarantee by Parent;
•	execution, validity and sufficiency of the equity commitment letters, and debt commitment letters to provide funds to consummate the Merger;
•	stockholder and management arrangements;
•	solvency of the Surviving Corporation and its subsidiaries;
•	the accuracy of information supplied by Parent and Merger Sub to be included in this information statement; and
•
the acknowledgment that there are no further representations and warranties made by or on behalf of Parent and Merger Sub other than in the Merger Agreement or in any certificate delivered in connection therewith.

Certain of the representations and warranties in the Merger Agreement are qualified as to “materiality” or “Company Material Adverse Effect” or words of similar import. The Merger Agreement provides that a Company Material Adverse Effect means any change, event, effect, development or occurrence that, individually or in the aggregate, has had, or would reasonably be expected to have, a material adverse effect on (x) the business, financial condition, assets, liabilities, or results of operations of IAS and its subsidiaries, taken as a whole or (y) the ability of IAS to consummate the transactions contemplated by the Merger Agreement prior to the Termination Date; provided that, solely with respect to clause (x), none of the following, and no changes, events, effects, developments or occurrences to the extent arising out of, relating to or resulting from the following (in each case, by itself or when aggregated) will be deemed to be or constitute a Company Material Adverse Effect or will be taken into account when determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur (subject to the limitations set forth below):
•	any general economic conditions, or conditions in the global, international or regional economy generally, including general changes in inflation, supply chain disruptions, and labor shortages;
•
any conditions in the equity, credit, debt, financial, currency or capital markets generally, including (A) changes in interest rates or credit ratings; (B) changes in exchange rates for the currencies of any country; or (C) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market;

•
any conditions generally affecting the industries in which IAS and its subsidiaries conduct business or in any jurisdiction or geographical area in which IAS or any of its subsidiaries conducts business, or changes therein;

•
any political or geopolitical conditions, outbreak of hostilities, armed conflicts, acts of war (whether or not declared), rebellion, insurrection, sabotage, widespread cyberattack or widespread cyberterrorism that is not specifically targeted at IAS and its subsidiaries (solely to the extent not arising out of IAS’s and its subsidiaries’ vulnerabilities or failure to have in place appropriate safeguards to protect against any such cyberattack or cyberterrorism), terrorism or military actions, including any escalation or worsening of, or any law or sanction, mandate or directive enacted by a governmental authority in response to, the foregoing or any threats thereof, in each case, in the United States or any other country or region in the world;

•
earthquakes, volcanic activity, hurricanes, tsunamis, tornadoes, floods, mudslides, wildfires, nuclear incidents, foreign or domestic social protest or social unrest (whether or not violent) or other natural or man-made disasters, weather conditions, power outages or electrical black-outs, and other force majeure events, including any escalation or worsening of, or any law or sanction, mandate or directive by a governmental authority in response to, any of the foregoing, in each case, in the United States or any other country or region in the world or any actual or potential sequester, stoppage, shutdown, default or similar event or occurrence of any governmental authority, including any shutdown or furlough of the U.S. federal government or its employees or any impact associated with the U.S. federal government’s “debt ceiling”;

•
the announcement of the Merger Agreement or the pendency of the Merger, including the impact thereof on the relationships, contractual or otherwise, of IAS and its subsidiaries with customers, suppliers, vendors, lenders, lessors, business or joint venture partners, employees (including any employee attrition), regulators, governmental authorities or any other third person (subject to certain exceptions outlined in the Merger Agreement), or the identity of, or any facts or circumstances relating to, the parties to the Limited Guarantee, Parent, Merger Sub or the respective affiliates of the foregoing or the respective financing sources of or investors in the foregoing, with respect to IAS or its business;

•
the compliance by any party with the express terms of the Merger Agreement, including any action taken or refrained from being taken pursuant to or in accordance with the express terms of the Merger Agreement;

•	any action taken or refrained from being taken, in each case which Parent has approved or consented to in writing;
•
any changes or proposed changes in U.S. generally accepted accounting principles (“GAAP”) or other applicable accounting standards, or in any applicable laws (or the enforcement or interpretation of any of the foregoing) after the date of the Merger Agreement or in any regulatory or legislative conditions, including the adoption, implementation, repeal, modification, reinterpretation or proposal of any law, regulation or policy (or the enforcement or interpretation thereof) by any governmental authority, or any panel or advisory body empowered or appointed thereby;

•
any epidemics, pandemics, plagues, other outbreaks of illness or public health events (including quarantine restrictions and other health and safety measures mandated or recommended by any governmental authority in response to any of the foregoing), including any escalation or worsening of any of the foregoing, in each case, in the United States or any other country or region in the world;

•	any anti-dumping actions, international tariffs, sanctions, trade policies or disputes or any “trade war” or similar actions in the United States or any other country or region in the world;
•
any changes, in and of themselves, in the price or trading volume of Company Common Stock or to IAS’s credit ratings (it being understood that the underlying cause of such change may be taken into consideration when determining whether a Company Material Adverse Effect has occurred to the extent not otherwise excluded hereunder);

•
any failure, in and of itself, by IAS and its subsidiaries to meet (A) any internal or public estimates or expectations of IAS’s revenue, earnings or other financial performance or results of operations for any period; or (B) any budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that the underlying cause of any such failure described in the foregoing clauses (A) or (B) may be taken into consideration when determining whether a Company Material Adverse Effect has occurred to the extent not otherwise excluded hereunder);
•
the availability or cost of equity, debt or other financing to Parent or Merger Sub or their respective affiliates (it being understood that the underlying cause of any such availability or cost may be taken into consideration when determining whether a Company Material Adverse Effect has occurred to the extent not otherwise excluded hereunder); and

•	any transaction litigation or any demand or legal proceeding for appraisal of the fair value of any shares of Company Common Stock pursuant to the DGCL in connection herewith;
except, in each case of bullets one through five and nine through eleven above, solely to the extent that such changes, events, effects, developments or occurrences have had a disproportionate adverse effect on IAS and its subsidiaries, taken as a whole, relative to other companies operating in the industries in which IAS and its subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether there is, or has been, a Company Material Adverse Effect.
Certain of Parent’s and Merger Sub’s representations and warranties in the Merger Agreement are qualified by a “Parent Material Adverse Effect” standard (that is, they will not be deemed to be untrue and incorrect unless their failure to be true and correct would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect). For purposes of the Merger Agreement, a Parent Material Adverse Effect means a failure of any representations and warranties of Parent and Merger Sub to be true and correct that would, individually or in the aggregate, reasonably be expected to prevent, materially delay, or have a material adverse effect on the ability of Parent or Merger Sub to perform its obligations under the Merger Agreement or to consummate other transactions contemplated by the Merger Agreement.
Conduct of Business by IAS Prior to Consummation of the Merger
IAS has agreed to certain covenants in the Merger Agreement restricting the conduct of its business from the date of the Merger Agreement until the earlier of the Effective Time or the termination of the Merger Agreement (the “Interim Period”). Except as contemplated by the Merger Agreement, as set forth in the confidential disclosure letter, as required by applicable law, or as approved by Parent in writing (which approval shall not be unreasonably withheld, conditioned or delayed), during the Interim Period, IAS shall, and shall cause each of its subsidiaries to, use its commercially reasonable efforts to (i) conduct its business in all material respects in the ordinary course of business, and (ii) preserve intact in all material respects its business organization, properties, rights and assets and relationships and goodwill with its key employees, material customers, suppliers, landlords, governmental authorities and other persons having material business relationships with IAS or its subsidiaries.
In addition, except as expressly contemplated by the Merger Agreement, as set forth in the confidential disclosure letter, as required by applicable law, or as approved by Parent in writing (which approval shall not be unreasonably withheld, conditioned or delayed), IAS shall not, and shall not permit any of its subsidiaries, to:
•	amend, repeal, or otherwise modify any provision of the organizational documents of IAS or any of its subsidiaries, except for immaterial amendments that are ministerial in nature;
•	propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;
•
issue, sell, deliver or agree or commit to issue, sell or deliver any securities of the Company, except (i) as set forth in the confidential disclosure letter, or (ii) upon the vesting, exercise or settlement of certain equity awards outstanding on the date of the Merger Agreement and pursuant to their terms as in effect on the date of the Merger Agreement or granted thereafter in accordance with the terms of the Merger Agreement;

•
except for transactions solely among IAS and its subsidiaries or solely among the subsidiaries of IAS, reclassify, split, combine, subdivide or redeem, repurchase, purchase or otherwise acquire or amend the terms of, directly or indirectly, any of its capital stock or other equity or voting interest, other than with respect to certain matters pertaining to IAS’s outstanding options, withholding for certain tax obligations with respect to the exercise or settlement of IAS equity awards and acquisition by IAS of certain equity awards in accordance with the terms of the Merger Agreement;
•
(i) declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of capital stock or other equity or voting interest, except for cash dividends or distributions paid by any wholly owned subsidiary of IAS to IAS or to another wholly owned subsidiary of IAS, solely to the extent in the ordinary course of business, or (ii) pledge or encumber any shares of its capital stock or other equity or voting interest;

•
incur, assume, endorse, guarantee, or otherwise become liable for any indebtedness for borrowed money, except (i) revolving borrowings under IAS’s credit facilities as in effect on the date of the Merger Agreement in a manner consistent with past practices, (ii) guarantees or credit support provided by IAS or any of its subsidiaries of the obligations of IAS or any of its subsidiaries to the extent such indebtedness is in existence on the date of the Merger Agreement or incurred in compliance with the Merger Agreement, (iii) performance bonds and surety bonds entered into in the ordinary course of business and (iv) any indebtedness among IAS and its wholly owned subsidiaries or among IAS’s wholly owned subsidiaries;

•	grant or permit to exist, any lien (other than permitted liens) on any material assets or properties of IAS and its subsidiaries;
•
other than as required by any employee benefit plan or as explicitly contemplated pursuant to the Merger Agreement: (i) other than in connection with ordinary course renewals of group health and welfare plans that are made in the ordinary course of business and do not materially increase the cost to IAS and its subsidiaries, enter into, establish, adopt, amend or modify, or terminate any employee benefit plan; (ii) grant, amend or terminate any awards under any employee benefit plans; (iii) accelerate the vesting under any of the employee benefit plans; (iv) increase the compensation or employee benefits of any IAS service provider; (v) terminate without “cause” (as determined consistent with past practice) any IAS service provider, other than terminations in the ordinary course of business consistent with past practice of IAS service providers below the level of senior vice president; (vi) hire or engage any IAS service provider, other than new hires made in the ordinary course of business consistent with past practice of IAS service providers who are employed at a level below senior vice president; (vii) make or forgive any loan to any IAS service provider (other than advancement of expense in the ordinary course of business consistent with past practices); (viii) recognize or certify any labor union, works council, bargaining representative or any other similar organization as the bargaining representative for any employee of IAS or its subsidiaries, or otherwise enter into any collective bargaining agreement or other similar agreement (or enter into negotiations relating thereto); (ix) implement or announce any mass employee layoffs, furloughs, reductions in force, or similar actions, in each case, that would trigger notice requirements under the United States Worker Adjustment and Retraining Notification Act of 1988 (“WARN”) or any similar applicable law, or otherwise effectuate a “plant closing” or “mass layoff” as defined by WARN; or (x) affirmatively waive or release any noncompetition, nonsolicitation, nondisclosure, nondisparagement or similar restrictive obligation of any IAS service provider;

•
settle, release, waive or compromise any pending or threatened legal proceeding for an amount in excess of $1,000,000 individually or $2,000,000 in the aggregate other than (x) settlements of any legal proceedings for an amount not in excess of the amount, if any, reflected or reserved in the balance sheet (or the notes thereto) of IAS filed with IAS’s quarterly report on Form 10-Q for IAS’s fiscal quarter ending June 30, 2025, so long as any such settlement, release, waiver or compromise (A) is solely for monetary amounts, (B) does not involve any injunctive or equitable relief and (C) does not contain any admission of wrongdoing or any violation of law by IAS or any of its subsidiaries, or (y) any settlement of transaction litigation in compliance with the Merger Agreement;

•
materially change IAS’s or its subsidiaries’ methods, principles or practices of financial accounting, except as required by GAAP, Regulation S-X of the Exchange Act (or any interpretation thereof), or by any governmental authority or applicable law;

•
make (except as consistent with past practices), change or revoke any material tax election, change any annual tax accounting period or change any method of tax accounting (except, in each case, as required by GAAP), amend any material tax return (except as required by law), enter into any closing agreement within the meaning of Section 7121 of the Code (or any similar provision of state, local or non-U.S. law), enter into any tax allocation agreement, tax-sharing agreement, pre-filing or advance pricing agreement, or tax indemnity agreement (in each case, other than agreements the primary purpose of which does not relate to taxes or is solely between IAS and its subsidiaries), consent to any extension or waiver of the limitation period applicable to any material tax claim or assessment other than those automatically granted by operation of law, or settle or compromise any material tax liability or claim for material tax refund or fail to pay any material tax when due;

•
incur any capital expenditures (which, for the avoidance of doubt, shall not include any capitalized expenses for internal use software) other than (i) as set forth in the confidential disclosure letter; (ii) expenditures that do not exceed $1,000,000 individually or $2,000,000 in the aggregate; or (iii) pursuant to obligations imposed by any contract in effect as of the date of the Merger Agreement and made available to Parent;

•
enter into, amend or waive in any material respect or terminate (other than any material contract that has expired in accordance with its terms) any material contract except in the ordinary course of business;

•
acquire any division, assets, properties, businesses or equity securities in (or otherwise make an investment in) any person (including by merger, consolidation or acquisition of stock or assets), other than (i) in or from any subsidiary of IAS, (ii) assets in the ordinary course of business or (iii) that do not exceed $2,500,000 in aggregate consideration;

•
sell, assign, transfer, or otherwise dispose of, any of IAS’s or its subsidiaries’ material properties, assets or rights, other than IAS intellectual property and other than such sales, assignments, transfers or other dispositions that (i) are in the ordinary course of business or (ii) do not have a purchase price that exceeds $2,500,000 in the aggregate;

•
engage in any transaction with, or enter into any agreement, arrangement or understanding with, any affiliate of IAS or other person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed thereby;

•
sell, assign, license, sublicense, grant, pledge, encumber, otherwise dispose of, surrender, abandon, allow to lapse, invalidate, permit to be dedicated to the public domain or transfer of any material IAS intellectual property, other than non-exclusive licenses granted in the ordinary course of business or the expiration of intellectual property at the end of the non-extendable applicable statutory term; or

•	agree, resolve or commit to take any of the foregoing actions.
Regulatory Filings; Efforts
Each party to the Merger Agreement will (and will cause their respective affiliates to, if applicable) use its reasonable best efforts to (i) take (or cause to be taken) all actions; (ii) do (or cause to be done) all things; and (iii) assist and cooperate with the other parties in doing (or causing to be done) all things, in each case as are reasonably necessary, proper or advisable pursuant to applicable law or otherwise to consummate and make effective, as promptly as reasonably practicable, the Merger and the transactions contemplated by the Merger Agreement, including by using reasonable best efforts to (A) cause the conditions to the Merger precedent to the Closing to be satisfied and; (B)(I) obtain all consents, waivers, approvals, orders and authorizations from governmental authorities; and (II) make all registrations, declarations and filings with governmental authorities, in each case that are necessary or advisable to consummate the transactions contemplated by the Merger Agreement.
Each party will (and will cause their respective affiliates to, if applicable), (i) within 20 business days of entering into the Merger Agreement file with the FTC and the Antitrust Division of the Department of Justice a Notification and Report Form relating to the Merger Agreement and the Merger as required by the HSR Act; and (ii) within 15 business days of entering into the Merger Agreement, file such notification filings, forms and submissions, including any draft notifications in jurisdictions requiring pre-notification, with any governmental authority as are required by other antitrust laws and any foreign investment laws in connection with the Merger. In relation to this, each party will make (or cause to be made), as promptly as reasonably practicable after consultation with the other parties, an appropriate response to a request for any additional information or documentary material from any governmental entity with respect to the Merger pursuant to the HSR Act or any other antitrust laws or any foreign investment laws applicable to the Merger.
If and to the extent necessary to obtain the necessary clearances, approvals, waivers, governmental approvals and to avoid or eliminate each and every impediment under any antitrust laws or foreign investment laws applicable to the Merger as promptly as reasonably practicable, Parent and Merger Sub shall use their reasonable best efforts to avoid or eliminate each and every impediment and to obtain all clearances, consents, approvals, waivers, actions, waiting period expirations or terminations, non-actions or other authorizations under the HSR Act, any other antitrust laws or any foreign investment laws, including offering, committing to, and effectuating (i) the sale, divestiture, transfer, license, disposition, or hold separate (through the establishment of a trust or otherwise), of any and all of the capital stock or other equity or voting interest, assets (whether tangible or intangible), rights, properties, products or businesses of Parent, Merger Sub, IAS or any of its subsidiaries; (ii) the termination, modification, or assignment of existing relationships, joint ventures, contracts, or obligations of Parent, Merger Sub, IAS or any of its subsidiaries; (iii) the modification of any course of conduct regarding future operations of Parent, Merger Sub, IAS or any of its subsidiaries; and (iv) any other restrictions on the activities of Parent, Merger Sub, IAS or any of its subsidiaries, including the freedom of action of Parent, Merger Sub, IAS or any of its subsidiaries with respect to, or their ability to retain, one or more of their respective operations, divisions, businesses, product lines, customers, assets or rights or interests, or their freedom of action with respect to the assets, properties, or businesses to be acquired pursuant to the Merger Agreement; in each case, so as to allow the consummation of the Merger as soon as reasonably practicable and, in any event, prior to the Termination Date.
Notwithstanding the foregoing, nothing in the Merger Agreement requires Parent, Merger Sub, IAS or any of its subsidiaries to (A) enter into any agreement or consent decree with the Department of Justice, FTC or any other governmental authority or take, or agree to take, any other action, in each case that is not conditioned on the Closing or (B) take any action outlined in items (i) through (iv) of the paragraph directly above, if such action, would (x) have, or would reasonably be expected to have, a material adverse effect on the business, results of operations or financial condition of IAS and its subsidiaries, taken as a whole or (y) otherwise involve any assets, properties, operations or businesses other than those of Parent, Merger Sub, IAS or its subsidiaries. Further, IAS and its subsidiaries will not take any action referred to in in items (i) through (iv) of the paragraph directly above without the prior written consent of Parent.
Notwithstanding anything contrary contained in the Merger Agreement, in no event will Parent or Merger Sub be obligated to take (or cause to be taken) any action referred to in in items (i) through (iv) of the paragraph two paragraphs above this paragraph with respect to or that involves Novacap or its affiliates or any investment funds or investment vehicles affiliated with, or managed or advised by, Novacap or its affiliates with respect to or that involves any portfolio company, any interest therein, or any investment of Novacap or its affiliates, other than with respect to Parent, Merger Sub, and IAS and its subsidiaries.
No Solicitation or Negotiation
The Merger Agreement provides that IAS and its subsidiaries shall not, and shall not authorize or knowingly permit their respective representatives to, directly or indirectly, during the Interim Period:
•
solicit, initiate, propose or knowingly induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any proposal or offer that constitutes or is reasonably expected to lead to an Acquisition Proposal;

•
furnish to any person (other than Parent, Merger Sub or their designees) any nonpublic information relating to IAS or its subsidiaries or afford to any person access to the business, properties, assets, books, records or personnel of IAS or any of its subsidiaries with the intent to, or in a manner which could be reasonably expected to induce the making, submission or announcement of, or to knowingly encourage or knowingly facilitate an Acquisition Proposal;

•	participate or engage in discussions or negotiations with any person (other than Parent, Merger Sub or any of their designees) with respect to an Acquisition Proposal in each case, other than solely informing such person of the existence of certain provisions contained in the Merger Agreement and contacting the person making the Acquisition Proposal in order to clarify the terms or conditions of the Acquisition Proposal in connection with determining whether the Acquisition Proposal constitutes a Superior Proposal;
•	approve, endorse or recommend an Acquisition Proposal; or
•
enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or any other agreement or contract relating to an Acquisition Proposal, other than certain acceptable confidentiality agreements.

During the Interim Period, IAS will be required to enforce, and will not be permitted to waive, terminate or modify, any provision of any standstill or similar provision that prohibits or purports to prohibit a proposal being made to the Company Board (or any committee thereof) unless the Company Board (or any committee thereof) determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable law.
IAS was required to promptly request that each person (other than Parent, Merger Sub, certain investment funds affiliated with Novacap party to the Limited Guarantee and the Lenders and their respective representatives) with whom a confidentiality agreement was entered into at any point during the 24-month period prior to the date of the Merger Agreement with respect to an Acquisition Proposal (as defined below) return or destroy all nonpublic information furnished by or on behalf of the Company or any of its subsidiaries and to promptly terminate access to all data rooms furnished in connection therewith.
The Merger Agreement provides that the term “Acquisition Proposal” means any written offer or proposal or indication of interest (other than an offer or proposal by Parent or Merger Sub) to engage in an Acquisition Transaction.
Furthermore, the term “Acquisition Transaction” means any single transaction or series of related transactions (other than the Merger) involving:
•
any direct or indirect purchase or other acquisition by any person or group, whether from IAS or any other person, of more than 20% of the outstanding Company Common Stock after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any person or group that, if consummated in accordance with its terms, would result in such third party beneficially owning more than 20% of Company Common Stock outstanding after giving effect to the consummation of such tender or exchange offer;

•
any direct or indirect purchase or other acquisition (including by exclusive license) by any person or group of more than 20% of the consolidated assets, net revenue or net income of IAS and its subsidiaries taken as a whole (based on the fair market value thereof as determined in good faith by the Company Board), including the capital stock or other equity or voting interests in any of IAS’s subsidiaries;

•
any direct or indirect merger, consolidation, business combination, joint venture, partnership, share exchange, recapitalization, reorganization, liquidation, dissolution or other transaction involving IAS or any of its subsidiaries pursuant to which any person or group, or stockholders of such person or group would hold, directly or indirectly, more than 20% of the equity interests of the surviving or resulting entity of such transaction after giving effect to the consummation of such transaction; or

•	any combination of the foregoing.
For the avoidance of doubt, the Merger and the other transactions contemplated by the Merger Agreement will not be deemed an Acquisition Proposal.
Stockholder Consent
On September 24, 2025, the Company Board unanimously resolved to recommend that the stockholders of IAS adopt the Merger Agreement. On September 24, 2025, following the execution and delivery of the Merger Agreement, the Consenting Stockholders representing approximately 52.6% of the voting power of the outstanding shares of Company Common Stock as of such date, delivered the Written Consent to IAS (a copy of which was provided to Parent in accordance with the Merger Agreement), adopting the Merger Agreement in all respects and approving the transactions contemplated thereby, including the Merger, in accordance with the DGCL and IAS’s Charter. As a result, no further action by IAS’s stockholders is required under applicable law, IAS’s Charter or the Merger Agreement to adopt the Merger Agreement or approve the Merger, and IAS will not be (i) soliciting your vote for the adoption of the Merger Agreement or approval of the Merger or (ii) calling a special meeting of IAS stockholders for purposes of voting on the adoption of the Merger Agreement or approval of the Merger.
Financing Cooperation
IAS has agreed to use its reasonable best efforts to, and to cause its subsidiaries to use its reasonable best efforts to provide Parent with such customary cooperation as reasonably requested by Parent to arrange, syndicate and obtain any debt financing to fund the transactions contemplated by the Debt Commitment Letter including use reasonable best efforts in: (i) causing management of IAS to participate in a reasonable number of telephonic meetings, presentations, road shows, due diligence sessions, drafting sessions and sessions (upon reasonable request) with ratings agencies and other customary syndication activities at times and locations to be mutually agreed, (ii) providing reasonable and customary assistance to Parent with the preparation of customary marketing materials and providing reasonable cooperation with the due diligence efforts of financing sources, in each case, to the extent reasonable and customary for financings of the type of the Debt Financings, (iii) assisting Parent in connection with the preparation of any pledge and security documents and other definitive financing documents as may be reasonably requested by Parent and facilitating the pledging of, granting of a security interest in, and obtaining perfection of any liens on, collateral in connection with the Closing, (iv) obtaining the payoff letters, (v) providing, as promptly as reasonably practicable (and in any event, no less than four business days prior to the Closing date), all documentation and other information required by bank authorities under applicable “know your customer” and anti-money laundering rules and regulations, as reasonably requested of IAS or its subsidiaries in writing by Parent or the financing sources at least nine business days prior to the Closing date, (vi) assisting in the execution and delivery of definitive documents and closing certificates relating to the Debt Financing as may be reasonably requested by Parent, (vii) furnishing Parent as promptly as reasonably practicable, such other financial and other information in IAS’s possession, pertaining to IAS and its subsidiaries, as may be customarily required or reasonably requested by Parent for completion of the Debt Financing or similar financing and (viii) assisting in the taking of all corporate and other actions, subject to the occurrence of the Closing, reasonably required by Parent that are necessary to permit the consummation of the Debt Financing on the Closing date and to permit the proceeds thereof to be made available at the Closing.
No such requested cooperation from IAS or any of its subsidiaries will require it to (i) waive or amend any terms of the Merger Agreement or pay any fees or reimburse any expenses prior to the Effective Time, (ii) enter into any definitive agreement or documentation, the effectiveness of which is not conditioned upon the Closing, (iii) give any indemnities or incur any fees that are effective prior to the Effective Time or (iv) take any action that would unreasonably or materially interfere with the conduct of the business of IAS and its subsidiaries, breach any confidentiality obligations or create a risk of damage or destruction to any property or assets of IAS or any of its subsidiaries.
Indemnification and Insurance
The Surviving Corporation and its subsidiaries will, and Parent will cause the Surviving Corporation and its subsidiaries to, honor and fulfill, in all respects, the obligations of IAS and its subsidiaries pursuant to any indemnification agreements set forth in the confidential disclosure letter, between IAS and any of its subsidiaries, on the one hand, and any of their respective current or former directors or officers, (and any person who becomes a director or officer of IAS or any of its subsidiaries prior to the Effective Time in accordance with the terms of the Merger Agreement), on the other hand (each, together with such person’s heirs, executors and administrators, an “Indemnified Person” and, collectively, the “Indemnified Persons”). In addition, for a period of six years following the Effective Time, the Surviving Corporation and its subsidiaries will, and Parent will cause the Surviving Corporation and its subsidiaries to, cause all the organizational documents of the Surviving Corporation and its subsidiaries to contain provisions with respect to indemnification, exculpation and the advancement of expenses that are at least as favorable as the indemnification, advancement and reimbursement of expenses provisions set forth in the organizational documents of IAS and its subsidiaries that are in effect as of the date of the Merger Agreement, which provisions will not be repealed, amended or otherwise modified in any manner that would adversely affect the rights of the Indemnified Persons thereunder, except as required by applicable law.
For a period of six years following the Effective Time, the Surviving Corporation will, and Parent will cause the Surviving Corporation to, indemnify and hold harmless, to the fullest extent permitted by applicable law, and any of its subsidiaries as of the date of the Merger Agreement, shall indemnify and hold harmless each Indemnified Person from and against any costs, fees and expenses, including, to the extent applicable, reasonable and documented attorneys’ fees and investigation expenses, judgments, fines, penalties, losses, claims, damages, liabilities and amounts paid in settlement or compromise in connection with any legal proceeding, whether civil, criminal, administrative or investigative, whenever asserted, to the extent that such legal proceeding arises, directly or indirectly, out of or pertains, directly or indirectly, to the fact that an Indemnified Person is or was a director or officer of IAS or such subsidiary; any action or omission, or alleged action or omission, in such Indemnified Person’s capacity as a director or officer of IAS or any of its subsidiaries, or taken at the request of IAS or such subsidiary (including in connection with serving at the request of IAS or such subsidiary as a director, officer, employee, agent, trustee or fiduciary of another person (including any employee benefit plan)); or the Merger or other transactions contemplated by the Merger Agreement, as well as any actions taken by IAS, Parent or Merger Sub with respect to the Merger.
If, at any time prior to the sixth anniversary of the Effective Time, any Indemnified Person delivers to Parent a written notice asserting a claim for indemnification pursuant to the Merger Agreement terms described in the paragraph directly above, then the claim asserted in such notice will survive the sixth anniversary of the Effective Time until such claim is fully and finally resolved. The Surviving Corporation shall not be obligated to indemnify any Indemnified Person pursuant to the Merger Agreement terms described in the paragraph directly above for any settlement or compromise effected without the prior written consent of the Surviving Corporation (not to be unreasonably withheld, conditioned or delayed). In the event of any such legal proceeding, the Surviving Corporation will advance all reasonable and documented fees and expenses (including reasonable and documented fees and expenses of any outside counsel) as incurred by an Indemnified Person in the defense of such legal proceeding, subject to the Surviving Corporation’s receipt of an undertaking by or on behalf of such Indemnified Person to repay all amounts so advanced if it should ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnified Person is not entitled to be indemnified for such expenses. None of Parent, the Surviving Corporation nor any of their respective affiliates will settle or otherwise compromise or consent to the entry of any judgment with respect to, or otherwise seek the termination of, any legal proceeding for which indemnification may be sought by an Indemnified Person pursuant to the Merger Agreement unless such settlement, compromise, consent or termination includes an unconditional release of all Indemnified Persons from all liability arising out of, or relating to, such legal proceeding, or such Indemnified Person otherwise consents in writing (such consent not to be unreasonably withheld or delayed) to such settlement, compromise, consent or termination.
For a period of six years following the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) maintain in effect IAS’s current directors’ and officers’ liability and errors and omissions liability insurance policy in respect of acts or omissions occurring at or prior to the Effective Time on terms (including with respect to coverage, conditions, retentions, limits and amounts) that are substantially equivalent to those of the director and officer insurance in effect as of the date of the Merger Agreement; provided that the Surviving Corporation will not be obligated to pay annual premiums in excess of 300% of the annual premium amount paid by IAS for coverage for its last full fiscal year ended prior to the Effective Time, which amount is referred to as the maximum annual premium. If the annual premiums of such insurance coverage exceed the maximum annual premium, then the Surviving Corporation shall obtain a policy with the greatest coverage available for a cost not exceeding the maximum annual premium from an insurance carrier with the same or better credit rating as IAS’s current directors’ and officers’ liability insurance carrier. In satisfaction of the foregoing obligations, prior to the Effective Time, IAS shall, in consultation with Parent, purchase a prepaid “tail” policy with respect to directors’ and officers’ liability insurance policies so long as the aggregate cost for such “tail” policy does not exceed the maximum annual premium. The Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) maintain such “tail” policy in full force and effect for a period of no less than six years after the Effective Time and continue to honor its obligations under such “tail” policy.

Continuing Employee Matters
Until the 12-month anniversary of the Closing (or, if earlier, until such time that an employee is no longer employed by Parent or its subsidiaries), the Surviving Corporation and its subsidiaries shall (and Parent shall cause the Surviving Corporation and its subsidiaries to) provide each continuing employee (i) a base salary or wage rate, as applicable, and target annual short-term cash incentive opportunities (excluding retention, long-term incentive, change in control or transaction compensation), in each case, that are no less favorable than that provided to such continuing employee immediately before the Effective Time; and (ii) other employee benefits (excluding severance, equity or equity-based compensation, long-term incentive, nonqualified deferred compensation benefits, defined benefit pension benefits or post-termination or retiree health or welfare benefits) that are substantially comparable in the aggregate to those provided to such continuing employee immediately before the Effective Time.
With respect to each benefit or compensation plan, program, policy, arrangement or agreement that is made available to any continuing employee at or after the Effective Time (each such plan, a “New Plan”), Parent and its affiliates (including the Surviving Corporation) shall (and Parent shall cause the Surviving Corporation and its affiliates to) cause to be granted to such continuing employee credit for such continuing employee’s length of service with IAS and its subsidiaries prior to the Effective Time, to the same extent such service was recognized under the analogous IAS employee benefit plans immediately prior to the Effective Time, for purposes of eligibility to participate, vesting and entitlement to benefits where length of service is relevant (including for purposes of vacation accrual), except that such service need not be recognized (i) to the extent that it would result in duplication of compensation or benefits for the same period of service, (ii) with respect to any qualified or nonqualified defined benefit plans, nonqualified deferred compensation, post-termination or retiree health or welfare benefits, or with respect to equity or equity-based compensation. In addition, and without limiting the generality of the foregoing, Parent shall use commercially reasonable efforts to cause, (i) each continuing employee to be immediately eligible to participate, without any waiting period, in any New Plan to the extent that coverage pursuant to such New Plan replaces coverage pursuant to analogous IAS employee benefit plans (such plans, the “Old Plans”); (ii) for purposes of each New Plan providing life insurance, medical, dental, pharmaceutical, vision or disability benefits, all waiting periods, pre-existing condition exclusions, evidence of insurability requirements and actively-at-work or similar requirements of such New Plan to be waived for the continuing employees and their covered dependents, to the extent such waiting periods, conditions and requirements were satisfied or would not apply under the analogous Old Plan; and (iii) for purposes of each New Plan providing medical, dental, pharmaceutical, or vision benefits, any eligible expenses incurred by the continuing employees and their covered dependents under the applicable Old Plans during the calendar year in which the participation under the New Plan begins, to be given credit under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such continuing employees and their covered dependents as if such amounts had been paid in accordance with such New Plans. Any vacation or paid time off accrued but unused by a continuing employee as of immediately prior to the Effective Time will be credited to such continuing employee following the Effective Time, and will be made available to the continuing employees in accordance with the Company’s and its subsidiaries’ standard vacation and paid time off policies as in effect on the date of the Merger Agreement.
Except as otherwise set forth in the confidential disclosure schedule, with respect to IAS’s annual cash bonus programs (the “Company Bonus Program”), IAS and its subsidiaries shall pay to each continuing employee who participates in the Company Bonus Program and who remains employed with Parent, the Surviving Corporation or their respective subsidiaries through the applicable payment date, a bonus for the 2025 fiscal year (each, a “Annual Bonus”) on the date on which annual bonuses for the 2025 fiscal year would be paid in the ordinary course of business and subject to the terms of the Company Bonus Program. The amount of the Annual Bonus for each participant in the Company Bonus Plan (as defined in the Merger Agreement) shall be determined based on the greater of (i) actual performance through December 31, 2025 (as determined by the Company Board (or a committee thereof) in its sole discretion), and (ii) target performance.

Other Covenants and Agreements
The Merger Agreement contains other covenants and agreements, including a covenant in which each of Parent and IAS covenants or agrees to consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the Merger, and shall not issue any such press release or make any such public statement without consulting with the other party, except as otherwise provided in the Merger Agreement.
In addition, IAS will, prior to the Effective Time:
•
provide Parent with prompt written notice of all transaction litigation and keep Parent reasonably informed with respect to the status thereof. Parent will have the right to participate in (but not control) the defense, settlement or prosecution of any transaction litigation; and IAS shall reasonably consult with Parent with respect to the defense, settlement and prosecution of any transaction litigation. IAS may not compromise or settle any transaction litigation unless Parent has consented thereto in writing (which consent will not be unreasonably withheld, conditioned or delayed);

•
cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things reasonably necessary, proper or advisable on its part under applicable laws and the rules and policies of the Nasdaq to cause the de-listing by IAS of the Company Common Stock from the Nasdaq as promptly as practicable after the Effective Time and the deregistration of the Company Common Stock under the Exchange Act as promptly as practicable after such de-listing;

•
prior to communicating or distributing any broad-based communications to any continuing employees or holders of Company Options, Company RSUs or Company MSUs, that relate to the continuing employees’ employment or compensation following the Closing (including to the extent related to the application of the covenants contained in Section 6.10 of the Merger Agreement), or the treatment of Company Options, Company RSUs or Company MSUs, provide such communication to Parent for Parent’s prior review and shall incorporate any reasonable comments provided by Parent;

•
be permitted to take all steps as may be reasonably necessary or advisable to cause any dispositions of equity interests of IAS (including derivative securities) in connection with the Merger by each individual who is a director or executive officer of the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act; and

•
as promptly as practicable after (and in any event within 20 business days of) the date of the Merger Agreement, prepare and file with the SEC this information statement and, shall use its reasonable best efforts to, as promptly as reasonably practicable after the first to occur of (i) confirmation from the SEC that it has no further comments on this information statement; (ii) confirmation from the SEC that the information statement is otherwise not to be reviewed; or (iii) the expiration of the 10-day period after filing in the event the SEC does not review the information statement, cause this information statement to be disseminated to its stockholders.

Conditions to Consummation of the Merger
The obligation of each party to consummate the Merger is subject to the satisfaction by each of the parties of the following conditions:
•
the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock having been obtained (which was satisfied on September 24, 2025 pursuant to the delivery of the Written Consent);

•
expiry or termination of the applicable waiting period pursuant to the HSR Act, and the approval, clearance or expiration of any waiting periods pursuant to foreign direct investment and ex-U.S. merger control and antitrust laws applicable to the transactions;

•
no law, injunction or order (whether temporary, preliminary or permanent) by any governmental authority of competent jurisdiction prohibiting, enjoining or otherwise making illegal the consummation of the Merger or the other transactions contemplated by the Merger Agreement has been enacted, entered, or promulgated with continuing effect; and

•
this information statement shall have been mailed to IAS stockholders at least 20 days prior to the Closing date and the consummation of the Merger shall be permitted by Regulation 14C of the Exchange Act (including Rule 14c-2 promulgated under the Exchange Act).

As of the date of this information statement, the Written Consent has been obtained by IAS and delivered to Parent in accordance with the terms of the Merger Agreement.
The obligations of Parent and Merger Sub to consummate the Merger are further subject to satisfaction (or waiver by Parent where permissible pursuant to applicable law) of the following further conditions:
•
(i) the representations and warranties of IAS relating to its corporate existence and power, corporate authorizations, the reservation for issuance of shares of Company Common Stock underlying IAS’s equity awards, restrictions on transfer of IAS equity, arrangements or understandings relating to IAS’s equity securities (including any binding commitments or obligations with respect thereto) and brokers’ and finders’ fees in each case, being true and correct in all material respects on the Closing date as if made on the Closing date (except to the extent that any such representation and warranty expressly speaks as of a specific date, in which case such representation and warranty shall be true and correct in all material respects only as of such specified date), (ii) the representations and warranties of IAS relating to its authorized capital stock and issued and outstanding capital stock, and IAS’s other equity securities being true in all respects on the Closing date as if made on the Closing date (except to the extent that any such representation and warranty expressly speaks as of a specific date, in which case such representation and warranty shall be true and correct in all respects only as of such specified date), except for any inaccuracy in such representations and warranties relative to the total fully diluted equity capitalization of IAS as of the Closing date that do not result in an increase in the aggregate consideration otherwise payable by Parent in the Merger by more than a de minimis amount, (iii) the representation and warranty of IAS regarding no Company Material Adverse Effect being true and correct in all respects on the Closing date as if made on such date (except to the extent that any such representation and warranty expressly speaks as of a specific date, in which case such representation and warranty shall be true and correct only as of such specified date), and (iv) all other representations and warranties of IAS shall be true and correct (disregarding all qualifications or limitations as to “materiality,” and “Company Material Adverse Effect” or words of similar import) on the Closing date as if made on the Closing date (except to the extent that any such representation and warranty expressly speaks as of a specific date, in which case such representation and warranty shall be true and correct only as of such specified date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, have a Company Material Adverse Effect;

•	IAS having performed and complied in all material respects with its covenants and obligations under the Merger Agreement that required to be performed or complied with at or prior to the Closing;
•	no Company Material Adverse Effect (as defined in “The Merger Agreement—Representations and Warranties” on page 57) has occurred since the date of the Merger Agreement; and
•
the receipt by Parent and Merger Sub of a certificate of a duly authorized executive officer of IAS, certifying that each of the conditions specified in the preceding three bullets have been satisfied.

The obligation of IAS to consummate the Merger is further subject to satisfaction (or waiver by IAS where permissible by applicable law) at or prior to the Effective Time of the following conditions:
•
the representations and warranties of Parent and Merger Sub contained in the Merger Agreement shall be true and correct (disregarding all qualifications or limitations as to “materiality,” “Parent Material Adverse Effect” or words of similar import) as of the Closing date as if made on and as of such date (except to the extent that any such representation and warranty expressly speaks as of a specific date, in which case such representation and warranty shall be true and correct only as of such specified date), except where the failure of any such representations and warranties to be so true and correct would not, individually or in the aggregate, reasonably be expected to prevent, materially delay, or have a material adverse effect on the ability of Parent or Merger Sub to perform its obligations under the Merger Agreement or to consummate the transactions contemplated by the Merger Agreement (a “Parent Material Adverse Effect”);

•	Parent and Merger Sub having complied in all material respects with their covenants and obligations under the Merger Agreement required to be performed or complied with at or prior to the Closing; and
•	the receipt by IAS of a certificate of a duly authorized officer of Parent and Merger Sub, certifying that each of the conditions specified in the preceding two bullets have been satisfied.
Termination of the Merger Agreement
The Merger Agreement may be terminated as follows:
•	at any time prior to the Effective Time (whether before or after receipt of the Written Consent) by mutual written agreement of Parent and IAS;
•
by either Parent or IAS, at any time prior to the Effective Time (whether before or after receipt of the Written Consent) if (i) any permanent injunction or other final and non-appealable judgment or order issued by any court or other governmental authority of competent jurisdiction preventing the consummation of the Merger is in effect that, in each case, prohibits, makes illegal or enjoins the consummation of the Merger and has become final and non-appealable; or (ii) any statute, rule or regulation has been enacted, entered or enforced that prohibits, makes illegal or enjoins the consummation of the Merger; provided that the right to terminate the Merger Agreement for this reason is not available to a party if such permanent injunction or other final and non-appealable judgment or order, or statute, rule or regulation was primarily due to the failure of such party to perform any of its obligations under the Merger Agreement or if such party shall have failed to comply with its obligations related to antitrust, merger control and foreign direct investment laws as set out in the Merger Agreement;

•
by either Parent or IAS if the Merger is not consummated on or before the Termination Date; provided that the right to terminate the Merger Agreement for this reason is not available to a party if the failure of the Merger to occur prior to the Termination Date was primarily due to the failure of such party to perform any of its obligations under the Merger Agreement;

•
by Parent, if IAS breaches any of its respective representations or warranties or fails to perform any of its covenants or obligations contained in the Merger Agreement, which breach or failure to perform would give rise to the failure of a condition precedent to the obligations of Parent and Merger Sub to consummate the Merger the Closing were to then occur, except that if such breach is capable of being cured prior to the Termination Date, Parent will not be entitled to terminate the Merger Agreement prior to giving 45-days’ written notice to IAS of such breach stating Parent’s intention to terminate the Merger Agreement and the basis for such termination; provided that Parent will not have the right to terminate the Merger Agreement if such breach has been cured prior to termination or if it or Merger Sub is then in material breach of any representations, warranties, covenants or other agreements contained in the Merger Agreement which breach would give rise to the failure of a condition precedent to IAS’s obligation to the Closing;

•
by IAS, if Parent or Merger Sub breaches any of its respective representations or warranties or fails to perform any of its respective covenants or obligations contained in the Merger Agreement, which breach or failure to perform would give rise to the failure of a condition precedent to IAS’s obligation to consummate the Merger the Closing were to then occur, except that if such breach is capable of being cured prior to the Termination Date, IAS will not be entitled to terminate the Merger Agreement prior to giving 45 days’ written notice to Parent of such breach stating IAS’s intention to terminate the Merger Agreement and the basis for such termination provided that IAS will not have the right to terminate the Merger Agreement if such breach has been cured prior to termination or if IAS is then in material breach of any representations, warranties, covenants or other agreements contained in the Merger Agreement, which breach would give rise to the failure of a condition precedent to the obligations of Parent and Merger Sub to consummate the Merger; or

•
by IAS (i) if all of the conditions to the obligations of Parent and Merger Sub to consummate the Merger are satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, so long as such conditions are at the time of termination capable of being satisfied), (ii) Parent has actually received the confirmation described below under (y) and (iii) Parent fails to consummate the transactions contemplated by the Merger Agreement by the date that is three business days after the later of (x) the date that Parent is required to consummate the Closing pursuant to the Merger Agreement and (y) the date on which Parent receives irrevocable confirmation from IAS in writing that all of the conditions to IAS’s obligation to consummate the Merger have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, so long as such conditions are at the time of termination capable of being satisfied) and that IAS is prepared to consummate the Closing.
The Merger Agreement also provided that (i) Parent could have terminated the Merger Agreement if the Written Consent was not delivered to Parent and IAS within 24 hours following the execution of the Merger Agreement; (ii) the Merger Agreement could have been terminated by Parent if at any time prior to IAS’s receipt of the Written Consent, the Company Board (or a committee thereof) had effected a Board Recommendation Change; provided Parent would have had to terminate the Merger Agreement within 10 business days after being notified in writing of a Board Recommendation Change; and (iii) IAS could have terminated the Merger Agreement at any time prior to IAS’s receipt of the Written Consent, in order to substantially concurrently enter into an Alternative Acquisition Agreement providing for a Superior Proposal, provided that IAS paid to Parent the Company Termination Fee; however, these termination provisions expired following delivery of the Written Consent on September 24, 2025.
Termination Fees and Expenses
IAS will pay Parent (or its designee) a termination fee of $52,500,000 (the “Company Termination Fee”) under the following circumstances:
•
if (i) the Merger Agreement is terminated (A) because the Merger is not consummated on or before the Termination Date (B) because the Company has failed to obtain the Written Consent within 24 hours following the execution of the Merger Agreement, or (C) pursuant to a breach or failure of IAS to perform any of its representations, warranties, covenants or other agreements resulting in a failure of IAS to satisfy certain of IAS’s conditions precedent to the Closing and such breach is incapable of being cured prior to the Termination Date; (ii) following the execution of the Merger Agreement and prior to such termination, an Acquisition Proposal for an Acquisition Transaction has been publicly announced or disclosed and not withdrawn or otherwise abandoned; and (iii) within 12 months following such termination of the Merger Agreement, either an Acquisition Transaction is consummated or IAS enters into a definitive agreement providing for the consummation of an Acquisition Transaction and such Acquisition Transaction is subsequently consummated; provided that for purposes of this clause (iii), all references to “20%” in the definition of “Acquisition Transaction” (as defined in “The Merger Agreement—No Solicitation or Negotiation” beginning on page 64) will be deemed to be references to “50%.”

•	if the Merger Agreement is terminated by Parent, because the Company Board (or a committee thereof) has effected a Board Recommendation Change; or
•
if the Merger Agreement is terminated by IAS, at any time prior to IAS’s receipt of the Written Consent, in order to substantially concurrently enter into an Alternative Acquisition Agreement providing for a Superior Proposal.

Parent will pay IAS a termination fee of $100,000,000 (the “Parent Termination Fee”) in the event the Merger Agreement is terminated:
•
by IAS if Parent breaches any of its representations or warranties or fails to perform any of its covenants or obligations contained in the Merger Agreement which breach or failure to perform would result in a failure of a specified closing condition, and such breach is incapable of being cured prior to the Termination Date;

•
by IAS (i) if all of the conditions to the obligations of Parent and Merger Sub to consummate the Merger are satisfied or validly waived (other than those conditions that by their terms are to be satisfied by actions taken at the Closing, so long as such conditions are at the time of termination capable of being satisfied, (ii) Parent has actually received the confirmation described below under (y) and (iii) Parent fails to consummate the transactions contemplated by the Merger Agreement by the date that is three business days after the later of (x) the date that Parent is required to consummate the Closing pursuant to the Merger Agreement and (y) the date on which Parent receives irrevocable confirmation from IAS in writing that all of the conditions to IAS’s obligation to consummate the Merger have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, so long as such conditions are at the time of termination capable of being satisfied) and that IAS is prepared to consummate the Closing; or
•
by IAS or Parent if the Merger is not consummated on or before the Termination Date; provided that at such time IAS has the right to terminate the Merger Agreement pursuant to the two bullet points described above.

Superior Proposal and Change of Recommendation
Notwithstanding the restrictions set forth above at any time prior to obtaining the Written Consent, which was obtained on September 24, 2025, IAS and the Company Board (or a committee thereof) could have, directly or indirectly, participated or engaged in discussions or negotiations with, furnished any nonpublic information relating to IAS or any of its subsidiaries to, or afforded access to the business, properties, assets, books, records or personnel of, IAS or any of its subsidiaries pursuant to an acceptable confidentiality agreement to any person that had made, renewed or delivered to IAS an Acquisition Proposal after the date of execution of the Merger Agreement and otherwise facilitated such Acquisition Proposal or assisted such person (and such person’s representatives and financing sources) with such Acquisition Proposal if requested by such person, in each case with respect to an Acquisition Proposal, and that the Company Board (or a committee thereof) had determined in good faith (after consultation with its financial advisors and outside legal counsel) either constituted a Superior Proposal or could reasonably be expected to lead to a Superior Proposal.
Except for the exceptions set forth below, which are no longer applicable, the Company Board will not (A) cause or permit IAS or any of its subsidiaries to enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other contract to engage in an Acquisition Transaction, or (B) withhold, withdraw, amend or modify, or publicly propose to withhold, withdraw, amend or modify, the recommendation that the holders of Company Common Stock approve the adoption of the Merger Agreement in a manner adverse to Parent in any material respect or recommend to the IAS stockholders an Acquisition Proposal (a “Board Recommendation Change”).
Notwithstanding the restrictions set forth above at any time prior to obtaining the Written Consent, which was obtained on September 24, 2025, the Company Board (or a committee thereof) could have (i) made a Board Recommendation Change if the Company Board (or a committee thereof) had determined in good faith (after consultation with its outside legal counsel and financial advisor) that, as a result of a change, event, effect, development or circumstance (including any change in probability or magnitude of circumstances) that (a) is material to the Company and its subsidiaries, taken as a whole, (b) was not known or reasonably foreseeable to the Company Board on or prior to the date of the Merger Agreement (or, if known by the Company Board, the consequences of which were not known or reasonably foreseeable by the Company Board as of the date of the Merger Agreement) and (c) does not relate to any Acquisition Proposal, failure to make such Board Recommendation Change would be reasonably likely to be inconsistent with IAS’s directors’ fiduciary duties under applicable law or (ii) made a Board Recommendation Change or terminated the Merger Agreement if IAS received an unsolicited Acquisition Proposal, that the Company Board determined in good faith (after consultation with its outside legal counsel and financial advisor) constituted a Superior Proposal.
Amendment and Waiver
The parties to the Merger Agreement may amend the Merger Agreement by their written and signed agreement. However, after receipt of the Written Consent (which occurred on September 24, 2025) no amendment may be made to the Merger Agreement that requires the approval of IAS stockholders pursuant to the DGCL without such approval.
At any time prior to the Effective Time, Parent and IAS may, subject to the terms of the Merger Agreement and to the extent legally allowed (x) extend the time for performance of any of the obligations or other acts of the other party, as applicable; (y) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto; and (z) subject to the requirements of applicable law, waive compliance by the other party with any of the Merger Agreements or conditions contained herein applicable to such party.

Governing Law; Jurisdiction and Waiver of Jury Trial
The Merger Agreement and all actions, proceedings, causes of action, claims or counterclaims (whether based on contract, tort, statute or otherwise) based upon, arising out of or relating to the Merger Agreement or the actions of Parent, Merger Sub or IAS in the negotiation, administration, performance and enforcement of the Merger Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in connection with the Merger Agreement or as an inducement to enter into the Merger Agreement), shall be governed by, and construed in accordance with, the laws of the State of Delaware, including its statutes of limitations, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws, including any statutes of limitations, of any jurisdiction other than the State of Delaware.
Each party to the Merger Agreement has agreed to irrevocably submit to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any other state or federal court within the State of Delaware), in the event that any dispute or controversy arises out of the Merger Agreement, the Limited Guarantee or the transactions thereby and has agreed that all claims with respect to such proceeding shall be brought, tried and determined only in such court. The parties to the Merger Agreement have agreed that a final judgment in any such proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
Each party further irrevocably waived any and all right to trial by jury in any legal proceeding arising out of or related to the Merger Agreement or the transactions contemplated by the Merger Agreement.
Specific Performance
IAS and Parent have acknowledged and agreed that (A) irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the parties do not perform the provisions of the Merger Agreement; (B) the parties will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement; and (C) the right of specific enforcement is an integral part of the Merger and without that right, neither IAS nor Parent would have entered into the Merger Agreement. The Merger Agreement further provides that notwithstanding the forgoing, IAS will only be entitled to seek specific performance if (i) all of the conditions to Parent and Merger Sub’s obligations to consummate the Merger (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing); (ii) Parent and Merger Sub fail to consummate the Merger on the date they are required to do so pursuant to the Merger Agreement; (iii) all of the conditions to consummation of the Debt Financing provided by the Debt Commitment Letter have been satisfied (other than the receipt of the Equity Financing (as defined in the Merger Agreement) and the satisfaction of those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing) and the full amount of the Debt Financing has been funded or will be funded at the Closing in accordance with the terms of the Debt Commitment Letter if the Equity Financing were funded at the Closing; and (iv) IAS irrevocably confirms to Parent in writing that it is ready, willing and able to consummate the Closing and that all of the conditions to the Company’s obligation to consummate the Merger have been satisfied or waived.

MARKET INFORMATION AND DIVIDENDS
The Company Common Stock began trading on the Nasdaq under the symbol “IAS” on June 30, 2021. Prior to that, there was no public market for the Company Common Stock. As of October 15, 2025, 167,854,529 shares of Company Common Stock were issued and outstanding, held by 12 stockholders of record.
Since the date of our initial public offering, IAS has not paid dividends on outstanding Company Common Stock. The terms of the Merger Agreement do not allow us to declare or pay a dividend between September 24, 2025, and the earlier of the consummation of the Merger or the termination of the Merger Agreement. Following the completion of the Merger, there will be no further market for the Company Common Stock.

APPRAISAL RIGHTS
General
Under the DGCL, you have the right to demand appraisal and to receive payment in cash for the fair value of your shares of Company Common Stock as determined by the Delaware Court of Chancery, together with interest, if any, as determined by the Delaware Court of Chancery, in lieu of the consideration you would otherwise be entitled to pursuant to the Merger Agreement, subject to the requirements and limitations set forth in Section 262 of the DGCL described herein. These rights are known as appraisal rights. Stockholders and beneficial owners electing to exercise appraisal rights must comply with the provisions of Section 262 of the DGCL in order to perfect their rights. Strict compliance with the statutory procedures is required to perfect appraisal rights under Delaware law.
This section is intended as a brief summary of the material provisions of Delaware law pertaining to appraisal rights. The following discussion, however, is not a complete summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL, which is accessible at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. All references in Section 262 of the DGCL and in this summary to “stockholder” (and all references in this summary to “holder”) are to the record holder of the shares of Company Common Stock immediately prior to the Effective Time as to which appraisal rights are asserted. All references within Section 262 of the DGCL and this summary to “beneficial owner” mean the beneficial owner of shares of Company Common Stock held either in voting trust or by a nominee on behalf of such person. Failure to comply strictly with the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights. The following discussion does not constitute any legal or other advice, nor does it constitute a recommendation as to whether or not an IAS stockholder or beneficial owner should exercise its right to seek appraisal under Section 262 of the DGCL. In view of the complexity of the provisions of Section 262 of the DGCL, stockholders and beneficial owners wishing to exercise appraisal rights are urged to consult their legal and financial advisors before attempting to exercise such rights.
If the Merger is consummated, subject to certain exceptions specified in Section 262 of the DGCL and summarized below, holders and beneficial owners of shares of Company Common Stock who: (a) submit a proper written demand for appraisal of such shares to IAS; (b) hold or beneficially own such shares on the date of the making of such demand and continuously remain the record holders or beneficial owners, as the case may be, of such shares through the Effective Time; (c) otherwise comply with the applicable procedures and requirements set forth in Section 262 of the DGCL; and (d) do not thereafter withdraw his, her or its demand for appraisal of such shares will be entitled to have their shares appraised by the Delaware Court of Chancery and receive payment in cash of the “fair value” of such shares (as determined by the Delaware Court of Chancery, exclusive of any element of value arising from the accomplishment or expectation of the Merger) as of the completion of the Merger, instead of the Per Share Price. Any such IAS stockholder or beneficial owner awarded “fair value” for the holder’s shares by the court would receive payment of that fair value in cash, together with interest, if any, in lieu of the right to receive the Per Share Price. It is possible that any such “fair value” as determined by the Delaware Court of Chancery may be more or less than, or the same as, that which IAS stockholders will receive pursuant to the Merger Agreement.
When a merger agreement is approved by written consent without a meeting pursuant to Section 228 of the DGCL, as is the case with the Merger Agreement, Section 262 requires that either a constituent corporation before, or the Surviving Corporation within 10 days after, the Effective Time of the merger notify each of its stockholders who is entitled to appraisal rights that appraisal rights are so available and must include in each such notice a copy of Section 262 of the DGCL or information directing the stockholders to a publicly available electronic resource at which Section 262 of the DGCL may be accessed without subscription or cost. Such notice, if given on or after the Effective Time of the merger, must also notify the stockholders of the Effective Time of the merger.
This information statement constitutes our notice to IAS’s stockholders of the availability of appraisal rights in connection with the Merger in compliance with the requirements of Section 262 of the DGCL, and a copy of the applicable statutory provisions is accessible at the following publicly available website without subscription or cost: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.

Stockholders or beneficial owners who wish to exercise appraisal rights or who wish to preserve the right to do so should review the following summary and the applicable statutory provisions carefully. Failure to comply with the procedures of Section 262 of the DGCL in a timely and proper manner will result in the loss of appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings in respect of IAS unless certain stock ownership conditions are satisfied by the IAS stockholders and beneficial owners seeking appraisal. Because of the complexity of the procedures for exercising the right to seek appraisal, stockholders and beneficial owners who wish to exercise appraisal rights are urged to consult with their own legal and financial advisors in connection with compliance under Section 262 of the DGCL. An IAS stockholder who loses his, her, their or its appraisal rights will be entitled to receive the Per Share Price pursuant to and in accordance with the Merger Agreement.
How to Exercise and Perfect Your Appraisal Rights
If you are an IAS stockholder or beneficial owner and wish to exercise the right to seek an appraisal of your shares of Company Common Stock, you must satisfy each of the following conditions:
•
you must deliver to IAS, at the address specified below, a written demand for appraisal within 20 days after the date of IAS giving this notice. The demand must reasonably inform us of the identity of the stockholder of record or beneficial owner, as applicable, holding the shares for which appraisal is demanded, the intention of the person to demand appraisal of his, her or its shares and, in the case of a demand made by a beneficial owner, reasonably identify the stockholder of record of such shares, and must be accompanied by documentary evidence of such beneficial owner’s beneficial ownership of the shares and a statement that such documentary evidence is a true and correct copy of what it purports to be, and must provide an address at which such beneficial owner consents to receive notices given by the Surviving Corporation under Section 262 of the DGCL and to be set forth on the verified list required by Section 262(f) of the DGCL. A stockholder’s and beneficial owner’s failure to make a written demand for appraisal on or before the expiration of such 20-day period will result in the loss of that holder’s appraisal rights. For clarity, such 20-day period will begin to run on the date of mailing of this information statement;

•	you must not consent to, or vote in favor of, the Merger;
•
you must continuously hold (in the case of a stockholder demanding appraisal) or beneficially own (in the case of a beneficial owner demanding your appraisal) your shares of Company Common Stock from the date of making the demand through the Effective Time. You will lose your appraisal rights if you are a stockholder of record and transfer the shares, or if you are a beneficial owner and cease to beneficially own such shares, before the Effective Time;

•
any stockholder or beneficial owner who has complied with the requirements of Section 262 of the DGCL or IAS must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of such shares within 120 days after the Effective Time. IAS is under no obligation to file any petition and has no present intention of doing so; and

•	you must otherwise comply with the applicable procedures and requirements set forth in Section 262 of the DGCL.
If you fail to comply with any of these conditions and the Merger is completed, you will be entitled to receive the Per Share Price pursuant to the terms of the Merger Agreement, but you will have no appraisal rights with respect to your shares of Company Common Stock.
In addition, because the Company Common Stock is listed on a national securities exchange and is expected to continue to be listed on such exchange immediately prior to the consummation of the Merger, the Delaware Court of Chancery will dismiss appraisal proceedings as to all holders and beneficial owners of shares of Company Common Stock who are otherwise entitled to appraisal rights, unless (a) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of Company Common Stock eligible for appraisal or (b) the value of the consideration provided in the Merger for such total number of shares entitled to appraisal exceeds $1 million. We refer to conditions (a) and (b) as the “ownership thresholds.” At least one of the ownership thresholds must be met in order for IAS stockholders to be entitled to seek appraisal with respect to such shares of Company Common Stock.

Who May Exercise Appraisal Rights
A demand for appraisal must be executed by or on behalf of the stockholder of record or beneficial owner of the shares. The demand should set forth, fully and correctly, the name of the stockholder holding the shares in record name as it appears on the stock certificates (or in the stock ledger). The demand must reasonably inform IAS of the identity of the record holder, or beneficial owner, as applicable, holding the shares for which appraisal is demanded and that the stockholder or beneficial owner intends to demand appraisal of his, her or its shares of Company Common Stock. In addition, if a demand is made by a beneficial owner, the demand must (a) reasonably identify the holder of record of the shares for which the demand is made, (b) provide documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be and (c) provide an address at which such beneficial owner consents to receive notices given by the Surviving Corporation and the office of Register in Chancery and to be set forth on the verified list required by Section 262(f) of the DGCL. A holder of record, such as a bank, broker or other nominee, who holds shares of Company Common Stock as a nominee or intermediary for others, may exercise his, her or its right of appraisal with respect to the shares of Company Common Stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares of Company Common Stock as to which appraisal is sought. Where no number of shares of Company Common Stock is expressly mentioned, the demand will be presumed to cover all shares of Company Common Stock held in the name of the holder of record or beneficially owned by the beneficial owner.
If you own shares of Company Common Stock jointly with one or more other persons, as in a joint tenancy or tenancy in common, the demand for appraisal should be executed by or for you and all other joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the holder or holders of record and expressly disclose the fact that, in exercising the demand, such person is acting as an agent.
If you elect to exercise appraisal rights under Section 262 of the DGCL, you should mail or deliver a written demand to:
Integrated Science Ad Holding Corp.
12 East 49th Street
20th Floor
New York, NY 10017
Attention: Chief Legal Officer
Surviving Corporation’s Actions After Completion of the Merger
If the Merger is consummated, the Surviving Corporation will give written notice of the Effective Time within 10 days after the Effective Time to all of the IAS stockholders and beneficial owners that are entitled to appraisal rights; provided, however, that if such notice is sent more than 20 days following the sending of this information statement, such notice need only be sent to each holder and beneficial owner who is entitled to appraisal rights and who has demanded appraisal of his, her or its shares of Company Common Stock in accordance with Section 262 of the DGCL. At any time within sixty days after the Effective Time, any person entitled to appraisal rights who did not commence an appraisal proceeding or join in such a proceeding as a named party will have the right to withdraw such person’s demand and to accept the Per Share Price in accordance with the Merger Agreement for his, her or its shares of Company Common Stock. In addition, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder or beneficial owner without the approval of the Delaware Court of Chancery, which approval may be conditioned on the terms the Delaware Court of Chancery deems just (including, without limitation, a reservation of jurisdiction for any application to the Delaware Court of Chancery made with respect to the allocation of the expenses of the proceeding); provided, however, that this will not affect the right of any IAS stockholder or beneficial owner that has made an appraisal demand but who has not commenced an appraisal proceeding or joined such proceeding as a named party to withdraw such stockholder’s or beneficial owner’s demand for appraisal and to accept the terms and the Per Share Price offered in the Merger within sixty days after the Effective Time. Within 120 days after the Effective Time, either a record holder or a beneficial owner of Company Common Stock, provided such person has complied with the requirements of Section 262 of the DGCL and is otherwise entitled to appraisal rights, or the Surviving Corporation may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the Surviving Corporation in the case of a petition filed by a stockholder or beneficial owner, demanding an appraisal of the fair value of the shares of Company Common Stock held by all persons who have properly demanded appraisal. The Surviving Corporation is under no obligation to file an appraisal petition and has no present intention of doing so. If you desire to have your shares appraised, you should initiate any petitions necessary for the perfection of your appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL. If, within 120 days after the Effective Time, no petition has been filed as provided in Section 262 of the DGCL, all rights to appraisal will cease and any person who previously demanded appraisal will become entitled only to the Per Share Price, in accordance with and pursuant to the terms of the Merger Agreement.
Within 120 days after the Effective Time, any stockholder or beneficial owner who has complied with the provisions of Section 262 of the DGCL will be entitled to receive from the Surviving Corporation, upon written request, a statement setting forth the aggregate number of shares of Company Common Stock with respect to which IAS has received demands for appraisal, and the aggregate number of holders or beneficial owners holding or owning those shares (for which purpose the record holder of shares held by a beneficial owner who has made a demand for appraisal shall not be considered a separate stockholder holding such shares). The Surviving Corporation must give this statement to you within the later of (a) 10 days after receipt by the Surviving Corporation of the request therefor or (b) 10 days after expiration of the period for delivery of demands for appraisal.
If a petition for appraisal is duly filed by you or another holder of record or beneficial owner of Company Common Stock who has properly exercised his, her or its appraisal rights in accordance with the provisions of Section 262 of the DGCL, and a copy of the petition is delivered to the Surviving Corporation, the Surviving Corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to file in the Office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all holders and beneficial owners who have demanded appraisal of their shares and with whom agreements as to the value of their shares have not been reached by the Surviving Corporation. Upon the filing of any such petition, the Delaware Court of Chancery may order that notice of the time and place fixed for the hearing on the petition be mailed, by registered or certified mail, to the Surviving Corporation and all persons shown on the verified list at the addresses stated therein. The costs of these notices are borne by the Surviving Corporation. After notice to persons who demanded appraisal of their shares of Company Common Stock as may be required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those persons who have complied with Section 262 and who have become entitled to appraisal thereunder. The Delaware Court of Chancery will then determine which stockholders and beneficial owners are entitled to appraisal rights and may require the persons demanding appraisal for their shares represented by certificates to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and the Delaware Court of Chancery may dismiss the proceedings as to any such person who fails to comply with this direction. The Delaware Court of Chancery will also dismiss proceedings as to all IAS stockholders and beneficial owners if neither of the ownership thresholds described above is met. Where proceedings are not dismissed or the demand for appraisal is not successfully withdrawn, the appraisal proceeding will be conducted as to the shares of Company Common Stock for which the applicable stockholders and beneficial owners thereof are entitled to appraisal, in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. The Delaware Court of Chancery will thereafter determine the fair value of such shares of Company Common Stock at the Effective Time, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be fair value. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the Effective Time through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment. However, the Surviving Corporation has the right, at any point prior to the Delaware Court of Chancery’s entry of judgment in the proceedings, to make a voluntary cash payment to each person entitled to appraisal. Notwithstanding the foregoing or anything herein to the contrary, if the Surviving Corporation makes a voluntary cash payment at any time before the entry of judgment in the appraisal proceeding pursuant to subsection (h) of Section 262 of the DGCL, interest will accrue thereafter only on the sum of (a) the difference, if any, between the amount paid by the Surviving Corporation in such voluntary cash payment and the fair value of the shares as determined by the Delaware Court of Chancery and (b) interest accrued on the amount of the voluntary cash payment before such payment was made, unless such interest was paid at the time the voluntary cash payment is made. Upon application by the Surviving Corporation or by any person entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the verified list may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights. When the value is determined, the Delaware Court of Chancery will direct the payment of such value, less any amounts already paid in a voluntary cash payment, with interest thereon, if any, to the persons entitled to receive the same. Payment shall be so made to each such person upon such terms and conditions as the Delaware Court of Chancery may order.
In determining the fair value, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.”
The Delaware Supreme Court has stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other factors which were known, or which could be ascertained as of the date of the Merger which throw any light on future prospects of the merged corporation. The Delaware Supreme Court has recently indicated that transaction price is one of the relevant factors the Delaware Court of Chancery may consider in determining fair value, and that absent deficiencies in the sale process the transaction price may be given “considerable weight.” Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 of the DGCL to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”
You should be aware that the fair value of your shares of Company Common Stock as determined under Section 262 of the DGCL could be more than, the same as, or less than the value that you are entitled to receive under the terms of the Merger Agreement and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and does not in any manner address, fair value under Section 262 of the DGCL.
Moreover, neither IAS nor Parent anticipates offering more than the Per Share Price to any IAS stockholder or beneficial owner exercising appraisal rights and reserves the right to make a voluntary cash payment pursuant to subsection (h) of Section 262 of the DGCL and to assert, in any appraisal proceeding, that, for purposes of Section 262, the “fair value” of a share of Company Common Stock is less than the Per Share Price. No representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery.
If no party files a petition for appraisal within 120 days after the Effective Time or if neither of the ownership thresholds above has been satisfied in respect of such shares, then all IAS stockholders and beneficial owners will lose the right to an appraisal and will instead receive the Per Share Price described in the Merger Agreement, in accordance with and pursuant to the terms thereof.
The Delaware Court of Chancery may determine the costs of the appraisal proceeding and may tax those costs to the parties as the Delaware Court of Chancery determines to be equitable under the circumstances. Upon application of any person whose name appears on the verified list filed by the Surviving Corporation who participated in the proceeding and incurred expenses in connection therewith, the Delaware Court of Chancery may order all or a portion of such expenses, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares of Company Common Stock entitled to appraisal not dismissed pursuant to Section 262(k) of the DGCL or subject to such an award pursuant to a reservation of jurisdiction under Section 262(k) of the DGCL. In the absence of such an order, each party to the appraisal proceeding bears its own expenses of its attorneys and experts.

If you have duly demanded appraisal in compliance with Section 262 of the DGCL you may not, on or after the Effective Time, vote the shares subject to the demand for any purpose or receive any dividends or other distributions on those shares, except dividends or other distributions payable to holders of record of Company Common Stock as of a record date prior to the Effective Time.
If a person who has made a demand for an appraisal in accordance with Section 262 shall deliver to the Surviving Corporation a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares of Company Common Stock in accordance with subsection (e) of Section 262, either within sixty days after the Effective Time or thereafter with the written approval of the Surviving Corporation, then the right of such person to an appraisal of such shares subject to the withdrawal will cease. Notwithstanding the foregoing, an appraisal proceeding in the Delaware Court of Chancery shall not be dismissed as to any person without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just, including, without limitation, a reservation of jurisdiction for any application to the Delaware Court of Chancery made under subsection (j) of Section 262; provided, however, that any person who has not commenced an appraisal proceeding or joined such proceeding as a named party may withdraw such person’s demand for appraisal and to accept the terms and the Per Share Price offered in the Merger within sixty days after the Effective Time. If you fail to perfect, successfully withdraw your demand for appraisal, or lose the appraisal right, your shares of Company Common Stock will be converted into the right to receive the Per Share Price, in accordance with and pursuant to the Merger Agreement, without interest thereon.
Failure to follow the steps required by Section 262 of the DGCL for perfecting appraisal rights will result in the loss of your appraisal rights. In that event, you will be entitled to receive the Per Share Price for your shares of Company Common Stock in accordance with the Merger Agreement without interest. In view of the complexity of the provisions of Section 262 of the DGCL, if you are an IAS stockholder or beneficial owner and are considering exercising your appraisal rights under the DGCL, you are urged to consult your own legal and financial advisor.
Holders and beneficial owners of Company Common Stock considering seeking to exercise their appraisal rights should be aware that the fair value of their shares of Company Common Stock as determined under Section 262 could be more than, the same as or less than the consideration they would receive pursuant to the Merger if they did not seek appraisal of their shares of Company Common Stock. Failure to comply strictly with all of the procedures set forth in Section 262 will result in a loss of statutory appraisal rights. The process of demanding and exercising appraisal rights requires compliance with the prerequisites of Section 262 of the DGCL.
Consequently, and in view of the complexity of the provisions of Section 262, if you wish to exercise your appraisal rights, you are urged to consult with your own legal and financial advisors in connection with compliance under Section 262 of the DGCL. To the extent there are any inconsistencies between the foregoing summary and Section 262 of the DGCL, the DGCL will govern.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information about the beneficial ownership of the Company Common Stock as of October 15, 2025, for:
•	each person or group known to us who beneficially owns more than 5% of the Company Common Stock;
•	each of our directors;
•	each of our named executive officers; and
•	all of our directors and executive officers as a group.
The numbers of shares of Company Common Stock beneficially owned and percentages of beneficial ownership are based on 167,854,529 shares of Company Common Stock outstanding as of October 15, 2025.
Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Company Common Stock subject to Company Options or Company RSUs that are currently exercisable or that will be exercisable or will vest within 60 days of October 15, 2025, are deemed to be outstanding and beneficially owned by the person holding the Company Options or Company RSUs. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of Company Common Stock shown as beneficially owned by the stockholder.
Unless otherwise noted below, the mailing address of each beneficial owner listed on the table is c/o Integral Ad Science Holding Corp., 12 East 49th Street, 20th Floor, New York, NY 10017.

Name of Beneficial Owner	Number of Shares of Company Common Stock Beneficially Owned	Percentage of Shares of Company Common Stock Outstanding
5% Stockholders
Vista Funds(1)	65,010,001	39%
Atlas Venture Fund VIII, L.P.(2)	22,722,771	14%
Sunriver Management LLC(3)	8,822,914	5%
The Vanguard Group(4)	8,106,247	5%
Directors and Named Executive Officers
Lisa Utzschneider(5)	2,829,003	2%
Alpana Wegner	—	—
Rod Aliabadi	—	—
Otto Berkes	62,964	*
Michael Fosnaugh	—	—
Bridgette Heller	45,024	*
Christina Lema	—	—
Robert Lord	11,547	*
Brooke Nakatsukasa	—	—
Jill Putman	114,718	*
Martin Taylor	—	—
All Directors and Executive Officers as a Group (12 Individuals)(6)	3,063,256	2%

*	Indicates less than 1%
(1)
As reported on the Schedule 13G/A filed on November 14, 2024, the shares reported are held directly by Vista Equity Partners Fund VI, L.P. (“VEPF VI”), Vista Equity Partners Fund VI-A, L.P. (“VEPF VI-A”), and VEPF VI FAF, L.P. (“FAF,” and collectively with VEPF VI and VEPF VI-A, the “Vista Funds”). Vista Equity Partners Fund VI GP, L.P. (“Fund VI GP”) is the sole general partner of each of the Vista Funds. Fund VI GP’s sole general partner is VEPF VI GP, Ltd. (“Fund VI UGP”). Robert F. Smith is the

sole director and one of 11 members of Fund VI UGP. VEPF Management, L.P. (“Management Company”) is the sole management company of each of the Vista Funds. The Management Company’s sole general partner is VEP Group, LLC (“VEP Group”), and the Management Company’s sole limited partner is Vista Equity Partners Management, LLC (“VEPM”). VEP Group is the Senior Managing Member of VEPM. Robert F. Smith is the sole Managing Member of VEP Group. Consequently, Mr. Smith, Fund VI GP, Fund VI UGP, the Management Company, VEPM and VEP Group may be deemed the beneficial owners of the shares held by the Vista Funds. The principal business address of each of the Vista Funds, Fund VI GP, Fund VI UGP, the Management Company, VEPM and VEP Group is c/o Vista Equity Partners, 4 Embarcadero Center, 20th Fl., San Francisco, California 94111. The principal business address of Mr. Smith is c/o Vista Equity Partners, 401 Congress Drive, Suite 3100, Austin, Texas 78701.
(2)
As reported on the Schedule 13G/A filed on January 31, 2023, Atlas Venture Fund VIII, L.P. (“Atlas VIII”) directly holds 22,722,771 shares. Atlas Venture Associates VIII, L.P. (“AVA VIII LP”) is the sole general partner of Atlas VIII. Atlas Venture Associates VIII, Inc. (“AVA VIII Inc.”) is the sole general partner of AVA VIII LP and its four directors are Jeff Fagnan, Peter Barrett, Jean-Francois Formela and Bruce Booth, who may act by majority. Each of Atlas VIII, AVAI VIII LP and AVA VIII Inc. disclaim beneficial ownership of all shares except to the extent of its pecuniary interest, if any, therein. The business address of each of Atlas VIII, AVA VIII LP and AVA VIII Inc. is 56 Wareham Street, Floor 3, Boston, MA 02118.

(3)
As reported on the Schedule 13G filed on August 13, 2025, Sunriver Management LLC and Randolph Willett Cook each have shared voting power over 8,822,914 shares and shared dispositive power over 8,822,914 shares. The business address of Sunriver Management LLC and Randolph Willett Cook is 2 Sound View Drive, 2nd Floor, Greenwich, CT 06830.

(4)
As reported on the Schedule 13G filed on February 13, 2024, The Vanguard Group (“Vanguard”) has shared voting power over 91,729 shares, sole dispositive power over 7,958,730 shares and shared dispositive power over 147,517 shares. The business address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(5)	Includes 400,272 shares of Company Common Stock and options to purchase 2,428,731 shares of Company Common Stock that are currently exercisable.
(6)	Includes options to purchase 2,428,731 shares of Company Common Stock that are currently exercisable.

HOUSEHOLDING
The SEC’s rules permit us and intermediaries such as brokers to satisfy delivery requirements for information statements with respect to two or more stockholders sharing the same address by delivering a single information statement addressed to those stockholders, unless we received contrary instructions from the impacted stockholder. We agree to deliver promptly, upon written or oral request, a separate copy of this information statement, as requested, to any stockholder at an address to which a single copy of this information statement was delivered. If you prefer to receive separate copies of the information statement, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. A number of brokerage firms have instituted householding. They will have their own procedures for stockholders who wish to receive individual copies of this information statement.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other documents with the SEC. These reports contain additional information about IAS. IAS’s filings with the SEC are available to the public free of charge on the SEC’s website at www.sec.gov. Those filings are also accessible to the public for free through the “Financials—SEC Filings” section of IAS’s investor relations website at investors.integralads.com. Our website address is being provided as an inactive textual reference only. The information provided on or accessible through our corporate website is not incorporated by reference into and is not part of this information statement.
The SEC allows IAS to “incorporate by reference” information that it files with the SEC in other documents into this information statement. This means that IAS may disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this information statement. This information statement and the information that IAS files later with the SEC may update and supersede the information incorporated by reference. Such updated and superseded information will not, except as so modified or superseded, constitute part of this information statement.
IAS incorporates by reference in this information statement each document it files under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of this information statement and before the Effective Time, other than Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information, unless otherwise indicated therein. IAS also incorporates by reference in this information statement the following documents filed by it with the SEC under the Exchange Act:

Company Filings:	Periods:
Annual Report on Form 10-K
Fiscal Year ended December 31, 2024, as filed February 28, 2025 (including information specifically incorporated by reference into the Annual Report on Form 10-K from IAS’s definitive proxy statement on Schedule 14A dated March 28, 2025)

Quarterly Reports on Form 10-Q	Fiscal Quarters ended March 31, 2025, as filed May 12, 2025, and June 30, 2025, as filed August 7, 2025
Current Reports on Form 8-K	Filed January 3, 2025, February 3, 2025, May 6, 2025, June 3, 2025, June 18, 2025, September 24, 2025 and September 24, 2025

Information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated by reference into this information statement, unless expressly stated otherwise therein.
IAS undertakes to provide without charge to each person to whom a copy of this information statement has been delivered, upon written or oral request, by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any or all of the documents incorporated by reference in this information statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this information statement incorporates. You may request a copy of these filings by writing to us at:
Investor Relations
12 East 49th Street
20th Floor
New York, NY 10017
Email: ir@integralads.com
Parent and Merger Sub have supplied, and IAS has not independently verified, the information in this information statement relating to Parent and Merger Sub.
Stockholders should not rely on information that purports to be made by or on behalf of IAS other than that contained in or incorporated by reference in this information statement. IAS has not authorized anyone to provide information on behalf of IAS that is different from that contained in this information statement. This information statement is dated     . No assumption should be made that the information contained in this information statement is accurate as of any date other than that date, and the mailing of this information statement will not create any implication to the contrary.

Annex A
AGREEMENT AND PLAN OF MERGER

by and among

IGLOO GROUP PARENT, INC.,

IGLOO GROUP ACQUISITION COMPANY, INC.

and

INTEGRAL AD SCIENCE HOLDING CORP.

Dated as of September 24, 2025

A-i

A-ii

EXHIBITS

Exhibit A	Form of Stockholder Consent
Exhibit B	Certificate of Incorporation of the Company

A-iii

AGREEMENT AND PLAN OF MERGER
THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of September 24, 2025, by and among Igloo Group Parent, Inc., a Delaware corporation (“Parent”), Igloo Group Acquisition Company, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Integral Ad Science Holding Corp., a Delaware corporation (the “Company”). Each of Parent, Merger Sub and the Company are sometimes referred to herein as a “Party.” All capitalized terms that are used in this Agreement have the respective meanings given to them in this Agreement.
RECITALS
A. The Company Board has unanimously (i) determined that it is fair to, and in the best interests of the Company and the Company Stockholders, and declared it advisable, to enter into this Agreement providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company being the surviving corporation in the Merger, in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) upon the terms and subject to the conditions set forth herein; (ii) approved and declared advisable this Agreement, the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and other obligations hereunder, and the consummation of the Merger and the other Transactions upon the terms and subject to the conditions set forth herein; (iii) resolved to recommend that the Company Stockholders adopt this Agreement in accordance with the DGCL; and (iv) directed that this Agreement be submitted to the Company Stockholders for adoption.
B. Each of the board of directors of Parent and the board of directors of Merger Sub has (i) declared it advisable to enter into this Agreement; and (ii) approved the execution and delivery of this Agreement, the performance of their respective covenants and other obligations hereunder, and the consummation of the Merger and the other Transactions upon the terms and subject to the conditions set forth herein.
C. Concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, Parent and Merger Sub have delivered a limited guarantee (the “Limited Guarantee”) from the Limited Guarantors, in favor of the Company and pursuant to which, subject to the terms and conditions contained therein, the Limited Guarantors are guaranteeing certain obligations of Parent and Merger Sub contained in this Agreement.
D. Parent, Merger Sub and the Company desire to (i) make certain representations, warranties, covenants and agreements in connection with this Agreement and the Merger; and (ii) prescribe certain conditions with respect to the consummation of the Merger.
E. Concurrently with the execution and delivery of this Agreement, and as an inducement to Parent’s willingness to enter into this Agreement, the Principal Stockholders have executed and delivered to Parent and the Company that certain Support Agreement (the “Support Agreement”).
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, Parent, Merger Sub and the Company agree as follows:
ARTICLE I
DEFINITIONS & INTERPRETATIONS
1.1 Certain Definitions. For all purposes of and pursuant to this Agreement, the following capitalized terms have the following respective meanings:
(a) “Acceptable Confidentiality Agreement” means any confidentiality agreement (i) in effect as of the date hereof or (ii) executed, delivered and effective after the date hereof and, in the case of clause (ii), containing terms that are not materially less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement, except that such confidentiality agreement need not contain any “standstill” or similar provision or otherwise prohibit the making of, or amendment to, any Acquisition Proposal.

(b) “Acquisition Proposal” means any written offer or proposal or indication of interest (other than an offer or proposal by Parent or Merger Sub) to engage in an Acquisition Transaction.
(c) “Acquisition Transaction” means any single transaction or series of related transactions (other than the Merger) involving:
(i) any direct or indirect purchase or other acquisition by any Person or Group, whether from the Company or any other Person(s), of shares of Company Common Stock representing more than 20% of the Company Common Stock outstanding after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any Person or Group that, if consummated in accordance with its terms, would result in such Person or Group beneficially owning more than 20% of the Company Common Stock outstanding after giving effect to the consummation of such tender or exchange offer;
(ii) any direct or indirect purchase or other acquisition (including by exclusive license) by any Person or Group of more than 20% of the consolidated assets, net revenue or net income of the Company and its Subsidiaries taken as a whole (measured by the fair market value thereof as determined in good faith by the Company Board), including the capital stock or other equity or voting interest in any of the Company’s Subsidiaries;
(iii) any direct or indirect merger, consolidation, business combination, joint venture, partnership, share exchange, recapitalization, reorganization, liquidation, dissolution or other transaction involving the Company or any of its Subsidiaries pursuant to which any Person or Group, or stockholders of any such Person or Group, would hold, directly or indirectly, more than 20% of the equity interests of the Company or the surviving or resulting entity of such transaction after giving effect to the consummation of such transaction; or
(iv) any combination of the foregoing.
(d) “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of that Person, whether through the ownership of voting securities or partnership or other ownership interests, by contract or otherwise. For the avoidance of doubt, (i) none of the Principal Stockholders or any investment funds or investment vehicles affiliated with or under common management with the Principal Stockholders, any portfolio company (as such term is commonly understood in the private equity industry) or investment of the Principal Stockholders or any other Person that, in each case, would otherwise be an Affiliate of the Principal Stockholders pursuant to this definition (other than, for clarity, the Company and its Subsidiaries), shall be an “Affiliate” of the Company or any of its Subsidiaries and (ii) with respect to Parent and Merger Sub, the term “Affiliate” shall not for any purpose in this Agreement, include any portfolio company (as such term is commonly understood in the private equity industry) of any investment funds or investment vehicles affiliated with or under common management with Novacap Management Inc. (other than, for clarity, Parent and Merger Sub).
(e) “Affordable Care Act” means the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010, and the guidance and regulations issued thereunder.
(f) “Antitrust Law” means the Sherman Antitrust Act of 1890, the Clayton Antitrust Act of 1914, the HSR Act, the Federal Trade Commission Act of 1914, and all other Laws, in any jurisdiction, whether domestic or foreign, in each case that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or significant impediments or lessening of competition or the creation or strengthening of a dominant position through merger or acquisition, in any case that are applicable to the Merger.
(g) “Audited Company Balance Sheet” means the consolidated balance sheet (and the notes thereto) of the Company and its consolidated Subsidiaries as of December 31, 2024 set forth in the Company’s Form 10-K filed by the Company with the SEC on February 28, 2025.

(h) “Business Day” means any day other than Saturday or Sunday or a day on which commercial banks are authorized or required by Law to be closed in New York, New York or Montreal, Québec.
(i) “Code” means the Internal Revenue Code of 1986.
(j) “Company Board” means the Board of Directors of the Company.
(k) “Company Common Stock” means the common stock, par value $0.001 per share, of the Company.
(l) “Company Credit Agreement” means the Credit Agreement, dated as of September 29, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), among, inter alios, Integral Ad Science, Inc., a Delaware corporation, the guarantors from time-to-time party thereto, the lenders from time-to-time party thereto and PNC Bank, National Association, as administrative agent.
(m) “Company Indebtedness” means all debt outstanding under the Company Credit Agreement.
(n) “Company Intellectual Property” means any Intellectual Property that is owned or purported to be owned by the Company or any of its Subsidiaries.
(o) “Company Material Adverse Effect” means any change, event, effect, development or occurrence that, individually or in the aggregate, has had, or would reasonably be expected to have, a material adverse effect on (x) the business, financial condition, assets, liabilities, or results of operations of the Company and its Subsidiaries, taken as a whole or (y) the ability of the Company to consummate the Transactions prior to the Termination Date; provided that, solely with respect to clause (x), none of the following, and no changes, events, effects, developments or occurrences to the extent arising out of, relating to or resulting from the following (in each case, by itself or when aggregated) will be deemed to be or constitute a Company Material Adverse Effect or will be taken into account when determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur (subject to the limitations set forth below):
(i) any general economic conditions, or conditions in the global, international or regional economy generally, including general changes in inflation, supply chain disruptions, and labor shortages;
(ii) any conditions in the equity, credit, debt, financial, currency or capital markets generally, including (A) changes in interest rates or credit ratings; (B) changes in exchange rates for the currencies of any country; or (C) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market;
(iii) any conditions generally affecting the industries in which the Company and its Subsidiaries conduct business or in any jurisdiction or geographical area in which the Company or any of its Subsidiaries conducts business, or changes therein;
(iv) any political or geopolitical conditions, outbreak of hostilities, armed conflicts, acts of war (whether or not declared), rebellion, insurrection, sabotage, widespread cyberattack or widespread cyberterrorism that is not specifically targeted at the Company or its Subsidiaries (solely to the extent not arising out of the Company’s or its Subsidiaries’ vulnerabilities or failure to have in place appropriate safeguards to protect against any such cyberattack or cyberterrorism), terrorism or military actions, including any escalation or worsening of, or any Law or sanction, mandate or directive enacted by a Governmental Authority in response to, the foregoing or any threats thereof, in each case, in the United States or any other country or region in the world;
(v) earthquakes, volcanic activity, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires, nuclear incidents, foreign or domestic social protest or social unrest (whether or not violent) or other natural or man-made disasters, weather conditions, power outages or electrical black-outs, and other force majeure events, including any escalation or worsening of, or any Law or sanction, mandate or directive by a Governmental Authority in response to, any of the foregoing, in each case, in the United States or any other country or region in the world or any actual or potential sequester, stoppage, shutdown, default or similar event or occurrence of any Governmental Authority, including any shutdown or furlough of the U.S. federal government or its employees or any impact associated with the U.S. federal government’s “debt ceiling”;

(vi) the announcement of this Agreement or the pendency of the Merger, including the impact thereof on the relationships, contractual or otherwise, of the Company and its Subsidiaries with customers, suppliers, vendors, lenders, lessors, business or joint venture partners, employees (including any employee attrition), regulators, Governmental Authorities or any other third Person (other than for the purposes of the representations and warranties set forth in Section 3.5 and Section 3.6 of this Agreement), or the identity of, or any facts or circumstances relating to, the Limited Guarantors, Parent, Merger Sub or the respective Affiliates of the foregoing or the respective financing sources of or investors in the foregoing, with respect to the Company or its business;
(vii) the compliance by any Party with the express terms of this Agreement, including any action taken or refrained from being taken pursuant to or in accordance with the express terms of this Agreement (other than in compliance with Section 5.1);
(viii) any action taken or refrained from being taken, in each case which Parent has approved or consented to in writing;
(ix) any changes or proposed changes in GAAP or other applicable accounting standards, or in any applicable Laws (or the enforcement or interpretation of any of the foregoing) after the date hereof or in any regulatory or legislative conditions, including the adoption, implementation, repeal, modification, reinterpretation or proposal of any Law, regulation or policy (or the enforcement or interpretation thereof) by any Governmental Authority, or any panel or advisory body empowered or appointed thereby;
(x) any epidemics, pandemics, plagues, other outbreaks of illness or public health events (including quarantine restrictions and other Health and Safety Measures mandated or recommended by any Governmental Authority in response to any of the foregoing), including any escalation or worsening of any of the foregoing, in each case, in the United States or any other country or region in the world;
(xi) any anti-dumping actions, international tariffs, sanctions, trade policies or disputes or any “trade war” or similar actions in the United States or any other country or region in the world;
(xii) any changes, in and of themselves, in the price or trading volume of the Company Common Stock or to the Company’s credit ratings (it being understood that the underlying cause of such change may be taken into consideration when determining whether a Company Material Adverse Effect has occurred to the extent not otherwise excluded hereunder);
(xiii) any failure, in and of itself, by the Company and its Subsidiaries to meet (A) any internal or public estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period; or (B) any budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that the underlying cause of any such failure described in the foregoing clauses (A) or (B) may be taken into consideration when determining whether a Company Material Adverse Effect has occurred to the extent not otherwise excluded hereunder);
(xiv) the availability or cost of equity, debt or other financing to Parent or Merger Sub or their respective Affiliates (it being understood that the underlying cause of any such availability or cost may be taken into consideration when determining whether a Company Material Adverse Effect has occurred to the extent not otherwise excluded hereunder);
(xv) any Transaction Litigation or any demand or Legal Proceeding for appraisal of the fair value of any shares of Company Common Stock pursuant to the DGCL in connection herewith; and
except, in each case of clauses (i), (ii), (iii), (iv), (v), (ix), (x) and (xi), solely to the extent that such changes, events, effects, developments or occurrences have had a disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to other companies operating in the industries in which the Company and its Subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether there is, or has been, a Company Material Adverse Effect.
(p) “Company MSUs” means awards of market share units of the Company granted pursuant to any of the Company Stock Plans.

(q) “Company Options” means awards of options to purchase shares of Company Common Stock granted pursuant to any of the Company Stock Plans, other than the purchase rights under the ESPP.
(r) “Company Preferred Stock” means the preferred stock, par value $0.001 per share, of the Company.
(s) “Company Registered Intellectual Property” means all of the Registered Intellectual Property owned or purported to be owned by the Company or any of its Subsidiaries.
(t) “Company RSUs” means awards of restricted stock units of the Company granted pursuant to any of the Company Stock Plans.
(u) “Company Service Provider” means each individual who is a current or former director, officer, employee, independent contractor or other service provider of any of the Company or any of its Subsidiaries.
(v) “Company Stock Plans” means the Integral Ad Science Holding Corp. Amended and Restated 2018 Non-Qualified Stock Option Plan and the Integral Ad Science Holding Corp. 2021 Omnibus Incentive Plan.
(w) “Company Stockholders” means the holders of shares of Company Common Stock.
(x) “Company Termination Fee” means an amount equal to $52,500,000.
(y) “Confidentiality Agreement” means the agreement listed in Section 9.4 of the Company Disclosure Letter.
(z) “Continuing Employees” means each individual who is an employee of the Company or any of its Subsidiaries immediately prior to the Effective Time (including those on vacation, sick leave, maternity leave, military service, lay-off, disability or other paid time off or leave of absence) and continues to be an employee of Parent or one of its Subsidiaries (including the Surviving Corporation) immediately following the Effective Time.
(aa) “Contract” means any legally binding agreement, contract, subcontract, note, bond, mortgage, indenture, lease, license or sublicense.
(bb) “Data Protection Laws” means all applicable Laws pertaining to data protection, data privacy, data security, cybersecurity, cross-border data transfer, data breach notification, electronic communication, telephone and text message communications, marketing by email or other channels, as well as general consumer protection laws as applied in the context of data privacy or data protection.
(cc) “Data Protection Requirements” means (i) Data Protection Laws; (ii) Privacy Policies; (iii) applicable contractual commitments relating to the Processing of Personal Data; (iv) the Payment Card Industry Data Security Standards; and (v) advertising self-regulatory requirements to which the Company and its Subsidiaries hold themselves out to the public as being bound by.
(dd) “Director Nomination Agreement” means that certain Director Nomination Agreement, made and entered into as of July 2, 2021, by and among the Company, Vista Equity Partners Fund VI, L.P., Vista Equity Partners Fund VI-A, L.P., VEPF VI FAF, L.P., Vista Equity Partners Fund VI GP, L.P., VEPF VI GP, Ltd., and VEP Group, LLC.
(ee) “DOJ” means the United States Department of Justice or any successor thereto.
(ff) “Employee Plan” means each “employee benefit plan” (as defined in Section 3(3) of ERISA, whether or not subject to ERISA) and each bonus, commission, stock option, stock appreciation right, restricted stock, restricted stock unit, performance stock unit, stock purchase or other equity or equity-based, incentive compensation, profit sharing, savings, pension, retirement, hospitalization, life or other insurance, fringe benefit, flexible benefits, supplemental unemployment benefits, disability, vacation, deferred compensation, severance, separation, termination, retention, change of control, stay bonus plan, trust fund, program, agreement, policy or arrangement, including any Multiemployer Plans, and each other employee benefit plan or arrangement, whether formal or informal, oral or written, funded or unfunded, insured or self-insured, in each case, that is maintained, sponsored, established, contributed to or required to be contributed to by the Company or any of its Subsidiaries or with respect to which the Company or any of its Subsidiaries has or could reasonably be expected to have any liability (whether current or contingent), in each case other than any benefit plan statutorily required and maintained exclusively by a Governmental Authority.
(gg) “Environmental Law” means any applicable Law relating to protection of natural resources and the environment (including surface or ground water, drinking water supply, soil, surface or subsurface strata, or ambient air), pollution control, public and occupational health and safety (to the extent related to exposure to Hazardous Substances), or the use, handling, Release, transportation, labeling or storage of, or exposure to, Hazardous Substances.
(hh) “ERISA” means the Employee Retirement Income Security Act of 1974.
(ii) “ERISA Affiliate” means any trade or business (whether or not incorporated) which is (or at any relevant time was) a member of a “controlled group of corporations” with, under “common control” with, or a member of an “affiliate service group” with the Company or any of its Subsidiaries, as such terms are defined in Sections 414(b), (c), (m) or (o) of the Code.
(jj) “ESPP” means the Integral Ad Science Holding Corp. 2021 Employee Stock Purchase Plan.
(kk) “Ex-Im Laws” means all U.S. and non-U.S. Laws relating to export, reexport, transfer, and import controls, including the Export Administration Regulations, the International Traffic in Arms Regulations, the customs and import Laws administered by U.S. Customs and Border Protection, and the EU Dual Use Regulation.
(ll) “Exchange Act” means the Securities Exchange Act of 1934.
(mm) “Financing Sources” means the Lenders, together with their Affiliates and Representatives involved in the Debt Financing and their successors and assigns.
(nn) “Foreign Investment Law” means any Law that provides for the review, clearance or notification of transactions on grounds of national security or other national or public interest, including any state, national or multi-jurisdictional Law that is designed or intended to prohibit, restrict or regulate actions by foreigners to acquire interests in or control over domestic equities, securities, entities, assets, land or interests.
(oo) “FTC” means the United States Federal Trade Commission or any successor thereto.
(pp) “GAAP” means generally accepted accounting principles in the United States, consistently applied and as in effect from time to time.
(qq) “Generative AI Tools” means generative artificial intelligence technology tools capable of automatically producing various types of content (such as source code, text, images, audio, and synthetic data) based on user-supplied prompts.
(rr) “Governmental Authority” means any government, political subdivision, governmental, administrative, self-regulatory or regulatory entity or body, department, commission, board, agency or instrumentality, or other legislative, executive or judicial governmental entity, and any court, tribunal, judicial or arbitral body, in each case whether federal, national, state, county, municipal, provincial, local, foreign or multinational.
(ss) “Governmental Authorization” means any authorizations, approvals, licenses, franchises, clearances, permits, certificates, waivers, consents, exemptions, variances, expirations and terminations of any waiting period requirements issued by or obtained from, and any notices, filings, registrations, qualifications, declarations and designations with, a Governmental Authority.
(tt) “Group” has the meaning as used in Section 13(d) of the Exchange Act.
(uu) “Hazardous Substance” means any chemicals, materials, wastes or substances for which liability or standards of conduct may be imposed, and which are defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “hazardous constituents,” “restricted hazardous materials,” “extremely hazardous substances,” “toxic substances,” “contaminants,” “pollutants,”

or “toxic pollutants,” under any Environmental Law, including petroleum or petroleum products or by-products, asbestos or asbestos-containing materials, radioactive materials, lead-based paint, per-and polyfluoroalkyl substances, mold in quantities or concentrations that may adversely affect human health, and polychlorinated biphenyls.
(vv) “Health and Safety Measures” means any quarantine, “shelter in place”, “stay at home”, workforce reduction, social distancing, shut down, closure, sequester, safety or similar Law, directive, protocol or guideline promulgated by any Governmental Authority, including the Centers for Disease Control and Prevention or the World Health Organization, in each case, in connection with or in response to any pandemic, epidemic, plague or other outbreak of illness or other public health event, in each case, together with any administrative or other guidance published with respect thereto by any Governmental Authority.
(ww) “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.
(xx) “Intellectual Property” means all of the following, worldwide, whether registered, unregistered or registrable: (i) inventions, discoveries, improvements, ideas, know-how, methodology, models, algorithms, formulae, systems, processes, technology, whether patentable or not, and all patents, industrial designs, and utility models, and applications pertaining to the foregoing, in any jurisdiction, including re-issues, continuations, divisions, continuations-in-part, re-examinations, renewals and extensions (“Patents”); (ii) copyrights designs, mask works, content and any other original works of authorship in any medium, including registrations and applications in any jurisdiction for the foregoing (“Copyrights”); (iii) trademarks, service marks, trade dress, product configurations, trade names and other designation of origin and rights therein, and registrations and applications for registration in any jurisdiction pertaining to the foregoing, together with all of the goodwill associated with any of the foregoing (“Marks”); (iv) trade secrets, confidential information, data, databases, methods, processes, techniques, protocols, layouts, specifications, customer, supplier and vendor lists, blue prints, reports, designs, drawings, methodologies, models, algorithms, testing procedures, test results, component lists, manuals, process descriptions, instructions, catalogues, systems, inventions, brochures, and marketing information (collectively “Trade Secrets”); (v) rights in software, including source code, object code, development documentation, programming tools, drawings, specifications, metadata, and related documentation (collectively, “Software”); (vi) database rights; (vii) Internet websites, domain names and applications and registrations pertaining thereto; (viii) social media accounts; (ix) any other intellectual property or proprietary rights of any kind, nature or description; and (x) any tangible embodiments of the foregoing (in whatever form or medium).
(yy) “Intervening Event” means any change, event, effect, development or circumstance (including any change in probability or magnitude of circumstances) that (i) is material to the Company and its Subsidiaries, taken as a whole, (ii) was not known or reasonably foreseeable to the Company Board on or prior to the date of this Agreement (or, if known by the Company Board, the consequences of which were not known or reasonably foreseeable by the Company Board as of the date of this Agreement) and (iii) does not relate to any Acquisition Proposal.
(zz) “Knowledge” of the Company, with respect to any matter in question, means the actual knowledge of the Company’s Chief Executive Officer, Chief Financial Officer, Chief Legal Officer, Chief HR Officer or Chief Technology Officer, in each case after reasonable inquiry of such individual’s direct reports.
(aaa) “Law” means any federal, national, state, county, municipal, provincial, local, foreign or multinational, law, statute, constitution, common law, ordinance, code, decree, order, judgment, rule, regulation or ruling, in each case, issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority and any award, order or decision of an arbitrator or arbitration panel with jurisdiction over the parties and subject matter of the dispute.
(bbb) “Legal Proceeding” means any claim, action, charge, lawsuit, litigation, investigation, arbitration or other similar legal proceeding brought by or pending before any Governmental Authority, arbitrator or other tribunal.

(ccc) “Lenders” means Persons that have committed to provide the Debt Financing pursuant to the Debt Commitment Letter and any joinder agreements, indentures or credit agreements entered into pursuant thereto or relating thereto, together with each other Person that commits to provide or otherwise provides the Debt Financing in accordance with this Agreement.
(ddd) “Licensed Intellectual Property” means all Intellectual Property owned by a third Person and licensed to the Company or any of its Subsidiaries.
(eee) “Lien” means any mortgage, pledge, lien, security interest, attachment, option, right of way, easement, encroachment, right of first offer or first refusal or other similar encumbrance (other than, in the case of a security, any restriction on the transfer of such security arising solely under applicable Law).
(fff) “Limited Guarantors” means (i) Novacap TMT VI, L.P., (ii) Novacap International TMT VI, L.P., (iii) Novacap International TMT VI-A, L.P., (iv) NVC TMT VI (S.P.), L.P., (v) NVC TMT VI-A (S.P.), L.P., (vi) NVC TMT VI, L.P., (vii) NVC TMT VI-A, L.P., (viii) NVC International TMT VI, L.P., (ix) Novacap TMT VI Co-Investment (Igloo), L.P. and (x) Novacap International TMT VI Co-Investment (Igloo), L.P.
(ggg) “Material Contract” means any of the following Contracts (other than Employee Plans) to which the Company or any of its Subsidiaries is a party or by which the Company or its Subsidiaries or their respective businesses are bound or subject:
(i) any “material contract” (as defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC, other than those agreements and arrangements described in Item 601(b)(10)(iii) of Regulation S-K) with respect to the Company and its Subsidiaries, taken as whole;
(ii) (A) relating to the disposition or acquisition of equity or real or tangible assets by the Company or any of its Subsidiaries or (B) pursuant to which the Company or any of its Subsidiaries will acquire any material ownership interest in any other Person or other business enterprise (other than any Subsidiary of the Company), in each case with an aggregate purchase price in excess of $500,000 and pursuant to which the Company or its Subsidiaries have material continuing obligations;
(iii) (A) pursuant to which the Company or any of its Subsidiaries grants a license to material Company Intellectual Property to any Person (excluding non-exclusive licenses of limited duration granted to customers, of the Company and its Subsidiaries in the ordinary course of business), (B) pursuant to which the Company or any of its Subsidiaries obtains the right to use any Licensed Intellectual Property (excluding (1) licenses for generally available, commercial, non-customized, off-the-shelf computer software, software-enabled services or data services substantially on standard terms and conditions for which the Company or any of its Subsidiaries pays less than $500,000 on an annual basis, (2) Open Source Software, (3) Contracts in which grants of rights or licenses to Intellectual Property are merely incidental to the primary purpose of such Contract, and (4) non-disclosure agreements, and employee and independent contractor Intellectual Property assignment agreements that are entered into in the ordinary course of business), (C) that contains any covenant not to sue or assert, or (D) that constitutes a concurrent use agreement, settlement agreement or co-existence agreement with respect to any Company Intellectual Property;
(iv) with any customer of the Company or any of its Subsidiaries who, for the twelve-month period ended June 30, 2025, was one of the ten (10) largest sources of revenues for the Company and its Subsidiaries, based on amounts paid or payable (excluding any purchase orders entered into in the ordinary course of business);
(v) with any Partner of the Company or any of its Subsidiaries who, for the twelve-month period ended June 30, 2025, was one of the ten (10) largest sources of revenues for the Company and its Subsidiaries, based on amounts paid or payable;
(vi) with any vendor of the Company or any of its Subsidiaries who, for the twelve-month period ended June 30, 2025, was one of the ten (10) largest sources of payment obligations for the Company and its Subsidiaries, based on amounts paid or payable (excluding any purchase orders entered into in the ordinary course of business);

(vii) evidencing indebtedness for borrowed money of the Company or any Subsidiary of the Company in excess of $2,500,000 (excluding intercompany loans solely between or among the Company and any of its Subsidiaries, on the one hand, and any other Subsidiary of the Company, on the other hand);
(viii) involving a joint venture, revenue or profit sharing, or similar agreement from which the Company or any of its Subsidiaries recognized revenues in excess of $2,500,000 during the twelve-month period ended June 30, 2025;
(ix) involving a settlement, conciliation or similar agreement (A) with any Governmental Authority or (B) pursuant to which the Company or any of its Subsidiaries has or will have any material outstanding obligation after the date of this Agreement;
(x) grants exclusivity or “most favored nation” protections or material rights of first refusal, first offer or first negotiation or similar restrictions to the counterparty of such Contract;
(xi) containing any material non-competition or similar restriction which limits the rights of the Company or any of its Subsidiaries to compete or operate in any jurisdiction, in any line of business or with any Person;
(xii) that involves a “minimum purchase” requirement with outstanding commitments in an amount in excess of $2,000,000, in any calendar year; and
(xiii) any Contract with an Affiliate or other Person that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the Exchange Act, other than any Contract solely among the Company and its wholly owned Subsidiaries.
(hhh) “Nasdaq” means The Nasdaq Stock Market LLC.
(iii) “Open Source Software” means any software that is distributed (a) as “free software” (as defined by the Free Software Foundation) and (b) as “open source software” or pursuant to any license identified as an “open source license” by the Open Source Initiative (www.opensource.org/licenses).
(jjj) “Organizational Documents” means the certificate of incorporation, bylaws, certificate of formation, partnership agreement, limited liability company agreement and all other similar documents, instruments or certificates executed, adopted or filed in connection with the creation, formation or organization of a legal entity.
(kkk) “Partner” means any third party platform which the Company or its Subsidiaries require integrations with to enable the activation of advertiser spend.
(lll) “Permitted Liens” means any of the following: (i) liens for Taxes, assessments and governmental charges or levies either not yet due or payable; (ii) mechanics, carriers’, workmen’s, warehouseman’s, repairmen’s, materialmen’s or other liens or security interests incurred in the ordinary course of business that are not yet due or payable, or that are being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established on the Company’s latest financial statements in accordance with GAAP; (iii) leases, subleases and non-exclusive licenses (other than capital leases and leases underlying sale and leaseback transactions); (iv) liens imposed by applicable Law (other than Laws in respect of Tax); (v) pledges or deposits to secure obligations pursuant to workers’ compensation Law or similar legislation or to secure public or statutory obligations, in each case in the ordinary course of business; (vi) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business; (vii) defects, imperfections or irregularities in title, easements, covenants and rights of way (unrecorded and of record) and other similar non-monetary liens (or other encumbrances of any type), (viii) zoning, building and other similar codes or restrictions, in each case that do not adversely affect in any material respect the current use or occupancy of the applicable property in the conduct of the business of the Company as currently conducted; (ix) any license, option, or covenant of, or other contractual obligation with respect to, any Intellectual Property entered into in the ordinary course of business; (x) liens pursuant to any Company Indebtedness that will be discharged at or prior to the Closing; or (xi) statutory, common

Law or contractual liens (or other encumbrances of any type) securing payments not yet due, including liens of landlords pursuant to the terms of any lease or liens against the interests of the landlord or owner of any Leased Real Property unless caused by the Company or any of its Subsidiaries.
(mmm) “Person” means any individual, corporation (including any non-profit corporation), limited liability company, joint stock company, general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, firm, Governmental Authority or other enterprise, association, organization or entity.
(nnn) “Personal Data” means information that identifies, relates to, describes, is reasonably capable of being associated with, or could reasonably be linked directly or indirectly, with a particular individual or household, and when referring to a Data Protection Requirement, has the same meaning as the similar or equivalent term defined thereunder.
(ooo) “Principal Stockholders” means, collectively, the Vista Stockholders and Atlas Venture Fund VIII, L.P.
(ppp) “Privacy Policies” means all published and posted notices, and internal policies and procedures relating to the collection, use, storage, disclosure, destruction, or cross-border transfer of Personal Data.
(qqq) “Processing” means any operation or set of operations performed on Personal Data or sets of Personal Data, whether or not by automated means, including collection, alteration, use, storage, disclosure, or destruction.
(rrr) “Proprietary Software” means any Software owned or purported to be owned by the Company or any of its Subsidiaries.
(sss) “Registration Rights Agreement” means that certain Registration Rights Agreement, made and entered into as of July 2, 2021, by and among the Company, Vista Equity Partners Fund VI, L.P., Vista Equity Partners Fund VI-A, L.P., VEPF VI FAF, L.P., Atlas Venture Fund VIII, L.P., August Capital VI Special Opportunities, L.P, Sapphire SAP HANA Fund of Funds, L.P., and Sapphire Ventures Fund II, L.P.
(ttt) “Registered Intellectual Property” means all United States, international and foreign (i) Patents and Patent applications (including provisional applications); (ii) registered Marks and applications to register Marks (including intent-to-use applications, or other registrations or applications related to Marks); and (iii) registered Copyrights and applications for Copyright registration.
(uuu) “Release” means any release, spill, emission, discharge, leaking, pumping, pouring, escaping, emptying, discharging, injection, deposit, disposal, dispersal, leaching or migration into or through the environment.
(vvv) “Reimbursement Obligations” means Parent’s obligations pursuant to Section 6.5(f) and Section 6.5(g).
(www) “Representatives” means, with respect to any Person, such Person’s Affiliates, and its and their respective directors, managers, controlling persons, officers, employees, accountants, consultants, legal counsel, financial advisors, financing sources and agents and other advisors and representatives.
(xxx) “Sanctioned Country” means any country or region that is the subject of comprehensive, territorial Sanctions (currently Cuba, Iran, North Korea, and the Crimea, Donetsk People’s Republic, Luhansk People’s Republic, Kherson, and Zaporizhzhia regions of Ukraine).
(yyy) “Sanctioned Person” means any Person that is, or is owned or controlled by one or more persons that are: (i) the subject or target of any Sanctions; or (ii) located, organized, or resident in a Sanctioned Country.
(zzz) “Sanctions” means economic or trade sanctions administered or enforced by the United States Government, including the Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) and the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury (“HMT”), Australia, or other relevant sanctions authority.
(aaaa) “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

(bbbb) “SEC” means the United States Securities and Exchange Commission or any successor thereto.
(cccc) “Securities Act” means the Securities Act of 1933.
(dddd) “Subsidiary” means, with respect to any Person, any other Person (other than a natural Person) of which securities or other ownership interests (i) having ordinary voting power to elect a majority of the board of directors, managers or trustees, or other Persons performing similar functions or (ii) representing more than 50% of such securities or ownership interests, in each case, are at the time directly or indirectly owned or controlled by such first Person.
(eeee) “Superior Proposal” means any Acquisition Proposal for an Acquisition Transaction on terms that the Company Board (or a committee thereof) has determined in good faith (after consultation with its financial advisors and outside legal counsel) would be more favorable from a financial point of view to the Company Stockholders than the Merger (taking into account any terms and conditions of such Acquisition Proposal and all legal, regulatory and financing aspects (including certainty of closing) of such Acquisition Proposal and the Person making the Acquisition Proposal that the Company Board (or a committee thereof) considers relevant). For purposes of the reference to an “Acquisition Proposal” in this definition, all references to “20%” in the definition of “Acquisition Transaction” shall be deemed to be references to “50%.”
(ffff) “Tax” means any and all U.S. or non-U.S., federal, state, or local taxes, charges, fees, levies, imposts, duties and governmental fees or other like assessments or charges that are in the nature of a tax, including income taxes (whether imposed on or measured by net income, gross income, income as specially defined, earnings, profits, or selected items of income, earnings, profits, or financial accounting profits), capital taxes, gross receipts taxes, sales taxes, use taxes, value added taxes, goods and services taxes, transfer taxes, franchise taxes, license taxes, withholding taxes, payroll taxes, employment taxes, excise taxes, severance taxes, social security premiums, workers’ compensation premiums, employment insurance or compensation premiums, stamp taxes, occupation taxes, premium taxes, ad valorem taxes, property taxes, windfall profits taxes, alternative or add-on minimum taxes, and customs duties, in each case whether disputed or not, and such term shall include any interest whether paid or received, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments.
(gggg) “Tax Return” means any return, declaration, report, statement, or information return required to be filed with a Governmental Authority with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.
(hhhh) “Transaction Litigation” means any Legal Proceeding commenced or threatened against a Party or any of its Subsidiaries or Affiliates (and/or their respective directors, members, managers, partners or executive officers) or otherwise relating to, involving or affecting such Party or any of its Subsidiaries or Affiliates, as well as any pre-litigation demands for the inspection of books and records made pursuant to 8 Del. C. § 220, in each case in connection with, arising from or otherwise relating to the Transactions, other than any Legal Proceedings among some or all of the Parties related to this Agreement or in connection with, arising from or otherwise relating to the Financing Letters.
(iiii) “Transactions” means the Merger and the other transactions contemplated by this Agreement.
(jjjj) “WARN” means the United States Worker Adjustment and Retraining Notification Act of 1988.
(kkkk) “Willful and Material Breach” means a material breach that is a consequence of an act or omission undertaken by the breaching party with the actual knowledge that the taking of, or failure to take, such act would, or would reasonably be expected to, cause or constitute a material breach of this Agreement.
(llll) “Vista Stockholders” means, collectively, (i) VEPF VI Holdings, L.P., (ii) VEPF VI-A Holdings, L.P. and (iii) VEPF VI FAF Holdings, L.P.

1.2 Index of Defined Terms. The following capitalized terms have the respective meanings given to them in the respective Sections of this Agreement set forth opposite each of the capitalized terms below:

Acquisition Proposal Notice Period	5.3(d)(ii)(2)(A)
Agreement	Preamble
Alternate Debt Financing	6.4(d)
Alternative Acquisition Agreement	5.3(a)
Business Intellectual Property	3.17(b)
Capitalization Date	3.7(a)
Certificate of Merger	2.2
Certificates	2.9(c)
Chosen Courts	9.10
Closing	2.3
Closing Date	2.3
Company	Preamble
Company Board Recommendation	3.3(a)
Company Board Recommendation Change	5.3(c)(i)
Company Disclosure Letter	Article III
Company Group	3.19(a)
Company Related Parties	8.3(e)(ii)
Company SEC Documents	Article III
Company Securities	3.7(c)
Computer Systems	3.17(i)
Continuation Period	6.10(a)
Converted Cash Award	2.8(b)(ii)
Copyrights	Definition of Intellectual Property
D&O Insurance	6.9(c)
Debt Commitment Letters	4.11(a)
Debt Financing	4.11(a)
DGCL	Recital A
Dissenting Company Shares	2.7(c)
DTC	2.9(d)
Effective Time	2.2
Electronic Delivery	9.14
Enforceability Exceptions	3.2
Equity Commitment Letter	4.11(a)
Equity Financing	4.11(a)
FCPA	3.25
Fee Letter	4.11(a)
Final Exercise Date	2.8(e)
Financing	4.11(a)
Financing Letters	4.11(a)
Foreign Benefit Plan	3.20(i)
Grant Date	3.7(b)
HMT	Definition of Sanctions
Indemnified Person(s)	6.9(a)
Information Statement	6.3(b)(i)
Interim Period	5.1
Intervening Event Notice Period	5.3(d)(i)(1)(A)
In-the-Money Options	2.8(a)(i)
Lease	3.15
Leased Real Property	3.15

Limited Guarantee	Recital C
Marks	Definition of Intellectual Property
Maximum Annual Premium	6.9(c)
Merger	Recital A
Merger Sub	Preamble
New Debt Commitment Letters	6.4(d)
New Plan	6.10(b)
OFAC	Definition of Sanctions
Old Plans	6.10(b)
Order	3.23(b)
Other Indemnified Persons	6.9(e)
Owned Company Shares	2.7(a)(iii)
Parent	Preamble
Parent Material Adverse Effect	7.3(a)
Parent Related Parties	8.3(e)(i)
Parent Termination Fee	8.3(c)
Party	Preamble
Patents	Definition of Intellectual Property
Payment Agent	2.9(a)
Payment Fund	2.9(b)
Payoff Letter	6.5(c)(i)
Per Share Price	2.7(a)(ii)
Replacement Company MSU Award	2.8(c)(ii)
Software	Definition of Intellectual Property
Stockholder Consent	3.4
Sublease	3.15
Support Agreement	Recital E
Surviving Corporation	2.1
Termination Date	8.1(c)
Top Customers	3.14(a)
Top Partners	3.14(b)
Top Suppliers	3.14(c)
Trade Secrets	Definition of Intellectual Property
Uncertificated Shares	2.9(c)
Underwater Options	2.8(a)(ii)
Unvested Company RSU	2.8(b)(ii)
Vested Company Option Consideration	2.8(a)(i)
Vested Company RSUs	2.8(b)(i)
Vested Equity Award Consideration	2.8(b)(i)
Vested Equity Award Holders	2.8(d)
Vested RSU Consideration	2.8(b)(i)

1.3 Certain Interpretations.
(a) When a reference is made in this Agreement to an Article or a Section, such reference is to an Article or a Section of this Agreement unless otherwise indicated and references to “paragraphs” or “clauses” are to separate paragraphs or clauses of the Section or subsection of this Agreement in which the reference occurs. When a reference is made in this Agreement to a Schedule or Exhibit, such reference is to a Schedule or Exhibit to this Agreement, as applicable, unless otherwise indicated.
(b) When used herein, (i) the words “hereof,” “hereunder,” “herein” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; and (ii) the words “include,” “includes” and “including” will be deemed in each case to be followed by the words “without limitation.”

(c) Unless the context otherwise requires, “neither,” “nor,” “any,” “either” and “or” are not exclusive.
(d) The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if.”
(e) When used in this Agreement, references to “$” or “Dollars” are references to U.S. dollars.
(f) The meaning assigned to each capitalized term defined and used in this Agreement is equally applicable to both the singular and the plural forms of such term, and words denoting any gender include all genders. Where a word or phrase is defined in this Agreement, each of its other grammatical forms has a corresponding meaning.
(g) When reference is made to any party to this Agreement or any other agreement or document, such reference includes such Party’s successors and permitted assigns. References to any Person include the successors and permitted assigns of that Person.
(h) Unless the context otherwise requires, all references in this Agreement to the Subsidiaries of a Person will be deemed to include all direct and indirect Subsidiaries of such Person.
(i) Unless the context otherwise requires, any definition of or reference to any Law or any provision of any Law herein shall be construed as referring to such Law as from time to time amended, supplemented or modified, including by succession of comparable successor Laws and references to the rules and regulations promulgated thereunder or pursuant thereto.
(j) References to any agreement or Contract are to that agreement or Contract as amended, modified or supplemented (including by waiver or consent) from time to time.
(k) All accounting terms used herein will be interpreted in accordance with GAAP unless expressly stated otherwise.
(l) The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and will not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof.
(m) The measure of a period of one month or year for purposes of this Agreement will be the date of the following month or year corresponding to the starting date. If no corresponding date exists, then the end date of such period being measured will be the next actual date of the following month or year (for example, one month following February 18 is March 18 and one month following March 31 is May 1). References to “from” or “through” any date mean, unless otherwise specified, from and including or through and including such date, respectively.
(n) The Parties agree that they have been represented by legal counsel during the negotiation, execution and delivery of this Agreement and therefore waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.
(o) Documents or other information or materials will be deemed to have been “made available” by the Company if such documents, information or materials have been (i) posted to a virtual data room titled “Project Igloo” managed by the Company at www.dfsvenue.com; or (ii) delivered or provided to Parent or its Affiliates or its or their respective Representatives, in each case prior to the execution and delivery of this Agreement.
(p) All references to time shall refer to New York City time unless otherwise specified.

ARTICLE II
THE MERGER
2.1 The Merger. Upon the terms and subject to the satisfaction or valid waiver of the conditions set forth in this Agreement and the applicable provisions of the DGCL, at the Effective Time, (a) Merger Sub will be merged with and into the Company; (b) the separate corporate existence of Merger Sub will thereupon cease; and (c) the Company will continue as the surviving corporation of the Merger and as a wholly owned Subsidiary of Parent. The Company, as the surviving corporation of the Merger, is sometimes referred to herein as the “Surviving Corporation.”
2.2 The Effective Time. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Parent, Merger Sub and the Company shall cause the Merger to be consummated pursuant to the DGCL by filing a certificate of merger in customary form and substance (the “Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL (the time of such filing and acceptance for record by the Secretary of State of the State of Delaware, or such later date or time as may be agreed in writing by Parent, Merger Sub and the Company and specified in the Certificate of Merger, being referred to herein as the “Effective Time”).
2.3 The Closing. The consummation of the Merger (the “Closing”) will take place at (a) 9:00 a.m., New York City time, remotely by exchange of documents and signatures (or their electronic counterparts), on a date to be agreed upon by Parent, Merger Sub and the Company that is no later than the third Business Day after the satisfaction or waiver (to the extent permitted hereunder) of the last to be satisfied or waived of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions at the Closing); provided, that in no event shall the Closing occur prior to November 23, 2025 without the prior written consent of Parent; or (b) such other time, location and date as Parent, Merger Sub and the Company mutually agree in writing. The date on which the Closing occurs is referred to as the “Closing Date.”
2.4 Effect of the Merger. At the Effective Time and by virtue of the Merger, the effect of the Merger will be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all (a) of the property, rights, privileges, powers and franchises of the Company and Merger Sub will vest in the Surviving Corporation; and (b) debts, liabilities and duties of the Company and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation.
2.5 Certificate of Incorporation and Bylaws.
(a) Certificate of Incorporation. At the Effective Time, the certificate of incorporation of the Company shall be amended and restated in its entirety to read as set forth in Exhibit B attached hereto and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided by the DGCL and such certificate of incorporation (subject to Section 6.9(a)).
(b) Bylaws. At the Effective Time, the bylaws of Merger Sub as in effect immediately prior to the Effective Time shall become the bylaws of the Surviving Corporation, except that all references to Merger Sub shall be automatically amended and shall become references to the Surviving Corporation, until thereafter amended as provided by the DGCL, the certificate of incorporation and such bylaws (subject to Section 6.9(a)).
2.6 Directors and Officers. The Parties shall take all actions necessary so that the directors of Merger Sub immediately prior to the Effective Time will be the directors of the Surviving Corporation immediately following the Effective Time, and the officers of the Company immediately prior to the Effective Time will be the officers of the Surviving Corporation immediately following the Effective Time, in each case, until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal, in each case as provided in the Organizational Documents of the Surviving Corporation and by applicable Law.

2.7 Effect on Capital Stock.
(a) Capital Stock. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the securities described in this Section 2.7, the following will occur:
(i) each share of common stock, par value $0.001 per share of Merger Sub that is issued and outstanding as of immediately prior to the Effective Time will automatically be cancelled and converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation;
(ii) each share of Company Common Stock that is issued and outstanding as of immediately prior to the Effective Time (other than Owned Company Shares or Dissenting Company Shares) will be automatically cancelled, extinguished and converted into the right to receive cash in an amount equal to $10.30, without interest thereon (the “Per Share Price”), in accordance with the provisions of Section 2.9 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in accordance with the provisions of Section 2.11); and
(iii) each share of Company Common Stock that is (A) held by the Company as treasury stock, (B) held by any Subsidiary of the Company or (C) owned by Parent or any of its Subsidiaries (including Merger Sub), in each case as of immediately prior to the Effective Time (collectively, the “Owned Company Shares”) will automatically be cancelled and extinguished without any conversion thereof or consideration paid therefor.
(b) Adjustment to the Per Share Price. The Per Share Price will be adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or other distribution of securities convertible into Company Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other similar change with respect to the Company Common Stock occurring on or after the date of this Agreement and prior to the Effective Time; provided, that nothing in this Section 2.7(b) shall be construed to permit the Company or any Subsidiary thereof to take any action which is otherwise prohibited by the terms of this Agreement.
(c) Statutory Rights of Appraisal. Notwithstanding anything to the contrary set forth in this Agreement, if required by the DGCL (but only to the extent required thereby), any share of Company Common Stock that is issued and outstanding immediately prior to the Effective Time (other than the Owned Company Shares) and that is held by a holder of such share of Company Common Stock who has not voted in favor of the adoption of this Agreement and who has properly exercised appraisal rights with respect thereto in accordance with, and who has complied with, Section 262 of the DGCL with respect to any such Company Common Stock (collectively, the “Dissenting Company Shares”) will not be converted into the right to receive the Per Share Price pursuant to this Section 2.7, and holders of such Dissenting Company Shares will be entitled to receive payment of the fair value of such Dissenting Company Shares in accordance with the provisions of Section 262 of the DGCL unless and until such holder fails to perfect or effectively withdraws or loses its rights to appraisal and payment under the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such rights with respect to any Dissenting Company Shares, such Dissenting Company Shares will thereupon be treated as if they had been converted into, at the Effective Time, the right to receive the Per Share Price and the Surviving Corporation shall remain liable for payment of the Per Share Price for such Dissenting Company Shares in accordance with this Agreement. At the Effective Time, any holder of Dissenting Company Shares will cease to have any rights with respect thereto, except the rights provided in Section 262 of the DGCL and as provided in the first sentence of this Section 2.7(c). The Company shall give Parent (i) prompt notice of any demands received by the Company for appraisal of Company Common Stock, and for withdrawals of any such demands and any other instruments serviced pursuant to the DGCL and received by the Company in respect of Dissenting Company Shares and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or settle or offer to settle any such demands. Parent shall not, except with the prior written consent of the Company, require the Company to make any payment with respect to any demands for appraisal or offer to settle or settle any such demands. For purposes of this Section 2.7(c), “participate” means that Parent will be kept reasonably apprised of proposed strategy and other significant decisions with respect to demands for appraisal pursuant to the DGCL in respect of the Dissenting Company Shares (to the extent that the attorney-client privilege between the Company and its counsel is not undermined or otherwise adversely affected), and Parent may offer comments or suggestions with respect to such demands but will not be afforded any decision-making power or other authority over such demands except for the payment, settlement or compromise consent set forth above.
2.8 Treatment of Equity Awards; ESPP.
(a) Company Options.
(i) In-the-Money Company Options. At the Effective Time, each Company Option that is outstanding as of immediately prior to the Effective Time, including those issued under Company’s Amended and Restated 2018 Non-Qualified Stock Option Plan and subject to performance-based vesting conditions, but excluding any Underwater Options (as defined below) (the “In-the-Money Options”), will automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into the right to receive an amount in cash, without interest and subject to applicable withholding Taxes, equal to the product of (1) the total number of shares of Company Common Stock subject to such In-the-Money Option as of immediately prior to the Effective Time and (2) the excess, if any, of the Per Share Price over the exercise price per share of Company Common Stock of such In-the-Money Option (the “Vested Company Option Consideration”).
(ii) Out-of-the-Money Company Options. At the Effective Time, each Company Option that has an exercise price per share of Company Common Stock as of immediately prior to the Effective Time that is greater than or equal to the Per Share Price (the “Underwater Options”), shall, in each case, be cancelled for no consideration.
(b) Company RSUs.
(i) Vested Company RSUs. Each Company RSU that is outstanding and vested as of immediately prior to the Effective Time, or that vests in accordance with its terms as a result of the consummation of the Transactions (the “Vested Company RSUs”) shall be cancelled and converted into the right to receive an amount in cash, without interest and subject to applicable withholding Taxes, equal to the product of (A) the Per Share Price and (B) the total number of shares of Company Common Stock subject to such Vested Company RSU as of immediately prior to the Effective Time (the “Vested RSU Consideration,” and together with the Vested Company Option Consideration, the “Vested Equity Award Consideration”).
(ii) Unvested Company RSUs. Each Company RSU that is outstanding as of immediately prior to the Effective Time and that is not a Vested Company RSU (or that does not become a Vested Company RSU in accordance with its terms as a result of the consummation of the Transactions) (an “Unvested Company RSU”) shall be cancelled and converted into a contingent right to receive an amount in cash (each, a “Converted Cash Award”) equal to the product of (A) the Per Share Price and (B) the total number of shares of Company Common Stock subject to such Unvested Company RSU as of immediately prior to the Effective Time. Except as otherwise provided in this Section 2.8(b)(ii), each such Converted Cash Award assumed and converted pursuant to this Section 2.8(b)(ii) will continue to have, and will be subject to, the same and terms and conditions (including vesting conditions, which vesting conditions are set forth on Section 2.8(b)(ii) of the Company Disclosure Letter) as applied to the corresponding Unvested Company RSUs immediately prior to the Effective Time, except (A) for terms rendered inoperative by reason of the Transactions and other administrative or ministerial changes determined by Parent, and (B) that the Surviving Corporation shall pay any portion of such Converted Cash Award that vests to the applicable holder thereof, less any applicable withholding Taxes, no later than the first (1st) regularly scheduled payroll date following the first day of the month following the date on which such portion vests.
(c) Company MSUs.
(i) Converted Cash Awards. At the Effective Time, fifty percent (50%) of all Company MSUs outstanding as of immediately prior to the Effective Time (with such fifty percent (50%) portion determined on a tranche-by-tranche basis across all vesting tranches of such Company MSUs) will automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into a Converted Cash Award with respect to an amount in cash equal to the product of (A) the Per Share Price and (B) the total number of shares of Company Common Stock subject to such Company MSU as of immediately prior to the Effective Time (with the payout factor applicable to such Company MSU determined based on the Per Share Price). Except as otherwise provided in this Section 2.8(c)(i), each such Converted Cash Award assumed and converted pursuant to this Section 2.8(c)(i) will continue to have, and will be subject to, the same and terms and conditions (including with respect to service-based vesting conditions and double-trigger vesting conditions, in each case, as set forth on Section 2.8(c)(i) of the Company Disclosure Letter, but excluding any performance-based vesting conditions) as applied to the corresponding Company MSUs immediately prior to the Effective Time, except (A) for terms rendered inoperative by reason of the Transactions and other administrative or ministerial changes determined by Parent, and (B) that the Surviving Corporation shall pay any portion of such Converted Cash Award that vests to the applicable holder thereof, less any applicable withholding Taxes, no later than the first (1st) regularly scheduled payroll date following the first day of the month following the date on which such portion vests.
(ii) Replacement Company MSU Award. At the Effective Time, fifty percent (50%) of all Company MSUs outstanding as of immediately prior to the Effective Time (with such fifty percent (50%) portion determined on a tranche-by-tranche basis across all vesting tranches of such Company MSUs) will automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted, subject to the terms of Section 2.8(c)(ii) of the Company Disclosure Letter, into a restricted limited partnership unit award with respect to the common equity in an indirect parent entity of Parent that is the ultimate parent entity of Parent formed to effectuate the Transactions (the “Replacement Company MSU Award”), with the number of units covered by such Replacement Company MSU Award to be equal to the quotient of (A) the product of (1) the Per Share Price and (2) the total number of shares of Company Common Stock subject to such Company MSU as of immediately prior to the Effective Time (with the payout factor applicable to such Company MSU determined based on the Per Share Price), and (B) the fair market value of such unit as of the Effective Time (based on the same price per unit paid to acquire equity in such entity in connection with the transactions contemplated by this Agreement). The Replacement Company MSU Award will, subject to the holder’s continued service with Parent, the Surviving Corporation or one of its Subsidiaries or a direct or indirect entity of Parent through the applicable vesting dates which vesting dates are set forth on Section 2.8(c)(ii) of the Company Disclosure Letter, vest and be settled at the same time the Company MSUs for which such Replacement Company MSU Award was exchanged would have vested and been settled pursuant to its terms. All Replacement Company MSU Awards shall otherwise have the same terms and conditions (including with respect to service-based vesting conditions and double-trigger vesting conditions as in effect as of the date of this Agreement, but excluding any performance-based vesting conditions) as applied to the Company MSUs for which they were exchanged, except for terms rendered inoperative by reason of the Transactions and such other administrative or ministerial changes determined by Parent; provided, however, that, upon settlement of such Replacement Company MSU Award, the holder thereof shall be permitted, in lieu of paying any Taxes that are required to be withheld from such holder in connection with such settlement in cash, to require Parent, the Surviving Corporation or one of its Subsidiaries or a direct or indirect parent entity of Parent, as applicable, to withhold a number of units otherwise issuable upon such settlement having a fair market value (as determined in good faith by Parent) equal to such required applicable withholding Taxes.
(d) Payment Procedures. At or prior to the Closing, Parent shall deposit (or cause to be deposited) with the Company, by wire transfer of immediately available funds, the aggregate Vested Equity Award Consideration owed to all holders of In-the-Money Options and Vested Company RSUs (collectively, the “Vested Equity Award Holders”); provided, that, if elected by Parent and communicated to the Company in writing at least two (2) Business Days prior to the Closing Date, and only to the extent that the Company has available sufficient excess cash balances, the Company shall set aside such portion of the available cash balances of the Company and its Subsidiaries as of the Closing as is directed by Parent for purposes of funding all or any portion of the Vested Equity Award Consideration, and the foregoing obligation of Parent to make such deposit with the Company shall be reduced (not below zero) by the amount of such cash balances of the Company and its Subsidiaries that are so set aside by the Company; provided further, that notwithstanding the foregoing, nothing in this Section 2.8(d) shall relieve, in any respect, Parent’s obligation to fund the entirety of the Closing Consideration at Closing. As promptly as reasonably practicable, but in any event no later than seven (7) Business Days, after the Closing Date, the Vested Equity Award Holders will be paid by the Company or the Surviving Corporation, through its payroll system or payroll provider, all amounts required to be paid to such holders in respect of In-the-Money Options and Vested Company RSUs that are cancelled and converted pursuant to this Section 2.8, less any required withholding pursuant to Section 2.12.
(e) ESPP. As soon as practicable following the date hereof, the Company Board (or, if appropriate, any committee administering the ESPP) shall adopt such resolutions or take such other actions as may be required to provide that, with respect to the ESPP: (i) each individual participating in an Offering (as defined in the ESPP) or a purchase period in progress on the date hereof will not be permitted to (A) increase his or her payroll contributions rate pursuant to the ESPP from the rate in effect as of the date hereof or (B) make separate non-payroll contributions to the ESPP on or following the date hereof, except as may be required under applicable Law; (ii) no individual who is not participating in the ESPP with respect to any current Offering as of the date hereof shall be allowed to commence participation in the ESPP following the date hereof; (iii) the final exercise date for such Offering shall be the earlier of the regularly scheduled final exercise date for such Offering and a date that is no later than seven (7) calendar days prior to the Effective Time (the “Final Exercise Date”); (iv) each ESPP participant’s accumulated contributions under the ESPP shall be used to purchase shares of Company Common Stock in accordance with the terms of the ESPP as of the Final Exercise Date; (v) no further Offering or purchase period will commence pursuant to the ESPP after the date hereof; and (vi) the ESPP shall terminate on the date immediately prior to the date on which the Effective Time occurs and no further rights shall be granted or exercised under the ESPP thereafter. Each share of Company Common Stock purchased on the Final Exercise Date shall be cancelled at the Effective Time and converted into the right to receive the Per Share Price in accordance with the terms and conditions of this Agreement.
(f) Prior to the Closing, the Company shall adopt such resolutions and take all such other actions as are necessary to, upon the Closing, give effect to the transactions contemplated by this Section 2.8, including to provide that the Company Stock Plans and the ESPP will terminate as of the Effective Time and awards thereunder will be cancelled and, to the extent applicable, converted, in accordance with the terms of this Section 2.8.
2.9 Exchange of Certificates.
(a) Payment Agent. Prior to the Closing, Parent shall (i) select a nationally recognized bank or trust company reasonably acceptable to the Company to act as the payment agent for the Merger (the “Payment Agent”); and (ii) enter into a payment agent agreement, in form and substance reasonably acceptable to the Company, with such Payment Agent.
(b) Payment Fund. At or prior to the Closing, Parent shall deposit (or cause to be deposited) with the Payment Agent, by wire transfer of immediately available funds, for payment to the holders of shares of Company Common Stock (and for the avoidance of doubt, other than Owned Company Shares or Dissenting Company Shares) pursuant to Section 2.7, an amount of cash equal to the aggregate consideration to which such holders of Company Common Stock become entitled pursuant to Section 2.7 (the “Closing Consideration”); provided that, subject to their compliance with the procedures set forth in the following subsections (c)-(e) of this Section 2.9 (to the extent applicable), any of the Vista Stockholders may elect for Parent to pay (or cause to be paid) the aggregate consideration to which such Vista Stockholders become entitled in respect of such Vista Stockholders’ shares of Company Common Stock pursuant to Section 2.7 by wire transfer of immediately available funds to an account or accounts designated in writing by such Vista Stockholders; provided further, that, if elected by Parent and communicated to the Company in writing at least two (2) Business Days prior to the Closing Date, the Company shall arrange to deposit with the Payment Agent at Closing a portion of the available cash balances of the Company and its Subsidiaries as of the Closing as is directed by Parent, and the foregoing obligation of Parent to deposit the Closing Consideration with the Payment Agent shall be reduced (not below zero) by the amount of such cash balances of the Company and its Subsidiaries that are so directed to be deposited with the Payment Agent by Parent; provided further, that notwithstanding the foregoing, nothing in this Section 2.9(b) shall relieve, in any respect, Parent’s obligation to fund the entirety of the Closing Consideration at Closing. Until disbursed in accordance with the terms and conditions of this Agreement, cash deposited with the Payment Agent shall be invested by the Payment Agent, as directed by Parent or the Surviving Corporation, in (i) obligations of or fully guaranteed by the United States or any agency or instrumentality thereof and backed by the full faith and credit of the United States with a maturity of no more than thirty (30) days; (ii) commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively; or (iii) certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1,000,000,000 (based on the most recent financial statements of such bank that are then publicly available) (such cash and any proceeds thereon, the “Payment Fund”). To the extent that (A) there are any losses with respect to any investments of the Payment Fund; (B) the Payment Fund diminishes for any reason below the level required for the Payment Agent to promptly pay the cash amounts contemplated by Section 2.7; or (C) all or any portion of the Payment Fund is unavailable for Parent (or the Payment Agent on behalf of Parent) to promptly pay the cash amounts contemplated by Section 2.7 for any reason, Parent shall, or shall cause the Surviving Corporation to, promptly replace or restore the amount of cash in the Payment Fund so as to ensure that the Payment Fund is at all times fully available for distribution and maintained at a level sufficient for the Payment Agent to make the payments contemplated by Section 2.7. Any income from investment of the Payment Fund will be payable to Parent or the Surviving Corporation as Parent directs. The Payment Fund shall not be used for any purpose other than the payment to holders of Company Common Stock as contemplated by Section 2.7.
(c) Payment Procedures. Promptly following the Effective Time (and in any event within three (3) Business Days), Parent and the Surviving Corporation shall cause the Payment Agent to mail to each holder of record as of immediately prior to the Effective Time of one or more certificates that immediately prior to the Effective Time represented issued and outstanding shares of Company Common Stock (other than Owned Company Shares or Dissenting Company Shares) (the “Certificates” (if any)) (i) a letter of transmittal in customary form (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Payment Agent), and (ii) instructions for effecting the surrender of the Certificates in exchange for the Per Share Price payable with respect to the shares of Company Common Stock formerly represented thereby pursuant to Section 2.7. Upon surrender of Certificates for cancellation to the Payment Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates will be entitled to receive in exchange therefor an amount in cash equal to the product obtained by multiplying (x) the aggregate number of shares of Company Common Stock represented by such Certificates by (y) the Per Share Price, and the Certificates so surrendered will forthwith be cancelled. Notwithstanding anything to the contrary in this Agreement, no record holder of uncertificated shares of Company Common Stock (other than Owned Company Shares and Dissenting Company Shares, as applicable) (the “Uncertificated Shares”) will be required to deliver a Certificate or an executed letter of transmittal to the Payment Agent in order to receive the payment that such holder is entitled to receive pursuant to Section 2.7 with respect to such Uncertificated Shares. In lieu thereof, such record holder, upon receipt of an “agent’s message” by the Payment Agent (or such other evidence, if any, of transfer as the Payment Agent may reasonably request), will be entitled to receive in exchange therefor an amount in cash equal to the product obtained by multiplying (1) the aggregate number of shares of Company Common Stock represented by such holder’s transferred Uncertificated Shares by (2) the Per Share Price, and the transferred Uncertificated Shares will be cancelled. No interest will be paid or accrued for the benefit of holders of the Certificates and Uncertificated Shares on the Per Share Price payable upon the surrender of such Certificates and transfer of Uncertificated Shares pursuant to this Section 2.9(c). Until so surrendered or transferred, outstanding Certificates and Uncertificated Shares will be deemed from and after the Effective Time to evidence only the right to receive the Per Share Price payable in respect thereof pursuant to Section 2.7. For the avoidance of doubt, no dividends or other distributions with respect to capital stock of the Surviving Corporation with a date on or after the Effective Time will be paid to the holder of any unsurrendered Certificate or Uncertificated Shares.
(d) DTC Payment. Prior to the Effective Time, Parent and the Company shall cooperate to establish procedures with the Payment Agent and the Depository Trust Company (“DTC”) with the objective that the Payment Agent shall transmit to DTC or its nominee on the Closing Date an amount in cash, by wire transfer of immediately available funds, equal to (i) the number of shares of Company Common Stock (other than Owned Company Shares and Dissenting Company Shares) held of record by DTC or such nominee immediately prior to the Effective Time multiplied by (ii) the Per Share Price.
(e) Transfer of Ownership. If payment of the Per Share Price is to be made to a Person other than the Person in whose name the surrendered Certificate or transferred Uncertificated Share in exchange therefor is registered, it shall be a condition of payment that (i) the Person requesting such exchange present proper evidence of transfer or shall otherwise be in proper form for transfer and (ii) the Person requesting such payment shall have paid any transfer and other Taxes required by reason of the payment of the Per Share Price to a Person other than the registered holder of such Certificate or Uncertificated Share surrendered or shall have established to the reasonable satisfaction of the Surviving Corporation that such Tax either has been paid or is not applicable.
(f) Distribution of Payment Fund to Parent. Any portion of the Payment Fund that remains undistributed to the holders of the Certificates or Uncertificated Shares on the date that is one year after the Effective Time will be delivered to Parent (or the Surviving Corporation as directed by Parent) upon demand, and any holders of shares of Company Common Stock (other than Owned Company Shares or Dissenting Company Shares) that were issued and outstanding immediately prior to the Effective Time who have not theretofore surrendered or transferred their Certificates or Uncertificated Shares representing such shares of Company Common Stock for exchange pursuant to this Section 2.9 shall thereafter look for payment of the Per Share Price payable in respect of the shares of Company Common Stock represented by such Certificates or Uncertificated Shares solely to the Surviving Corporation (subject to abandoned property, escheat or similar Law), as general unsecured creditors thereof, for any claim to the Per Share Price to which such holders may be entitled pursuant to Section 2.7. Any amounts remaining unclaimed by holders of any such Certificates or Uncertificated Shares five (5) years after the Effective Time, or at such earlier date as is immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any Governmental Authority, will, to the extent permitted by applicable Law, become the property of the Surviving Corporation free and clear of any claims or interest of any such holders (and their successors, assigns or personal representatives) previously entitled thereto.
(g) No Liability. Subject to applicable Law, and notwithstanding anything to the contrary in this Agreement, none of the Payment Agent, Parent, the Surviving Corporation or any other Party will be liable to a holder of shares of Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law.
2.10 No Further Ownership Rights in Company Common Stock. From and after the Effective Time, there will be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Time, other than transfers to reflect, in accordance with customary settlement procedures, trades effected prior to the Effective Time. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation for any reason, they will (subject to compliance with the exchange procedures of Section 2.9(c)) be cancelled and exchanged as provided in this Article II.
2.11 Lost, Stolen or Destroyed Certificates. In the event that any Certificates have been lost, stolen or destroyed, the Payment Agent shall issue in exchange therefor, upon the making of an affidavit of that fact by the holder thereof, the Per Share Price payable in respect thereof pursuant to Section 2.7. Parent or the Payment Agent may, in its reasonable discretion and as a condition precedent to the payment of such Per Share Price, require the owners of such lost, stolen or destroyed Certificates to deliver a bond in such reasonable amount as it may direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Payment Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.
2.12 Required Withholding. Each of the Payment Agent, Parent, the Company and the Surviving Corporation (without duplication) shall be entitled to deduct and withhold from any cash amounts payable pursuant to this Agreement to any holder or former holder of shares of Company Common Stock, Company Options, Company RSUs and Company MSUs such amounts as are required to be deducted or withheld therefrom pursuant to any

Law in respect of applicable Taxes. To the extent that such amounts are so deducted or withheld and paid over to the appropriate Governmental Authority, such amounts will be treated for all purposes of this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid in satisfaction of the corresponding obligations hereunder.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
With respect to any Section of this Article III, except (a) as disclosed in the reports, statements, schedules and other documents filed or furnished by the Company with the SEC on or after December 31, 2023 and at least one Business Day prior to the date of this Agreement (so long as such documents are publicly available via the Electronic Data Gathering, Analysis and Retrieval (EDGAR) system) (the “Company SEC Documents”) (other than any disclosures contained (i) solely in the risk factors sections of such Company SEC Documents, except to the extent such information consists of factual and/or historical statements, (ii) in any forward-looking statements in such Company SEC Documents that are of a nature that they speculate about future developments or (iii) elsewhere in the Company SEC Documents to the extent such disclosures are cautionary or predictive in nature); provided, that (x) any matter disclosed in any Company SEC Documents will be deemed to be disclosed in a section of the Company Disclosure Letter only to the extent it is reasonably apparent on the face of such disclosure in such Company SEC Document that it is applicable to such section of the Company Disclosure Letter and (y) nothing disclosed in any such Company SEC Documents will be deemed to modify or qualify the representations and warranties set forth in Section 3.1, Section 3.2, Section 3.3, Section 3.7, Section 3.8, Section 3.12(b) or Section 3.25; or (b) subject to the terms of Section 9.13, as set forth in the disclosure letter delivered by the Company to Parent and Merger Sub on the date of this Agreement (the “Company Disclosure Letter”), the Company hereby represents and warrants to Parent and Merger Sub as follows:
3.1 Organization; Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. The Company has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease and operate its properties and assets, except where the failure to have such power or authority would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company is duly qualified to do business and is in good standing (with respect to jurisdictions that recognize the concept of good standing) in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary, except where the failure to be so qualified or in good standing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has made available to Parent complete and correct copies of its Organizational Documents, as amended, which are in full force and effect. The Company is not in violation in any material respect of any provisions of its Organizational Documents.
3.2 Corporate Power; Enforceability. The Company has the requisite corporate power and authority to (a) execute and deliver this Agreement; (b) perform its obligations hereunder; and (c) subject to receiving the Stockholder Consent, consummate the Transactions. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (A) such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally and (B) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought (such exceptions in clauses (A) and (B), the “Enforceability Exceptions”).
3.3 Company Board Approval; Fairness Opinion; Anti-Takeover Laws.
(a) Company Board Approval. The Company Board has unanimously (i) determined that it is fair to, and in the best interests of, the Company and the Company Stockholders, and declared it advisable, to enter into this Agreement and consummate the Merger in accordance with the DGCL upon the terms and subject to the conditions set forth herein; (ii) approved and declared advisable this Agreement, the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and other obligations hereunder, and the consummation of the Merger and the other Transactions upon the terms and subject to the conditions set forth herein; (iii) resolved to recommend that the Company Stockholders adopt this Agreement in accordance with the DGCL; and (iv) directed that the adoption of this Agreement be submitted for consideration by the Company Stockholders (collectively, the “Company Board Recommendation”), which Company Board Recommendation has not been withdrawn, rescinded or modified in any way as of the date hereof, except as permitted by Section 5.3 hereof.
(b) Fairness Opinion. The Company Board has received a written opinion (or oral opinion to be confirmed in writing) from Jefferies LLC to the effect that, as of the date of such opinion and based upon and subject to the various assumptions, qualifications and limitations set forth therein, the Per Share Price to be received by holders of shares of Company Common Stock pursuant to this Agreement is fair from a financial point of view to such holders (other than Parent, Merger Sub and their respective affiliates). Promptly following the execution and delivery of this Agreement, the Company shall furnish to Parent a true and complete copy of such opinion solely for informational purposes.
(c) Anti-Takeover Laws. Assuming the accuracy of the representations of Parent and Merger Sub set forth in Section 4.6, the Company Board has taken all necessary actions so that the restrictions on business combinations set forth in Section 203 of the DGCL and any other similar applicable “anti-takeover” Law will not be applicable to the Merger. No other stockholder rights plan, “poison pill,” anti-takeover provision or other similar device is in effect to which the Company is a party or, to the Knowledge of the Company, is otherwise bound.
3.4 Stockholder Consent. The written consent in the form set forth in Exhibit A attached hereto (the “Stockholder Consent”) duly executed by the Principal Stockholders is the only vote or approval of the holders of any of the Company’s capital stock necessary under applicable Law or the Organizational Documents to adopt this Agreement and consummate the Merger.
3.5 Non-Contravention. The execution and delivery of this Agreement by the Company, the performance by the Company of obligations hereunder, and the consummation of the Transactions (a) do not violate or conflict with any provision of the Organizational Documents of the Company or any of its Subsidiaries; (b) do not violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, require any consent or notification to any Person under, result in the termination or cancellation of, accelerate the performance required by, or result in a right of payment, termination or acceleration of any right or obligation pursuant to any Material Contract to which the Company or any of its Subsidiaries is a party or by which any of their rights, assets or properties are bound; (c) do not, assuming the Governmental Authorizations referred to in Section 3.6 are obtained and, in the case of the consummation of the Merger, subject to obtaining the Stockholder Consent, violate or conflict with any Law or Order applicable to the Company or any of its Subsidiaries; and (d) will not result in the creation of any Liens (other than Permitted Liens or Liens pursuant to applicable securities Laws) upon any of the properties or assets of the Company or any of its Subsidiaries, except in the case of each of clauses (b), (c) and (d) for such violations, conflicts, breaches, defaults, payments, terminations, accelerations, cancellations, or Liens that would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.
3.6 Requisite Governmental Approvals. No Governmental Authorization is required on the part of the Company or any of its Subsidiaries in connection with (a) the execution and delivery of this Agreement by the Company; (b) the performance by the Company of its covenants and obligations pursuant to this Agreement; or (c) the consummation of the Transactions by the Company, except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and such filings with Governmental Authorities to satisfy the applicable Laws of states in which the Company and its Subsidiaries are qualified to do business; (ii) such filings and approvals as may be required by any applicable federal or state securities Laws, including the filing of the Information Statement with the SEC and compliance with any applicable requirements of the Exchange Act; (iii) compliance with any applicable requirements of Nasdaq; (iv) compliance with any applicable requirements of the HSR Act and the other Antitrust Laws set forth on Section 3.6(iv) of the Company Disclosure Letter; (v) the filing of any foreign direct investment filings required under applicable Law and set forth on Section 3.6(v) of the Company Disclosure Letter and obtaining approval with respect thereto; and (vi) such other Governmental Authorizations the failure of which to obtain would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
3.7 Company Capitalization.
(a) Capital Stock. The authorized capital stock of the Company consists of (i) 500,000,000 shares of Company Common Stock; and (ii) 50,000,000 shares of Company Preferred Stock. As of 5:00 p.m., New

York City time, on September 22, 2025 (such time and date, the “Capitalization Date”), (A) 166,863,690 shares of Company Common Stock were issued and outstanding; (B) no shares of Company Preferred Stock were issued and outstanding; and (C) no shares of Company Common Stock (all of which are Company Common Stock) were held by the Company as treasury shares. All issued and outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid, nonassessable and were not issued in violation of, and are not subject to, any preemptive rights, rights of first refusal or any similar rights.
(b) Stock Reservation and Awards. As of the Capitalization Date, the Company has reserved 67,022,910 shares of Company Common Stock for issuance pursuant to the Company Stock Plans. As of the Capitalization Date, there were (i) outstanding Company Options to acquire 4,372,948 shares of Company Common Stock; (ii) 12,784,012 shares of Company Common Stock subject to outstanding Company RSUs; (iii) 3,692,394 shares of Company Common Stock subject to outstanding Company MSUs (assuming the applicable payout factor is 1.0). The Company has delivered or made available to Parent copies of the Company Stock Plans and the forms of award agreement under each Company Stock Plan, as applicable, evidencing the Company Options, Company RSUs and Company MSUs. Section 3.7(b) of the Company Disclosure Letter sets forth a true, correct and complete list, as of the date hereof, of all outstanding awards of Company Options, Company RSUs and Company MSUs, indicating for each (as applicable): (A) the name of the holder thereof, (B) the type of award, (C) the date of grant, (D) the expiration date, (E) the exercise price, (F) the Company Stock Plan pursuant to which such award was granted, (G) the number of shares of Company Common Stock subject thereto, (H) the applicable vesting schedule (and the terms of any acceleration rights thereof), and (I) the holder’s country or state of residence. With respect to each grant of Company Options, Company RSUs and Company MSUs: (1) each such grant was duly authorized no later than the date on which such grant was by its terms effective (the “Grant Date”) by all necessary corporate action; and (2) each such grant was made in compliance in all material respects with all applicable Laws (including all federal, state and local securities Laws) and all of the terms and conditions of the applicable Company Stock Plan, and each Company Option has a per share exercise price that is equal to or greater than the fair market value of the underlying share of Company Common Stock on the applicable Grant Date. Section 3.7(b)(2) of the Company Disclosure Letter sets forth each Company Service Provider with a Contract, Employee Plan or other type of letter or agreement that contemplates a grant of, or a right to purchase or receive equity awards with respect to, the Company Common Stock or other equity of the Company or any of its Subsidiaries or Affiliates, that has not been issued or granted as of the date of this Agreement, together with the number of such equity awards or other equity securities and any promised terms thereof.
(c) Company Securities. Except as set forth in Sections 3.7(a) and (b), and except for any Company Securities issued or granted prior to the Closing in compliance with Section 5.2(c), there are (i) no issued and outstanding shares of capital stock of, or other equity or voting interest in, the Company; (ii) no outstanding options, warrants, calls, convertible or exchangeable securities or other rights or binding arrangements that obligate the Company to (A) issue, transfer or sell or cause to be issued, transferred or sold, any shares of capital stock or other equity or voting interests in the Company or securities convertible into or exchangeable for such shares or equity or voting interests (in each case other than to the Company or a Subsidiary thereof); or (B) grant, extend or enter into any such subscription, option, warrant, call, convertible or exchangeable security or other similar right, agreement or commitment relating to any capital stock of, or other equity or voting interest in, the Company; and (iii) no outstanding restricted shares, restricted share units, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other securities or ownership interests in, the Company (the items in clauses (i), (ii) and (iii), collectively, the “Company Securities”).
(d) Other Rights. There are no (i) voting trusts, equityholder arrangements, proxies or similar arrangements or understandings to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound with respect to the voting of any shares of capital stock of, or other equity or voting interest in, the Company or any of its Subsidiaries; or (ii) obligations or binding commitments of any character to which the Company or any of its Subsidiaries is a party or by which it is bound (A) restricting the transfer of any shares of capital stock of, or other equity or voting interest in, the Company or any of its Subsidiaries, (B) granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any Company Securities, (C) other than the Credit Agreement restricting the payment of any dividend or distribution of any Company Securities, or (D) requiring the Company or any of its Subsidiaries to make any material investment (in the form of a loan, capital contribution or otherwise) in, any Person other than a Subsidiary of the Company or make any payment based on the price or value of any equity interests of the Company. The Company is not a party to any Contract that obligates it to repurchase, redeem or otherwise acquire any Company Securities. There are no accrued and unpaid dividends with respect to any outstanding shares of Company Common Stock. Neither the Company nor any of its Subsidiaries has any outstanding bonds, debentures, notes or other indebtedness the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the holders of equity interests in the Company on any matter.
3.8 Subsidiaries.
(a) Section 3.8(a) of the Company Disclosure Letter sets forth a true and complete list of all of the Subsidiaries of the Company, together with the jurisdiction of each Subsidiary and the ownership of equity interests of each Subsidiary. Each of the Subsidiaries of the Company (i) is duly organized, validly existing and in good standing (with respect to jurisdictions that recognize the concept of good standing) under the Laws of the jurisdiction of its organization and (ii) has the requisite corporate power (or equivalent thereof) and authority to conduct its business as it is presently being conducted and to own, lease and operate its properties, rights and assets, except, in each case, as would not reasonably be expected to have, individually or in the aggregate a Company Material Adverse Effect. Each of the Subsidiaries of the Company is duly qualified to do business and is in good standing (with respect to jurisdictions that recognize the concept of good standing) in each jurisdiction where the character of its assets and properties owned or leased or the nature of its activities make such qualification necessary, except where the failure to be so qualified or in good standing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b) All of the issued and outstanding shares of capital stock or voting securities of, or other equity interests in, each of the Subsidiaries are duly authorized, validly issued, fully paid, nonassessable and free of any preemptive or similar rights, purchase option, call rights, rights of first refusal or other similar rights of any Person. The Company or a wholly owned Subsidiary of the Company owns one hundred percent of the capital stock of, or other equity or voting interest in, each direct or indirect Subsidiary of the Company, free and clear of any Liens (other than Permitted Liens and restrictions arising under applicable securities Laws) or limitations on voting rights. The Company does not own, directly or indirectly, any capital stock or other equity or voting interest of, or any other securities convertible or exchangeable into or exercisable for capital stock or other equity or voting interest of, any Person other than the Subsidiaries of the Company. No Subsidiary of the Company owns any shares of capital stock or other securities of the Company.
(c) Except as set forth in Sections 3.8(a) and (b), there are (i) no issued and outstanding shares of capital stock of, or other equity or voting interest in, any Subsidiary of the Company; (ii) no outstanding options, warrants, calls, convertible or exchangeable securities or other rights or binding arrangements that obligate the to (A) issue, transfer or sell or cause to be issued, transferred or sold, any shares of capital stock or other equity or voting interests in any Subsidiary of the Company or securities convertible into or exchangeable for such shares or equity or voting interests (in each case other than to the Company or a Subsidiary thereof); or (B) grant, extend or enter into any such subscription, option, warrant, call, convertible or exchangeable security or other similar right, agreement or commitment relating to any capital stock of, or other equity or voting interest in, any Subsidiary of the Company; and (iii) no outstanding restricted shares, restricted share units, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other securities or ownership interests in, the any Subsidiary of Company.
3.9 Company SEC Documents. Since December 31, 2022 and through the date of this Agreement, the Company has filed or furnished, as applicable, on a timely basis, all forms, reports and documents with the SEC that have been required to be filed or furnished by it pursuant to applicable Laws prior to the date of this Agreement. Each Company SEC Document (i) complied, as of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseding filing), in all material respects with the applicable requirements of the Securities Act, the Exchange Act, or the Sarbanes-Oxley Act of

2002 and the rules and regulations promulgated thereunder applicable to Company SEC Documents, as the case may be, each as in effect on the date that such Company SEC Document was filed and (ii) as of their respective filing dates (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseding filing), the Company SEC Documents did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading; provided, however, in each case of the foregoing clauses (i) and (ii), that no representation is made as to the accuracy of any financial projections or forward-looking statements filed or furnished. As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to any Company SEC Documents. As of the date hereof, to the Knowledge of the Company, none of the Company SEC Documents is the subject of ongoing SEC review or ongoing SEC investigation. None of the Subsidiaries is required to file periodic reports with the SEC pursuant to the Exchange Act.
3.10 Company Financial Statements; Internal Controls.
(a) Company Financial Statements. The consolidated financial statements (including any related notes and schedules) of the Company filed with the Company SEC Documents (i) were prepared in accordance with GAAP (except as may otherwise be indicated in the notes thereto); and (ii) fairly present, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of statements of operations and comprehensive loss, cash flows and stockholders’ equity for the periods then ended (subject, in the case of the unaudited financial statements, to normal and recurring year-end adjustments which are not material, individually or in the aggregate). Except as described in the Company SEC Documents, (i) neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any “off balance sheet arrangement” (as defined in Item 303(a) of Regulation S-K promulgated by the SEC) and (ii) there are no unconsolidated Subsidiaries of the Company within the meaning of. GAAP.
(b) Disclosure Controls and Procedures. The Company has established and maintains “disclosure controls and procedures” and “internal control over financial reporting” (in each case as defined pursuant to Rule 13a-15 and Rule 15d-15 promulgated under the Exchange Act). The Company’s disclosure controls and procedures are reasonably designed and maintained to ensure that all (i) material information required to be disclosed by the Company in the reports and other documents that it files or furnishes pursuant to the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC; and (ii) such material information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Neither the Company nor its principal executive officer or principal financial officer has received notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing of such certifications. The Company’s internal controls over financial reporting are reasonably designed and maintained to provide reasonable assurance (i) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, (ii) that receipts and expenditures are executed only in accordance with the authorization of management and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company’s assets that would materially affect the Company’s financial statements. The Company is in compliance in all material respects with all rules, regulations and requirements of the Sarbanes Oxley Act to the extent applicable to the Company.
(c) Since December 31, 2022, the Company is in compliance in all material respects with the applicable listing and corporate governance rules of Nasdaq and has not received any written notice from Nasdaq asserting any non-compliance with such rules and regulations.
(d) Since December 31, 2022, neither the Company nor, to the Knowledge of the Company, the Company’s independent registered public accounting firm has identified or been made aware of any (i) material weaknesses, or significant deficiencies that in the aggregate would amount to a material weakness, identified in the system of internal control over financial reporting utilized by the Company and (ii) any fraud that that involves the Company’s management or other employees who have a significant role in the Company’s internal control over financial reporting.

3.11 No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liabilities (whether accrued, absolute, determined, contingent or otherwise and whether due or to become due) that would be required to be reflected or reserved against on a balance sheet prepared in accordance with GAAP or notes thereto, other than liabilities (a) reflected or otherwise reserved against in the Audited Company Balance Sheet or in the consolidated financial statements of the Company and its Subsidiaries (including the notes thereto) included in the Company SEC Documents filed prior to the date of this Agreement; (b) arising pursuant to this Agreement or in connection with the Transactions or in connection with obligations under existing Contracts entered into in the ordinary course of business (none of which results from or was caused by a breach of such Contract) or applicable Law; (c) incurred in the ordinary course of business; or (d) that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
3.12 Absence of Certain Changes.
(a) Since June 30, 2025 through the date of this Agreement, except in connection with the Transactions, the business of the Company and its Subsidiaries has been conducted, in all material respects, in the ordinary course of business and neither the Company nor any of its Subsidiaries has taken any action that, if taken during the period from the date of this Agreement to the Effective Time, would require Parent’s consent under Section 5.2(a), (b), (f), (i), (j), (k), (m), (n), and (o) or (r) solely with respect to the foregoing clauses.
(b) Since June 30, 2025 through the date of this Agreement, there has not been any change, event, development or effect that has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
3.13 Material Contracts.
(a) List of Material Contracts. Section 3.13(a) of the Company Disclosure Letter contains a true, correct and complete list of all Material Contracts, as in effect as of the date of this Agreement, to which the Company or any of its Subsidiaries is a party.
(b) Validity. Other than as set forth on Section 3.13(b) of the Company Disclosure Letter, the Company has made available to Parent correct and complete copies of each Material Contract in effect as of the date of this Agreement, including all amendments thereto. Each Material Contract (other than any Material Contract that has expired in accordance with its terms) is valid and binding on the Company or the applicable Subsidiary of the Company that is a party thereto and, to the Knowledge of the Company, each of the other parties thereto, and is in full force and effect, except where the failure to be valid and binding and in full force and effect would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and each of its Subsidiaries, and, to the Knowledge of the Company, any other party thereto, has performed all obligations required to be performed by it under each Material Contract, except where the failure to fully perform would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No event has occurred that, with notice or lapse of time or both, would constitute such a breach or default pursuant to, or permit any other party to terminate, any Material Contract by the Company or any of its Subsidiaries, or, to the Knowledge of the Company, any other party thereto, except for such breaches and defaults that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Since the date of the Audited Company Balance Sheet, neither the Company nor any of its Subsidiaries has received any written or, to the Knowledge of the Company, oral notice from or on behalf of any party to a Material Contract indicating that such party intends to terminate, or not renew, any Material Contract with such party.
3.14 Customers, Partners and Suppliers.
(a) Section 3.14(a) of the Company Disclosure Letter lists, with respect to the 12-month period ended June 30, 2025, the ten (10) largest customers (by dollar volume) of the Company and its Subsidiaries during such period (showing the dollar volume for each) (collectively, the “Top Customers”).
(b) Section 3.14(b) of the Company Disclosure Letter lists, with respect to the 12-month period ended June 30, 2025, the ten (10) largest Partners (by dollar volume) of the Company and its Subsidiaries during such period (showing the dollar volume for each) (collectively, the “Top Partners”).

(c) Section 3.14(c) of the Company Disclosure Letter lists, with respect to the 12-month period ended June 30, 2025, the ten (10) largest suppliers (by dollar volume) of the Company and its Subsidiaries during such period (showing the dollar volume for each) (collectively, the “Top Suppliers”).
(d) Except as set forth in Section 3.14(d) of the Company Disclosure Letter, no Top Customer, Top Partner or Top Supplier has terminated or cancelled, or has significantly modified the volume or amount of, or pricing of, its business with the Company or its Subsidiaries or the types of services or products or margin on products or services, or has indicated in writing any intent to do any of the foregoing.
(e) The Company is not and has not in the past five (5) years been engaged in any material dispute with any Top Customer, Top Partner or Top Supplier.
3.15 Real Property. The Company and its Subsidiaries do not own any real property. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) the Company and its Subsidiaries have a good and valid leasehold interest in all real property leased, licensed, subleased or otherwise used by the Company and its Subsidiaries (the “Leased Real Property”), free and clear of all Liens (except for Permitted Liens); (b) each lease, license, sublease and occupancy agreement (each, a “Lease”) with respect to the Leased Real Property, is valid and binding on the Company or its Subsidiaries and is in full force and effect and, to the Knowledge of the Company, valid and binding on, and enforceable against, the other parties thereto; and (c) neither the Company nor any of its Subsidiaries is in breach or default under any of the Leases, beyond any applicable grace periods. Section 3.15 of the Company Disclosure Letter sets forth a true and complete list of all (i) Leased Real Property with an aggregate annual rent of $500,000 or greater and (ii) all agreements pursuant to which the Company or any of its Subsidiaries has granted rights to any other Person to sublease, use, occupy or purchase any Leased Real Property or any portion thereof or interest therein (each a “Sublease”). Since December 31, 2022, the Company has not received written notice of any threatened condemnation proceeding with respect to any of the Leased Real Property. The Company has made available to Parent true and complete copies of each Lease and Sublease.
3.16 Environmental Matters. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:
(a) Each of the Company and its Subsidiaries is, and since December 31, 2022 has been, in compliance in all respects with all applicable Environmental Laws (which compliance includes holding, maintaining and complying in all respects with all permits that are required under applicable Environmental Laws for the operation of the business as currently conducted).
(b) Neither the Company nor any of its Subsidiaries has received, since December 31, 2022 to the date of this Agreement, any written notice of material violation of, or material liability arising under, any Environmental Law, the substance of which has not been resolved.
(c) No Legal Proceeding is, pending or, to the Knowledge of the Company as of the date of this Agreement threatened, against the Company or any of its Subsidiaries alleging a material violation by, or material liability under any Environmental Law.
(d) Neither the Company nor any of its Subsidiaries has Released any Hazardous Substances produced by, or resulting from its operations, at, on, under, in, to or from any Leased Real Property or, to the Knowledge of the Company, any other site, except in accordance in all material respects with applicable Environmental Laws or in a manner that would not reasonably be expected to result in a material liability of the Company or any of its Subsidiaries under Environmental Laws.
(e) Hazardous Substances are not present at, on, in or under the Leased Real Property, in a condition or under circumstances that would reasonably be expected to result in material liability of the Company or any of its Subsidiaries under Environmental Laws.
3.17 Intellectual Property.
(a) Section 3.17(a) of the Company Disclosure Letter sets forth a true, accurate and complete list of all (i) Company Registered Intellectual Property, and (ii) material Proprietary Software, listing for each such item or Company Registered Intellectual Property, as applicable, (A) the name of the applicant or registrant and current owner; (B) date of application, registration or issuance; (C) the jurisdiction where the application, issuance or registration is located; and (D) the application, issuance or registration number. The

Company Registered Intellectual Property are subsisting, valid and, to the Knowledge of the Company, enforceable. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries are current in the payment of all registration, maintenance and renewal fees with respect to the Company Registered Intellectual Property.
(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company or one of its Subsidiaries, as applicable, exclusively owns all right, title and interest in and to the Company Intellectual Property and possesses valid and enforceable licenses or other valid right to use all other Intellectual Property used, held for use or necessary to the operation of the respective businesses as currently conducted of the Company and its Subsidiaries (the “Business Intellectual Property”), in each case, free and clear of all Liens (other than Permitted Liens).
(c) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, as of the date of this Agreement, there are no pending or, to the Knowledge of the Company, threatened Legal Proceedings by any Person against the Company or any of its Subsidiaries alleging infringement, misappropriation, dilution or violation by the Company or any of its Subsidiaries of any Intellectual Property of such Person or challenging the ownership, use, scope, validity or enforceability of any Company Intellectual Property.
(d) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the conduct of the business of the Company and its Subsidiaries has not, in the past six (6) years, infringed, misappropriated, diluted or otherwise violated, and does not infringe, misappropriate, dilute or otherwise violate, any Intellectual Property of any other Person and, (ii) as of the date of this Agreement, no Person is infringing, misappropriating, diluting or otherwise violating, any Company Intellectual Property.
(e) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and its Subsidiaries have taken commercially reasonable measures to protect and maintain the secrecy and confidentiality of all Trade Secrets and other confidential information of the Company and its Subsidiaries and, to the extent contractually obligated, the Licensed Intellectual Property, including entering into appropriate confidentiality agreements with all Persons who would reasonably be expected to have access to such confidential information and Trade Secrets, (ii) each current or former employee, founder, consultant or contractor of the Company or any of its Subsidiaries that has been involved in the creation, invention or development of material Intellectual Property for or on behalf of such Company or Subsidiary thereof, has executed and delivered written Contracts with such Company or Subsidiary thereof that presently assign to such Company or Subsidiary thereof all such Intellectual Property to such Company or Subsidiary thereof, except to the extent such Intellectual Property is owned by such Company or Subsidiary thereof as a matter of Law, and (iii) no (A) funding facilities or personnel of any Governmental Authority, or (B) funding, facilities or personnel of a university, college, or other educational institution was used in the development of any Company Intellectual Property.
(f) Neither the Company nor any of its Subsidiaries is a party to any agreement (i) requiring the deposit of any material proprietary source code with an escrow agent or escrow service, (ii) requiring the sharing or disclosure of any material proprietary source code with any Person, or (iii) granting to any Person a license, option or right with respect to any material proprietary source code, in each case, to any Person who was not, as of the time thereof, an employee or contractor of the Company or its Subsidiary and subject to standard confidentiality obligations.
(g) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, none of the material Proprietary Software that is licensed or made available by the business of the Company and its Subsidiaries to any Person uses, incorporates or is based upon any Open Source Software that: (i) conditions the use or distribution of any such material Proprietary Software on the disclosure of any source code for any portion of such Proprietary Software; (ii) conditions the use or distribution of such Proprietary Software on the granting to any Person of (A) the right to make derivative works or other modifications to such Proprietary Software or portions thereof (other than such portions that are the Open Source Software themselves) or (B) a license under such Proprietary Software or any rights or immunities under any Company Intellectual Property; (iii) conditions the use or distribution of such material Proprietary Software on such Proprietary Software being made subject to the terms and conditions of any

Open Source Software license; (iv) requires such Proprietary Software to be made available to any Person; or (v) otherwise imposes an obligation on the Company or any of its Subsidiaries to distribute any such Proprietary Software on a royalty-free basis. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries are and have been in material compliance with the terms and conditions of all licenses for such Open Source Software.
(h) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) neither the Company nor any of its Subsidiaries have included any Trade Secrets or confidential information of the Company or any of its Subsidiaries or any third person in any prompts or inputs into any Generative AI Tools, except in cases where the applicable owner of such Generative AI Tools has agreed (A) to keep such information, prompts, and services confidential and not to use it for any purpose other than providing the applicable Generative AI Tool to the Company or one of its Subsidiaries, as applicable, and (B) not to use such information, prompts or services to train the machine learning or algorithm of such tools or improve the services related to such tools, and (ii) neither the Company nor any of its Subsidiaries have used Generative AI Tools to develop any Intellectual Property for which the ownership of such Intellectual Property by the Company or any of its Subsidiaries would reasonably be expected to be material to the Company or any of its Subsidiaries.
(i) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Software, computer hardware, storage media, servers, databases, switches, networks, interfaces, and similar equipment or systems owned, leased or licensed by, or used in the business of, the Company and its Subsidiaries (collectively, “Computer Systems”) are sufficient in all material respects for the Company and its Subsidiaries’ current needs in the operation of its business as presently conducted, and since December 31, 2022, there have been no failures, crashes, security breaches or other adverse events affecting the Computer Systems that have caused a material disruption to the business of the Company or any of its Subsidiaries, and (ii) the Company and its Subsidiaries have taken commercially reasonable actions to protect the integrity and security of the Computer Systems and the information stored therein, processed thereon or transmitted therefrom from unauthorized use, access, or modification by third parties, and there has been no such unauthorized use, access or modification. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Computer Systems (including the Proprietary Software) are free of all (x) viruses, worms, Trojan horses and software routines or information technology designed to permit unauthorized access or to disable, erase or otherwise harm software, information technology or data, (y) back door, time bomb, drop dead device or other software routine designed to disable a computer program automatically with the passage of time or under the positive control of a person other than the user of the program and (z) other malicious code that is intended to disrupt or disable the software or any information technology used in connection therewith. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company possesses sufficient seat licenses for the Computer Systems.
3.18 Data Privacy.
(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries materially comply with, and have, since December 31, 2022, materially complied with, all Data Protection Requirements.
(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries established and maintain, and have maintained since December 31, 2022, physical, technical, and administrative security measures and policies, compliant with applicable Data Protection Requirements, that are designed to (i) identify internal and organizational risks to the confidentiality, integrity, security, and availability of Personal Data and Computer Systems taking into account the sensitivity of data or systems; (ii) protect the confidentiality, integrity, security, and availability of the Company’s and its subsidiaries’ software, systems, and websites that are involved in the collection and/or processing of Personal Data; and (iii) protect Personal Data in the Company’s and its subsidiaries’ possession and/or control from unauthorized use, access, disclosure, modification, and destruction.

(c) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries, since December 31, 2022, has experienced any security breaches of its Computer Systems, or unauthorized access, use, modification, loss, or disclosure of Personal Data that would require notification of individuals, other affected parties, law enforcement, or any Governmental Authority.
(d) To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has received any subpoenas, demands, or other written notices from any Governmental Authority investigating, inquiring into, or otherwise relating to any actual or potential violation of any Data Protection Law and, to the Knowledge of the Company, neither the Company nor any of its Subsidiaries is under investigation by any Governmental Authority for any actual or potential violation of any Data Protection Law. To the Knowledge of the Company, no notice, complaint, claim, inquiry, audit, enforcement action, proceeding, or litigation of any kind has been served on, or initiated against the Company or any of its Subsidiaries by any party or Governmental Authority under any Data Protection Laws.
(e) To the Knowledge of the Company, the execution, delivery, and performance of this Agreement shall not cause, constitute, or result in a material breach or violation of any Data Protection Requirement.
3.19 Tax Matters.
(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:
(i) Each of the Company and its Subsidiaries (the “Company Group”) have timely filed (taking into account valid extensions) all Tax Returns required to be filed by it. All such Tax Returns were, at the time of filing, true and complete in all respects. Each member of the Company Group has paid, or caused to be paid, in full on a timely basis all income and other Taxes required to be paid by, it.
(ii) No Liens for Taxes exist with respect to any assets or properties of the Company Group, except for Permitted Liens, and no written claim has been made by any Governmental Authority that has been received by any member of the Company Group that could give rise to any such Lien.
(iii) There are no proceedings now pending, or to the knowledge of the Company, threatened in writing against the any member of the Company Group with respect to any Tax.
(iv) No member of the Company Group has executed any waiver, except in connection with any ongoing Tax examination, of any statute of limitations on, or extended the period for the assessment or collection of, any Tax, in each case that has not since expired.
(v) No member of the Company Group (A) is a party to or bound by, or currently has any liability pursuant to, any Tax sharing, allocation or indemnification agreement, other than any such agreement the primary purpose of which is unrelated to Taxes or with respect to any agreement solely between members of the Company Group; or (B) has any liability for the Taxes of any Person other than the Company and its Subsidiaries pursuant to Treasury Regulation § 1.1502-6 (or any similar provision of state, local or non-U.S. Law).
(vi) No member of the Company Group has engaged in a “reportable transaction” as set forth in Treasury Regulation § 1.6011-4(b) (or any similar provision of state, local or non-U.S. Law). To the Knowledge of the Company, each member of the Company Group has disclosed on its U.S. federal income Tax Returns all positions taken therein which could give rise to a “substantial understatement” of Tax within the meaning of Section 6662(d) of the Code (or any similar provision of state, local or non-U.S. Law).
(vii) No deficiency for any Tax has been asserted or assessed by a Tax authority in writing against any member of the Company Group which deficiency has not been paid, settled or withdrawn.
(viii) Each member of the Company Group has complied in all respects with all applicable Laws relating to the payment, collection, withholding and remittance of Taxes (including information reporting requirements) with respect to payments made to any employee, creditor, independent contractor, equityholder or other third party.

(ix) No member of the Company Group is or has ever been a member of an affiliated group filing a consolidated U.S. federal income Tax Return or any other affiliated, consolidated, combined, unitary, group relief or similar Tax group filing a similar Tax Return, in each case other than a group of which the Company (or another member of the Company Group) was the common parent.
(x) No member of the Company Group has received written notice of any claim made by a Governmental Authority in a jurisdiction where such member of the Company Group does not file a Tax Return that the member of the Company Group is subject to taxation by that jurisdiction. No member of the Company Group is subject to Tax in any country outside the country of its formation by virtue of having a fixed place of business in that jurisdiction.
(xi) No member of the Company Group is a party to, bound by or subject to any (i) closing agreement within the meaning of Section 7121 of the Code (or any similar provision of state, local or non-U.S. Law), which agreement will be binding on any member of the Company Group, after the Closing Date or (ii) private letter ruling of the IRS or comparable ruling of any Tax authority.
(xii) Within the past two (2) years, no member of the Company Group has been a “distributing corporation” or a “controlled corporation” within the meaning of Section 355(a)(1)(A) of the Code in a distribution intended to qualify for tax-free treatment under Section 355 of the Code (or any similar provision of state, local or non-U.S. Law).
(xiii) The Company has not been a United States real property holding company within the meaning of Section 897(c) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.
(xiv) No member of the Company Group will be required to include any amounts of income in, or exclude any item of deduction from, taxable income for any period (or portion thereof) ending after the Closing Date as a result of: (i) a change in method of accounting made prior to the Closing, (ii) a closing agreement, advance pricing agreement or other agreement with any Governmental Authority relating to Taxes entered into prior to the Closing, (iii) an installment sale or open transaction disposition entered into on or prior to the Closing and (iv) any prepaid amount received or deferred revenue accrued prior to the Closing outside the ordinary course of business.
(xv) Each member of the Company Group has collected all sales and use Taxes and/or has obtained the appropriate exemption certificates to except the collection of any sales Tax that would otherwise be due, and has maintained in all respects all such records and supporting documents in the manner required by all applicable Laws.
(xvi) Each member of the Company Group has complied with all unclaimed property, escheat and similar Law in all respects and has duly and properly turned over, to the extent required by such Law, all properties, credits and other assets to the appropriate Governmental Authority.
(xvii) The Company Group did not avail itself of any programs or incentives related to Taxes that were available under the Coronavirus Aid, Relief and Economic Security Act, 2020.
3.20 Employee Benefits.
(a) Employee Plans. Section 3.20(a) of the Company Disclosure Letter sets forth a true, correct and complete list, as of the date of this Agreement, of all material Employee Plans. With respect to each such Employee Plan that is not a Foreign Benefit Plan, the Company has made available or delivered to Parent current, accurate and complete copies of the following, as applicable: (i) all written plan documents and all material amendments thereto, and all related trust or other funding documents, and a written description of any unwritten material Employee Plan, (ii) any currently effective determination or opinion letter issued by the IRS, (iii) the most recent annual financial statements and actuarial valuation and the most recent Form 5500, (iv) the most recent summary plan descriptions and any material modifications thereto, (v) the most recent compliance tests required to be performed under the Code, and (vi) copies of any material nonroutine correspondence with any Governmental Authority, received within the last three (3) years. With respect to each Foreign Benefit Plan set forth on Section 3.20(a) of the Company Disclosure Letter, the Company has made available to Parent a written description of the material terms of such plan.

(b) Absence of Certain Plans. No Employee Plan is, and none of the Company, nor any of its Subsidiaries maintains, sponsors, participates in, contributes to or is required to contribute to, or has in the past six (6) years maintained, sponsored, participated in, contributed to or been required to contribute to, or has or could reasonably be expected to have any actual or contingent liability (including on account of an ERISA Affiliate) with respect to, any (i) Multiemployer Plan, (ii) “multiple employer plan” (as defined in Sections 4063 or 4064 of ERISA), (iii) plan that is subject to Sections 412, 430 or 4971 of the Code, Section 302 or Title IV of ERISA or that is a “defined benefit” plan within the meaning of Section 414(j) of the Code or Section 3(35) of ERISA (whether or not subject thereto), including any “single employer” defined benefit plan or any “multiemployer plan,” as each such term is defined in Section 4001 of ERISA or (iv) “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA). None of the Company nor any of its Subsidiaries has withdrawn at any time within the preceding six (6) years from any Multiemployer Plan or incurred any withdrawal liability which remains unsatisfied, and no events have occurred and no circumstances exist that would reasonably be expected to result in any such withdrawal liability to the Company or any of its Subsidiaries (including on account of an ERISA Affiliate).
(c) Compliance. Each Employee Plan (and each related trust, insurance contract or fund) is now and has been established, maintained, funded, operated and administered, in each case in all material respects, in accordance with its terms and in compliance with all applicable Laws, including the applicable provisions of ERISA and the Code. Each Employee Plan that is intended to be a “qualified plan” within the meaning of Section 401(a) of the Code and its related trust has received a currently effective favorable determination letter, or is the subject of a favorable opinion or advisory letter, issued by the U.S. Internal Revenue Service, as to its qualified status under the Code, and there are no existing circumstances and no events have occurred that would reasonably be expected to result in the revocation of the qualified status of any such Employee Plan or exempted status of any related trust thereunder or the imposition of any material liability, penalty or Tax under applicable Law. No stock or other securities issued by any of the Company or any of its Affiliates forms or has formed any part of the assets of any Employee Plan that is intended to qualify under Section 401(a) of the Code. Each Employee Plan that is subject to the Affordable Care Act has been established, maintained, and administered in compliance in all material respects with the requirements of the Affordable Care Act, and the Company and its Subsidiaries are and have been at all time in compliance in all material respects with their obligations under the Affordable Care Act and in a manner sufficient to prevent material liability for assessable payments under Section 4980H of the Code. All payments required to be made by the Company or any of its Subsidiaries under, or with respect to, any Employee Plan (including all contributions, distributions, reimbursements, premium payments or intercompany charges) with respect to all prior periods have been timely made or, for any such payments that are not yet due, and, as of the date of the most recent consolidated balance sheet prior to the date hereof, properly accrued and reflected in the most recent consolidated balance sheet prior to the date hereof, in each case, in accordance with the provisions of each of the Employee Plans, applicable Law and GAAP.
(d) Employee Legal Proceedings. There are no Legal Proceedings pending or, to the Knowledge of the Company, threatened on behalf of, relating to or against any Employee Plan, the assets of any trust under any such Employee Plan, or the Company or any of its Subsidiaries, as plan sponsor or plan administrator, or to the Knowledge of the Company, against any fiduciary of any Employee Plan with respect to the operation thereof, other than routine claims for benefits.
(e) Post-Retirement or Termination Welfare. None of the Employee Plans provide, and none of the Company or any of its Subsidiaries has any current or potential obligation to provide, post-termination or post-retirement health, medical, life or other welfare benefits to any Person, except as required by the applicable requirements of Section 601 of ERISA, Section 4980B of the Code or any other similar state or local Law at the sole expense of the Person.
(f) Section 409A. No Employee Plan is or has ever been (and neither the Company nor any of its Subsidiaries have sponsored, maintained or had any obligation with respect to) a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code.
(g) Change in Control Benefits. Neither the execution and delivery of this Agreement or the consummation of the Transactions will, either alone or in combination with another event, (i) entitle any Company Service Provider to any payment, (ii) accelerate the time of payment or vesting, or increase the amount of, compensation or benefits due to any Company Service Provider, (iii) directly or indirectly cause the Company or any of its Subsidiaries to fund or otherwise transfer or set aside any assets to fund any benefits under any Employee Plan or (iv) otherwise give rise to any material liability under any Employee Plan. No Person is entitled to receive any additional payment (including any Tax gross-up or other payment) from the Company or any of its Subsidiaries as a result of the imposition of any excise Taxes required by Section 4999 of the Code or any Taxes required by Section 409A of the Code.
(h) Section 280G. None of the execution and delivery of this Agreement or the consummation of the Transactions will, either alone or in combination with another event, result in any payment or benefit (whether in cash or property or the vesting of property) by the Company or any of its Subsidiaries that could, individually or in combination with any other such payment, constitute an “excess parachute payment” within the meaning of Section 280G of the Code.
(i) Foreign Plans. All Employee Plans subject to the Laws of any jurisdiction outside of the United States and that primarily covers any Company Service Provider primarily residing or working outside of the United States (each, a “Foreign Benefit Plan”) in all material respects (i) if they are intended to qualify for favorable tax treatment, meet all requirements for such treatment and, to the Knowledge of the Company, there are no existing circumstances or events that have occurred that could reasonably be expected to affect adversely the special tax treatment with respect to such Foreign Benefit Plan, (ii) if they are intended to be funded and/or book-reserved, are to the extent required funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions, and (iii) if intended or required to be qualified, approved or registered with a Governmental Authority, is and has been so qualified, approved or registered and nothing has occurred that would reasonably be expected to result in the loss of such qualification, approval or registration, as applicable.
3.21 Labor Matters.
(a) Except as set forth on Section 3.21(a) of the Company Disclosure Letter, none of the Company or any of its Subsidiaries are, or since December 31, 2022 have been, party to or, have or have had any duty to bargain for, nor are currently negotiating in connection with entering into any collective bargaining agreement or other Contract with any labor union, works council, or other similar employee or labor organization or representative body representing, purporting to represent or seeking to represent or organize any employees of the Company or its Subsidiaries, nor, to the Knowledge of the Company, are there or have there been any proceedings of any labor union to organize any employees of the Company or its Subsidiaries, in each case, with regard to their employment with the Company or any of its Subsidiaries. Since December 31, 2022, there have been no, nor are there currently any, strikes, lockouts, slowdowns, or stoppages, nor is any such event pending or, to the Knowledge of the Company, threatened in writing, against the Company or any of its Subsidiaries. Additionally, (i) there is no unfair labor practice charge or complaint pending before any Governmental Authority relating to the Company or any of its Subsidiaries or any Company Service Provider, and (ii) there are no charges with respect to or relating to the Company or any Subsidiaries pending before any Governmental Authority responsible for the prevention of unlawful employment practices.
(b) The Company and its Subsidiaries are, and have been since December 31, 2022 in compliance in all material respects with all applicable Laws relating to employment or the engagement of labor, including all applicable Laws relating to wages, hours, overtime, collective bargaining, fair employment practices (including non-discrimination, non-harassment and non-retaliation), compensation, classification of employees and independent contractors, the collection and payment of withholding and/or social security Taxes and immigration.
(c) To the Knowledge of the Company, no current Company Service Provider is bound by any contract (including licenses, covenants or commitments of any nature) or subject to any judgment, decree or order of any Governmental Authority that would materially interfere with such Company Service Provider’s ability to be employed or engaged by the Company or any of its Subsidiaries. To the Knowledge of the Company, no current Company Service Provider at the level of the Senior Leadership Team as of the date hereof or above intends to terminate his, her or their employment or engagement with the Company or any of its Subsidiaries within the twelve (12)-month period following the Closing and none of the Company or any of its Subsidiaries has a present intention to terminate the employment of any of the foregoing.

(d) During the preceding three (3) years, (i) no allegations of workplace sexual harassment or illegal retaliation or discrimination have been reported to the Company or any of its Subsidiaries or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries by any Company Service Provider, in each case pursuant to the Company’s internal reporting procedures, except as would not reasonably be expected to result in material liability of the Company or any of its Subsidiaries, and (ii) neither the Company nor any of its Subsidiaries have entered into any settlement agreement related to allegations of sexual harassment or illegal retaliation or discrimination by any director, officer or other managerial employee of the Company or any of its Subsidiaries.
3.22 Compliance with Laws.
(a) The Company and each of its Subsidiaries is, and since December 31, 2022 has been, in compliance with all Laws that are applicable to the Company and its Subsidiaries or to the conduct of the business or operations of the Company and its Subsidiaries, except for such noncompliance that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and its Subsidiaries have all Governmental Authorizations necessary for the ownership and operation of its business as presently conducted, and each such Governmental Authorization is in full force and effect; (ii) the Company and its Subsidiaries are, and since December 31, 2022 have been, in compliance with the terms of all Governmental Authorizations necessary for the ownership and operation of its businesses; and (iii) since December 31, 2022, neither the Company nor any of its Subsidiaries has received written notice from any Governmental Authority alleging any conflict with or breach of any such Governmental Authorization, the substance of which has not been resolved.
(c) The Company and each of its Subsidiaries, and their respective directors, officers, employees and to the Knowledge of the Company, agents, (i) is not a Sanctioned Person and (ii) has not engaged and is not currently engaging in any business or other dealings with, in, involving or relating to any Sanctioned Countries or Sanctioned Persons, in violation of applicable Sanctions. In the past five (5) years, the Company and each of its Subsidiaries have been in compliance with applicable Sanctions and, since December 31, 2022, with applicable Ex-Im Laws.
3.23 Legal Proceedings; Orders.
(a) No Legal Proceedings. Except as would not reasonably be expected to, individually or in the aggregate, (i) have a Company Material Adverse Effect or (ii) prevent, materially delay or materially impair the ability of the Company to consummate the Transactions and other than any Transaction Litigation brought after the date hereof, there are no, and since December 31, 2022 there have been no, Legal Proceedings pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries.
(b) No Orders. Except as would not reasonably be expected to, individually or in the aggregate, (i) have a Company Material Adverse Effect or (ii) prevent, materially delay or materially impair the ability of the Company to consummate the Transactions, neither the Company nor any of its Subsidiaries is subject to any judgment, order, writ, injunction, decree or award of any Governmental Authority (an “Order”).
3.24 Insurance. The Company and its Subsidiaries have all material policies of insurance covering the Company and its Subsidiaries and any of their respective employees, properties or assets, including policies of property, life, fire, workers’ compensation, products liability, directors’ and officers’ liability and other casualty and liability insurance, that are customarily carried by Persons conducting business similar to that of the Company and its Subsidiaries. All such insurance policies (i) are in full force and effect, (ii) all premiums due thereon have been paid in full and (iii) no written notice of cancellation has been received and there is no existing default or event that, with notice or lapse of time or both, would constitute a default by any insured thereunder, except for such defaults that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Since December 31, 2022, neither the Company nor any of its Subsidiaries has received any written notice or, to the Knowledge of the Company, other communication regarding any actual or possible (a) cancellation or invalidation of any such insurance policy or (b) refusal of any coverage or rejection of any material claim under any such insurance policies.

3.25 Anti-Corruption Compliance. None of the Company, any of its Subsidiaries, or, to the Knowledge of the Company and when acting on behalf of the Company or its Subsidiaries, any officer, director or employee of the Company or its Subsidiaries has, since December 31, 2022, taken any action that would cause any of the foregoing to be in material violation of any provision of the United States Foreign Corrupt Practices Act (the “FCPA”), the UK Bribery Act 2010, or any other applicable anticorruption Laws.
3.26 No TID U.S. business. The Company is not a “TID U.S. business” as defined in 31 C.F.R. § 800.248.
3.27 Not a Covered Foreign Person. Neither the Company nor any of its Subsidiaries is currently a “covered foreign person” (as that term is defined by the U.S. Treasury Department under U.S. Executive Order 14105 of August 9, 2023, and as codified at 31 C.F.R. §850.101 et seq) nor does the Company or any of its Subsidiaries have any present intention to engage in the future in any activities that would result in them becoming a covered foreign person.
3.28 Brokers. Except for Jefferies LLC, there is no financial advisor, investment banker, broker, finder or agent that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who is entitled to any financial advisor’s, investment banking, brokerage, finder’s or other similar fee or commission in connection with the Transactions. The Company has made available to Parent a true and complete copy of any engagement letter between the Company or any of its Subsidiaries, on the one hand, and Jefferies LLC or any of its Affiliates, on the other hand, relating to the Transactions.
3.29 Company Information. The information supplied or to be supplied by the Company for inclusion in the Information Statement (including any amendment or supplement thereto) at the time the Information Statement (and any amendment or supplement thereto) is first filed with the SEC and at the time it is first disseminated to the Company Stockholders, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by the Company with respect to statements made therein based on information supplied by Parent or Merger Sub for inclusion or incorporation by reference therein. The Company will use reasonable best efforts to ensure that the Information Statement (and any amendment or supplement thereto) will, on the date it is first filed with the SEC and at the time it is first mailed to the Company Stockholders, comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder.
3.30 Affiliated Party Transactions. Other than pursuant to (i) indemnification obligations in the Organizational Documents of the Company and its Subsidiaries as of the date hereof and made available to Parent, (ii) the D&O Insurance, (iii) the Director Nomination Agreement, (iv) the Registration Rights Agreement, and (v) indemnification, compensation or other employment arrangements in the ordinary course of business, neither the Company nor any of its Subsidiaries is a party to any Contract or agreement with or for the benefit of any Person that is required to be disclosed under Item 404 of Regulation S-K promulgated under the Exchange Act and that is not so disclosed.
3.31 No Other Representations or Warranties. Except for the representations and warranties expressly made by the Company in this Article III or in any certificate delivered pursuant to this Agreement, neither the Company nor any other Person makes or has made any representation or warranty of any kind whatsoever, express or implied, at Law or in equity, with respect to the Company any of its Subsidiaries or their respective business, operations, assets, liabilities, condition (financial or otherwise), notwithstanding the delivery or disclosure to Parent and Merger Sub or any of their Affiliates or Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing. Without limiting the generality of the foregoing, neither the Company nor any other Person makes or has made any express or implied representation or warranty to Parent, Merger Sub or any of their respective Representatives with respect to (a) any financial projection, forecast, estimate, or budget relating to the Company, any of its Subsidiaries or their respective businesses or (b) except for the representations and warranties made by the Company in this Article III or in any certificate delivered pursuant to this Agreement, any oral or written information presented to Parent, Merger Sub or any of their respective Representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or the course of the Transactions.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:
4.1 Organization; Good Standing. Parent (a) is duly organized, validly existing and in good standing pursuant to the Laws of its jurisdiction of organization; and (b) has the requisite power and authority to conduct its business as it is presently being conducted and to own, lease and operate its properties and assets. Merger Sub (i) is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware; and (ii) has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease and operate its properties and assets. Neither Parent nor Merger Sub is in violation of its Organizational Documents.
4.2 Corporate Power; Enforceability. Each of Parent and Merger Sub has the requisite corporate power (or the equivalent thereof) and authority to (a) execute and deliver this Agreement; (b) perform its obligations hereunder; and (c) consummate the Transactions. The execution and delivery of this Agreement by each of Parent and Merger Sub, the performance by each of Parent and Merger Sub of its respective covenants and obligations hereunder, and the consummation of the Transactions, have been duly authorized and approved by all necessary action on the part of each of Parent and Merger Sub and no additional actions on the part of Parent or Merger Sub are necessary to authorize the execution and delivery of this Agreement by each of Parent and Merger Sub, the performance by each of Parent and Merger Sub of its respective covenants and obligations hereunder, or the consummation of the Transactions. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Enforceability Exceptions.
4.3 Non-Contravention. The execution and delivery of this Agreement by each of Parent and Merger Sub, the performance by each of Parent and Merger Sub of their respective obligations hereunder, and the consummation of the Transactions (a) do not violate or conflict with any provision of the Organizational Documents of Parent or Merger Sub; (b) do not violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration pursuant to any of the terms, conditions or provisions of any Contract or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent, Merger Sub or any of their properties or assets may be bound; (c) do not, assuming the Governmental Authorizations referred to in Section 4.4 are obtained, violate or conflict with any Law applicable to Parent or Merger Sub; and (d) will not result in the creation of any lien (other than Permitted Liens) upon any of the properties or assets of Parent or Merger Sub, except in the case of each of clauses (b), (c) and (d) for such violations, conflicts, breaches, defaults, terminations, accelerations or liens that would not, individually or in the aggregate, have a Parent Material Adverse Effect.
4.4 Requisite Governmental Approvals. No Governmental Authorization is required on the part of Parent, Merger Sub or any of their Affiliates in connection with (a) the execution and delivery of this Agreement by each of Parent and Merger Sub; (b) the performance by each of Parent and Merger Sub of their respective covenants and obligations pursuant to this Agreement; or (c) the consummation of the Transactions by Parent and Merger Sub, except (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; (ii) such filings and approvals as may be required by any federal or state securities Laws, including compliance with any applicable requirements of the Exchange Act; (iii) compliance with any applicable requirements of the HSR Act and any applicable foreign Antitrust Laws; (iv) the filing of any foreign direct investment filings required under applicable Law and obtaining approval with respect thereto; and (v) such other Governmental Authorizations the failure of which to obtain would not, individually or in the aggregate, have a Parent Material Adverse Effect.
4.5 Legal Proceedings; Orders.
(a) No Legal Proceedings. As of the date of this Agreement, except as would not, individually or in the aggregate, have a Parent Material Adverse Effect, there are no Legal Proceedings pending or, to the knowledge of Parent or any of its Affiliates, threatened against Parent or Merger Sub.

(b) No Orders. Neither Parent nor Merger Sub is subject to any order that would prevent or materially delay the consummation of the Transactions or the ability of Parent and Merger Sub to fully perform their respective covenants and obligations pursuant to this Agreement.
4.6 Ownership of Company Common Stock. None of Parent, Merger Sub or any of their respective directors, officers, general partners or Affiliates or, to the knowledge of Parent or any of its Affiliates, any employees of Parent, Merger Sub or any of their Affiliates (a) owns or has owned any shares of Company Common Stock; or (b) is or has been an “interested stockholder” (as defined in Section 203 of the DGCL) of the Company, in each case during the three (3) years prior to the date of this Agreement.
4.7 Brokers. There is no financial advisor, investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of Parent, Merger Sub or any of their Affiliates who is entitled to any financial advisor’s, investment banking, brokerage, finder’s or other similar fee or commission in connection with the Transactions.
4.8 Operations of Parent and Merger Sub. The authorized capital stock of Merger Sub consists solely of 100 shares of common stock, par value $0.001 per share, all of which are validly issued and outstanding. Each of Parent and Merger Sub has been formed solely for the purpose of engaging in the Merger, and, prior to the Effective Time, Parent and Merger Sub shall not have engaged in any other business activities and shall not have incurred liabilities or obligations other than as contemplated by the Financing Letters, the Limited Guarantee and this Agreement. Parent owns beneficially and of record all of the outstanding capital stock and other equity and voting interest in, Merger Sub free and clear of all liens.
4.9 No Parent Vote or Approval Required. No vote or consent of the holders of any capital stock of, or other equity or voting interest in, Parent is necessary to approve this Agreement or the Merger. The adoption of this Agreement by the affirmative vote or consent of Parent is the only vote or consent of the holders of the capital stock of, or other equity interest in, Merger Sub necessary under applicable Law or its Organizational Documents to adopt this Agreement and consummate the Merger.
4.10 Limited Guarantee. Concurrently with the execution of this Agreement, Parent has delivered to the Company a true, correct and complete copy of the Limited Guarantee, duly executed by each Limited Guarantor in favor of the Company. The Limited Guarantee is in full force and effect and constitutes a legal, valid and binding obligation of each Limited Guarantor, enforceable against it in accordance with its terms. As of the date of this Agreement, no event has occurred that, with notice or lapse of time or both, would, or would reasonably be expected to, constitute a default or breach or failure to satisfy a condition on the part of any Limited Guarantor under the Limited Guarantee.
4.11 Financing.
(a) Financing Letters. As of the date of this Agreement, Parent has delivered to the Company true, correct and complete copies of (i) a duly executed equity commitment letter, dated as of the date of this Agreement, between Parent and the Limited Guarantors (the “Equity Commitment Letter”) pursuant to which the Limited Guarantors committed, subject to the terms and conditions therein, to invest in Parent, directly or indirectly, the amounts set forth therein for the purpose of funding a portion of the transactions contemplated hereby and thereby (the “Equity Financing”); and (ii) a duly executed debt commitment letter, dated as of the date of this Agreement, among Parent, and the Financing Sources party thereto (including all exhibits, schedules and annexes thereto, as may be amended or modified solely in accordance with the terms hereof, collectively the “Debt Commitment Letters” and, together with the Equity Commitment Letter and the Fee Letters referenced below, the “Financing Letters”) pursuant to which the Financing Sources thereto have committed, subject to the terms and conditions therein, to lend the amounts set forth therein for the purpose of funding a portion of the transactions contemplated hereby and thereby (including the repayment, prepayment or discharge of the outstanding Company Indebtedness) (together with any Alternate Debt Financing, the “Debt Financing” and, together with the Equity Financing, the “Financing”). Parent has also delivered to the Company a true, correct and complete copy of the fee letter referenced in the Debt Commitment Letters (which may be redacted with respect to amounts, economic, financial, dollar and ratio terms (including related dates), and “market flex” terms (but in no event any terms including or contemplating conditions to funding the debt financing contemplated by the Debt Commitment Letters)), (any such letter, a “Fee Letter”). The Equity Commitment Letter provides that the Company is an express third-party beneficiary thereof.

(b) No Amendments. As of the date of this Agreement, (i) the Financing Letters and the terms of the Financing have not been amended or modified; (ii) no such amendment or modification is contemplated, except potential amendments solely with respect to any “market flex” terms contained in the Fee Letter and potential amendments to add Financing Sources to the Debt Commitment Letters and solely to amend titles, allocations and fee sharing arrangements in connection therewith; and (iii) the aggregate commitments contained in the Financing Letters have not been withdrawn, terminated, replaced or rescinded in any respect and no such withdrawal, termination, replacement or rescission is contemplated. There are no other Contracts or side letters to which Parent or any of its respective Affiliates is a party relating to the Financing, other than as expressly set forth in or contemplated by the Financing Letters delivered to the Company on or prior to the date of this Agreement.
(c) Sufficiency of Financing. Assuming the satisfaction of the conditions set forth in Sections 7.1 and 7.2, the Financing is sufficient to (i) consummate the Merger and make the payments contemplated to be provided by Parent pursuant to this Agreement (including the payment of all amounts payable pursuant to Article II in connection with or as a result of the Merger); and (ii) pay all related fees and expenses required to be paid by Parent in connection therewith.
(d) Validity. The Financing Letters (in the forms delivered by Parent to the Company) are in full force and effect with respect to, and constitute the legal, valid and binding obligations of, Parent, Merger Sub and the other parties thereto, as applicable, enforceable against Parent, Merger Sub and the other parties thereto, as applicable, in accordance with their terms, subject to the Enforceability Exceptions. Other than as expressly set forth in the Debt Commitment Letter and Equity Commitment Letter, there are no conditions precedent or other contingencies related to the funding of the full proceeds of the Financing pursuant to any agreement relating to the funding of the Financing to which the Limited Guarantors, Parent or any of their respective Affiliates is a party. As of the date of this Agreement, Parent has no reason to believe that it or any other party to the Financing Letters will be unable to satisfy any term or condition therein required to be satisfied for the Closing Date. As of the date of this Agreement and assuming the satisfaction of the conditions set forth in Sections 7.1 and 7.2, no event has occurred that, with or without notice or lapse of time or both, would, or would reasonably be expected to, (i) constitute a default or breach on the part of Parent or, to the knowledge of Parent, on the part of the other parties thereto pursuant to the Financing Letters, (ii) result in the failure of any condition to the Financing; or (iii) otherwise result in any portion of the Financing to be unavailable on the Closing Date. As of the date of this Agreement, Parent has no reason to believe that (A) it will be unable to satisfy on a timely basis any term or condition of the Financing, whether or not such term or condition is contained in the Financing Letters or (B) the Financing completed by the Financing Letters will not be available to Parent on the Closing Date. Parent and Merger Sub have fully paid, or caused to be fully paid, all commitment or other fees and amounts that are due and payable on or prior to the date of this Agreement pursuant to the terms of the Financing Letters.
4.12 Stockholder and Management Arrangements. As of the date hereof, except as expressly set forth herein (including with respect to the Support Agreement) or as otherwise has been authorized by the Company Board, none of the Limited Guarantors, Parent, Merger Sub or any of their respective Affiliates is a party to any Contract, or has authorized, made or entered into, or committed or agreed to enter into, any formal or informal arrangements or other understandings (whether or not binding) with any stockholder, director, officer, employee or other Affiliate of the Company or any of its Subsidiaries (a) relating to (i) this Agreement or the Merger; (ii) the Company; or (iii) the Surviving Corporation or any of its Subsidiaries, businesses or operations (including as to continuing employment) from and after the Effective Time; or (b) pursuant to which (i) any holder of Company Common Stock would be entitled to receive consideration of a different amount or nature than the Per Share Price in respect of such holder’s shares of Company Common Stock (including through any “roll-over” of existing equity in connection with the Transactions); or (ii) any Person other than the Limited Guarantors has agreed to provide, directly or indirectly, equity investment to Parent, Merger Sub or the Company to finance any portion of the Merger.
4.13 Solvency. Assuming that the representation and warranties of the Company set forth in Article III are true and correct in a manner that would satisfy the condition set forth in Section 7.2(a), as of the Effective Time and immediately after giving effect to the Merger (including the payment of all amounts payable pursuant to Article II in connection with or as a result of the Merger and all related fees and expenses of Parent, Merger Sub, the Company and their respective Subsidiaries in connection therewith), (a) the amount of the “fair saleable value” of the assets of the Surviving Corporation and its Subsidiaries (on a consolidated basis) will exceed (i) the value of all liabilities of the Surviving Corporation and such Subsidiaries (on a consolidated basis), including a reasonable estimate of the amount of their contingent and other liabilities and (ii) the amount that will be required to pay the probable liabilities of the Surviving Corporation and its Subsidiaries (on a consolidated basis) on their existing debts (including contingent liabilities) as such debts become absolute and matured; (b) the Surviving Corporation and its Subsidiaries (on a consolidated basis) will not have an unreasonably small amount of capital for the operation of the businesses in which they are engaged; and (c) the Surviving Corporation and its Subsidiaries (on a consolidated basis) will be able to pay their liabilities, including contingent and other liabilities, as they mature.
4.14 Non-Reliance. In connection with the due diligence investigation of the Company by Parent and Merger Sub, Parent and Merger Sub have received and may continue to receive from the Company certain estimates, projections, forecasts, and other forward-looking information, as well as certain business and strategic plan information, regarding the Company and its Subsidiaries and their respective businesses and operations. Parent and Merger Sub hereby acknowledge that there are uncertainties inherent in attempting to make such estimates, projections, forecasts, and other forward-looking statements, as well as in such business and strategic plans, with which Parent and Merger Sub are familiar, that Parent and Merger Sub are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, and other forward-looking information, as well as such business plans, so furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking information, or business plans), and that, except for the representations and warranties expressly set forth in Article III or in any certificate delivered pursuant to this Agreement, Parent and Merger Sub have not relied on such information or on any other representation or warranty (express or implied), memorandum, presentation or other materials or information provided by or on behalf of the Company and will have no claim against the Company or any of its Subsidiaries, or any of their respective Representatives, with respect thereto or any rights hereunder with respect thereto, except pursuant to the express terms of this Agreement, including on account of a breach of any of the representations, warranties, covenants or agreements set forth herein. Without limiting the generality of the foregoing, Parent and Merger Sub each acknowledges and agrees that neither the Company nor any other Person makes or has made any representations or warranties with respect to any estimates, projections, forecasts, or other forward-looking information (or omissions therefrom) made available to Parent, Merger Sub or any of their respective Representatives (including in certain “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, the Transactions).
4.15 Parent and Merger Sub Information. The written information supplied (including via email) or to be supplied by Parent or Merger Sub specifically for inclusion in the Information Statement will not, at the time the Information Statement (and any amendment or supplement thereto) is first filed with the SEC and at the time it is first disseminated to the Company Stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
4.16 No Other Representations or Warranties. Except for the representations and warranties expressly made by Parent and Merger Sub in this Article IV or in any certificate delivered pursuant to this Agreement, none of Parent, Merger Sub or any other Person makes or has made any representation or warranty of any kind whatsoever, express or implied, at Law or in equity, with respect to Parent or Merger Sub or their Affiliates or their respective business, operations, assets, liabilities, condition (financial or otherwise), notwithstanding the delivery or disclosure to the Company or any of its Affiliates or Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing. Except for the representations and warranties expressly set forth in Article III, Parent and Merger Sub hereby acknowledge that neither the Company nor any of its Subsidiaries, nor any other Person, makes or has made or is making any other express or implied representation or warranty with respect to the Company or any of its Subsidiaries or their respective business or operations, including with respect to any information provided or made available to Parent, Merger Sub or any of their respective Representatives or any information developed by Parent, Merger Sub or any of their respective Representatives.

ARTICLE V
INTERIM OPERATIONS OF THE COMPANY
5.1 Affirmative Obligations. Except (A) as contemplated by this Agreement, (B) as set forth in Section 5.1 of the Company Disclosure Letter, (C) as required by applicable Law, or (D) as approved by Parent in writing (which approval shall not be unreasonably withheld, conditioned or delayed), during the period from the execution and delivery of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time (the “Interim Period”), the Company shall, and shall cause each of its Subsidiaries to, use its commercially reasonable efforts to (i) conduct its business in all material respects in the ordinary course of business, and (ii) preserve intact in all material respects its business organization, properties, rights and assets and relationships and goodwill with its key employees, material customers, suppliers, landlords, Governmental Authorities and other Persons having material business relationships with the Company or its Subsidiaries; provided that no failure by the Company or its Subsidiaries to take any action due to it being restricted by Section 5.2 shall be deemed a breach of this sentence unless such action or omission would constitute a breach of such relevant provision of Section 5.2):
5.2 Forbearance Covenants. Except (A) as expressly contemplated by this Agreement, (B) as set forth in Section 5.2 of the Company Disclosure Letter, (C) as required by applicable Law, or (D) as approved by Parent in writing (which approval shall not be unreasonably withheld, conditioned or delayed), during the Interim Period, the Company shall not, and shall not permit any of its Subsidiaries, to:
(a) amend, repeal, or otherwise modify any provision of the Organizational Documents of the Company or any of its Subsidiaries, except for immaterial amendments that are ministerial in nature;
(b) propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;
(c) issue, sell, deliver or agree or commit to issue, sell or deliver any Company Securities, except (i) as set forth on Section 3.7(c) of the Company Disclosure Letter, or (ii) upon the vesting, exercise or settlement of, Company Options, Company RSUs or Company MSUs outstanding on the date of this Agreement and pursuant to their terms as in effect on the date of this Agreement or granted thereafter in accordance with the terms hereof;
(d) except for transactions solely among the Company and its Subsidiaries or solely among the Subsidiaries of the Company, reclassify, split, combine, subdivide or redeem, repurchase, purchase or otherwise acquire or amend the terms of, directly or indirectly, any of its capital stock or other equity or voting interest, other than (i) the acquisitions of shares of Company Common Stock in connection with the surrender of shares of Company Common Stock by holders of Company Options that are outstanding as of the date of this Agreement to pay the exercise price of such Company Options, (ii) the withholding of shares of Company Common Stock to satisfy Tax obligations incurred in connection with the exercise of Company Options or the vesting and settlement of Company RSUs, in each case, that are outstanding as of the date of this Agreement or granted thereafter in accordance with the terms hereof and (iii) the acquisition by the Company of Company Options, Company RSUs, or Company MSUs that are outstanding as of the date of this Agreement or granted thereafter in accordance with the terms hereof in connection with the forfeiture of such awards, in each case, in accordance with their respective terms (provided, that in the case of this clause (iii), no consideration is paid to the holder of such awards in connection with such forfeiture);
(e) (i) declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of capital stock or other equity or voting interest, except for cash dividends or distributions paid by any wholly owned Subsidiary of the Company to the Company or to another wholly owned Subsidiary of the Company, solely to the extent in the ordinary course of business, or (ii) pledge or encumber any shares of its capital stock or other equity or voting interest;
(f) incur, assume, endorse, guarantee, or otherwise become liable for any indebtedness for borrowed money, except (i) revolving borrowings under the Company’s credit facilities as in effect on the date hereof in a manner consistent with past practices, (ii) guarantees or credit support provided by the Company or any of its Subsidiaries of the obligations of the Company or any of its Subsidiaries to the extent such indebtedness is in existence on the date of this Agreement or incurred in compliance with this Section 5.2(f), (iii) performance bonds and surety bonds entered into in the ordinary course of business and (iv) any Indebtedness among the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries;
(g) grant or permit to exist, any Lien (other than Permitted Liens) on any material assets or properties of the Company and its Subsidiaries;
(h) other than as required by any Employee Plan set forth on the Company Disclosure Letter or as explicitly contemplated hereunder: (i) other than in connection with ordinary course renewals of group health and welfare plans that are made in the ordinary course of business and do not materially increase the cost to the Company and its Subsidiaries, enter into, establish, adopt, amend or modify, or terminate any Employee Plan (or any plan, program, arrangement, practice or agreement that would be an Employee Plan if it were in existence as of the date of this Agreement); (ii) grant, amend or terminate any awards under the Employee Plans; (iii) accelerate the vesting under any of the Employee Plans (or any plan, program, arrangement, practice or agreement that would be an Employee Plan if it were in existence as of the date of this Agreement); (iv) increase the compensation or employee benefits of any Company Service Provider; (v) terminate without “cause” (as determined consistent with past practice) any Company Service Provider, other than terminations in the ordinary course of business consistent with past practice of Company Service Providers below the level of Senior Vice President; (vi) hire or engage any Company Service Provider, other than new hires made in the ordinary course of business consistent with past practice of Company Service Providers who are employed at a level below Senior Vice President; (vii) make or forgive any loan to any Company Service Provider (other than advancement of expense in the ordinary course of business consistent with past practices); (viii) recognize or certify any labor union, works council, bargaining representative or any other similar organization as the bargaining representative for any employee of the Company or its Subsidiaries, or otherwise enter into any collective bargaining agreement or other similar agreement (or enter into negotiations relating thereto); (ix) implement or announce any mass employee layoffs, furloughs, reductions in force, or similar actions, in each case, that would trigger notice requirements under WARN or any similar applicable Law, or otherwise effectuate a “plant closing” or “mass layoff” as defined by WARN; or (x) affirmatively waive or release any noncompetition, nonsolicitation, nondisclosure, nondisparagement or similar restrictive obligation of any Company Service Provider;
(i) settle, release, waive or compromise any pending or threatened Legal Proceeding for an amount in excess of $1,000,000 individually or $2,000,000 in the aggregate other than (x) settlements of any Legal Proceedings for an amount not in excess of the amount, if any, reflected or reserved in the balance sheet (or the notes thereto) of the Company filed with the Company’s Quarterly Report on Form 10-Q for Company’s fiscal quarter ending June 30, 2025, so long as any such settlement, release, waiver or compromise (A) is solely for monetary amounts, (B) does not involve any injunctive or equitable relief and (C) does not contain any admission of wrongdoing or any violation of Law by the Company or any of its Subsidiaries, or (y) any settlement of Transaction Litigation in compliance with Section 6.12;
(j) materially change the Company’s or its Subsidiaries’ methods, principles or practices of financial accounting, except as required by GAAP, Regulation S-X of the Exchange Act (or any interpretation thereof), or by any Governmental Authority or applicable Law;
(k) make (except as consistent with past practices), change or revoke any material Tax election, change any annual Tax accounting period or change any method of Tax accounting (except, in each case, as required by GAAP), amend any material Tax Return (except as required by Law), enter into any closing agreement within the meaning of Section 7121 of the Code (or any similar provision of state, local or non-U.S. Law), enter into any Tax allocation agreement, Tax-sharing agreement, pre-filing or advance pricing agreement, or Tax indemnity agreement (in each case, other than agreements the primary purpose of which does not relate to Taxes or is solely between the members of the Company Group), consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment other than those automatically granted by operation of Law, or settle or compromise any material Tax liability or claim for material Tax refund or fail to pay any material Tax when due;

(l) incur any capital expenditures (which, for the avoidance of doubt, shall not include any capitalized expenses for internal use software) other than (i) as set forth in Section 5.2(l) of the Company Disclosure Letter; (ii) expenditures that do not exceed $1,000,000 individually or $2,000,000 in the aggregate; or (iii) pursuant to obligations imposed by any Contract in effect as of the date of this Agreement and made available to Parent;
(m) enter into, amend or waive in any material respect or terminate (other than any Material Contract that has expired in accordance with its terms) any Material Contract except in the ordinary course of business; provided that any Material Contract (x) described by the definition set forth in clause (ii) of the definition of Material Contract shall be exclusively governed by Section 5.2(n) and (y) described by the definition set forth in clause (vii) of the definition of Material Contract shall be exclusively governed by Section 5.2(f);
(n) acquire any division, assets, properties, businesses or equity securities in (or otherwise make an investment in) any Person (including by merger, consolidation or acquisition of stock or assets), other than (i) in or from any Subsidiary of the Company, (ii) assets in the ordinary course of business or (iii) that do not exceed $2,500,000 in aggregate consideration;
(o) sell, assign, transfer, or otherwise dispose of, any of the Company’s or its Subsidiaries’ material properties, assets or rights, other than Company Intellectual Property and other than such sales, assignments, transfers or other dispositions that (i) are in the ordinary course of business or (ii) do not have a purchase price that exceeds $2,500,000 in the aggregate;
(p) engage in any transaction with, or enter into any agreement, arrangement or understanding with, any Affiliate of the Company or other Person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404;
(q) sell, assign, license, sublicense, grant, pledge, encumber, otherwise dispose of, surrender, abandon, allow to lapse, invalidate, permit to be dedicated to the public domain or transfer of any material Company Intellectual Property, other than non-exclusive licenses granted in the ordinary course of business or the expiration of Intellectual Property at the end of the non-extendable applicable statutory term; or
(r) agree, resolve or commit to take any of the actions prohibited by this Section 5.2.
5.3 No Solicitation.
(a) No Solicitation or Negotiation. Subject to the final sentence of this Section 5.3(a), and subject to the terms of Section 5.3(b), during the Interim Period, the Company and its Subsidiaries shall not, and shall not authorize or knowingly permit any of their respective Representatives (in their capacities as such) to, directly or indirectly, (i) solicit, initiate, propose or knowingly induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any proposal or offer that constitutes or is reasonably expected to lead to, an Acquisition Proposal; (ii) furnish to any Person (other than Parent, Merger Sub or any designees of Parent or Merger Sub) any non-public information relating to the Company or any of its Subsidiaries or afford to any Person access to the business, properties, assets, books, records or personnel, of the Company or any of its Subsidiaries, in any such case with the intent to, or in a manner which could reasonably be expected to, induce the making, submission or announcement of, or to knowingly encourage or knowingly facilitate, an Acquisition Proposal; (iii) participate or engage in discussions or negotiations with any Person (other than Parent, Merger Sub or any designees of Parent or Merger Sub) with respect to an Acquisition Proposal, in each case, other than solely informing such Persons of the existence of the provisions contained in this Section 5.3 and contacting the Person making the Acquisition Proposal in order to clarify the terms or conditions of the Acquisition Proposal in connection with determining whether the Acquisition Proposal constitutes a Superior Proposal; (iv) approve, endorse or recommend an Acquisition Proposal; or (v) enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction (any such letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction, an “Alternative Acquisition Agreement”), other than an Acceptable Confidentiality Agreement. Subject to the following two sentences of this Section 5.3(a), and subject to the terms of Section 5.3(b), promptly (and in any event, within 24 hours) following the execution of this Agreement, the Company shall request the return or destruction of all non-public information concerning the

Company or its Subsidiaries theretofore furnished to any Person (other than Parent, the Limited Guarantors, the Financing Sources and their respective Representatives and Affiliates) with whom a confidentiality agreement was entered into at any time during the 24-month period prior to the date hereof with respect to an Acquisition Proposal, and shall immediately and shall cause each of its Subsidiaries and each of its and its Subsidiary’s respective directors and officers and use its reasonable best efforts to direct its and their respective other Representatives to immediately (A) cease any discussions, communications or negotiations with any Person (other than the Parties and their respective Representatives) in connection with an Acquisition Proposal (or proposals or offers that could reasonably be expected to lead to an Acquisition Proposal) by any such Person, in each case that exists as of the date of this Agreement and (B) terminate all access of any Person (other than the Parties and their respective Representatives) to any electronic data room maintained by the Company or other diligence access with respect to any Acquisition Proposal. During the Interim Period, the Company will be required to enforce, and will not be permitted to waive, terminate or modify, any provision of any standstill or similar provision that prohibits or purports to prohibit a proposal being made to the Company Board (or any committee thereof) unless the Company Board (or any committee thereof) has determined in good faith, after consultation with its outside legal counsel, that failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law.
(b) Superior Proposals. Notwithstanding anything to the contrary set forth in this Agreement, from the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Company’s receipt of the Stockholder Consent, the Company and the Company Board (or a committee thereof) may, directly or indirectly through one or more of their Representatives, participate or engage in discussions or negotiations with, furnish any non-public information relating to the Company or any of its Subsidiaries to, or afford access to the business, properties, assets, books, records or personnel of the Company or any of its Subsidiaries pursuant to an Acceptable Confidentiality Agreement to, any Person or such Person’s Representatives that has made, renewed or delivered to the Company an Acquisition Proposal after the date of this Agreement (to the extent not resulting from a breach of the Company’s obligations under this Section 5.3), and otherwise facilitate such Acquisition Proposal or assist such Person (and such Person’s Representatives and financing sources) with such Acquisition Proposal if requested by such Person, in each case, with respect to an Acquisition Proposal that the Company Board (or a committee thereof) has determined in good faith (after consultation with its financial advisors and outside legal counsel) either constitutes a Superior Proposal or could reasonably be expected to lead to a Superior Proposal; provided that, subject to applicable Law and any applicable “clean team” or similar arrangement, the Company shall provide to Parent and Merger Sub any non-public information that is provided to any Person given such access that was not previously made available to Parent or Merger Sub prior to or promptly following the time it is provided to such Person.
(c) No Change in Company Board Recommendation or Entry into an Alternative Acquisition Agreement. Except as permitted by Section 5.3(d) or Section 5.3(f), the Company Board shall not:
(i) (A) withhold, withdraw, amend or modify, or publicly propose to withhold, withdraw, amend or modify, the Company Board Recommendation in a manner adverse to Parent in any material respect; or (B) recommend to the Company Stockholders an Acquisition Proposal (any action described in clauses (A) through (B), a “Company Board Recommendation Change”); provided that, for the avoidance of doubt, none of (1) the factually accurate disclosure by the Company of the receipt of an Acquisition Proposal, (2) the determination by the Company Board (or a committee thereof) that an Acquisition Proposal constitutes a Superior Proposal; or (3) the delivery by the Company of any notice contemplated by Section 5.3(d), will constitute a Company Board Recommendation Change; or
(ii) cause or permit the Company or any of its Subsidiaries to enter into an Alternative Acquisition Agreement.

(d) Company Board Recommendation Change; Entry into Alternative Acquisition Agreement. Notwithstanding anything to the contrary set forth in this Agreement, until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Company’s receipt of the Stockholder Consent:
(i) the Company Board (or a committee thereof) may effect a Company Board Recommendation Change (within the meaning of clause (A) of the definition of “Company Board Recommendation Change”) in response to an Intervening Event if the Company Board (or a committee thereof) determines in good faith (after consultation with its financial advisors and outside legal counsel) that the failure to do so would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law; provided that the Company Board (or a committee thereof) shall not effect such a Company Board Recommendation Change unless:
(1) (A) the Company has provided prior written notice to Parent at least three (3) Business Days in advance of such Company Board Recommendation Change (such notice period, including any extension thereto, in accordance with this Section 5.3(d)(i)(1), the “Intervening Event Notice Period”) to the effect that the Company Board (or a committee thereof) intends to effect a Company Board Recommendation Change, which notice shall specify the basis for such Company Board Recommendation Change; and (B) prior to effecting such Company Board Recommendation Change, the Company and its Representatives, during the Intervening Event Notice Period, have been available to negotiate with Parent and its Representatives in good faith (to the extent that Parent desires to so negotiate) to enable Parent to make modifications to the terms and conditions of this Agreement and the Financing Letters in such a manner that would obviate the need to effect a Company Board Recommendation Change; and
(2) at the end of the Intervening Event Notice Period and prior to taking any such action, the Company Board has considered in good faith any such proposals by Parent to make modifications to the terms of this Agreement and the Financing Letters, and has determined in good faith (after consultation with its financial advisors and outside legal counsel), that the failure to effect a Company Board Recommendation Change would continue to be reasonably likely to be inconsistent with the Company Board’s fiduciary duties under applicable Law if such changes proposed by Parent were to be given effect; or
(ii) if the Company has received an unsolicited Acquisition Proposal that the Company Board has determined in good faith (after consultation with its financial advisors and outside legal counsel) constitutes a Superior Proposal, then the Company Board may, (A) effect a Company Board Recommendation Change with respect to such Acquisition Proposal; or (B) cause the Company to terminate this Agreement pursuant to Section 8.1(h) in order to enter into an Alternative Acquisition Agreement with respect to such Acquisition Proposal; provided that the Company Board (or a committee thereof) shall not take any action described in the foregoing clauses (A) and (B) unless:
(1) the Company Board determines in good faith (after consultation with its financial advisors and outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties under applicable Law;
(2) (A) the Company has provided prior written notice to Parent at least three (3) Business Days in advance (such notice period, including any extension thereto, in accordance with this Section 5.3(d)(ii)(2), the “Acquisition Proposal Notice Period”) to the effect that the Company Board (or a committee thereof) intends to take the actions described in clauses (A) or (B) of Section 5.3(d)(ii), which notice shall specify the identity of the Person or Group making such Acquisition Proposal, the material terms thereof and copies of all material relevant agreements relating to such Acquisition Proposal; and (B) prior to effecting such Company Board Recommendation Change or termination of this Agreement, the Company and its Representatives, during the Acquisition Proposal Notice Period, have been available to negotiate with Parent and its Representatives in good faith (to the extent that Parent desires to so negotiate) to enable Parent to make such modifications to the terms and conditions of this Agreement and the Financing Letters in such a manner that would obviate the need to effect a Company Board Recommendation Change or termination of this Agreement; provided that, in the event of any material modifications to such Acquisition Proposal (it being understood that any change to the financial terms of such proposal shall be deemed a material modification), the Company will be required to deliver a new written notice to Parent and to comply with the requirements of this Section 5.3(d)(ii)(2) with respect to such new written notice, it being understood that the “Acquisition Proposal Notice Period” in respect of such materially modified Acquisition Proposal will be two (2) Business Days; and
(3) at the end of the applicable Acquisition Proposal Notice Period and prior to taking any such action, the Company Board has considered in good faith any such proposals by Parent to make modifications to the terms of this Agreement and the Financing Letters, and has determined in good faith (after consultation with its financial advisors and outside legal counsel), that (A) such Acquisition Proposal continues to constitute a Superior Proposal and (B) the failure to take such action would continue to be reasonably likely to be inconsistent with the Company Board’s fiduciary duties under applicable Law if such changes proposed by Parent were to be given effect.
(e) Notice. During the Interim Period, the Company shall as promptly as reasonably practicable (and, in any event, within forty-eight (48) hours after the Company’s receipt thereof) notify Parent if any Acquisition Proposal is received by the Company or any of its Representatives. Such notice must include (i) the identity of the Person or Group making such Acquisition Proposal; and (ii) a summary of the material terms and conditions of any such Acquisition Proposal. Thereafter, the Company must keep Parent reasonably informed, on a prompt basis, of the status and material terms of any such Acquisition Proposal and the status of any related material discussions or negotiations.
(f) Certain Disclosures. Subject to the terms of this Agreement, nothing contained in this Agreement will prohibit the Company or the Company Board (or a committee thereof) from (i) taking and disclosing to the Company Stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act (or any similar communication in connection with the making or amendment of a tender offer or exchange offer), including by making a customary “stop-look-and-listen” communication to the Company Stockholders pursuant to Rule 14d-9(f) under the Exchange Act or (ii) making disclosures to the Company Stockholders pursuant to applicable securities Laws with regard to the Transactions or an Acquisition Proposal (solely with respect to clause (ii), so long as any such disclosure does not include any statement that constitutes a Company Board Recommendation Change).
5.4 No Control of the Other Party’s Business. The Parties acknowledge and agree that the restrictions set forth in this Agreement are not intended to give Parent or Merger Sub, on the one hand, or the Company, on the other hand, directly or indirectly, the right to control or direct the business or operations of the other at any time prior to the Effective Time. Prior to the Effective Time, and subject to the terms and conditions of this Agreement, each of Parent, Merger Sub and the Company shall exercise, consistent with the terms, conditions and restrictions of this Agreement, complete control and supervision over their own business and operations.
ARTICLE VI
ADDITIONAL COVENANTS
6.1 Required Action and Forbearance; Efforts.
(a) Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement (including this Section 6.1(a)) and subject to any different standard set forth herein with respect to any covenant or obligation (including Section 5.1, Section 5.3(d) and Section 6.2), Parent and Merger Sub shall (and shall cause their respective Affiliates to, if applicable), on the one hand, and the Company shall (and shall cause its Affiliates to, if applicable), on the other hand, use their respective reasonable best efforts to (i) take (or cause to be taken) all actions; (ii) do (or cause to be done) all things; and (iii) assist and cooperate with the other Parties in doing (or causing to be done) all things, in each case as are reasonably necessary, proper or advisable pursuant to applicable Law or otherwise to consummate and make effective, as promptly as reasonably practicable, the Merger and the Transactions, including by using reasonable best efforts to (A) cause the conditions to the Merger set forth in Article VII to be satisfied and (B) (I) obtain all consents, waivers, approvals, orders and authorizations from Governmental Authorities; and (II) make all registrations, declarations and filings with Governmental Authorities, in each case that are necessary or advisable to consummate the Transactions. This Section 6.1(a) shall not apply to filings under the HSR Act, other Antitrust Laws or any Foreign Investment Laws, which shall be governed by the obligations set forth in Section 6.2 below.
(b) No Consent Fee. Notwithstanding anything to the contrary set forth in this Section 6.1 or elsewhere in this Agreement (other than Section 6.2), none of Parent, Merger Sub, the Company nor any of their respective Subsidiaries will be required to agree to (and the Company and its Subsidiaries shall not, without Parent’s prior written consent, agree to) (i) the payment of a consent fee, “profit sharing” payment or other consideration (including increased or accelerated payments) or (ii) the provision of additional security (including a guaranty) or any other contractual concessions, in each case, in connection with obtaining any consent (including pursuant to any Contract of the Company or any of its Subsidiaries or Affiliates).
(c) Obligations of Merger Sub. Parent shall take all action necessary to cause Merger Sub and the Surviving Corporation to perform their respective obligations pursuant to this Agreement and to consummate the Merger upon the terms and subject to the conditions set forth in this Agreement. Parent and Merger Sub shall be jointly and severally liable for the failure by either of them to perform and discharge any of their respective covenants, agreements and obligations pursuant to this Agreement.
6.2 Antitrust and Regulatory Matters.
(a) Filing Under Antitrust Laws and Foreign Investment Laws. Each of Parent and Merger Sub shall (and shall cause their respective Affiliates to, if applicable), on the one hand, and the Company shall (and shall cause its Affiliates to, if applicable), on the other hand, to the extent required, (i) within twenty (20) Business Days following the date of this Agreement, file with the FTC and the Antitrust Division of the DOJ a Notification and Report Form relating to this Agreement and the Merger as required by the HSR Act; and (ii) within fifteen (15) Business Days following the date of this Agreement, file such notification filings, forms and submissions, including any draft notifications in jurisdictions requiring pre-notification, with any Governmental Authority as are required by other Antitrust Laws and any Foreign Investment Laws in connection with the Merger and set forth on Section 6.2(a) of the Company Disclosure Letter. Each of Parent and the Company shall (A) cooperate and coordinate (and shall cause its respective Affiliates to cooperate and coordinate) with the other in the making of such filings; (B) supply the other (or cause the other to be supplied) with any information that may be reasonably required in order to make such filings; (C) supply (or cause to be supplied) any additional information that may be reasonably required or requested by the FTC, the DOJ or the Governmental Authorities of any other applicable jurisdiction in which any such filing is made; and (D) subject to Section 6.2(b), use reasonable best efforts to take (and to cause their Affiliates to take) all actions reasonably necessary, proper or advisable to (1) cause the expiration or termination of the applicable waiting periods pursuant to the HSR Act and any other Antitrust Laws applicable to this Agreement or the Merger; and (2) obtain all clearances, consents, approvals, waivers, actions, non-actions and other authorizations pursuant to any Antitrust Laws and Foreign Investment Laws applicable to this Agreement or the Merger, in each case as promptly as reasonably practicable. Each of Parent and Merger Sub shall (and shall cause their respective Affiliates to, if applicable), on the one hand, and the Company shall (and shall cause its Affiliates to), on the other hand, promptly inform the other of any non-ministerial communication from any Governmental Authority regarding the Merger in connection with such filings. If a Party or any of its Affiliates receives any comments or a request for additional information or documentary material from any Governmental Authority with respect to the Merger pursuant to the HSR Act or any other Antitrust Laws or any Foreign Investment Laws applicable to the Merger, then such Party shall make (or cause to be made), as promptly as reasonably practicable and after consultation with the other Parties, an appropriate response to such request; provided that no Party may extend any waiting period or enter into any agreement or understanding with any Governmental Authority without the permission of the other Parties, which shall not be unreasonably withheld, conditioned or delayed. Parent and Merger Sub shall be solely responsible for payment of all filing fees in connection with filings made by the Parties under the HSR Act and any other Antitrust Laws or any Foreign Investment Laws as required thereunder in connection with the Merger.
(b) Avoidance of Impediments. In furtherance and not in limitation of the other covenants in this Section 6.2, notwithstanding anything to the contrary contained in this Agreement, but subject to the other terms set forth in this Section 6.2(b), if and to the extent necessary to obtain clearances, consents, approvals, waivers, actions, waiting period expirations or terminations, non-actions or other authorizations pursuant to the HSR Act, any other Antitrust Laws or any Foreign Investment Laws applicable to the Merger, and to avoid or eliminate each and every impediment under the HSR Act, any other Antitrust Laws or any Foreign Investment Laws applicable to the Merger as promptly as reasonably practicable, each of Parent and Merger Sub shall use their respective reasonable best efforts to avoid or eliminate each and every impediment and to obtain all clearances, consents, approvals, waivers, actions, waiting period expirations or terminations, non-actions or other authorizations under the HSR Act, any other Antitrust Laws or any Foreign Investment Laws, including offering, committing to, and effectuating (i) the sale, divestiture, transfer, license, disposition, or hold separate (through the establishment of a trust or otherwise), of any and all of the capital stock or other equity or voting interest, assets (whether tangible or intangible), rights, properties, products or businesses of Parent, Merger Sub, the Company or any of its Subsidiaries; (ii) the termination, modification, or assignment of existing relationships, joint ventures, Contracts, or obligations of Parent, Merger Sub, the Company or any of its Subsidiaries; (iii) the modification of any course of conduct regarding future operations of Parent, Merger Sub, the Company or any of its Subsidiaries; and (iv) any other restrictions on the activities of Parent, Merger Sub the Company or any of its Subsidiaries, including the freedom of action of Parent, Merger Sub, the Company or any of its Subsidiaries with respect to, or their ability to retain, one or more of their respective operations, divisions, businesses, product lines, customers, assets or rights or interests, or their freedom of action with respect to the assets, properties, or businesses to be acquired pursuant to this Agreement; in each case, so as to allow the consummation of the Merger as soon as reasonably practicable and, in any event, prior to the Termination Date. Notwithstanding the foregoing, nothing in this Agreement shall require Parent, Merger Sub, the Company or any of its Subsidiaries to (A) enter into any agreement or consent decree with the DOJ, FTC or any other Governmental Authority or take, or agree to take, any other action, in each case that is not conditioned on the Closing or (B) take any action, including those referred to in clauses (i) through (iv) of this Section 6.2(b), if such action, together with any other actions contemplated by this Section 6.2(b), would (x) have, or would reasonably be expected have, a material adverse effect on the business, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole or (y) otherwise involve any assets, properties, operations or businesses other than those of Parent, Merger Sub, the Company or its Subsidiaries. In furtherance of and without limiting the foregoing, the Parties acknowledge and agree that the Company shall not, and shall cause its Subsidiaries not to, take any action referred to in clauses (i) through (iv) of this Section 6.2(b) without the prior written consent of Parent. Notwithstanding anything to the contrary contained in this Agreement, in no event shall Parent or Merger Sub be obligated to take (or cause to be taken) any action contemplated by this Section 6.2(b) with respect to or that involves Novacap Management Inc. or its Affiliates or any investment funds or investment vehicles affiliated with, or managed or advised by, Novacap Management Inc. or its Affiliates or with respect to or that involves any portfolio company (as such term is commonly understood in the private equity industry), any interest therein, or any investment of Novacap Management Inc. or its Affiliates, other than with respect to Parent, Merger Sub, and the Company and its Subsidiaries.
(c) Cooperation. In furtherance and not in limitation of the foregoing, the Company, Parent and Merger Sub shall (and shall cause their respective Affiliates to), subject to any restrictions under applicable Laws, (i) promptly notify the other Parties of, and, if in writing, furnish the others with copies of (or, in the case of oral communications, advise the others of the contents of) any material communication received by such Person from a Governmental Authority in connection with the Merger and permit the other Parties to review and discuss in advance (and to consider in good faith any comments made by the other Parties in relation to) any proposed draft notifications, formal notifications, filings (except for HSR filings), submission or other written communication (and any analyses, memoranda, white papers, presentations, correspondence or other documents submitted therewith) made in connection with the Merger to a Governmental Authority; (ii) keep the other Parties reasonably informed (on a prompt basis) with respect to the status of any such submissions and filings to any Governmental Authority in connection with the Merger and any developments, meetings or discussions with any Governmental Authority in respect thereof, including with respect to (A) the receipt of any non-action, action, clearance, consent, approval, waiver or other authorizations, (B) the expiration or termination of any waiting period, (C) the commencement or proposed or threatened commencement of any investigation, litigation or administrative or judicial action or proceeding under applicable Laws, including any proceeding initiated by a private party, and (D) the nature and status of any objections raised or proposed or threatened to be raised by any Governmental Authority with respect to the Merger; and (iii) not independently participate in any meeting, hearing, proceeding or discussions (whether in person, by telephone, by video or otherwise) with or before any Governmental Authority in respect of the Merger without giving the other parties reasonable prior notice of such meeting or substantive discussions and, unless prohibited by such Governmental Authority, the opportunity to attend or participate; provided, that, notwithstanding anything in this Agreement to the contrary, Parent shall, after consulting with, and considering in good faith the views of the Company, have the right to devise, control and direct the strategy and timing for, and make all material decisions relating to (and shall take the lead in all meeting and communications with any Governmental Authority relating to), obtaining any approval or expiration of a waiting period contemplated by this Section 6.2. However, each of the Company, Parent and Merger Sub may reasonably designate any commercially sensitive information provided to any Governmental Authority as restricted to “outside counsel only” and any such information shall not be shared with employees, officers or directors or their equivalents of the other Party without approval of the Party providing the commercially sensitive information; provided that each of the Company, Parent and Merger Sub may redact any valuation and related information before sharing any information provided to any Governmental Authority with another Party on an “outside counsel only” basis, and that the Company, Parent and Merger Sub shall not in any event be required to share information that benefits from legal privilege with the other Parties, even on an “outside counsel only” basis, where this would cause such information to cease to benefit from legal privilege.
(d) Other Actions. Until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, without the prior written consent of the Company, Parent and Merger Sub shall not, and shall cause the Limited Guarantors not to, enter into or agree to enter into, any Contracts or arrangements for an acquisition by Parent, Merger Sub or such Limited Guarantors (by stock purchase, merger, consolidation, purchase of assets, license or otherwise) of (or actually acquire), any ownership interest, equity interests, assets or rights in or of any Person that is not an Affiliate and that would reasonably be expected to, individually or in the aggregate, (i) prevent, materially delay or materially impede the obtaining of, or adversely affect in any material respect the ability of Parent to procure, any clearances, approvals, waivers, actions, non-actions, authorizations, consents, orders or declarations of any Governmental Authority or the expiration or termination of any applicable waiting period necessary to consummate the Transactions, including the Merger, (ii) materially increase the risk of any Governmental Authority entering an order, ruling, judgment or injunction prohibiting the consummation of the Transactions, including the Merger, or (iii) cause Parent, Merger Sub or the Company to be required to obtain any additional clearances, consents, approvals, waivers, actions, waiting period expirations or terminations, non-actions or other authorizations under any Laws with respect to the Merger and the other Transactions. Other than filings made in connection with the transactions contemplated by this Agreement, Parent shall procure that none of Parent’s Affiliates shall make any filing pursuant to the HSR Act that would reasonably be expected to (i) impose any material delay in the obtaining of, or materially increase the risk of not obtaining, any consents of any Governmental Authority administering the HSR Act necessary to consummate the transactions contemplated by this Agreement or the expiration or termination of any applicable waiting period under the HSR Act, (ii) materially increase the risk of any Governmental Authority administering the HSR Act entering an order prohibiting the consummation of the Merger or (iii) materially increase the risk of not being able to remove any such order on appeal or otherwise; provided, that the foregoing shall not prevent or limit any of Parent’s Affiliates from making any filing pursuant to the HSR Act with respect to any existing portfolio company (as such term is commonly understood in the private equity industry) of any investments funds or investment vehicles affiliated with or under common management with Novacap Management Inc.
6.3 Stockholder Consent; Information Statement.
(a) Stockholder Consent. As soon as practicable following the date of this Agreement and in lieu of calling a meeting of the Company Stockholders, the Company shall use its reasonable best efforts to obtain the Stockholder Consent. Promptly following receipt of the Stockholder Consent, the Company will provide Parent with a copy of such Stockholder Consent. In connection with the Stockholder Consent, the Company shall take all actions necessary or advisable to comply, and shall comply in all respects, with the DGCL

(including Section 228 and Section 262 thereof) and the Organizational Documents of the Company. If the Stockholder Consent is not received by the Company and Parent within twenty-four (24) hours following the execution of this Agreement, Parent will be entitled to terminate this Agreement pursuant to Section 8.1(d).
(b) Information Statement.
(i) As promptly as reasonably practicable (but no later than twenty (20) Business Days) after the date of this Agreement, the Company shall prepare and file with the SEC a written information statement of the type contemplated by Rule 14c-2 of the Exchange Act containing (A) the information specified in Schedule 14C under the Exchange Act concerning the Stockholder Consent and the Merger, (B) the notice of action by written consent required by Section 228(e) of the DGCL and (C) the notice of availability of appraisal rights and related disclosure required by Section 262 of the DGCL (the “Information Statement”). Parent shall provide the Company with all information concerning Parent and Merger Sub as may be reasonably requested by the Company in connection with the preparation, filing and distribution of the Information Statement and shall otherwise assist and cooperate with the Company in the preparation of the Information Statement and the resolution of any comments thereto received from the SEC. Each of the Company, Parent and Merger Sub shall promptly correct any information with respect to it or provided by it for use in the Information Statement if and to the extent, in the absence of such a correction, the Information Statement would contain a misstatement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company shall disseminate such correction to the Company Stockholders in an amendment or supplement. The Company shall notify Parent promptly upon the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Information Statement and shall promptly supply Parent with copies of all such comments, requests and any other written correspondence between the Company or any of its Representatives, on the one hand, and the SEC, on the other hand, with respect to the Information Statement. The Company shall use its reasonable efforts to respond as promptly as reasonably practicable to any comments received from the SEC concerning the Information Statement and to resolve such comments with the SEC and cause the Information Statement to be filed with the SEC in definitive form as contemplated by Rule 14c-2 under the Exchange Act, and shall use its reasonable efforts to cause the Information Statement to be disseminated to the Company Stockholders as promptly as reasonably practicable after the first to occur of (1) confirmation from the SEC that it has no further comments on the Information Statement, (2) confirmation from the SEC that the Information Statement is otherwise not to be reviewed or (3) expiration of the ten (10)-day period after filing in the event the SEC does not review the Information Statement. Prior to the filing of the Information Statement (or any amendment or supplement thereto) or any dissemination thereof to the Company Stockholders, or responding to any comments from the SEC with respect thereto, the Company shall provide Parent and its counsel with a reasonable opportunity to review and to comment on such document or response and the Company shall consider in good faith all comments reasonably proposed by Parent.
(ii) The Company agrees that the Information Statement will comply as to form in all material respects with the requirements of the Exchange Act and that, at the time it is filed with the SEC, at the time it is first mailed to the Company Stockholders or at the time of any amendment or supplement thereof, the Information Statement will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no covenant is made by the Company with respect to statements included or incorporated by reference in the Information Statement based on information supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference therein. Parent agrees that none of the information supplied or to be supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in the Information Statement will, at the time it is filed with the SEC or at the time it is first mailed to the Company Stockholders, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

6.4 Financing.
(a) No Amendments to Financing Letters. Each of Parent and Merger Sub shall not, without the prior written consent of the Company, agree to, or permit any withdrawal, amendment, supplement or modification to be made to, or any waiver of any provision or remedy pursuant to, the Financing Letters or the definitive agreements relating to the Financing if such withdrawal, amendment, supplement, modification, consent or waiver would, or would reasonably be expected to, (i) reduce the aggregate amount of the Financing, including by changing the amount of the fees to be paid or the original issue discount of the Debt Financing, to an amount that is less than the amount required to consummate the Closing, or (ii) impose new or additional conditions or amend or modify any of the conditions to the receipt of the Financing or expand, amend, or modify any other terms to the Financing, in each case in a manner that would reasonably be expected to (A) materially delay or prevent the Closing or (B) make the timely funding of the Financing or the satisfaction of the conditions to obtaining the Financing materially less likely to occur in any respect; provided, however, Parent may, without the written consent of the Company, (1) amend the Debt Commitment Letters to add additional lenders or parties that have not previously executed the Debt Commitment Letters as of the date of this Agreement and to grant to such additional lenders or parties such approval rights as are customarily granted to additional lenders, lead arrangers, bookrunners, syndication agents or similar entities, (2) amend the Financing Letters with respect to the Debt Financing to give effect to any “flex” terms contained in the Debt Commitment Letters, (3) to amend titles, allocations and fee sharing arrangements with respect to existing and additional parties to the Debt Commitment Letters and (4) to increase the amount of the Debt Financing. Parent shall promptly furnish to the Company true and complete copies of any amendment, replacement, supplement, modification, consent or waiver relating to the Financing Letters.
(b) Taking of Necessary Actions. Subject to the terms and conditions of this Agreement, each of Parent and Merger Sub shall use its, and shall cause its respective Affiliates to use their, respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper and advisable to consummate and obtain the Financing on a timely basis (but in any event no later than the time the Closing is required to occur pursuant to Section 2.3) on the terms and conditions (including, to the extent required, the full exercise of any “flex” provisions in any Fee Letter) set forth in the Financing Letters, including, using its reasonable best efforts to (i) maintain in effect the Financing Letters in accordance with the terms and subject to the conditions therein; (ii) negotiate, enter into, execute and deliver definitive agreements with respect to the Debt Financing contemplated by the Debt Commitment Letters and related Fee Letter on a timely basis on the terms and subject only to the conditions (including any “flex” provisions in the related Fee Letter) set forth in the Debt Commitment Letters and related Fee Letter or otherwise acceptable to Parent so long as such modifications to such terms and conditions would not be prohibited under the restrictions on amendments and modifications set forth in this Section 6.4; (iii) satisfy (and cause its Affiliates to satisfy) on a timely basis all conditions to funding the Financing contained in the Debt Commitment Letters and such definitive agreements related thereto and in the Equity Commitment Letter at or prior to the time the Closing is required to occur pursuant to Section 2.3; and (iv) consummate the Financing at or prior to the Closing. Parent and Merger Sub shall pay, or cause to be paid, all commitment or other fees required to be paid as a condition pursuant to the Financing Letters as and when they become due.
(c) Information. Parent shall use reasonable best efforts to keep the Company informed on a timely basis and in reasonable detail of the status of its efforts to arrange the Financing. Without limiting the generality of the foregoing, Parent shall give the Company prompt notice in writing (but in any event within two (2) Business Days after the occurrence or delivery thereof) (i) of any material breach or default (or any event or circumstance that, with notice or lapse of time or both, could reasonably be expected to give rise to any such material breach or default), cancellation, or termination by any party to the Financing Letters of any condition set forth in or any other material provisions of the Financing Letters or definitive agreements related to the Financing; (ii) of the receipt by Parent of any written notice or communication from any Financing Source with respect to any (A) actual or threatened material breach, default, cancellation or termination (or written notice or communications from lenders or other sources of Debt Financing to Parent of any such actual or threatened material breach, default, cancellation, or termination received by Parent) by any party to any material provisions of the Financing Letters or any definitive agreements related to the Financing of any provisions of the Financing Letters or such definitive agreements; or (B) material dispute or disagreement between or among any parties to the Financing Letters or any definitive agreements related to the Financing; and (iii) if for any reason Parent at any time reasonably believes that it will not be able to obtain all or any portion of the Financing necessary to satisfy all payment obligations of Parent required to be made hereunder at Closing. Parent shall provide information reasonably requested by the Company relating to any of the circumstances referred to in the previous sentence promptly following the date that the Company delivers a written request therefor to Parent.
(d) Alternate Debt Financing. If any portion of the Debt Financing becomes unavailable on the terms and conditions (including any “flex” provisions in any Fee Letter) contemplated in the Debt Commitment Letters and related Fee Letter, Parent and Merger Sub shall promptly notify the Company in writing and use their respective reasonable best efforts to, as promptly as reasonably practicable following the occurrence of such event, (i) arrange and obtain the Debt Financing or such portion of the Debt Financing that has become unavailable from the same or alternative sources (A) on terms and conditions not materially less favorable (in Parent’s good faith determination) in the aggregate to Parent and Merger Sub than those contained in the respective Financing Letters, (B) containing conditions to draw, conditions to Closing and other terms that would reasonably be expected to affect the availability thereof that (1) are not more onerous, taken as a whole, for Parent than those conditions and terms contained in the Debt Commitment Letters, (2) would not reasonably be expected to delay the Closing or make the Closing less likely to occur, and (3) in an amount at least equal to the Debt Financing or such unavailable portion thereof, as the case may be (the “Alternate Debt Financing”); and (ii) obtain one or more new financing commitment letters with respect to such Alternate Debt Financing (the “New Debt Commitment Letters”), which new letters will replace the existing Debt Commitment Letters in whole or in part. Parent will promptly provide a copy of any New Debt Commitment Letters (and any fee letter in connection therewith or other agreements related thereto, with amounts, economic, financial, dollar and ratio terms (including related dates), and “market flex” terms, in each case, redacted; provided, that such redactions do not relate to any terms that would adversely affect the conditionality, enforceability, availability, or termination of the Debt Financing (except to the extent covered by an increase in the Equity Financing)) to the Company. Any reference in this Agreement to (x) the “Financing Letters” or the “Debt Commitment Letters” will be deemed to include the Debt Commitment Letters to the extent not superseded by a New Debt Commitment Letter at the time in question and any New Debt Commitment Letters (and any fee letter in connection therewith or other agreements related thereto) to the extent then in effect, (y) the “Financing Letters” shall refer to such documents as otherwise amended or modified solely in accordance with the terms of this Agreement, and (z) the “Financing” means the financing contemplated by the Financing Letters as amended or modified in accordance with the terms of this Agreement.
(e) No Financing Condition. Parent and Merger Sub shall, and shall cause their respective Affiliates to, refrain from taking, directly or indirectly, any action that would reasonably be expected to result in the failure of any of the conditions contained in the Financing Letters or in any definitive agreement relating to the Financing. Parent and Merger Sub acknowledge and agree that the obtaining of the Financing is not a condition to the Closing or to Parent’s or Merger Sub’s performance of any of their respective obligations under this Agreement (except as provided in this Section 6.4 and Section 6.5), and reaffirm their obligation to consummate the Transactions irrespective and independently of the availability of the Financing or any permitted alternative financing subject to the applicable conditions set forth in Section 7.1 and Section 7.2 and the other terms and conditions of this Agreement (including Section 8.3(c) and Section 9.8(b)(ii)). Subject to Section 8.3(c) and Section 9.8(b)(ii), if the Financing has not been obtained, Parent and Merger Sub will each continue to be obligated, subject to the satisfaction or waiver of the conditions set forth in Article VII, to consummate the Transactions.

6.5 Financing Cooperation.
(a) Cooperation. Following the date of this Agreement and prior to the Effective Time, the Company shall use its reasonable best efforts, and shall cause each of its Subsidiaries to use its respective reasonable best efforts, to provide Parent with such customary cooperation as is reasonably requested by Parent to arrange, syndicate and obtain the Debt Financing contemplated by the Debt Commitment Letters, including use reasonable best efforts in:
(i) causing management of the Company to participate in a reasonable number of telephonic meetings, presentations, road shows, due diligence sessions, drafting sessions and sessions (upon reasonable request) with rating agencies and other customary syndication activities in connection with the Debt Financing at times and locations to be mutually agreed;
(ii) providing reasonable and customary assistance to Parent with the preparation of customary rating agency presentations, bank information memoranda required in connection with the Debt Financing and similar documents, including execution and delivery of customary authorization letters related thereto (including customary representations with respect to the absence of material misstatements or omissions) and customary CFO and similar certificates and certificates with respect to certain financing information in the bank information memoranda, and providing reasonable cooperation with the due diligence efforts of the Financing Sources, in each case, to the extent reasonable and customary for financings of the type of the Debt Financing;
(iii) assisting Parent in connection with the preparation of any pledge and security documents and other definitive financing documents as may be reasonably requested by Parent and facilitating the pledging of, granting of a security interest in, and obtaining perfection of any Liens on, collateral in connection with the Closing, it being understood that such documents will not take effect until the Effective Time;
(iv) obtaining the Payoff Letters;
(v) providing, as promptly as reasonably practicable (and in any event, no less than four (4) Business Days prior to the Closing Date), all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including (A) the USA Patriot Act of 2001 and (B) a certification regarding beneficial ownership as required by 31 C.F.R. §1010.230 to any Financing Source that has requested such certification, relating to the Company and its Subsidiaries, in each case as reasonably requested of the Company or its Subsidiaries in writing by Parent or the Financing Sources at least nine (9) Business Days prior to the Closing Date;
(vi) assisting in the execution and delivery of definitive documents and closing certificates relating to the Debt Financing as may be reasonably requested by Parent (subject to the limitations on effectiveness thereon pursuant to clause (b) below);
(vii) furnishing Parent as promptly as reasonably practicable, such other financial and other pertinent information in the Company’s (or its advisors’) possession, pertaining to the Company and its Subsidiaries, as may be customarily required or reasonably requested by Parent for completion of the Debt Financing or similar financing (for the avoidance of doubt, the Company shall not be responsible for the preparation of any pro forma financial statements or other financial information that places undue burden on the Company (including, for the avoidance of doubt, preparation of financial information in a form not customarily prepared by the Company)); and
(viii) assisting in the taking of all corporate and other actions, subject to the occurrence of the Closing, reasonably required by Parent that are necessary to permit the consummation of the Debt Financing on the Closing Date and to permit the proceeds thereof to be made available at the Closing; it being understood that no such corporate or other action will take effect prior to the Closing and the directors of the Company will not approve the Financing prior to the Closing Date.
(b) Obligations of the Company. Nothing in this Section 6.5 will require the Company or any of its Subsidiaries to (i) waive or amend any terms of this Agreement or agree to pay any fees or reimburse any expenses prior to the Effective Time; (ii) except with respect to the provision of authorization letters and CFO and similar certificates referred to in clause (a)(ii) above and except with respect to

“know-your-customer” information referred to in clause (a)(v) above, enter into any definitive agreement or documentation, the effectiveness of which is not conditioned upon the Closing; (iii) give any indemnities or incur any fees that are effective prior to the Effective Time; or (iv) take any action that would unreasonably or materially interfere with the conduct of the business or the Company and its Subsidiaries, breach any confidentiality obligations or create a risk of damage or destruction to any property or assets of the Company or any of its Subsidiaries. In addition, no action, liability or obligation of the Company, any of its Subsidiaries or any of their respective Representatives pursuant to any certificate, agreement, arrangement, document or instrument relating to the Debt Financing will be effective until the Effective Time, and neither the Company nor any of its Subsidiaries will be required to take any action pursuant to any certificate, agreement, arrangement, document or instrument that is not contingent on the occurrence of the Closing or that becomes effective prior to the Effective Time. Nothing in this Section 6.5will require the Company, its Subsidiaries or their respective directors, officers or employees to execute, deliver or enter into, or perform any agreement, document or instrument (except with respect to the provision of authorization letters and CFO and similar certificates referred to in clause (a)(ii) above and except with respect to “know-your-customer” information referred to in clause (a)(v) above) including any definitive financing document, with respect to any debt financing or adopt resolutions approving the agreements, documents and/or instruments pursuant to which any debt financing is obtained or pledge any collateral with respect to the Debt Financing that would take effect prior to the Closing. Nothing in this Section 6.5 shall require (A) any officer or Representative of the Company or any of its Subsidiaries to deliver any certificate or take any other action under this Section 6.5 that would reasonably be expected to result in personal liability to such officer or Representative; or (B) the Company Board to approve any financing or Contracts related thereto prior to the Effective Time (it being understood and agreed that all such certificates, opinions or resolutions delivered by an officer or board member of the Surviving Corporation prior to the Effective Time and shall take effect immediately after the Effective Time). The Company and its Subsidiaries and Representatives shall not be required to deliver any legal opinions or solvency certificates (unless the certifications set forth in such solvency certificates are true as of the Closing Date (it being understood that a “solvency” certificate may be delivered only if the chief financial officer or other authorized officer with similar responsibilities of the Company Group is, and shall remain, or will be such officer after giving effect to the Closing)). Notwithstanding anything to the contrary in this Agreement, the condition set forth in Section 7.2(b), as it applies to the Company’s obligations relating to the Debt Financing, shall be deemed satisfied, and the Company shall not be deemed to have breached or failed to perform or observe any covenants, obligations or other agreements contained in this Section 6.5 relating to the Debt Financing, in each case, unless the failure of any condition precedent to the funding of the Debt Financing is caused by the Company’s Willful and Material Breach of its obligations under this Section 6.5 and is a direct and proximate cause of the failure of Parent to obtain Debt Financing, which breach has not been cured on or prior to the third Business Day after Parent has provided written notice of such breach.
(c) Company Indebtedness.
(i) At least two (2) Business Days prior to the Effective Time (or such later date so agreed by Parent), the Company shall deliver to Parent fully executed payoff letters in form and substance reasonably satisfactory to Parent from the lenders (or their applicable representative) with respect to the Company Credit Agreement (each, a “Payoff Letter”), stating the amounts required to pay in full all obligations (other than any contingent reimbursement and indemnity obligations that expressly survive termination of the Company Credit Agreement) thereunder and to effect the release of any liens securing the Company Indebtedness or other security interests (subject to the finalization of such amounts prior to the Effective Time).
(ii) At or prior to the Effective Time, Parent shall provide (or cause to be provided) with respect to the Company Indebtedness to be repaid at the Effective Time, to the Company funds in an amount equal to the amount necessary for the Company to repay and discharge in full all amounts outstanding pursuant to the Company Indebtedness and upon the receipt thereof, concurrently with the Effective Time, the Company shall repay and discharge such Company Indebtedness; provided, that in lieu of funding such amounts, Parent may, concurrently with the Effective Time (and not prior), direct the Company to repay and discharge all or any portion of such Company Indebtedness using the Company’s and its Subsidiaries’ available cash on hand, to the extent such available cash on hand would be sufficient to repay and discharge all or such portion of the Company Indebtedness as directed by Parent and only to the extent that, immediately after giving effect to such payment, the Company shall not be insolvent and shall have a reasonably sufficient amount of cash to operate its business substantially as conducted immediately prior to the Effective Time.
(d) Use of Logos. The Company hereby consents to the use of its and its Subsidiaries’ logos in connection with the Debt Financing so long as such logos (i) are used solely in a manner that is not intended to, or reasonably likely to, harm or disparage the Company or any of its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries; and (ii) are used solely in connection with a description of the Company or any of its Subsidiaries, its or their respective businesses and products, or the Merger.
(e) Confidentiality. All non-public or other confidential information provided by the Company, its Subsidiaries or any of their Representatives pursuant to this Agreement shall be kept confidential in accordance with the Confidentiality Agreement until the Closing, except that Parent and Merger Sub will be permitted to disclose such information to any Financing Sources or prospective financing sources and other financial institutions and investors that are or may become parties to the Debt Financing and to any underwriters, initial purchasers or placement agents or ratings agencies in connection with the Debt Financing (and, in each case, to their respective counsel and auditors) so long as such Persons (i) agree to be bound by the Confidentiality Agreement as if parties thereto; or (ii) are subject to other confidentiality undertakings reasonably satisfactory to the Company and of which the Company is an express third-party beneficiary.
(f) Reimbursement. Promptly upon request by the Company, Parent shall reimburse the Company for reasonable and documented out-of-pocket costs and expenses (including attorneys’ fees) incurred by the Company, its Subsidiaries or any of its Representatives in connection with the cooperation or obligations of the Company, its Subsidiaries and their Representatives contemplated by this Section 6.5; provided, that Parent shall not be required to reimburse the Company or its Subsidiaries for costs and expenses incurred in connection with the preparation of financial statements, financial information or other materials, in each case prepared prior to the date hereof or, after the date hereof, that the Company or its Subsidiaries would have prepared in the ordinary course of business.
(g) Indemnification. The Company, its Subsidiaries and their respective Representatives shall be indemnified and held harmless by Parent and Merger Sub from and against any and all liabilities, losses, damages, claims, costs, expenses (including attorneys’ fees), interest, awards, judgments, penalties and amounts paid in settlement suffered or incurred by them in connection with their cooperation in arranging the Debt Financing pursuant to this Agreement or the provision of information utilized in connection therewith.
6.6 Anti-Takeover Laws. The Company and the Company Board shall (a) use reasonable best efforts to take all actions within their power to ensure that no “anti-takeover” statute or similar statute or regulation is or becomes applicable to the Merger or any of the other Transactions; and (b) if any “anti-takeover” statute or similar statute or regulation becomes applicable to the Merger or any of the other Transactions, use reasonable best efforts to take all actions within their power to ensure that the Merger and the other Transactions may be consummated as promptly as reasonably practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other Transactions.
6.7 Access. At all times during the Interim Period, the Company shall afford Parent and its Representatives reasonable access, consistent with applicable Law, during normal business hours, upon reasonable advance request, to the properties, books and records and personnel of the Company and its Subsidiaries for the purpose of consummating the Transactions (including the Financing), or to the extent necessary for the purpose of planning or integration, except that the Company may restrict or otherwise prohibit access to any documents or information to the extent that (a) any applicable Law or Contract requires the Company to restrict or otherwise prohibit access to such documents or information or providing access to such documents or information would violate or cause a default pursuant to, or give a third Person the right terminate or accelerate the rights pursuant to, such Contract; (b) access to such documents or information would give rise to a material risk of waiving any attorney-client privilege, work product doctrine or other privilege applicable to such documents or information; (c) access would result in the disclosure of any trade secrets (including source code) of the Company, any of its Subsidiaries or any third Persons; or (d) such documents or information are reasonably pertinent to any adverse

Legal Proceeding between the Company and its Affiliates, on the one hand, and Parent and its Affiliates, on the other hand; provided, however, that in the case of each of the foregoing clauses (a) through (c), the Company shall inform Parent of the general nature of the information being withheld and, upon Parent’s request, use its commercially reasonable efforts to allow for any access or disclosure in a manner that does not result in the effects set out in clauses (a) through (c), including by making appropriate substitute arrangements. Nothing in this Section 6.7 shall be construed to require the Company, any of its Subsidiaries or any of their respective Representatives to prepare any reports, analyses, appraisals, opinions or other information. Any investigation conducted pursuant to the access contemplated by this Section 6.7 shall be conducted in a manner that does not (i) unreasonably interfere with the conduct of the business of the Company and its Subsidiaries or otherwise result in any significant interference with the prompt and timely discharge by officers, employees and other authorized Representatives of the Company or any of its Subsidiaries of their normal duties or (ii) create a risk of damage or destruction to any property or assets of the Company or its Subsidiaries. Any access to the properties of the Company and its Subsidiaries will be subject to the Company’s reasonable security measures and insurance requirements and will not include the right to perform invasive or subsurface testing or any sampling, monitoring or analysis of soil, groundwater, building materials, indoor air, or other environmental media. Except as may otherwise be permitted by this Section 6.7 and except in the ordinary course of business and not related to the Transaction, Parent and Merger Sub shall not, and shall cause their respective Representatives not to, contact any employee, independent contractor or other service provider of the Company or any of its Subsidiaries not involved in the negotiation of the Transactions or any customer, technology or other Partner, vendor or supplier of the Company in connection with the Merger or any of the other Transactions, in each case, without the Company’s prior written consent, and Parent and Merger Sub acknowledge and agree that any such contact shall be arranged and supervised by Representatives of the Company. All requests for access pursuant to this Section 6.7 must be directed to the Chief Legal Officer of the Company or other Person designated by the Company. No investigation or access permitted or conducted pursuant to this Section 6.7 shall affect or be deemed to modify any representation or warranty made by the Company hereunder or limit or restrict any rights of Parent or Merger Sub, including any right to assert that a condition to Closing has not been satisfied.
6.8 Section 16(b) Exemption. Prior to the Effective Time, the Company shall be permitted to take all such actions as may be reasonably necessary or advisable hereto to cause the Merger, and any dispositions of equity securities of the Company (including derivative securities) (including the disposition, cancellation, or deemed disposition and cancellation of Company Common Stock, Company Options or Company RSUs) in connection with the Merger by each individual who is a director or executive officer of the Company, to be exempt pursuant to Rule 16b-3 promulgated under the Exchange Act.
6.9 Directors’ and Officers’ Exculpation, Indemnification and Insurance.
(a) Indemnified Persons. The Surviving Corporation and its Subsidiaries shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to) honor and fulfill, in all respects, the obligations of the Company and its Subsidiaries pursuant to any indemnification agreements set forth on Section 6.9(a) of the Company Disclosure Letter, between the Company and any of its Subsidiaries, on the one hand, and any of their respective current or former directors or officers (and any person who becomes a director or officer of the Company or any of its Subsidiaries prior to the Effective Time in accordance with the terms of this Agreement), on the other hand (each, together with such Person’s heirs, executors and administrators, an “Indemnified Person” and, collectively, the “Indemnified Persons”). In addition, during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation and its Subsidiaries shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to) cause the Organizational Documents of the Surviving Corporation and its Subsidiaries to contain provisions with respect to indemnification, exculpation and the advancement of expenses that are at least as favorable as the indemnification, exculpation and advancement of expenses provisions set forth in the Organizational Documents of the Company and its Subsidiaries that are in effect as of the date of this Agreement. During such six (6) year period, such provisions of such Organizational Documents, with respect to indemnification, exculpation and the advancement of expenses, may not be repealed, amended or otherwise modified in any manner that would adversely affect the rights of the Indemnified Persons thereunder, except as required by applicable Law.

(b) Indemnification Obligation. Without limiting the generality of the provisions of Section 6.9(a), during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) indemnify and hold harmless, to the fullest extent permitted by applicable Law, and any of its Subsidiaries as of the date of this Agreement shall, indemnify and hold harmless each Indemnified Person from and against any costs, fees and expenses (including, to the extent applicable, reasonable and documented attorneys’ fees and investigation expenses), judgments, fines, penalties, losses, claims, damages, liabilities and amounts paid in settlement or compromise in connection with any Legal Proceeding, whether civil, criminal, administrative or investigative, whenever asserted, to the extent that such Legal Proceeding arises, directly or indirectly, out of or pertains, directly or indirectly, to (i) the fact that an Indemnified Person is or was a director or, officer of the Company or such Subsidiary; (ii) any action or omission, or alleged action or omission, in such Indemnified Person’s capacity as a director or officer of the Company or any of its Subsidiaries, or taken at the request of the Company or such Subsidiary (including in connection with serving at the request of the Company or such Subsidiary as a director, officer, employee, agent, trustee or fiduciary of another Person (including any employee benefit plan)); or (iii) the Merger or other transactions contemplated hereby, as well as any actions taken by the Company, Parent or Merger Sub with respect thereto, except that (A) if, at any time prior to the sixth anniversary of the Effective Time, any Indemnified Person delivers to Parent a written notice asserting a claim for indemnification pursuant to this Section 6.9(b), then the claim asserted in such notice will survive the sixth anniversary of the Effective Time until such claim is fully and finally resolved, and (B) the Surviving Corporation shall not be obligated to indemnify any Indemnified Person pursuant to this Section 6.9(b) for any settlement or comprise effected without the prior written consent of the Surviving Corporation (not to be unreasonably withheld, conditioned or delayed). In the event of any such Legal Proceeding, the Surviving Corporation shall advance all reasonable an documented fees and expenses (including reasonable and documented fees and expenses of any outside counsel) as incurred by an Indemnified Person in the defense of such Legal Proceeding, subject to the Surviving Corporation’s receipt of an undertaking by or on behalf of such Indemnified Person to repay all amounts so advanced if it should ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnified Person is not entitled to be indemnified for such expenses. Notwithstanding anything to the contrary in this Agreement, (x) none of Parent, the Surviving Corporation nor any of their respective Affiliates shall settle or otherwise compromise or consent to the entry of any judgment with respect to, or otherwise seek the termination of, any Legal Proceeding for which indemnification may be sought by an Indemnified Person pursuant to this Agreement unless such settlement, compromise, consent or termination includes an unconditional release of all Indemnified Persons from all liability arising out of, or relating to, such Legal Proceeding or such Indemnified Person otherwise consents in writing (such consent not to be unreasonably withheld or delayed) to such settlement, compromise, consent or termination.
(c) D&O Insurance. During the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) maintain in effect the Company’s current directors’ and officers’ liability and errors and omissions liability insurance (“D&O Insurance”) in respect of acts or omissions occurring at or prior to the Effective Time on terms (including with respect to coverage, conditions, retentions, limits and amounts) that are substantially equivalent to those of the D&O Insurance in effect as of the date hereof. In satisfying its obligations pursuant to this Section 6.9(c), the Surviving Corporation will not be obligated to pay annual premiums in excess of 300% of the amount paid by the Company for coverage for its last full fiscal year ended prior to the Effective Time (such 300% amount, the “Maximum Annual Premium”). If the annual premiums of such insurance coverage exceed the Maximum Annual Premium, then the Surviving Corporation shall obtain a policy with the greatest coverage available for a cost not exceeding the Maximum Annual Premium from an insurance carrier with the same or better credit rating as the Company’s current directors’ and officers’ liability insurance carrier. In satisfaction of the foregoing obligations, prior to the Effective Time, the Company shall, in consultation with Parent, purchase a prepaid “tail” policy with respect to the D&O Insurance so long as the aggregate cost for such “tail” policy does not exceed the Maximum Annual Premium. The Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) maintain such “tail” policy in full force and effect for a period of no less than six (6) years after the Effective Time and continue to honor its obligations thereunder.

(d) Successors and Assigns. If Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or Surviving Corporation or entity in such consolidation or merger; or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then proper provisions will be made to the extent such obligations are not otherwise transferred, assumed or assigned by operation of Law so that the successors and assigns of Parent, the Surviving Corporation or any of their respective successors or assigns shall assume all of the obligations of Parent and the Surviving Corporation set forth in this Section 6.9.
(e) No Impairment. The obligations set forth in this Section 6.9 may not be terminated, amended or otherwise modified in any manner that adversely affects any Indemnified Person (or any other Person who is a beneficiary pursuant to the D&O Insurance or the “tail” policy referred to in Section 6.9(c) (and their heirs and representatives), the “Other Indemnified Persons”) without the prior written consent of such affected Indemnified Person or Other Indemnified Person. Each of the Indemnified Persons or Other Indemnified Persons are intended to be third party beneficiaries of this Section 6.9, with full rights of enforcement as if a Party. The rights of the Indemnified Persons and Other Indemnified Persons pursuant to this Section 6.9 will be in addition to, and not in substitution for, any other rights that such Persons may have pursuant to (i) the Organizational Documents of the Company and its Subsidiaries; (ii) any and all indemnification agreements entered into with the Company or any of its Subsidiaries prior to the date hereof and made available to Parent; or (iii) applicable Law (whether at Law or in equity).
(f) Other Claims. Nothing in this Agreement is intended to, or will be construed to, release, waive or impair any rights to directors’ and officers’ insurance claims pursuant to any applicable insurance policy or indemnification agreement made available to Parent that is or has been in existence with respect to the Company or any of its Subsidiaries for any of their respective directors, officers or other employees, it being understood and agreed that the indemnification provided for in this Section 6.9 is not prior to or in substitution for any such claims pursuant to such policies or agreements.
6.10 Employee Matters.
(a) Employment; Benefits. Until the 12-month anniversary of the Closing (or, if earlier, until such time that an employee is no longer employed by Parent or its Subsidiaries) (the “Continuation Period”), the Surviving Corporation and its Subsidiaries shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to) provide each Continuing Employee (i) a base salary or wage rate, as applicable, and target annual short-term cash incentive opportunities (excluding retention, long-term incentive, change in control or transaction compensation), in each case, that is no less favorable than that provided to such Continuing Employee immediately before the Effective Time; and (ii) other employee benefits (excluding severance, equity or equity-based compensation, long-term incentive, nonqualified deferred compensation benefits, defined benefit pension benefits or post-termination or retiree health or welfare benefits) that are substantially comparable in the aggregate to those provided to such Continuing Employee immediately before the Effective Time.
(b) New Plans. With respect to each benefit or compensation plan, program, policy, arrangement or agreement that is made available to any Continuing Employee at or after the Effective Time (each such plan, a “New Plan”), Parent and its Affiliates (including the Surviving Corporation) shall (and Parent shall cause the Surviving Corporation and its Affiliates to) cause to be granted to such Continuing Employee credit for such Continuing Employee’s length of service with the Company and its Subsidiaries prior to the Effective Time, to the same extent such service was recognized under the analogous Employee Plans immediately prior to the Effective Time, for purposes of eligibility to participate, vesting and entitlement to benefits where length of service is relevant (including for purposes of vacation accrual), except that such service need not be recognized (i) to the extent that it would result in duplication of compensation or benefits for the same period of service, (ii) with respect to any qualified or non-qualified defined benefit plans, non-qualified deferred compensation, post-termination or retiree health or welfare benefits, or with respect to equity or equity-based compensation. In addition, and without limiting the generality of the foregoing Parent shall use commercially reasonable efforts to cause, (i) each Continuing Employee to be immediately eligible to participate, without any waiting period, in any New Plan to the extent that coverage pursuant to such New Plan replaces coverage pursuant to an analogous Employee Plan (such plans, the “Old Plans”); (ii) for purposes of each New Plan providing life insurance, medical, dental, pharmaceutical, vision or disability benefits, all waiting periods, pre-existing condition exclusions, evidence of insurability requirements and actively-at-work or similar requirements of such New Plan to be waived for the Continuing Employees and their covered dependents, to the extent such waiting periods, conditions and requirements were satisfied or would not apply under the analogous Old Plan; and (iii) for purposes of each New Plan providing medical, dental, pharmaceutical, or vision benefits, any eligible expenses incurred by the Continuing Employees and their covered dependents under the applicable Old Plans during the calendar year in which the participation under the New Plan begins, to be given credit under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Continuing Employees and their covered dependents as if such amounts had been paid in accordance with such New Plans. Any vacation or paid time off accrued but unused by a Continuing Employee as of immediately prior to the Effective Time will be credited to such Continuing Employee following the Effective Time, and will be made available to the Continuing Employees in accordance with the Company’s and its Subsidiaries’ standard vacation and paid time off policies as in effect on the date hereof.
(c) 2025 Annual Bonus. Except as otherwise set forth on Section 6.10(c) of the Company Disclosure Letter, with respect the Company’s annual cash bonus program set forth on Section 6.10(c) of the Disclosure Letter (the “Company Bonus Program”), the Company and its Subsidiaries shall pay to each Continuing Employee who participates in the Company Bonus Program and who remains employed with Parent, the Surviving Corporation or their respective Subsidiaries through the applicable payment date, a bonus for the 2025 fiscal year (each, a “Annual Bonus”) on the date on which annual bonuses for the 2025 fiscal year would be paid in the ordinary course of business and subject to the terms of the Company Bonus Program. The amount of the Annual Bonus for each participant in a Company Bonus Plan shall be determined based on the greater of (i) actual performance through December 31, 2025 (as determined by the Board of Directors of the Company (or a committee thereof) in its sole discretion), and (ii) target performance.
(d) Section 280G. As soon as practicable following the date hereof, the Company shall use reasonable best efforts to provide Parent with calculations and reasonable back up information relating to Sections 280G and 4999 of the Code relating to the Transactions, and shall update such calculations upon Parent’s reasonable request from time to time prior to the Effective Date within a reasonable period of time following receipt of such request.
(e) Employee Communications. Prior to communicating or distributing any broad-based communications to any Continuing Employees or holders of Company Options, Company RSUs or Company MSUs, that relate to the Continuing Employees employment or compensation following the Closing (including, to the extent related to any matters set forth in this Section 6.10), or to the treatment of Company Options, Company RSUs, or Company MSUs, the Company shall provide such communication to Parent for Parent’s prior review and shall incorporate any reasonable comments provided by Parent. Notwithstanding the foregoing, the Company shall not be required to provide to Parent any such communications that are consistent in all material respects with communications that had previously been reviewed by Parent pursuant to this Section 6.10.
(f) Acknowledgment. Parent hereby acknowledges and agrees that a “change of control” (or similar phrase) within the meaning of each of the Employee Plans, as applicable, will occur as of the Effective Time.
(g) No Third-Party Beneficiary Rights. Notwithstanding anything to the contrary set forth in this Agreement, this Section 6.10 will not be deemed to: (i) guarantee employment for any period of time for, or preclude the ability of Parent, the Surviving Corporation or any of their respective Subsidiaries to terminate any Continuing Employee; (ii) constitute the adoption, amendment or modification of any Employee Plan or New Plan; (iii) create any third party beneficiary rights in any Company Service Provider, Continuing Employee or other Person (or beneficiary or dependent thereof); or (iv) prohibit or limit the ability of Parent, the Surviving Corporation or any of their respective Subsidiaries to amend, modify or terminate any benefit or compensation plan, program, policy, agreement, arrangement, or Contract at any time.
6.11 Public Statements and Disclosure. The initial press release with respect to the execution of this Agreement shall be a joint press release in the form reasonably agreed to by the Parties, and following such initial press release, the Company and Parent shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the Merger and shall not issue any such press release or make any such public statement prior to such consultation, except as such party may reasonably conclude may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system (and then only after as much advance notice as is feasible); provided that neither the Company nor Parent shall be obligated to engage in such consultation with respect to communications (including communications directed to such Party’s employees, suppliers, customers, Partners, vendors or stockholders) that are consistent with public statements previously made in accordance with this Section 6.11; provided, further, that the restrictions set forth in this Section 6.11 shall not apply to any release or public statement (i) made or proposed to be made by the Company with respect to an Acquisition Proposal, a Superior Proposal or a Company Board Recommendation Change or any action taken pursuant thereto, in each case, in accordance with Section 5.3, (ii) in connection with any dispute between the parties regarding this Agreement or the Merger or (iii) made by Parent or its Affiliates in the form of any customary announcement or other communication in connection with the arrangement of the Debt Financing. Notwithstanding the foregoing, Parent, Merger Sub, the Principal Stockholders and their respective Affiliates may (i) provide ordinary course communications regarding this Agreement and the Transactions to existing or prospective general and limited partners, direct or indirect equityholders, members, investors and Affiliates, in each case, who are subject to customary confidentiality restrictions and (ii) post deal descriptions on their respective websites or social media platforms (if applicable) in the ordinary course of business; provided, that in the case of this clause (ii), any such deal descriptions are consistent with public statements previously made in accordance with this Section 6.11.
6.12 Transaction Litigation. Prior to the Effective Time, the Company will provide Parent with prompt notice of all Transaction Litigation and keep Parent reasonably informed with respect to the status thereof. Prior to the Effective Time, (a) Parent will have the right to participate in (but not control) the defense, settlement or prosecution of any Transaction Litigation; and (b) the Company shall reasonably consult with Parent with respect to the defense, settlement and prosecution of any Transaction Litigation. The Company may not compromise or settle any Transaction Litigation unless Parent has consented thereto in writing (which consent will not be unreasonably withheld, conditioned or delayed). For purposes of this Section 6.12, “participate” means that the Company shall keep Parent reasonably apprised of the proposed strategy and other significant decisions with respect to any Transaction Litigation (to the extent that the attorney-client privilege is not undermined or otherwise adversely affected), and Parent may offer comments or suggestions with respect to such Transaction Litigation which the Company shall consider in good faith, but Parent shall not be afforded decision-making power or authority except for Parent’s right to consent to settlements and compromises and as set forth above. Notwithstanding anything to the contrary contained in this Section 6.12, any Legal Proceeding relating to Dissenting Company Shares shall be governed by Section 2.7(c).
6.13 Stock Exchange Delisting; Deregistration. Prior to the Effective Time, the Company shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable on its part pursuant to applicable Law and the rules and regulations of Nasdaq to cause (a) the delisting of the Company Common Stock from Nasdaq as promptly as practicable after the Effective Time; and (b) the deregistration of the Company Common Stock pursuant to the Exchange Act as promptly as practicable after such delisting.
6.14 Additional Agreements. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Company or Merger Sub, then the proper officers and directors of each Party shall use their reasonable best efforts to take such action.
6.15 Parent Vote. Immediately following the execution and delivery of this Agreement, Parent, in its capacity as the sole stockholder of Merger Sub, shall execute and deliver to Merger Sub and the Company a written consent adopting this Agreement in accordance with the DGCL.
6.16 Certain Arrangements. Without the prior consent of the Company Board (not to be unreasonably withheld, conditioned or delayed), neither Parent, Merger Sub nor any of their respective Affiliates, directly or indirectly, shall have any formal or informal discussions with respect to, or enter into any agreement, arrangement or understanding (in each case, whether oral or written), or authorize, commit or agree to enter into any agreement, arrangement or understanding (in each case, whether oral or written), described in Section 4.13 of this Agreement.

6.17 FIRPTA Certificate. At the Closing, the Company shall deliver to Parent, in a form reasonably acceptable to Parent, a properly completed and duly executed certificate on behalf of the Company, prepared in a manner consistent and in accordance with the requirements of Treasury Regulations Sections 1.897-2(g), 1.897-2(h) and 1.1445-2(c), and a properly completed and duly executed form notice to the IRS prepared in accordance with the provisions of Treasury Regulations Section 1.897-2(h)(2) (which shall be filed by Parent with the IRS no later than 20 days following the Closing Date), to the effect that the Company is not, and has not been during the five-year period ending on and including the Closing Date, a “United States real property holding corporation” and, accordingly, the equity interests of the Company are not “United States real property interests,” in each case within the meaning of Section 897(c)(1) of the Code.
ARTICLE VII
CONDITIONS TO THE MERGER
7.1 Conditions to Each Party’s Obligations to Effect the Merger. The respective obligations of each Party to consummate the Merger are subject to the satisfaction (or waiver by Parent and the Company where permissible pursuant to applicable Law) at or prior to the Effective Time of each of the following conditions:
(a) Stockholder Consent. The Company’s receipt of the Stockholder Consent shall have been obtained.
(b) Antitrust and Foreign Investment Laws. (i) The waiting periods applicable to the Transactions pursuant to the HSR Act will have expired or otherwise been terminated and (ii) the approvals, clearances or expirations of waiting periods set forth in Section 7.1(b) of the Company Disclosure Letter will have occurred or been obtained (as applicable).
(c) No Prohibitive Laws or Injunctions. No Law, injunction or order (whether temporary, preliminary or permanent) by any Governmental Authority of competent jurisdiction prohibiting, enjoining or otherwise making illegal the consummation of the Merger shall have been enacted, entered or promulgated and be continuing in effect.
(d) Information Statement. The Information Statement shall have been mailed to the Company Stockholders in accordance with Section 6.3 at least twenty (20) days prior to the Closing Date and the consummation of the Merger shall be permitted by Regulation 14C of the Exchange Act (including Rule 14c-2 promulgated under the Exchange Act).
7.2 Conditions to the Obligations of Parent and Merger Sub to Effect the Merger. The obligations of Parent and Merger Sub to consummate the Merger shall be subject to the satisfaction (or waiver by Parent where permissible pursuant to applicable Law) at or prior to the Effective Time of each of the following conditions:
(a) Representations and Warranties. (i) The representations and warranties of the Company set forth in the first sentence of Section 3.1, Section 3.2, Section 3.3(a), Section 3.4, the first two sentences of Section 3.7(b), the first sentence of Section 3.7(d), and Section 3.28 shall be true and correct in all material respects on the Closing Date as if made on the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a specific date, in which case such representation and warranty shall be true and correct in all material respects only as of such specified date), (ii) the representations and warranties of the Company set forth in the first two sentences of Section 3.7(a) and Section 3.7(c) shall be true and correct in all respects on the Closing Date as if made on the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a specific date, in which case such representation and warranty shall be true and correct in all respects only as of such specified date), except for any inaccuracy or combination of inaccuracies in such representations and warranties relative to the total fully-diluted equity capitalization of the Company as of the Closing Date that do not result in an increase in the aggregate consideration otherwise payable by Parent in the Merger by more than a de minimis amount, (iii) the representations and warranties of the Company set forth in Section 3.12(b) shall be true and correct in all respects on the Closing Date as if made on the Closing Date (except to the extent that such representation and warranty expressly speaks as of a specific date, in which case such representation and warranty shall be true and correct in all respects only as of such specified date), and (iv) the other representations and warranties of the Company set forth in Article III of this Agreement shall be true and correct (disregarding all qualifications or limitations as to “materiality,” “Company Material Adverse Effect” or words of similar import) on the Closing Date as if made on the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a specific date, in which case such representation and warranty shall be true and correct only as of such specified date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, have a Company Material Adverse Effect.
(b) Performance of Obligations of the Company. The Company shall have performed and complied in all material respects with its covenants and obligations contained this Agreement that are required to be performed and complied with by it at or prior to the Closing.
(c) No Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred a Company Material Adverse Effect.
(d) Officer’s Certificate. Parent and Merger Sub shall have received a certificate of the Company, validly executed for and on behalf of the Company and in its name by a duly authorized executive officer thereof, certifying that the conditions set forth in Section 7.2(a), Section 7.2(b) and Section 7.2(c) have been satisfied.
7.3 Conditions to the Company’s Obligations to Effect the Merger. The obligations of the Company to consummate the Merger are subject to the satisfaction (or waiver by the Company where permissible pursuant to applicable Law) at or prior to the Effective Time of each of the following conditions:
(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct (disregarding all qualifications or limitations as to “materiality,” “Parent Material Adverse Effect” or words of similar import) as of the Closing Date as if made on and as of such date (except to the extent that any such representation and warranty expressly speaks as of a specific date, in which case such representation and warranty shall be true and correct only as of such specified date), except where the failure of any such representations and warranties to be so true and correct would not, individually or in the aggregate, reasonably be expected to prevent, materially delay, or have a material adverse effect on the ability of Parent or Merger Sub to perform its obligations under this Agreement or to consummate the Transactions (a “Parent Material Adverse Effect”).
(b) Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub shall have complied in all material respects with its covenants and obligations contained in this Agreement that are required to be performed and complied with by Parent and Merger Sub at or prior to the Closing.
(c) Officer’s Certificate. The Company shall have received a certificate of Parent and Merger Sub, validly executed for and on behalf of Parent and Merger Sub and in their respective names by a duly authorized officer thereof, certifying that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.
ARTICLE VIII
TERMINATION, AMENDMENT AND WAIVER
8.1 Termination. This Agreement may be validly terminated only as follows (it being understood and agreed that this Agreement may not be terminated for any other reason or on any other basis):
(a) Mutual Consent. At any time prior to the Effective Time (whether prior to or after the receipt of the Stockholder Consent) by mutual written agreement of Parent and the Company;
(b) Order. By either Parent or the Company, at any time prior to the Effective Time (whether prior to or after the receipt of the Stockholder Consent) if (i) any permanent injunction or other final and non-appealable judgment or order issued by any court or other Governmental Authority of competent jurisdiction preventing the consummation of the Merger is in effect that, in each case, prohibits, makes illegal or enjoins the consummation of the Merger and has become final and non-appealable; or (ii) any statute, rule or regulation has been enacted, entered or enforced that prohibits, makes illegal or enjoins the consummation of the Merger; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to a Party if the issuance of such permanent injunction or other final and non-appealable judgment or order, or statute, rule or regulation was primarily due to the failure of such Party (treating Parent and Merger Sub as one party for this purpose) to perform any of its obligations under this Agreement or if such Party (treating Parent and Merger Sub as one party for this purpose) shall have failed to comply with its obligations under Section 6.2.
(c) Termination Date. By either Parent or the Company, at any time prior to the Effective Time (whether prior to or after the receipt of the Stockholder Consent) if the Effective Time has not occurred by 11:59 p.m., New York City time, on March 24, 2026 (the “Termination Date”); provided, further, that the right to terminate this Agreement pursuant to this Section 8.1(c) will not be available to a Party (treating Parent and Merger Sub as one party for this purpose) if the failure of the Merger to be consummated prior to the Termination Date was primarily due to the failure of such Party (treating Parent and Merger Sub as one party for this purpose) to perform any of its obligations under this Agreement;
(d) Stockholder Consent. By Parent, if the Stockholder Consent, duly executed by the Principal Stockholders, shall not have been delivered to Parent and the Company within twenty-four (24) hours following the execution of this Agreement; provided that, for clarity, Parent may not terminate this Agreement pursuant to this Section 8.1(d) following such time as the Stockholder Consent, duly executed by the Principal Stockholders, is delivered to Parent and the Company, so long as such Stockholder Consent remains in full force and effect at such time;
(e) Company Breach. By Parent, if the Company has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would result in a failure of a condition set forth in Section 7.2(a) or (b) if the Closing were to then occur, except that if such breach is capable of being cured prior to the Termination Date, Parent will not be entitled to terminate this Agreement prior to the delivery by Parent to the Company of written notice of such breach, delivered at least 45 days prior to such termination, stating Parent’s intention to terminate this Agreement pursuant to this Section 8.1(e) and the basis for such termination, it being understood that Parent will not be entitled to terminate this Agreement if such breach has been cured prior to termination; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(e) if it or Merger Sub is then in material breach of any representations, warranties, covenants or other agreements contained in this Agreement that would result in a failure of a condition set forth in Section 7.3(a) or (b);
(f) Company Board Recommendation Change. By Parent, if at any time prior to the Company’s receipt of the Stockholder Consent, the Company Board (or a committee thereof) has effected a Company Board Recommendation Change; provided that Parent may not terminate this Agreement pursuant to this Section 8.1(f) if Parent fails to terminate this Agreement pursuant to this Section 8.1(f) prior to 11:59 p.m., Eastern Time, on the date which is ten Business Days after Parent is notified in writing that the Company Board or a committee thereof has effected a Company Board Recommendation Change;
(g) Parent or Merger Sub Breach. By the Company, if Parent or Merger Sub has breached or failed to perform any of its respective representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would result in a failure of a condition set forth in Section 7.3(a) or (b) if the Closing were to occur, except that if such breach is capable of being cured prior to the Termination Date, the Company will not be entitled to terminate this Agreement pursuant to this Section 8.1(g) prior to the delivery by the Company to Parent of written notice of such breach, delivered at least 45 days prior to such termination, stating the Company’s intention to terminate this Agreement pursuant to this Section 8.1(g) and the basis for such termination, it being understood that the Company will not be entitled to terminate this Agreement if such breach has been cured prior to termination; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(g) if it is then in material breach of any representations, warranties, covenants or other agreements contained in this Agreement that would result in a failure of a condition set forth in Section 7.2(a) or (b);
(h) Superior Proposal. By the Company, at any time prior to the Company’s receipt of the Stockholder Consent, in order to substantially concurrently enter into an Alternative Acquisition Agreement providing for a Superior Proposal, if the Company pays to Parent the Company Termination Fee in accordance with Section 8.3(b)(iii) substantially concurrently with such termination; or
(i) Parent Failure to Close. By the Company, if (i) all of the conditions set forth in Section 7.1 and Section 7.2 are satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, so long as such conditions are at the time of termination capable of being satisfied), (ii) Parent fails to consummate the Transactions by the date that is three (3) Business Days following the later of (A) the date that Parent is required to consummate the Closing pursuant to Section 2.3 and (y) the date on which Parent receives the confirmation in the following clause (iii), and (iii) the Company has irrevocably confirmed to Parent in writing that all of the conditions to Closing set forth in Section 7.1 and Section 7.3 have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, so long as such conditions are at the time of termination capable of being satisfied) and that it is prepared to consummate the Closing.
8.2 Manner and Notice of Termination; Effect of Termination.
(a) Manner of Termination. The Party terminating this Agreement pursuant to Section 8.1 (other than pursuant to Section 8.1(a)) must deliver prompt written notice thereof to the other Parties specifying the provision of Section 8.1 pursuant to which this Agreement is being terminated.
(b) Effect of Termination. Any valid termination of this Agreement pursuant to Section 8.1 will be effective immediately upon the delivery of written notice by the terminating Party to the other Parties (or as specified in the mutual written agreement of Parent and the Company pursuant to Section 8.1(a)). In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement will be of no further force or effect without liability of any Party (or any partner, member, stockholder, director, officer, employee, Affiliate or Representative of such Party) to the other Parties, as applicable, except that Section 6.5(f), Section 6.5(g), Section 6.12, this Section 8.2, Section 8.3 and Article IX will each survive the termination of this Agreement. Notwithstanding the foregoing but subject to Section 8.3(e), nothing in this Agreement will relieve any Party from any liability for any fraud or Willful and Material Breach of this Agreement by such Party prior to termination. For the avoidance of doubt, and subject to Section 8.3(e), only the Company (and not the Company Stockholders) may bring an action pursuing liability for such Willful and Material Breach by Parent or Merger Sub. In addition to the foregoing, no termination of this Agreement will affect the rights or obligations of any Party pursuant to the Confidentiality Agreement, any applicable clean team or similar arrangement, the Limited Guarantee or the Financing Letters, which rights, obligations and agreements will survive the termination of this Agreement in accordance with their respective terms.
8.3 Fees and Expenses.
(a) General. Except as set forth in this Agreement, all fees and expenses incurred in connection with this Agreement and the Merger shall be paid by the Party incurring such fees and expenses whether or not the Merger is consummated. For the avoidance of doubt, Parent or the Surviving Corporation shall be responsible for all fees and expenses of the Payment Agent. Except as set forth in Section 2.9(e), subject to the occurrence of the Closing, Parent shall pay or cause to be paid all (i) transfer, stamp and documentary Taxes or fees; and (ii) sales, use, real property transfer and other similar Taxes or fees, in each case, arising out of or in connection with entering into this Agreement and the consummation of the Merger.
(b) Company Payments.
(i) If (A) this Agreement is validly terminated pursuant to Section 8.1(c) (Termination Date), Section 8.1(d) (Stockholder Consent) or Section 8.1(e) (Company Breach); (B) following the execution and delivery of this Agreement and prior to such termination of this Agreement, any Person shall have publicly announced an Acquisition Proposal and not withdrawn or otherwise abandoned such Acquisition Proposal; and (C) within twelve (12) months following such termination of this Agreement, either an Acquisition Transaction is consummated or the Company enters into a definitive agreement providing for the consummation of an Acquisition Transaction and such Acquisition Transaction is subsequently consummated, then the Company shall promptly (and in any event within three (3) Business Days) after such consummation pay, or cause to be paid, to Parent the Company Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent. For purposes of this Section 8.3(b)(i), all references to “20%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%.”
(ii) If this Agreement is validly terminated pursuant to Section 8.1(f) (Company Board Recommendation Change), then the Company must promptly (and in any event within three (3) Business Days) following such termination pay, or cause to be paid, to Parent the Company Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent.

(iii) If this Agreement is validly terminated pursuant to Section 8.1(h) (Superior Proposal), then the Company must prior to or substantially concurrently with such termination pay, or cause to be paid, to Parent the Company Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent.
(c) Parent Termination Fee. If this Agreement is validly terminated (i) by the Company pursuant to Section 8.1(g) (Parent or Merger Sub Breach) or Section 8.1(i) (Parent Failure to Close) or (ii) by the Company or Parent pursuant to Section 8.1(c) (Termination Date) (at a time at which the Company had the right to terminate this Agreement pursuant to Section 8.1(g) (Parent or Merger Sub Breach) or Section 8.1(i) (Parent Failure to Close)), then Parent shall promptly (and in any event within three (3) Business Days after such termination) pay the Company a termination fee of $100,000,000 (the “Parent Termination Fee”) by wire transfer of immediately available funds to an account or accounts designated in writing by the Company.
(d) Single Payment Only. The Parties acknowledge and agree that in no event will the Company be required to pay the Company Termination Fee or Parent be required to pay the Parent Termination Fee, in each case, on more than one occasion, whether or not the Company Termination Fee or Parent Termination Fee, as applicable, may be payable pursuant to more than one provision of this Agreement at the same or at different times and upon the occurrence of different events.
(e) Sole Remedy.
(i) Notwithstanding anything to the contrary in this Agreement or otherwise, the Company’s right to terminate this Agreement and receive payment of the Parent Termination Fee to the extent owed pursuant to Section 8.3(c) and subject to the limitations set forth in this Section 8.3(e), the Company’s right to enforce its rights under the Confidentiality Agreement and to receive payment in respect of the Reimbursement Obligations, the Company’s right to be paid pursuant to Section 8.3(f) (in each case, including the Company’s right to enforce the Limited Guarantee with respect to all such amounts) and the Company’s right to specific performance pursuant to, and subject to the limitations set forth in, Section 9.8, will be the sole and exclusive remedies of the Company and its Affiliates and the Company Related Parties against (A) Parent, Merger Sub or the Limited Guarantors; (B) the former, current and future holders of any equity, controlling persons, Affiliates, Representatives, members, directors, officers, employees, managers, general or limited partners, stockholders and assignees of each of Parent, Merger Sub and the Limited Guarantors and any holder of any equity, controlling person, Affiliate, Representative, member, manager, general or limited partner, stockholder and assignee of any of the foregoing (such Persons, excluding Parent and Merger Sub, but including the Limited Guarantors, collectively, the “Parent Related Parties”); and (C) the Financing Sources, in each case of clauses (A) through (C), in respect of this Agreement, any agreement executed in connection herewith (including the Financing Letters and the Limited Guarantee) and the transactions contemplated hereby and thereby (and other than payment of the Parent Termination Fee by Parent (or the Limited Guarantors under the Limited Guarantee to the extent provided, and subject to the limitations, therein) to the extent owed pursuant to Section 8.3(c), together with any amounts owed under Section 8.3(f), if applicable, and any Reimbursement Obligations), none of Parent, Merger Sub, the Parent Related Parties or the Financing Sources will have any liability or obligation to the Company or its Affiliates or any Company Related Party relating to or arising out of this Agreement, any agreement executed in connection herewith (including the Financing Letters and the Limited Guarantee) or the transactions contemplated hereby and thereby (except that the Parties (or their Affiliates, if applicable) will remain obligated with respect to, and the Company and its Subsidiaries may be entitled to remedies with respect to, the Confidentiality Agreement), including with respect to any Willful and Material Breach of this Agreement by Parent or Merger Sub or any failure of Parent or Merger Sub to perform its obligations hereunder. The Parties acknowledge and agree that, while the Company may pursue a grant of specific performance in accordance with, and subject to the limitations of, Section 9.8 and payment of the Parent Termination Fee, in no event shall the Company be entitled to obtain both (x) a grant of specific performance pursuant to Section 9.8 that results in the Closing occurring and (y) payment of the Parent Termination Fee to the extent owed pursuant to Section 8.3(c) and subject to the limitations set forth in this Section 8.3(e). The Parent Related Parties and the Financing Sources are intended third-party beneficiaries of this Section 8.3(e)(i). Notwithstanding anything to the contrary in this

Agreement or otherwise, in no event shall Parent, Merger Sub or the Parent Related Parties have liability for any monetary damages (including monetary damages for fraud or for any Willful and Material Breach or monetary damages in lieu of specific performance or monetary damages pursuant to Section 8.2(b)) other than, solely with respect to Parent (or the Limited Guarantors under the Limited Guarantee to the extent provided, and subject to the limitations, therein), the payment of the Parent Termination Fee to the extent owed pursuant to Section 8.3(c), plus any amounts owned by Parent under Section 8.3(f), plus any Reimbursement Obligations. Subject to the other limitations of this Section 8.3(e), the Parent Termination Fee to the extent owed pursuant to Section 8.3(c), plus any amounts owed by Parent pursuant to Section 8.3(f) and the Reimbursement Obligations shall be the maximum aggregate liability (including in the case of fraud or any Willful and Material Breach) of Parent and Merger Sub hereunder (and, without duplication, of the Limited Guarantors under the Limited Guarantee) and of any other Parent Related Party with respect to any and all claims under or relating to this Agreement and the Transactions.
(ii) Parent’s receipt of the Company Termination Fee in full to the extent owed pursuant to Section 8.3(b), Parent’s right to be paid pursuant to Section 8.3(f), the ability of Parent to seek recovery of monetary damages from the Company for a Willful and Material Breach or Parent’s right to specific performance pursuant to Section 9.8, as applicable, will be the sole and exclusive remedies of Parent and Merger Sub and each of their respective Affiliates and the Parent Related Parties and the Financing Sources against (A) the Company, its Subsidiaries and each of their respective Affiliates; and (B) the former, current and future holders of any equity, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders and assignees of each of the Company, its Subsidiaries and each of their respective Affiliates (collectively, the “Company Related Parties”) in respect of this Agreement, any agreement executed in connection herewith and the transactions contemplated hereby and thereby (other than the Support Agreement), and upon payment of the Company Termination Fee, together with any amounts owed by the Company pursuant to Section 8.3(f), none of the Company Related Parties will have any further liability or obligation to Parent or Merger Sub or any Parent Related Parties or Financing Sources relating to or arising out of this Agreement, any agreement executed in connection herewith or the transactions contemplated hereby and thereby (except that the Parties (or their Affiliates (which, for this purpose, shall include the applicable Company Related Parties with respect to obligations arising under the Support Agreement)) will remain obligated with respect to, and Parent and Merger Sub and its Subsidiaries may be entitled to remedies with respect to, the Confidentiality Agreement, the Support Agreement and Section 8.3(a), as applicable). The Parties acknowledge and agree that, while Parent may pursue a grant of specific performance in accordance with Section 9.8 and payment of the Company Termination Fee or monetary damages, in no event shall Parent be entitled to obtain (1) both (x) a grant of specific performance pursuant to Section 9.8 that results in the Closing occurring and (y) the payment of (i) any monetary damages from the Company or (ii) the Company Termination Fee in accordance with Section 8.3(b) or (2) both the payment of (x) any monetary damages in connection with fraud or any Willful and Material Breach and (y) the Company Termination Fee in accordance with Section 8.3(b). The Company Related Parties are intended third-party beneficiaries of this Section 8.3(e)(ii). In no event shall the Company or any of its Subsidiaries have liability for monetary damages (including monetary damages in lieu of specific performance and damages for fraud and Willful and Material Breach pursuant to Section 8.2(b)) in excess of an aggregate amount equal to the amount of the Company Termination Fee plus any amounts owed by the Company pursuant to Section 8.3(f). The amount of the Company Termination Fee shall be the maximum aggregate liability of the Company and its Subsidiaries with respect to any and all claims under or relating to this Agreement and the Transactions.
(f) Acknowledgments. The Parties acknowledge that the agreements contained in this Section 8.3 are an integral part of this Agreement and that, without Section 8.3(b), Parent would not have entered into this Agreement and that, without Section 8.3(c), the Company would not have entered into this Agreement. Accordingly, if the Company or Parent fails to promptly pay any amount due pursuant to this Section 8.3 and, in order to obtain such payment, Parent, on the one hand, or the Company, on the other hand, commences a Legal Proceeding that results in a judgment against the Company for the amount set forth in Section 8.3(b) or any portion thereof or a judgment against Parent for the amount set forth in Section 8.3(c)

or any portion thereof, as applicable, the Company or Parent, as applicable, shall pay to Parent or the Company, respectively, all reasonable and documented out-of-pocket fees, costs and expenses of enforcement (including attorneys’ fees as well as expenses incurred in connection with any action initiated by such Party); provided, however, that in no event shall either party be obligated to pay more than $2,500,000 in the aggregate under this Section 8.3(f).
8.4 Amendment. Subject to applicable Law and subject to the other provisions of this Agreement, this Agreement may be amended by the Parties at any time only by execution of an instrument in writing signed on behalf of each of Parent, Merger Sub and the Company (pursuant to authorized action by the Company Board (or a committee thereof)), except that in the event that the Company has received the Stockholder Consent, no amendment may be made to this Agreement that requires the approval of the Company Stockholders pursuant to the DGCL without such approval. Notwithstanding anything to the contrary contained herein, Section 6.5, Section 8.2, Section 8.3(e), this Section 8.4, Section 9.3, Section 9.6, Section 9.7, Section 9.8, Section 9.9, Section 9.10(b), Section 9.11 and Section 9.12(b) (and any other provision of this Agreement to the extent an amendment, supplement, waiver or other modification of such provision would modify the substance of such Sections, including, without limitation, the definitions of “Debt Financing” and “Financing Sources”) (collectively, the “Financing Source Provisions”) may not be amended, supplemented, waived or otherwise modified in any manner that is adverse in any respect to any Financing Source without the prior written consent of the Financing Sources.
8.5 Extension; Waiver. At any time and from time to time prior to the Effective Time, Parent and the Company may, to the extent legally allowed and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other Party, as applicable; (b) waive any inaccuracies in the representations and warranties of the other Party contained herein or in any document delivered pursuant hereto; and (c) subject to the requirements of applicable Law, waive compliance by the other Party with any of the agreements or conditions contained herein applicable to such Party (it being understood that Parent and Merger Sub shall be deemed a single Party solely for purposes of this Section 8.5). Any agreement on the part of a Party to any such extension or waiver will be valid only if set forth in an instrument in writing signed by such Party. Any delay in exercising any right pursuant to this Agreement will not constitute a waiver of such right.
ARTICLE IX
GENERAL PROVISIONS
9.1 Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of the Company, Parent and Merger Sub contained in this Agreement or in any certificate delivered pursuant to this Agreement will terminate at the Effective Time, except that any covenants that by their terms require performance following the Effective Time shall survive the Effective Time in accordance with their respective terms or until fully performed.
9.2 Notices. All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered and received hereunder (i) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; or (iii) immediately upon delivery by electronic mail or by hand (with a written or electronic confirmation of delivery), in each case to the intended recipient as set forth below:

(a)	if to Parent or Merger Sub to:
c/o Novacap Management Inc.
3400, rue de l’Eclipse
Suite 700
Brossard, Québec
	Attn:	Maxime Charbonneau
Josiane Turcotte
Legal Affairs
	Email:	****
****

with a copy (which will not constitute notice) to:

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019
	Attn:	Russell L. Leaf
Jared N. Fertman
Samir K. Patel
	Email:	****
****
****

(b)	if to the Company (prior to the Effective Time) to:

Integral Ad Science Holding Corp.
12 E. 49th Street, 20th Floor
New York, NY
	Attn:	Lisa Utzschneider
Yossi Almani
	Email:	****
****

with a copy (which will not constitute notice) to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
	Attn:	Daniel Wolf, P.C.
David M. Klein, P.C.
	Email:	****
****

Any notice received at the addressee’s location on any Business Day after 5:00 p.m., addressee’s local time, or on any day that is not a Business Day will be deemed to have been received at 9:00 a.m., addressee’s local time, on the next Business Day. From time to time, any Party may provide notice to the other Parties of a change in its address or e-mail address through a notice given in accordance with this Section 9.2, except that that notice of any change to the address or any of the other details specified in or pursuant to this Section 9.2 will not be deemed to have been received until, and will be deemed to have been received upon, the later of the date (A) specified in such notice; or (B) that is five (5) Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 9.2.
9.3 Assignment. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder, by operation of Law or otherwise, without the prior written approval of the other Parties except that (a) Parent and Merger Sub will have the right to assign all or any portion of their obligations under this Agreement to any of their respective Affiliates and (b) the indemnification and other rights hereunder of a party may be assigned to any Financing Sources, solely for collateral security purposes effective as of or after the Closing. Subject to the preceding sentence, this Agreement will be binding upon and shall inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns. No assignment by any Party will relieve such Party of any of its obligations hereunder. Any purported assignment of this Agreement without the consent required by this Section 9.3 is null and void.
9.4 Confidentiality. Parent, Merger Sub and the Company hereby acknowledge that Novacap Management Inc. and the Company have previously executed the Confidentiality Agreement, which shall continue in full force and effect in accordance with its terms. Each of Parent, Merger Sub and their respective Representatives shall hold and treat all documents and information concerning the Company and its Subsidiaries furnished or made available to Parent, Merger Sub or their respective Representatives in connection with the Merger in accordance with the Confidentiality Agreement. By executing this Agreement, each of Parent and Merger Sub agree to be bound by the terms and conditions of the Confidentiality Agreement as if they were parties thereto. The Confidentiality Agreement is hereby amended to (i) permit any current or potential co-investors, limited partners, current or potential financing sources (whether debt or equity) or other Persons to be a “Representative” of Novacap Management Inc. (without any further action or consent on the part of any Person) and (ii) remove the restrictions set forth in Section 3 with respect to any current or potential co-investors or financing sources. Novacap Management Inc. is an express and intended third-party beneficiary of the last sentence of Section 6.11 and this Section 9.4 with respect to the amendments to the Confidentiality Agreement contained in the foregoing sentence and shall be entitled to independently enforce the terms thereof as if it was a party to this Agreement.
9.5 Entire Agreement. This Agreement and the Confidentiality Agreement, the Company Disclosure Letter, the Limited Guarantee, the Support Agreement and the Equity Commitment Letter and such other documents and instruments and other agreements among the Parties as contemplated by or referred to herein, constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. The Confidentiality Agreement will (a) not be superseded; (b) survive any termination of this Agreement; and (c) continue in full force and effect until the earlier to occur of the Effective Time and the date on which the Confidentiality Agreement expires in accordance with its terms or is validly terminated by the parties thereto. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, the Company Disclosure Letter shall not be deemed a part of this Agreement as provided in Section 268(b) of the DGCL.
9.6 Third Party Beneficiaries. This Agreement is not intended to and shall not confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns, except (a) as set forth in or as contemplated by Section 6.9, (b) if the Closing occurs, for the right of the holders of Company Common Stock, Company Options or Company RSUs to receive the Per Share Price and the Vested Equity Award Consideration, respectively, in each case after the Effective Time, and (c) as set forth in or contemplated by the Financing Source Provisions.
9.7 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision. Notwithstanding the foregoing, the Parties intend that the remedies and limitations set forth in this Agreement (including Section 8.2, Section 8.5, this Section 9.7, Section 9.8, Section 9.9, Section 9.10(b), Section 9.11 and Section 9.12(b)) shall be construed as an integral provision of this Agreement and that such remedies and limitations shall not be severable in any manner that increases (i) the liability of the Company, Parent, Company Related Party or Parent Related Party of the foregoing Persons or any Financing Source or (ii) the obligations hereunder.
9.8 Remedies.
(a) Remedies Cumulative. Except as otherwise provided herein (including Section 8.3(d) and Section 8.3(e)), any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by Law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. Notwithstanding anything to the contrary contained in this Agreement or otherwise, while the Company may pursue both a grant of specific performance (subject to the limitations set forth in Section 9.8(b)(ii)) and the payment of the Parent Termination Fee, under no circumstances will the Company be permitted or entitled to receive both a grant of specific performance that results in the occurrence of the Closing and payment of the Parent Termination Fee.
(b) Specific Performance.(i)
(i) The Parties acknowledge and agree that (A) irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the Parties do not perform the provisions of this Agreement (including any Party failing to take such actions as are required of it hereunder in order to consummate the Transactions) in accordance with its specified terms or otherwise breach such provisions; (B) the Parties will be entitled, in addition to any other remedy to which they are entitled at Law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions hereof; and (C) the right of specific enforcement is an integral part of the Merger and without that right, neither the Company nor Parent would have entered into this Agreement. The Parties agree not to raise any objections, other than those based on the limitations of a Party’s right to such relief under this Agreement and defenses with respect thereto, to (A) the granting of an injunction, specific performance or other equitable relief to prevent or restrain breaches or threatened breaches of this Agreement by the Company, on the one hand, or Parent and Merger Sub, on the other hand; and (B) the specific performance of the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants, obligations and agreements of Parent and Merger Sub pursuant to this Agreement. Any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with such injunction or enforcement, and each Party irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security. The Parties further agree, unless and until any such relief is granted, and subject to Section 9.8(a) and Section 8.3(e), that (x) by seeking the remedies provided for in this Section 9.8, a Party shall not in any respect waive its right to seek any other form of relief that may be available to a Party under this Agreement, and (y) nothing set forth in this Section 9.8 shall require any Party to institute any proceeding for (or limit any party’s right to institute any proceeding for) specific performance under this Section 9.8 prior to, or as a condition to, exercising any termination right under Article VIII, nor shall the commencement of any Legal Proceeding pursuant to this Section 9.8 or anything set forth in this Section 9.8 restrict or limit any Party’s right to terminate this Agreement in accordance with the terms of Article VIII or pursue any other remedies under this Agreement that may be available then or thereafter.
(ii) Notwithstanding Section 9.8(b)(i), it is acknowledged and agreed that prior to the valid termination of this Agreement the Company will only be entitled to seek an injunction, specific performance or other equitable remedy to cause Parent and Merger Sub to consummate the Closing if (A) all of the conditions set forth in Section 7.1 and Section 7.2 have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing); (B) Parent and Merger Sub fail to consummate the Merger on the date required pursuant to Section 2.3; (C) all of the conditions to the consummation of the Debt Financing provided by the Debt Commitment Letters have been satisfied (other than the receipt of the Equity Financing and the satisfaction of those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing) and the full amount of the Debt Financing has been funded or will be funded at the Closing in accordance with the terms of the Debt Commitment Letter if the Equity Financing were funded at the Closing; and (D) the Company irrevocably confirms to Parent in writing that it is ready, willing and able to consummate the Closing and that all of the closing conditions set forth in Section 7.1 and Section 7.3 have been satisfied or waived.
9.9 Governing Law. This Agreement and all actions, proceedings, causes of action, claims or counterclaims (whether based on contract, tort, statute or otherwise) based upon, arising out of or relating to this Agreement or the actions of Parent, Merger Sub or the Company in the negotiation, administration, performance and enforcement thereof (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by, and construed in accordance with the Laws of the State of Delaware, including its statutes of limitations, without giving effect to any choice or conflict of Laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws, including any statutes of limitations, of any jurisdiction other than the State of Delaware.
9.10 Consent to Jurisdiction.
(a) General Jurisdiction. Each of the Parties (a) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts)

in any Legal Proceeding relating to the Merger or the Limited Guarantee, for and on behalf of itself or any of its properties or assets, in accordance with Section 9.2 or in such other manner as may be permitted by applicable Law, and nothing in this Section 9.10 will affect the right of any Party to serve legal process in any other manner permitted by applicable Law; (b) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any other state or federal court within the State of Delaware) (the “Chosen Courts”) in the event that any dispute or controversy arises out of this Agreement, the Limited Guarantee or the transactions contemplated hereby or thereby; (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (d) agrees that any Legal Proceeding arising in connection with this Agreement, the Limited Guarantee or the transactions contemplated hereby or thereby shall be brought, tried and determined only in the Chosen Courts; (e) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (f) agrees that it shall not bring any Legal Proceeding relating to this Agreement, the Limited Guarantee or the transactions contemplated hereby or thereby in any court other than the Chosen Courts. Each of Parent, Merger Sub and the Company agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.
(b) Jurisdiction for Financing Sources. Notwithstanding anything to the contrary contained in the foregoing, all disputes against any of the Financing Sources under or in respect of any Debt Financing or related to this Agreement or the facts and circumstances leading to its execution, whether in contract, tort or otherwise (including any dispute arising out of or relating in any way to any Debt Financing), will be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed entirely within such State, without regard to conflict of law principles that would result in the application of any Law other than the law of the State of New York.
9.11 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE MERGER, THE LIMITED GUARANTEE, THE FINANCING LETTERS OR THE FINANCING. EACH PARTY ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.
9.12 No Recourse.
(a) This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and no Parent Related Parties (other than the Limited Guarantors to the extent set forth in the Limited Guarantee or Equity Commitment Letter or the parties to the Confidentiality Agreement pursuant thereto) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise, including under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or other Environmental Laws) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith. The Company (on behalf of itself, its Affiliates, and any Person claiming by, through or on behalf of the Company or its Affiliates) covenants and agrees that it shall not institute, and shall cause its

Representatives and Affiliates not to bring, make or institute any action, claim, proceeding (whether based in Contract, tort, fraud, strict liability, other Laws or otherwise, at law or in equity) arising under or in connection with this Agreement or other agreement executed or delivered in connection herewith or any of the transactions contemplated hereby or thereby against any of the Parent Related Parties and that none of the Parent Related Parties shall have any liability or obligations (whether based in Contract, tort, fraud, strict liability, other Laws or otherwise) to the Company, the Company’s Subsidiaries, any of their respective Representatives or Affiliates (or any Person claiming by, through or on behalf of the Company or its Affiliates) or any of their respective successors, heirs or representatives thereof arising out of or relating to this Agreement or other agreement executed or delivered in connection herewith or any of the transactions contemplated hereby or thereby, other than, in each case, Parent and Merger Sub to the extent provided herein, or the Limited Guarantors pursuant to the Limited Guarantee (to the extent and subject to the terms provided therein). Without limiting the generality of the foregoing, to the maximum extent permitted or otherwise conceivable under applicable Law (and subject only to the specific contractual provisions of this Agreement or agreement executed or delivered in connection herewith), the Company (on behalf of itself, its Affiliates, and any Person claiming by, through or on behalf of the Company or its Affiliates) hereby waives, releases and disclaims any and all rights in respect of any such actions, claims, proceedings, obligations and liabilities. Each of Parent and Merger Sub (on behalf of itself, its Affiliates, and any Person claiming by, through or on behalf of Parent, Merger Sub or their Affiliates) covenants and agrees that it shall not institute, and shall cause its Representatives and Affiliates not to bring, make or institute any action, claim, proceeding (whether based in Contract, tort, fraud, strict liability, other Laws or otherwise, at law or in equity) arising under or in connection with this Agreement or other agreement executed or delivered in connection herewith or any of the transactions contemplated hereby or thereby against any of the Company Related Parties and that none of the Company Related Parties shall have any liability or obligations (whether based in Contract, tort, fraud, strict liability, other Laws or otherwise) to Parent, Merger Sub, any of their respective Representatives or Affiliates (or any Person claiming by, through or on behalf of Parent, Merger Sub or their Affiliates) or any of their respective successors, heirs or representatives thereof arising out of or relating to this Agreement or other agreement executed or delivered in connection herewith or any of the transactions contemplated hereby or thereby, other than, in each case, (x) the Company to the extent provided herein and (y) each Person who has entered into the Support Agreement (to the extent and subject to the terms provided therein, including in respect of the first sentence of this Section 9.12). Without limiting the generality of the foregoing, to the maximum extent permitted or otherwise conceivable under applicable Law (and subject only to the specific contractual provisions of this Agreement or agreement executed or delivered in connection herewith), each of Parent and Merger Sub (on behalf of itself, its Affiliates, and any Person claiming by, through or on behalf of the Company or its Affiliates) hereby waives, releases and disclaims any and all rights in respect of any such actions, claims, proceedings, obligations and liabilities.
(b) No Financing Source shall have any liability or obligation to the Company and its Affiliates and any of the Company’s or any of such Affiliates’ respective current, former or future officers, directors, employees, agents, representatives, stockholders, limited partners, managers, members or partners with respect to any claim or cause of action (whether in contract or in tort, in Law or in equity or otherwise) relating to: (i) this Agreement, the Debt Commitment Letters or the transactions contemplated hereunder or thereunder, (ii) the negotiation, execution or performance of this Agreement, the Debt Financing or the Debt Commitment Letters (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement or the Debt Commitment Letters), or (iii) any breach or violation of this Agreement or the Debt Commitment Letters and any failure of the transactions contemplated hereunder or thereunder to be consummated. For the avoidance of doubt, this Section 9.12 does not limit or affect any rights or remedies that Parent may have against the Financing Sources pursuant to the terms and conditions of the Debt Commitment Letters.
9.13 Company Disclosure Letter References. The Parties agree that the disclosure set forth in any particular section or subsection of the Company Disclosure Letter shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties (or covenants, as applicable) of the Company that are set forth in the corresponding Section or subsection of this Agreement; and (b) any other representations and warranties (or covenants, as applicable) of the Company that are set forth in this Agreement, but in the case of this clause (b) only if the relevance of that disclosure as an exception to (or a disclosure for purposes of) such other representations and warranties (or covenants, as applicable) is reasonably apparent on the face of such disclosure.
9.14 Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.
[Signature page follows.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first written above.

IGLOO GROUP PARENT, INC.

By:

/s/ Samuel Nasso
Name: Samuel Nasso
Title: President

IGLOO GROUP ACQUISITION COMPANY, INC.

By:

/s/ Samuel Nasso
Name: Samuel Nasso
Title: President

INTEGRAL AD SCIENCE HOLDING CORP.

By:

/s/ Lisa Utzschneider
Name: Lisa Utzschneider
Title: Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

Annex B

September 23, 2025
The Board of Directors
Integral Ad Science Holding Corp.
12 East 49th Street, 20th Floor
New York, NY 10017
Members of the Board:
We understand that Integral Ad Science Holding Corp. (the “Company”), Igloo Group Parent, Inc. (“Parent”), and Igloo Group Acquisition Company, Inc., a wholly-owned subsidiary of Parent (“Merger Sub”), propose to enter into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other things, Merger Sub will merge with and into the Company (the “Merger”) in a transaction in which each outstanding share of common stock, par value $0.001 per share, of the Company (the “Company Common Stock”), other than shares of Company Common Stock held in the treasury of the Company or owned by the Company, Parent or Merger Sub or any of their respective subsidiaries, all of which shares will be cancelled, or as to which dissenters rights have been properly exercised, will be converted into the right to receive $10.30 in cash (the “Consideration”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.
You have asked for our opinion as to whether the Consideration to be received by the holders of shares of Company Common Stock pursuant to the Merger Agreement is fair, from a financial point of view, to such holders (other than Parent, Merger Sub and their respective affiliates).
In arriving at our opinion, we have, among other things:
(i)	reviewed a draft dated September 23, 2025 of the Merger Agreement;
(ii)	reviewed certain publicly available financial and other information about the Company;
(iii)
reviewed certain information furnished to us and approved for our use by the Company’s management, including financial forecasts and analyses, relating to the business, operations and prospects of the Company;

(iv)	held discussions with members of senior management of the Company concerning the matters described in clauses (ii) and (iii) above;
(v)	reviewed the share trading price history and valuation multiples for the Company Common Stock and compared them with those of certain publicly traded companies that we deemed relevant;
(vi)	compared the proposed financial terms of the Merger with the financial terms of certain other transactions that we deemed relevant; and
(vii)	conducted such other financial studies, analyses and investigations as we deemed appropriate.
In our review and analysis and in rendering this opinion, we have assumed and relied upon, but have not assumed any responsibility to independently investigate or verify, the accuracy and completeness of all financial and other information that was supplied or otherwise made available to us by the Company or that was publicly available to us (including, without limitation, the information described above), or that was otherwise reviewed by us. We have relied on assurances of the management of the Company that it is not aware of any facts or circumstances that would make any of the foregoing information incomplete, inaccurate or misleading. In our review, we did not obtain any independent evaluation or appraisal of any of the assets or liabilities (contingent, accrued, derivative, off-balance sheet or otherwise), nor did we conduct a physical inspection of any of the properties or facilities of, the Company, and we have not been furnished with and assume no responsibility to obtain, any such evaluations, appraisals or physical inspections. We have not evaluated the solvency or fair value of the Company, Parent or any other entity under any laws relating to bankruptcy, insolvency or similar matters.
With respect to the financial forecasts provided to and reviewed by us, we note that projecting future results of any company is inherently subject to uncertainty. However, we have been advised, and we have assumed, that such financial forecasts were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of the Company as to the future financial performance of the Company and the other matters covered thereby. We express no opinion as to the Company’s financial forecasts or the assumptions on which they are based.
Our opinion is based on economic, monetary, regulatory, market and other conditions existing and which can be evaluated as of the date hereof. We expressly disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our opinion of which we become aware after the date hereof.
We have made no independent investigation of, and we express no view or opinion as to, any legal, regulatory, accounting or tax matters affecting or relating to the Company, and we have assumed the correctness in all respects material to our analyses and opinion of all legal, regulatory, accounting and tax advice given to the Company and its Board of Directors, including, without limitation, with respect to changes in, or the impact of, accounting standards or tax and other laws, regulations and governmental and legislative policies affecting the Company or the Merger and legal, regulatory, accounting and tax consequences of the terms of, and transactions contemplated by, the Merger Agreement and related documents to the Company and its stockholders. In addition, in preparing this opinion, we have not taken into account any tax consequences of the transaction to any holder of Company Common Stock. We have assumed that the Merger will be consummated in accordance with the terms of the Merger Agreement without waiver, modification or amendment of any term, condition or agreement and in compliance with all applicable laws, documents and other requirements and that the final form of the Merger Agreement will be substantially similar to the last draft reviewed by us. We have also assumed that in the course of obtaining the necessary governmental, regulatory or third-party approvals, consents, waivers and releases for the Merger or otherwise, including with respect to any divestitures or other requirements, no delay, limitation, restriction or condition will be imposed or occur that would have an adverse effect on the Company, Parent or the contemplated benefits of the Merger or that otherwise would be material in any respect to our analyses or opinion.
Our opinion does not address the relative merits of the transactions contemplated by the Merger Agreement as compared to any alternative transaction or opportunity that might be available to the Company, nor does it address the underlying business decision by the Company to engage in the Merger or the terms of the Merger Agreement or the documents referred to therein, including the form or structure of the Merger or any term, aspect or implication of any other agreements, arrangements or understandings entered into in connection with, or contemplated by or resulting from the Merger or otherwise. Our opinion does not constitute a recommendation as to how or whether any holder of shares of Company Common Stock should vote on, consent to, or otherwise act with respect to, the Merger or any matter related thereto. We have not been asked to address, and our opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the Company or any other party, other than the holders of shares of Company Common Stock. We express no view or opinion as to the price at which shares of Company Common Stock will trade or otherwise be transferrable at any time. Furthermore, we do not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation or other consideration payable to or to be received by any of the Company’s officers, directors or employees, or any class of such persons, in connection with the Merger relative to the Consideration to be received by holders of shares of Company Common Stock or otherwise. Our opinion has been authorized by the Fairness Committee of Jefferies LLC.
It is understood that our opinion is for the use and benefit of the Board of Directors of the Company (in its capacity as such) in its consideration of the Merger.
We have been engaged by the Company to act as financial advisor to the Company in connection with the Merger and will receive a fee for our services, a portion of which is payable upon delivery of this opinion and a significant portion of which is payable contingent upon consummation of the Merger. We also will be reimbursed for expenses incurred. The Company has also agreed to indemnify us against liabilities arising out of or in connection with the services rendered and to be rendered by us under such engagement. As you are aware, during the past two years we have not provided financial advisory or financing services to the Company (other than in connection with our current engagement) for which we have received compensation. As you are also aware, we have, in the past two years, provided financial advisory and financing services to Novacap Management Inc. (“Novacap”) and Vista Equity Partners (“Vista”) and/or certain of their respective affiliates and portfolio companies, and may continue to do so and have received, and may receive, fees for the rendering of such services. In the ordinary course of our business, we and our affiliates may trade or hold securities or financial instruments (including loans and other obligations) of the Company, Novacap, Vista or Parent and/or their respective affiliates and portfolio companies for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions or otherwise effect transactions in those securities. In addition, we may seek to, in the future, provide financial advisory and financing services to the Company, Novacap, Vista or Parent or entities that are affiliated with the Company, Novacap, Vista or Parent, for which we would expect to receive compensation. Except as otherwise expressly provided in our engagement letter with the Company, our opinion may not be used or referred to by the Company, or quoted or disclosed to any person in any manner, without our prior written consent.
Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration to be received by the holders of shares of Company Common Stock pursuant to the Merger Agreement is fair, from a financial point of view, to such holders (other than Parent, Merger Sub and their respective affiliates).
Very truly yours,

/s/ Jefferies LLC
JEFFERIES LLC

Annex C
Execution Version
STOCKHOLDER SUPPORT AGREEMENT
THIS STOCKHOLDER SUPPORT AGREEMENT (this “Agreement”) is entered into as of September 24, 2025, by and among (a) Igloo Group Parent, Inc., a Delaware corporation (“Parent”), Integral Ad Science Holding Corp., a Delaware corporation (the “Company”), (c) Vista Equity Partners Management, LLC, a Delaware limited liability company (“Vista”), (d) each of the stockholders of the Company whose names are set forth on Schedule A hereto (each, a “Stockholder” and collectively, the “Stockholders”, and together with Vista, the “Vista Parties” and each, a “Vista Party”) and (e) solely for purposes of Section 3 and Section 10 hereof, Vista Equity Partners Fund VI GP, L.P., a Cayman Islands limited partnership, VEPF VI GP, Ltd., a Cayman Islands limited company, VEP Group, LLC, a Delaware limited liability company and VEPF Management, L.P., a Delaware limited partnership. Capitalized terms used and not defined herein shall have the meanings set forth in the Merger Agreement (as defined below).
RECITALS
Pursuant to the Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), by and among Parent, Igloo Acquisition Company, Inc., a Delaware corporation and wholly-owned Subsidiary of Parent (“Merger Sub”), and the Company, it is contemplated that Merger Sub will merge with and into the Company (the “Merger”), and the with the company surviving the Merger as a wholly owned subsidiary of Parent.
As of the date hereof, each Stockholder is the record and beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of the shares of Company Common Stock set forth opposite its name on Schedule A hereto (the “Existing Shares” and, together with any shares of Company Common Stock acquired by such Stockholder after the date hereof, whether upon the exercise of warrants, options or rights, the conversion or exchange of any Existing Shares or convertible or exchangeable securities or by means of purchase, dividend, distribution or otherwise, the “Subject Shares”).
As an inducement to Parent’s entry into the Merger Agreement, each Vista Party is executing and delivering this Agreement simultaneously with the execution and delivery of the Merger Agreement by the parties thereto.
AGREEMENT
In consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:
1. Written Consent; Other Voting Arrangements.
(a) Each Stockholder agrees that, promptly after the execution of this Agreement, unless a Company Board Recommendation Change has occurred and has not been withdrawn or rescinded or this Agreement has been terminated in accordance with Section 9 hereof, such Stockholder shall irrevocably execute and deliver, or shall cause to be irrevocably executed and delivered, to the Company a written consent approving the adoption of the Merger Agreement and approving the Transactions, including the Merger, with respect to all of the Subject Shares, such written consent to be substantially in the form attached hereto as Exhibit A. Such written consent shall be given in accordance with such procedures relating thereto, including pursuant to the DGCL and each of the Company’s organizational documents, including the Company Charter and Company Bylaws, so as to ensure that it is duly counted for purposes of recording the results of such consent and otherwise effective for all purposes, including under the DGCL.
(b) Each Stockholder agrees that, from and after the date hereof until the Termination Date (as defined below), such Stockholder shall not, without limitation of the other terms of this Agreement, including the terms set forth in Section 2 hereof, (i) enter into any agreement, arrangement or understanding with any Person to vote or give any instruction in any manner inconsistent with Section 1(a) hereof, and (ii) enter into any tender, voting or other similar agreement, deposit any Subject Shares into a voting trust, or grant a proxy or power of attorney, with respect to any of such

Stockholder’s Subject Shares that is inconsistent with this Agreement or otherwise take any other action with respect to any of the Subject Shares that would otherwise restrict, limit or interfere with the performance of any of such Stockholder’s obligations under this Agreement, including under this Section 1.
(c) Such Stockholder hereby irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenters’ rights and any similar rights relating to the Merger or any other Transactions that such Stockholder may have by virtue of, or with respect to, any Subject Shares (including any and all such rights under Section 262 of the DGCL).
2. Transfers of Subject Shares. From and after the date hereof until the Termination Date, other than pursuant to a letter of transmittal delivered in accordance with the terms of the Merger Agreement or with the prior written consent of Parent, each Stockholder agrees not to, directly or indirectly sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or otherwise dispose of (collectively, “Transfer”) any of the Subject Shares or any rights with respect thereto, unless (i) such Transfer is to an Affiliate of such Stockholder that occurs following the delivery of the Stockholder Consent pursuant to the Merger Agreement, and (ii) prior to making such Transfer, the transferee of the Subject Shares has agreed to be bound by the terms of this Agreement to the same extent as the Stockholder with respect to the Subject Shares so transferred pursuant to a written agreement reasonably acceptable to Parent and acknowledges the execution and effectiveness of the Stockholder Consent.
3. Termination of Certain Agreements. Effective as of the Closing and without the need for any further action by any party thereto, each of the agreements listed on Exhibit B hereto shall be deemed terminated and shall cease to be of any further force or effect (the agreements listed on Exhibit B hereto are collectively referred to herein as the “Terminated Agreements”), and (without limitation of the terms set forth in Section 3 hereof) neither the Company nor any Subsidiary thereof shall have any further obligations or liabilities pursuant to the terms thereof. Notwithstanding the foregoing, (i) the Director Nomination Agreement shall, subject to the terms set forth in this Section 3, survive the Closing in full (other than with respect to Sections 1 through 3 therein, which shall terminate effective as of the Closing) and (ii) the Registration Rights Agreement shall, subject to the terms set forth in this Section 3, survive the Closing solely with respect to Section 6 thereof and any other section thereof necessary for the enforcement of the parties’ rights and obligations under Section 6 thereof, provided, that notwithstanding the survival of the Director Nomination Agreement (other than Sections 1 through 3 therein) or Section 6 of the Registration Rights Agreement (and any other section thereof necessary for the enforcement of the parties’ rights and obligations under Section 6 thereof) or anything contained in any Terminated Agreement, the Merger Agreement or the Organizational Documents of the Company or any Subsidiary thereof, Vista Equity Partners Fund VI, L.P., Vista Equity Partners Fund VI-A, L.P., VEPF VI FAF, L.P., Vista Equity Partners Fund VI GP, L.P., VEPF VI GP, Ltd., VEP Group, LLC, VEPF Management, L.P., Vista Equity Partners Management, LLC and any affiliate of any of the foregoing (collectively, the “Indemnified Vista Parties”) shall not be entitled to indemnification, reimbursement or contribution from, or to be held harmless or defended by, the Company or any Subsidiary thereof pursuant to the Terminated Agreements or otherwise (including pursuant to Section 7(a) of the Director Nomination Agreement or Section 6 of the Registration Rights Agreement) with respect to or arising out of the Existing Litigations and any similar or other litigation that may arise following the date hereof and which relates to events, facts and circumstances arising prior to the date hereof that are substantially similar to those alleged in the Existing Litigation. For the avoidance of doubt, (1) nothing contained herein shall impact the right of any director of the Company or any Subsidiary thereof (including any such director that is an affiliate of the Indemnified Vista Parties), in his or her capacity as such, to be indemnified or held harmless by the Company or any Subsidiary thereof pursuant to the Organizational Documents of the Company or such Subsidiary, any indemnification agreement to which such person is a party or applicable Law and (2) except as set forth in this Section 3, the Indemnified Vista Parties’ indemnification rights pursuant to Section 7 of the Director Nomination Agreement and Section 6 of the Registration Rights Agreement shall continue in full force and effect, provided that the Vista Indemnified Parties shall not settle, comprise or agree to any judgment or similar ruling in respect of any matter for which the Vista Indemnified Parties are entitled to indemnification, reimbursement or contribution from, or to be held harmless or defended by, the Company or any Subsidiary thereof without the prior written consent of the Company and Parent, such consent not to be unreasonably withheld, conditioned or delayed. From the date hereof through the Termination Date, the Vista Parties agree not to amend or modify any of the Terminated Agreements without the prior written consent of Parent.
4. Confidentiality. For a period commencing on the date hereof and ending on the second (2nd) anniversary of the Closing Date or the earlier termination of this Agreement (the “Restrictive Period”), each Vista Party will hold in confidence and refrain from disclosing or using, and will cause its Restricted Affiliates to hold in confidence and refrain from disclosing or using, unless compelled to disclose by rule, regulation, regulatory authority, judicial or administrative process or similar process or by other requirements of applicable Law (in which case, for clarity, such Vista Party and its Restricted Affiliates shall be permitted to disclose such Confidential Information without violating this Agreement subject to providing prompt notice thereof to Parent so that Parent may seek, at Parent’s expense, a protective order or other confidential treatment of such Confidential Information), all Confidential Information, except to the extent that such information (i) is publicly available through no fault of such Vista Party or any Restricted Affiliate thereof, (ii) is or becomes available to such Vista Party or Restricted Affiliate thereof on a non-confidential basis from a source, other than Parent, the Company or their respective Affiliates, which, to the knowledge of such Vista Party or such Restricted Affiliate has no obligation of confidentiality with respect to such Confidential Information, (iii) was or is independently developed by such Vista Party or Restricted Affiliate thereof without reference to or use of such Confidential Information or (iv) has been previously or is approved by Parent in writing for release by such Vista Party or such Restricted Affiliate. Notwithstanding anything to the contrary stated herein, this Section 4 shall not prohibit any Vista Party from (A) using or disclosing the Confidential Information regarding the investment performance and returns arising from its investment in the Company for customary fundraising, marketing, informational, transactional or reporting activities of investment funds managed or advised, directly or indirectly, by such Vista Party or any of its Affiliates or (B) providing ordinary course communications regarding the Merger Agreement and the Transactions to existing or prospective general and limited partners, direct or indirect equityholders, members, investors and affiliates in accordance with Section 6.11 of the Merger Agreement; provided, however, such disclosure of Confidential Information shall be made subject to customary confidentiality obligations with respect to such Confidential Information. “Confidential Information” means any information, data or documents which are currently held or hereafter obtained by any Vista Party or any Affiliate thereof relating to the Company or any of its Subsidiaries or their respective business, operations, properties or prospects, whether oral or in written form.
5. Non-Solicitation and Non-Hire of Employees; Enforcement.
(a) As a material inducement to Parent to enter into the Merger Agreement and to consummate the transactions contemplated thereby, each Vista Party hereby agrees to the covenants and agreements set forth on Exhibit C hereto. If at the time of enforcement of Section 4 or Section 5 a court of competent jurisdiction holds that the restrictions stated therein are unreasonable under circumstances then existing, including by reason of its extending for too great a period of time or by reason of its being too extensive in any other respect, the parties hereto agree that the maximum period or scope enforceable under such circumstances shall be substituted for the stated period or scope and that the court of competent jurisdiction shall be allowed to revise the restrictions contained therein to cover the maximum period and scope permitted by Law. The parties hereto agree that Parent and its Affiliates would suffer irreparable harm from a breach of this Agreement, including Section 4 or Section 5 hereof, by a Vista Party and that money damages would not be an adequate remedy for any such breach of this Agreement. Therefore, in the event of a breach or threatened breach of this Agreement, without limitation of any other rights or remedies, Parent, the Company and their respective Affiliates and their successors or assigns, shall be entitled to specific performance and/or injunctive or other equitable relief from a court of competent jurisdiction in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security). Each Vista Party acknowledges and agrees that the restrictions contained in this Agreement are reasonable (including as to duration and scope) and are necessary to ensure the preservation, protection and continuity of the business, trade secrets and goodwill of the Company and its Subsidiaries.
6. No Shop. The Vista Parties shall, and shall cause their Restricted Affiliates and its and their respective directors, officers and employees to, and shall direct its other Representatives to, comply with the terms set forth in Section 5.3 of the Merger Agreement as if they were direct parties thereto with all of the obligations of the Company thereunder, with such exceptions to such obligations as are set forth in Section 5.3 of the Merger Agreement that are applicable to the Company, all of which terms shall apply mutatis mutandis, including that the Vista Parties shall not authorize or knowingly permit its Representatives to take any of the restricted actions under Section 5.3 of the Merger Agreement.
7. Further Assurances. The Vista Parties shall, and shall cause the Restricted Affiliates thereof to, use reasonable best efforts to, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as the Company may reasonably request to the extent necessary and subject to the terms of the Merger Agreement, to consummate the transactions contemplated by this Agreement. In addition, the Vista Parties shall, and shall cause the Restricted Affiliates thereof to, use reasonable best efforts to assist and cooperate with the other parties in doing, all things that are reasonably necessary under applicable Law to consummate and make effective the Transactions (subject to and in accordance with the terms of the Merger Agreement), including (if applicable) making all necessary filings with relevant Governmental Entities.
8. Representations and Warranties of each Vista Party. Each Vista Party hereby represents and warrants to Parent that (a) such Vista Party has all requisite organizational power and authority to execute, deliver and perform this Agreement, (b) execution by such Vista Party of this Agreement and the performance of its obligations hereunder have been duly and validly authorized by all required limited partnership or similar corporate action on the part of such Vista Party, and no other proceedings on the part of such Vista Party are required to authorize this Agreement or to perform such Vista Party’s obligations hereunder, and (c) this Agreement has been duly executed and delivered by such Vista Party and assuming that this Agreement constitutes the legal, valid and binding obligation of Parent, constitutes the legal, valid and binding obligation of such Vista Party, enforceable against such Vista Party in accordance with its terms.
9. Termination. This Agreement shall terminate automatically, and no party shall have any rights or obligations hereunder and this Agreement shall become null and void and have no further effect upon the earlier to occur of (a) the valid termination of the Merger Agreement in accordance with its terms and (b) the Effective Time, other than those provisions which survive by the nature of their terms (the earliest such date set forth in clauses (i) through (ii), the “Termination Date”).
10. General Provisions.
(a) Definition. For purposes of this Agreement, (i) “Affiliate” has the meaning set forth in the Merger Agreement, (ii) “Existing Litigations” means the following: Scarantino v. Vista Equity Partners Management, LLC, et al., C.A. No. 2024-1103-JTL (Del. Ch.), Oklahoma Firefighters Pension and Retirement System v. Integral Ad Science Holding Corp., et al., Case No. 1:25-cv-847 (S.D.N.Y.), Tauber v. Lisa Utzschneider et al., Case No. 1:25-cv-02039 (S.D.N.Y.), Newman v. Lisa Utzschneider et al., Case No. 1:25-cv-04622 (S.D.N.Y.), and (iii) “Restricted Affiliate” means, with respect to a Vista Party (A) any investment vehicles or funds managed by such Vista Party or its Affiliates and each of their respective affiliated management entities and general partners and (B) the Affiliates of such Vista Party or any of the investment vehicles or funds managed by such Vista Party or its Affiliates; provided, that (A) the Company and its Subsidiaries shall not be deemed Restricted Affiliates of any Vista Party for purposes of this Agreement, and (B) no “portfolio company” (as the term is commonly used in the private equity industry) of such Vista Party or any of its Affiliated investment funds shall be deemed to be a “Restricted Affiliate” unless such portfolio company receives Confidential Information from, or acts at the explicit direction with respect to such restricted action, of such Vista Party or an Affiliated investment fund of such Vista Party or any of their Affiliates (provided, however, that a portfolio company shall not be deemed to have received Confidential Information hereunder solely due to the fact that such Vista Party’s employees, directors or officers (such person, an “Investment Professional”) who has received or had access to the Confidential Information serves as an officer, employee or member of the board of directors (or similar governing body) of such portfolio company so long as such Person does not provide Confidential Information to such portfolio company (other than to another Investment Professional).

(b) Amendment; Extension or Waiver. Any provision of this Agreement may be amended only in a writing signed by Parent and each Vista Party. Any agreement on the part of a party hereto to any such extension or waiver will be valid only if set forth in an instrument in writing signed by such party. Any delay in exercising any right pursuant to this Agreement will not constitute a waiver of such right.
(c) Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be delivered by hand, or sent by email, or sent by reputable overnight courier service and shall be deemed to have been duly delivered and received hereunder (i) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; or (iii) immediately upon delivery by electronic mail or by hand (with a written or electronic confirmation of delivery), in each case, to the intended recipient as set forth below (or to such other recipient as designated in a written notice to the other parties hereto in accordance with this Section 10(c)):

if to Parent, to:

c/o Novacap Management Inc.
3400, rue de l’Eclipse
Suite 700
Brossard, Québec
Canada J4Z 0P3
E-mail:	****
****
Attention:	Maxime Charbonneau;
Josiane Turcotte
Legal Affairs

with a copy (which shall not constitute actual or constructive notice) to:

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019
E-mail:	****
****
****
Attention:	Russell L. Leaf
Jared Fertman
Samir Patel

if to the Company, to:

Integral Ad Science Holding Corp.
12 E. 49th Street, 20th Floor
New York, NY
Attn:	Lisa Utzschneider
Yossi Almani
Email:	****
****

with a copy prior to the Closing (which shall not constitute actual or constructive notice) to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
E-mail:	****
****
Attention:	Daniel Wolf, P.C.
David M. Klein, P.C.

with a copy after the Closing (which shall not constitute actual or constructive notice) to:

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019
E-mail:	****
****
****
Attention:	Russell L. Leaf
Jared Fertman
Samir Patel

if to a Vista Party, to:

c/o Vista Equity Partners Management, LLC
Four Embarcadero Center, 20th Floor
San Francisco, CA 94111
E-mail:	****
Attention:	Christina Lema

with a copy (which shall not constitute actual or constructive notice) to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
E-mail:	****
****
Attention:	Daniel Wolf, P.C.
David M. Klein, P.C.

(d) Interpretation. The Section headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. When used herein, (i) the words “hereof,” “hereunder,” “herein” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; and (ii) the words “include,” “includes” and “including” will be deemed in each case to be followed by the words “without limitation.”
(e) Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party forever waives any such defense, except to the extent such defense relates to lack of authenticity.
(f) Entire Agreement; Third-Party Beneficiaries. This Agreement, together with the Merger Agreement, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement is not intended to confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns.
(g) Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder, by operation of Law or otherwise, without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement will be binding upon and shall inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns. No assignment by any party will relieve such party of any of its obligations hereunder. Any purported assignment of this Agreement without the consent required by this Section 10(g) is null and void.
(h) Governing Law. This Agreement and all actions, proceedings, causes of action, claims or counterclaims (whether based on contract, tort, statute or otherwise) based upon, arising out of or relating to this Agreement or the actions of Parent, the Company or the Vista Parties in the negotiation, administration, performance and enforcement thereof (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by, and construed in accordance with the Laws of the State of Delaware, including its statutes of limitations, without giving effect to any choice or conflict of Laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws, including any statutes of limitations, of any jurisdiction other than the State of Delaware.
(i) Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.
(j) Jurisdiction. Each of the parties (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding relating to this Agreement, and nothing in this Section 10(j) will affect the right of any party to serve legal process in any other manner permitted by applicable Law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any other state or federal court within the State of Delaware) (the “Chosen Courts”) in the event that any dispute or controversy arises out of this Agreement; (iii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (iv) agrees that any Legal Proceeding arising in connection with this Agreement shall be brought, tried and determined only in the Chosen Courts; (v) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it shall not bring any

Legal Proceeding relating to this Agreement in any court other than the Chosen Courts. Each of Parent, the Company and the Vista Parties agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.
(k) WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10(K).
(l) Capacity. Notwithstanding anything to the contrary in this Agreement, (i) each Stockholder is entering into this Agreement, and agreeing to become bound hereby, solely in its capacity as a stockholder of the Company and not in any other capacity (including without limitation any capacity as a director of the Company) and (ii) nothing in this Agreement shall obligate such Stockholder to take, or forbear from taking, any action as a director (including without limitation through the individuals that it has elected, or designated to be elected, to the Board of Directors of the Company).
(m) Expenses. Unless otherwise expressly set forth herein, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.
(n) No Agreement Until Executed. This Agreement shall not be effective unless and until the Company Board has approved, for purposes of any applicable anti-takeover laws and regulations, the Merger Agreement, this Agreement and the Transactions, including the Merger.
[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Stockholder Support Agreement to be executed as of the date first written above.

IGLOO GROUP PARENT, INC.

By:	/s/ Samuel Nasso
Name:	Samuel Nasso
Its:	President

INTEGRAL AD SCIENCE HOLDING CORP.

By:	/s/ Lisa Utzschneider
Name:	Lisa Utzschneider
Its:	Chief Executive Officer

VISTA EQUITY PARTNERS FUND VI, L.P.

By: Vista Equity Partners Fund VI GP, L.P.
Its: General Partner

By: VEPF VI GP, Ltd
Its: General Partner

By:	/s/ Robert F. Smith
Name:	Robert F. Smith
Title:	Director

VISTA EQUITY PARTNERS FUND VI-A, L.P.

By: Vista Equity Partners Fund VI GP, L.P.
Its: General Partner

By: VEPF VI GP, Ltd.
Its: General Partner

By:	/s/ Robert F. Smith
Name:	Robert F. Smith
Title:	Director

VEPF VI FAF, L.P

By: Vista Equity Partners Fund VI GP, L.P.
Its: General Partner

By: VEPF VI GP, Ltd.
Its: General Partner

By:	/s/ Robert F. Smith
Name:	Robert F. Smith
Title:	Director

VISTA EQUITY PARTNERS FUND VI GP, L.P.

By: VEPF VI GP. Ltd.
Its: General Partner

By:	/s/ Robert F. Smith
Name:	Robert F. Smith
Title:	Director

VEPF VI GP. LTD.

By:	/s/ Robert F. Smith
Name:	Robert F. Smith
Title:	Director

VEPF MANAGEMENT, L.P.

By: VEP Group, LLC
Its: Managing Member

By:	/s/ Robert F. Smith
Name:	Robert F. Smith
Title:	Managing Member

VEP GROUP, LLC

By:	/s/ Robert F. Smith
Name:	Robert F. Smith
Title:	Managing Member

VISTA EQUITY PARTNERS MANAGEMENT, LLC

By: VEP Group, LLC
Its: Senior Managing Member

By:	/s/ Robert F. Smith
Name:	Robert F. Smith
Title:	Managing Member

Schedule A

Subject Shares

Stockholder	Subject Shares
Vista Equity Partners Fund VI, L.P.	40,222,196
Vista Equity Partners Fund VI-A, L.P.	24,298,354
VEPF VI FAF, L.P.	489,451